SIXTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT
THIS SIXTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT, dated as of July 10, 2024 (this “Amendment”), by and among GOODRX, INC., a Delaware corporation (the
“Borrower”), GOODRX INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company
(“Holdings”), the other Guarantors party hereto, BARCLAYS BANK PLC (“Barclays”), as
Administrative Agent (in such capacity, the “Administrative Agent”), the lender identified on Schedule A hereto (the “2024 New Term Loan Lender”), the lenders listed on each of the signature pages hereto as
2024 Term Lenders (the “2024 Term Lender” and, together with the 2024 New Term Loan Lender, the
“2024 Term Loan Lenders”), the Issuing Banks party hereto, the Swingline Lender and the Revolving
Lenders party hereto, amends that certain First Lien Credit Agreement, dated as of October 12, 2018 (as amended by that certain First Incremental Credit Facility Amendment to First Lien Credit Agreement,
dated as of November 1, 2019, that certain Second Incremental Credit Facility Amendment to First Lien
Credit Agreement, dated as of May 12, 2020, that certain Third Amendment to First Lien Credit
Agreement, dated as of June 29, 2023, that certain Fourth Amendment to First Lien Credit Agreement, dated as of July 7, 2023, that certain Fifth Amendment to First Lien Credit Agreement, dated as of
February 20, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Borrower, Holdings, the
Guarantors party thereto, the Lenders party thereto and the Administrative Agent and the Collateral
Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
WHEREAS, the Borrower has entered into (i) that certain Amended and Restated
Engagement Letter, dated July 10, 2024 (the “2024 Engagement Letter”), with Morgan Stanley Senior
Funding, Inc., Goldman Sachs Bank USA, Barclays Bank PLC, Citigroup Global Markets Inc., JPMorgan
Chase Bank, N.A., BofA Securities, Inc., N.A., KKR Capital Markets LLC and KKR Corporate Lending
(CA) LLC (collectively, the “Sixth Amendment Engagement Parties”) and (ii) each fee letter with the
Sixth Amendment Engagement Parties associated therewith (collectively, the “Sixth Amendment Fee
Letters”);
WHEREAS, (i) pursuant to and in accordance with Section 2.20 of the Credit
Agreement, the Borrower hereby notifies the Administrative Agent that it has requested that the 2024
Term Loan Lenders provide, on the Effective Date (as defined below), Incremental Term Loans in an aggregate principal amount of $500,000,000 (the “2024 Term Loan Commitments” and the loans thereunder, the “2024 Term Loans”; the 2024 Term Loan Commitments, together with the 2024 Term
Loans, the “2024 Term Loan Facility”), whereupon the 2024 Term Loans will be established as a new tranche of Term Loans and shall constitute “2024 Term Loans” and “Term Loans” for all purposes under the Amended Credit Agreement (as defined below) and (ii) the 2024 Term Loans shall be used to (x)
together with cash on hand at the Borrower, repay in full the Term Loans outstanding under the Credit
Agreement immediate prior to the Effective Date (the “Existing Term Loans”) and pay all accrued and unpaid interest on, and all fees and other amounts owing in respect of, the Existing Term Loans (clause
(x), the “Term Loan Refinancing”), (y) pay premiums, fees and expenses in connection with the foregoing transactions and (z) for working capital and general corporate purposes;
WHEREAS, as of the date hereof and immediately prior to giving effect to the transactions contemplated hereby, each of the 2024 Term Lenders that is an Initial Term Lender (as defined in the Credit Agreement immediately prior to giving effect to this Amendment) holding Existing
Exhibit 10.1
Term Loans seeks to consent to this Amendment and convert all (or such lesser amount as the Sixth
Amendment Engagement Parties may allocate to such 2024 Term Lender) of its Existing Term Loans into
2024 Term Loans on the Effective Date;
WHEREAS, pursuant to and in accordance with Section 2.24 of the Credit Agreement, the Borrower has requested that each 2024 Revolving Lender party hereto agree to extend the maturity date of each such 2024 Revolving Lender’s Revolving Commitments (the “Extension”);
WHEREAS, each (x) 2024 Revolving Lender party hereto (collectively, the “2024
Revolving Lenders”) and (y) each Issuing Bank party hereto and the Swingline Lender hereby agrees to the Extension; and
WHEREAS, pursuant to and in accordance with Section 2.20(d) and Section 9.02(b) of the Credit Agreement, on the terms and subject to the conditions set forth herein, the parties hereto have agreed to amend the Credit Agreement in the manner set forth in Section I of this Amendment (the Credit
Agreement as so amended, the “Amended Credit Agreement”); and
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section I.AMENDMENTS TO THE CREDIT AGREEMENT
The Borrower, Holdings, the other Guarantors, the 2024 Term Loan Lenders, the other Lenders party hereto, each 2024 Revolving Lender party hereto, each Issuing Bank party hereto, the Swingline
Lender and the Administrative Agent agree that, on the Effective Date
A.the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text
(indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto; and
B.Schedules 2.01(b), 3.05, 3.13, 6.01, 6.02, 6.04, 6.05 and 6.07 to the Credit Agreement are hereby amended and restated in their entirety as set forth in Exhibit B hereto, provided, that, except as set forth above, the Schedules and Exhibits to the Credit
Agreement shall remain in effect without any amendment or other modification thereto.
Section II. 2024 TERM LOAN COMMITMENTS
Effective as of the Effective Date, the 2024 New Term Loan Lender hereby commits to provide 2024 Term Loans to the Borrower on the Effective Date in Dollars in the principal amount set forth opposite such 2024 New Term Loan Lender’s name on Schedule A annexed hereto under the caption “2024 Term Loan Commitments”.  The 2024 Term Loan Commitment of the 2024 New Term
Loan Lender shall automatically terminate in its entirety on the Effective Date (after giving effect to the funding of the 2024 Term Loans on such date).  The 2024 Term Loans shall have the terms set forth herein and in the Amended Credit Agreement.
The parties hereto hereby acknowledge and agree that the 2024 Term Loans shall constitute an Incremental Term Facility under the Credit Agreement and shall be established as a new tranche of Term Loans under the Amended Credit Agreement. On and after the Effective Date, unless the
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context shall otherwise require, (a) the 2024 Term Loans shall be deemed to constitute “2024 Term
Loans” and “Term Loans”, (b) the 2024 Term Commitments shall be deemed to constitute “2024 Term
Loan Commitments”, “Term Commitments” and “Commitments” and (c) each of the 2024 Term Loan
Lenders shall be deemed to constitute a “2024 Term Loan Lender” and “Term Lender”, in each case, for all purposes under the Amended Credit Agreement or any other Loan Document.
Section III. CONDITIONS TO EFFECTIVENESS
The effectiveness of this Amendment, including Section I, the obligation of the 2024
New Term Loan Lender to make the 2024 Term Loans and the agreement of the 2024 Revolving Lenders to consent to the Extension is subject to the satisfaction or waiver of the following conditions (the date on which all of such conditions are satisfied or waived, the “Effective Date”):
A.Execution.  The Administrative Agent shall have received a counterpart signature page of this Amendment, duly executed by each of Holdings, the Borrower, each other Guarantor, each
2024 Term Loan Lender, Lenders constituting the Required Lenders, each 2024 Revolving Lender, each Issuing Bank, the Swingline Lender and the Administrative Agent.
B.Fees.  Substantially concurrently with the Effective Date, the Borrower shall have paid all fees due and payable by the Borrower pursuant to each of the Sixth Amendment Fee Letters.
C.Expenses.  The Administrative Agent shall have received, to the extent invoiced at least three (3) Business Days prior to the Effective Date, payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document, including reimbursement or other payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP,) required to be reimbursed or paid by the Borrower hereunder or otherwise in connection with this Amendment
(which amounts may, at the Borrower’s option, be offset against the proceeds of the initial drawings under the 2024 Term Facility).
D.No Event of Default.  No Default or Event of Default shall have occurred and be continuing on the Effective Date or would result after giving effect to the making and incurrence of the 2024 Term Loans.
E.Representations and Warranties. The representations and warranties made by each
Loan Party set forth in Article III of the Credit Agreement, in Section IV herein and in any other Loan
Document executed on or prior to the Effective Date shall be true and correct in all material respects
(except that any representation and warranty that is qualified as to “materiality” or “Material Adverse
Effect” shall be true and correct in all respects) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representation or warranty expressly relates to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality”
or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.
F.Documentary Conditions.  The Administrative Agent shall have received each of the following, dated as of the Effective Date:
(a)a certificate of each Loan Party signed by a Responsible Officer of such
Loan Party (A) certifying and attaching the resolutions or similar consents adopted by such Loan Party approving or consenting to this Amendment and the incurrence of the
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2024 Term Loans, (B) certifying that each Organizational Document of such Loan Party either (x) has not been amended since the Closing Date or, in the case of any Loan Party which is an Additional Guarantor (as defined in the Guaranty), since the date of such
Loan Party’s Joinder Agreement to the Guaranty, or (y) is attached as an exhibit to such certificate, certified as of a recent date by the appropriate governmental official, and certified by such Responsible Officer as being in full force and effect as of the Effective
Date, and (C) certifying (x) as to the incumbency and specimen signature of each officer executing this Amendment and any related documents on behalf of such Loan Party or
(y) that such incumbency has not been amended since the Closing Date or, in the case of any Loan Party which is an Additional Guarantor, since the date of such Loan Party’s
Joinder Agreement to the Guaranty;
(b)a certificate signed by a Responsible Officer of the Borrower certifying that the conditions set forth in clauses (D) and (E) of this Section III have been satisfied;
(c)a Borrowing Request as required by Section 2.03 of the Credit
Agreement relating to the Borrowing of the 2024 Term Loans (which, notwithstanding the terms of the Credit Agreement, may be delivered one (1) Business Day prior to the
Effective Date); and
(d)a customary written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Kirkland & Ellis LLP, New York counsel for the Loan Parties.
G.Term Loan Refinancing. Prior to or substantially concurrently with the funding of the
2024 Term Loans, the Term Loan Refinancing shall have occurred.
H.KYC. The Administrative Agent shall have received, no later than three (3) Business
Days in advance of the Effective Date, (i) all documentation and other information with respect to the
Borrower that is required by regulatory authorities under applicable “know your customer” and anti-
money laundering rules and regulations, including, without limitation, the Patriot Act, that has been reasonably requested by any 2024 Term Loan Lender or any 2024 Revolving Lender party hereto at least ten (10) Business Days in advance of the Effective Date and (ii) if the Borrower qualifies as a
“legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered a Beneficial Ownership Certification in relation to the Borrower.
Section IV.REPRESENTATIONS AND WARRANTIES
In order to induce (i) the 2024 Loan Lenders to enter into this Amendment and to make the 2024 Term Loans and (ii) the 2024 Revolving Lenders to enter into this Amendment, the Loan Parties hereto represent and warrant as of the date hereof to Administrative Agent and each Lender that the following statements are true and correct in all material respects (or in all respects if qualified by
“materiality” or “Material Adverse Effect”):
A.Organization; Powers.  Each of the Holding Companies, the Borrower and the
Restricted Subsidiaries (a) is duly organized or incorporated and validly existing, (b) to the extent such concept is applicable in the corresponding jurisdiction, is in good standing under the laws of the jurisdiction of its organization or incorporation and (c) has all requisite organizational or constitutional power and authority to (i) carry on its business as now conducted and as proposed to be conducted and (ii) execute, deliver and perform its obligations under this Amendment, except, in the
4
case of clause (b) only, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
B.Approvals; No Conflicts.  The execution, delivery and performance by the Loan Parties of the Loan Documents to which such Loan Parties are a party (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except (i) such as have been obtained or made and are in full force and effect as of the
Effective Date, (ii) filings and registrations of charges necessary to perfect Liens created under the
Loan Documents and to release existing Liens (if any), and (iii) those consents, approvals, registrations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Organizational Document of any Loan Party, (c) will not violate any Requirement of Law applicable to the Borrower or any
Restricted Subsidiary, (d) will not violate or result in a default under any indenture, agreement or other instrument in each case constituting Material Indebtedness binding upon the Borrower or any
Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder as of the Effective Date, and
(e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any
Restricted Subsidiary, except Liens created under the Loan Documents and Liens permitted under
Section 6.02 of the Credit Agreement, except in the cases of clauses (c) and (d) above where such violations, individually or in the aggregate, would not reasonably be expected to result in a Material
Adverse Effect.
C.Authorization; Enforceability. This Amendment and the Credit Agreement, as
modified hereby (and the lending transactions contemplated hereby to occur on the Effective Date), have been duly authorized by all necessary corporate, shareholder or other organizational action by the Holding Companies and the Borrower and constitute, and each other Loan Document to which any Loan Party is a party has been duly authorized by all necessary corporate, shareholder or other organizational action by such Loan Party, and each Loan Document constitutes, or when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation on such Loan
Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, winding-up, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section V. ACKNOWLEDGMENT AND CONSENT
Each of the Borrower and each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the consent and modifications contained herein and the making of the 2024 Term Loans.  Each of the Borrower and each
Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all
Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all
“Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document), including without limitation, the 2024 Term Loans.
Each of the Borrower and each Guarantor acknowledges and agrees that any of the Loan
Documents (as they may be modified by this Amendment) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable
5
and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each of the
Borrower and each Guarantor represents and warrants that all representations and warranties contained in the Credit Agreement and the Loan Documents to which it is a party or is otherwise bound are true and correct in all material respects (except that any representation and warranty that is qualified as to
“materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the
Effective Date, to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects (except that any representation and warranty that is qualified as to
“materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of such earlier date.
Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Person is not required by the terms of the Credit
Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan
Document shall be deemed to require the consent of such Person to any future amendments to the Credit
Agreement.
Section VI. MISCELLANEOUS
A.Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(i)On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit
Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit
Agreement shall mean and be a reference to the Credit Agreement as modified hereby.
(ii)Except for the consent, amendments and modifications expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed and this
Amendment shall not be considered a novation.  The consent, amendments and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or
Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by the Borrower remains in the sole and absolute discretion of Administrative Agent and Lenders.
(iii)The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan
Documents.
(iv)Each Loan Party hereby (A) confirms that the obligations of such Loan
Party under the Amended Credit Agreement (including with respect to the 2024 Term
6
Loans) and the other Loan Documents are entitled to the benefits of the guarantees and the security interests set forth or created in the Security Documents and the other Loan
Documents and that such obligations constitute Obligations, (B) ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Documents or any other Loan Document to Collateral Agent, on behalf and for the benefit of each Secured Party, as collateral security for such obligations in accordance with their respective terms, and (C)
acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).
(v)This Amendment shall be deemed to be a Loan Document, as defined in the Credit Agreement.
(vi)Upon the occurrence of the Effective Date, each 2024 Term Loan Lender that is not, prior to the effectiveness of this Amendment, a “Lender” under the Amended
Credit Agreement, (A) shall be a “Lender” for all purposes of the Credit Agreement and the Loan Documents, (B) agrees to be bound by the terms and conditions of the Amended
Credit Agreement and the Loan Documents and (C) will have all of the rights and obligation of a “Lender” under the Amended Credit Agreement and the Loan Documents.
B.Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
C.Applicable Law.  THIS AMENDMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
D.Jurisdiction; Waiver of Jury Trial. The provisions of Sections 9.09 and 9.10 of the
Credit Agreement pertaining to consent to jurisdiction, service of process, and waiver of jury trial are hereby incorporated by reference herein, mutatis mutandis.
E.Indemnification. The Borrower hereby confirms that the indemnification provisions set forth in Section 9.03 of the Credit Agreement shall apply to this Amendment and the transactions contemplated hereby.
F.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.
Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “.pdf”) shall be as effective as delivery of a manually executed counterpart hereof.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation amendments, waivers and consents) shall be deemed to include electronic signatures on electronic platforms approved by the
Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law,
7
including the Federal Electronic Signatures in Global and National Commerce Act, the New York
State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform
Electronic Transactions Act.  Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
G.Entire Agreement.  This Amendment, the Amended Credit Agreement and the other
Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
H.Severability.  Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction.  If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
[Signature Pages Follow.]
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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.
HOLDINGS
GOODRX INTERMEDIATE HOLDINGS, LLC,
a Delaware limited liability company
By:  /s/ Karsten Voermann
Name: Karsten Voermann
Title: Chief Financial Officer
BORROWER:
GOODRX, INC.,
a Delaware corporation
By:  /s/ Karsten Voermann
Name: Karsten Voermann
Title: Chief Financial Officer
[Signature Page to Sixth Amendment to First Lien Credit Agreement]
GUARANTORS:
GOODRX CARE, LLC,
a Delaware limited liability company
By: GoodRx, Inc.,
Its: Sole Member
By:  /s/ Karsten Voermann
Name: Karsten Voermann
Title: Chief Financial Officer
IODINE, INC.,
a Delaware corporation
LIGHTHOUSE ACQUISITION CORP.,
a Delaware corporation
By:  /s/ Karsten Voermann
Name: Karsten Voermann
Title: Chief Financial Officer
HEALTHINATION INC.,
a Delaware corporation
RXSAVER, INC.,
a Delaware corporation
BUCKEYE ACQUISITION, LLC,
a Delaware limited liability company
FLIPMD, INC.,
a Delaware corporation
PHARMACY SERVICES, LLC,
a Delaware limited liability company
By:  /s/ Karsten Voermann
Name: Karsten Voermann
Title: Chief Financial Officer
[Signature Page to Sixth Amendment to First Lien Credit Agreement]
VITACARE PRESCRIPTION SERVICES, INC.,
a Florida corporation
By:  /s/ Romin Nabiey
Name: Romin Nabiey
Title: Chief Financial Officer
[Signature Page to Sixth Amendment to First Lien Credit Agreement]
SCRIPTCYCLE, LLC,
a North Carolina limited liability company
By:  /s/ Gracye Cheng
Name: Gracye Cheng
Title: Manager
[Signature Page to Sixth Amendment to First Lien Credit Agreement]
IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.
BARCLAYS BANK PLC,
as Administrative Agent, a Revolving Lender, an Issuing
Bank and the Swingline Lender,
By:  /s/ Jeremy Hazan
Name: Jeremy Hazan
Title: Managing Director
[Signature Page to Sixth Amendment to First Lien Credit Agreement]
MORGAN STANLEY BANK N.A.,
as 2024 New Term Lender,
By:  /s/ Andrew Doherty
Name: Andrew Doherty
Title: Authorized Signatory
[Signature Page to Sixth Amendment to First Lien Credit Agreement]
SCHEDULE A
TO SIXTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

Name of Lender	2024 Term Loan Commitment ($)
MORGAN STANLEY BANK, N.A.	477,241,652.96
KKR CLO 10 LIMITED	116,178.79
KKR CLO 11 LIMITED	3,317,946.08
KKR CLO 12 LTD.	116,178.78
KKR CLO 14 LTD.	3,068,150.12
KKR CLO 14 LTD.	145,281.08
KKR CLO 15 LTD	116,178.78
KKR CLO 18 LIMITED	203,312.34
KKR CLO 20 LIMITED	1,494,856.35
KKR CLO 20 LTD.	829,787.75
KKR CLO 21 LIMITED	174,269.75
KKR CLO 21 LTD.	4,081,730.23
KKR CLO 22 LTD.	4,551,277.15
KKR CLO 23 LIMITED	363,059.40
KKR CLO 30 LTD.	429,587.35
KKR CLO 9 LIMITED	145,224.36
KKR STATIC CLO I LTD.	2,636,486.55
NEW YORK STATE INSURANCE FUND	968,842.19
Total:	500,000,000
EXHIBIT A
AMENDED CREDIT AGREEMENT

FIRST LIEN CREDIT AGREEMENT
dated as of October 12, 2018,
among
GOODRX, INC.,
as the Borrower,
GOODRX INTERMEDIATE HOLDINGS, LLC,
as Holdings,
The Lenders Party Hereto,
and
BARCLAYS BANK PLC,
as Administrative Agent and Collateral Agent
_____________________________
GOLDMAN SACHS BANK USA
BARCLAYS BANK PLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
CITIZENS BANK, N.A.
CREDIT SUISSE LOAN FUNDING LLC
KKR CAPITAL MARKETS
SUNTRUST ROBINSON HUMPHREY, INC.
as Joint Lead Arrangers and Joint Lead Bookrunners
as amended by
the First Incremental Credit Facility Amendment to First Lien Credit Agreement, dated as of
November 1, 2019, the Second Incremental Credit Facility Amendment to First Lien Credit
Agreement, dated as of May 12, 2020, the Third Amendment to First Lien Credit Agreement,
dated as of June 29, 2023, the Fourth Amendment to First Lien Credit Agreement, dated as of
July 7, 2023, the Fifth Amendment to Credit Agreement, dated as of February 20, 2024 and the Sixth Amendment to First Lien Credit Agreement, dated as of July 10, 2024

TABLE OF CONTENTS
i

Section 2.22Defaulting Lenders ...........................................................................	139
Section 2.23Cash Collateral .................................................................................	142
Section 2.24Extensions of Term Loans and Revolving Commitments ................	143
Section 2.25Term Loan Exchange Notes .............................................................	147
ARTICLE III Representations and Warranties .......................................................................	150
Section 3.01Organization; Powers .......................................................................	150
Section 3.02Authorization; Enforceability ...........................................................	150
Section 3.03Approvals; No Conflicts ...................................................................	150
Section 3.04Financial Condition; No Material Adverse Change .........................	151
Section 3.05Properties ..........................................................................................	151
Section 3.06Litigation and Environmental Matters ..............................................	152
Section 3.07Compliance with Laws .....................................................................	152
Section 3.08Investment Company Status .............................................................	152
Section 3.09Taxes .................................................................................................	152
Section 3.10ERISA ...............................................................................................	152
Section 3.11Disclosure .........................................................................................	153
Section 3.12Labor Matters ...................................................................................	153
Section 3.13Capitalization of Subsidiaries ...........................................................	154
Section 3.14Solvency ...........................................................................................	154
Section 3.15Federal Reserve Regulations ............................................................	154
Section 3.16Senior Indebtedness; Subordination .................................................	154
Section 3.17Use of Proceeds ................................................................................	154
Section 3.18Security Documents ..........................................................................	154
Section 3.19OFAC; FCPA; Patriot Act ................................................................	155
ARTICLE IV Conditions ...........................................................................................................	155
Section 4.01Closing Date .....................................................................................	156
Section 4.02Each Credit Event .............................................................................	159
ARTICLE V Affirmative Covenants .......................................................................................	159
Section 5.01Financial Statements and Other Information ....................................	159
Section 5.02Notices of Material Events ...............................................................	164
Section 5.03Existence; Conduct of Business .......................................................	164
Section 5.04Payment of Taxes .............................................................................	164
Section 5.05Maintenance of Properties ................................................................	165
Section 5.06Insurance ...........................................................................................	165
Section 5.07Books and Records; Inspection and Audit Rights ............................	165
Section 5.08Compliance with Laws .....................................................................	166
Section 5.09Use of Proceeds ................................................................................	166
Section 5.10Execution of Guaranty and Security Documents after the Closing Date ...........................................................................................................................	167
Section 5.11Further Assurances ...........................................................................	169
ii

Section 5.12Designation of Subsidiaries ..............................................................	171
Section 5.13Lender Calls ......................................................................................	172
Section 5.14[Reserved] .........................................................................................	172
Section 5.15Sanctions; Anti-Corruption Laws and Anti-Money Laundering Laws .........................................................................................................................	172
ARTICLE VI Negative Covenants ............................................................................................	172
Section 6.01Indebtedness; Certain Equity Securities ...........................................	172
Section 6.02Liens .................................................................................................	178
Section 6.03Fundamental Changes .......................................................................	182
Section 6.04Investments .......................................................................................	185
Section 6.05Asset Sales ........................................................................................	190
Section 6.06Restricted Payments; Certain Payments of Indebtedness .................	194
Section 6.07Transactions with Affiliates ..............................................................	199
Section 6.08Restrictive Agreements .....................................................................	202
Section 6.09Amendment of Material Documents ................................................	203
Section 6.10Change in Nature of Business ..........................................................	203
Section 6.11First Lien Net Leverage Ratio ..........................................................	203
Section 6.12[Reserved] .........................................................................................	204
Section 6.13Changes in Fiscal Year .....................................................................	204
Section 6.14Holdings ...........................................................................................	204
ARTICLE VII Events of Default .................................................................................................	205
Section 7.01Events of Default ..............................................................................	205
Section 7.02[Reserved] .........................................................................................	210
Section 7.03Application of Proceeds ....................................................................	211
Section 7.04Right to Cure ....................................................................................	212
ARTICLE VIII The Administrative Agent and Collateral Agent .............................................	213
Section 8.01Appointment of Agents ....................................................................	213
Section 8.02Rights of Lender ...............................................................................	214
Section 8.03Exculpatory Provisions .....................................................................	214
Section 8.04Reliance by Administrative Agent and Collateral Agent .................	215
Section 8.05Delegation of Duties .........................................................................	216
Section 8.06Resignation of Agents; Successor, Administrative Agent and Collateral Agent ........................................................................................................	216
Section 8.07Non-Reliance on Agents and Other Lenders ....................................	218
Section 8.08No Other Duties ................................................................................	218
Section 8.09Collateral and Guaranty Matters .......................................................	218
Section 8.10Secured Swap Agents and Secured Cash Management Agents .......	220
Section 8.11Withholding Tax ...............................................................................	220
Section 8.12Administrative Agent and Collateral Agent May File Proofs of Claim ........................................................................................................................	220
Section 8.13Lender ERISA Representations ........................................................	222
iii

Section 8.14Erroneous Payments. .......................................................................	223
ARTICLE IX Miscellaneous ......................................................................................................	224
Section 9.01Notices ..............................................................................................	224
Section 9.02Waivers; Amendments .....................................................................	225
Section 9.03Expenses; Indemnity; Damage Waiver ............................................	232
Section 9.04Successors and Assigns ....................................................................	235
Section 9.05Survival .............................................................................................	243
Section 9.06Counterparts; Integration ..................................................................	243
Section 9.07Severability .......................................................................................	244
Section 9.08Right of Setoff ..................................................................................	244
Section 9.09Governing Law; Jurisdiction; Consent to Service of Process ..........	245
Section 9.10WAIVER OF JURY TRIAL ............................................................	245
Section 9.11Headings ...........................................................................................	246
Section 9.12Confidentiality ..................................................................................	246
Section 9.13Interest Rate Limitation ....................................................................	247
Section 9.14USA Patriot Act ................................................................................	248
Section 9.15Direct Website Communication .......................................................	248
Section 9.16Intercreditor Agreement Governs .....................................................	249
Section 9.17Judgment Currency ...........................................................................	250
Section 9.18No Advisory or Fiduciary Responsibility .........................................	250
Section 9.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions ................................................................................................................	251
Section 9.20Acknowledgement Regarding Any Supported QFCs .......................	251
iv
SCHEDULES:
Schedule 1.02Excluded Subsidiaries
Schedule 1.03[Reserved]
Schedule 1.04Unrestricted Subsidiaries
Schedule 2.01(a)Term Commitments
Schedule 2.01(b)Revolving Commitments
Schedule 3.05Material Real Property
Schedule 3.06 Disclosed Matters
Schedule 3.13Subsidiaries
Schedule 5.11Security Documents
Schedule 5.14Post-Closing Matters
Schedule 6.01Existing Indebtedness
Schedule 6.02Existing Liens
Schedule 6.04Existing Investments
Schedule 6.05Asset Dispositions
Schedule 6.07Transactions with Affiliates
Schedule 9.01Administrative Agent’s Office
EXHIBITS:
Exhibit AForm of Borrowing Request
Exhibit BForm of Interest Election Request
Exhibit CForm of Solvency Certificate
Exhibit D[Reserved]
Exhibit E[Reserved]
Exhibit F-1Form of Term Note
Exhibit F-2Form of Revolving Note
Exhibit G-1Form of Assignment and Assumption Agreement
Exhibit G-2Form of Affiliated Lender Assignment and Assumption Agreement
Exhibit H-1Form of U.S. Tax Certificate (For Foreign Lenders That Are Not Partnerships
For U.S. Federal Income Tax Purposes)
Exhibit H-2Form of U.S. Tax Certificate (For Foreign Lenders That Are Partnerships For
U.S. Federal Income Tax Purposes)
Exhibit H-3Form of U.S. Tax Certificate (For Foreign Participants That Are Not
U.S. Persons or Partnerships (For U.S. Federal Income Tax Purposes)
Exhibit H-4Form of U.S. Tax Certificate (For Foreign Participants That Are Partnerships
For U.S. Federal Income Tax Purposes)
Exhibit IForm of Mortgage
Exhibit JForm of Compliance Certificate
Exhibit KForm of Pari Passu Intercreditor Agreement
Exhibit LForm of Second Lien Intercreditor Agreement
Exhibit MForm of Secured Party Joinder Notice
v
FIRST LIEN CREDIT AGREEMENT dated as of October 12, 2018 (this
“Agreement”), among GOODRX, INC., a Delaware corporation (the “Borrower”), GOODRX
INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors from time to time party hereto, the LENDERS from time to time party hereto, and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent.
WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in ARTICLE I;
WHEREAS, Silver Lake Partners V, L.P. (“Purchaser”) and/or its affiliates or its associated funds, pursuant to that certain Purchase and Recapitalization Agreement, dated as of
August 3, 2018 (together with the exhibits and disclosure schedules thereto, as amended, restated, supplemented or otherwise modified from time to time (for purposes of Section 4.01(g), to the extent permitted thereby), the “Recapitalization Agreement”), by and among GoodRx
Holdings, Inc. (“Parent”), Holdings, the Borrower and Purchaser, acquired a minority stake in
Parent (the foregoing, collectively, the “Closing Date Recapitalization”);
WHEREAS, immediately prior to the consummation of the Closing Date
Recapitalization, the Borrower requested that the Lenders and the Issuing Banks extend credit to the Borrower in the form of (a) Closing Date Term Loans in an aggregate principal amount not in excess of $545,000,000 and (b) a commitment for Revolving Loans and Letters of Credit, in an initial aggregate principal amount not in excess of $40,000,000;
WHEREAS, immediately following the initial funding of the Closing Date Term
Loans, the proceeds of such Closing Date Term Loans, together with the proceeds of (i) the
Initial Revolving Borrowing and (ii) the Second Lien Loans, were used to finance the Closing
Date Distribution, the Closing Date Refinancing and the Transaction Costs, and for working capital and other general corporate purposes;
NOW THEREFORE, in consideration of the premises, provisions, covenants and mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Lenders and Issuing Banks are willing to extend such credit to the Borrower on the terms and express conditions set forth herein, and accordingly the parties hereto agree as follows.
ARTICLE I
Definitions
Section 1.01Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:
“2018 Revolving Commitments” means, with respect to each 2018 Revolving
Lender, the commitment of such 2018 Revolving Lender to make 2018 Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such 2018
Lender’s Revolving 2018 Revolving Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section
2.14, or (c) reduced or increased from time to time pursuant to assignments by or to such 2018
Revolving Lender pursuant to Section 9.04.
“2018 Revolving Commitment Maturity Date” means July 11, 2025 as such date may be extended pursuant to Section 2.14.
“2018 Revolving Lender” means the Persons listed as a 2018 Revolving Lender on Schedule 2.01(b) and any other Person that shall have become a party hereto as a 2018
Revolving Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“2018 Revolving Loans” means the revolving loans made by the 2018 Revolving
Lenders to the Borrower pursuant to this Agreement.
“2020 Incremental Revolving Commitments” has the meaning assigned to such term in Section I of the Second Incremental Credit Facility Amendment.
“2020 Incremental Revolving Lender” means, as of any date of determination, all
Lenders having 2020 Incremental Revolving Commitments or holding all or any portion of the outstanding 2020 Incremental Revolving Loans.
“2020 Incremental Revolving Loans” has the meaning assigned to such term in the Recitals of the Second Incremental Credit Facility Amendment.
“2024 Term Commitment” means, with respect to each Term Lender, the Term
Commitment of such Term Lender to make 2024 Term Loans hereunder on the Sixth
Amendment Effective Date. The initial amount of each Term Lender’s Term Commitment on the
Sixth Amendment Effective Date is set forth on Schedule A to the Sixth Amendment.  The aggregate principal amount of the 2024 Term Commitments as of the Sixth Amendment
Effective Date is $500,000,000.
“2024 Term Loan Lender” shall mean each Term Lender (i) with a Term
Commitment to make or otherwise fund a 2024 Term Loan hereunder pursuant to Section 2.01(a)
on the Sixth Amendment Effective Date or (ii) with outstanding 2024 Term Loans.
“2024 Term Loans” means the Term Loans made on the Sixth Amendment
Effective Date pursuant to Section 2.01(a).
“2024 Revolving Commitments” means, with respect to each 2024 Revolving
Lender, the commitment of such 2024 Revolving Lender to make 2024 Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such 2024
Lender’s Revolving 2024 Revolving Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section
2.14, or (c) reduced or increased from time to time pursuant to assignments by or to such 2024
Revolving Lender pursuant to Section 9.04.

“2024 Revolving Commitment Maturity Date” means April 10, 2029, as such date may be extended pursuant to Section 2.14.
“2024 Revolving Lender” means the Persons listed as a 2024 Revolving Lender on Schedule 2.01(b) and any other Person that shall have become a party hereto as a 2024
Revolving Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“2024 Revolving Loans” means the revolving loans made by the 2024 Revolving
Lenders to the Borrower pursuant to this Agreement.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such
Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Borrowing” means a Loan that bears interest at a rate based on the
Alternate Base Rate.
“Accounting Change” has the meaning assigned to such term in Section 1.04.
“Acquisition” means any acquisition by any Holding Company or any Restricted
Subsidiary, whether by purchase, merger, amalgamation, consolidation, contribution or otherwise, of (x) at least a majority of the assets or property and/or liabilities (or any other substantial part for which financial statements or other financial information is available), or a business line, product line, unit or division of, any other Person, (y) Equity Interests of any other
Person such that such other Person becomes a Restricted Subsidiary or (z) additional Equity
Interests of any Restricted Subsidiary not then held by any Holding Company or any Restricted
Subsidiary.
“Additional Debt” means debt in respect of one or more series of senior unsecured notes, senior secured pari passu first lien or junior lien notes or subordinated notes (in each case issued in a public offering, Rule 144A or other private placement in lieu of the foregoing (and any Registered Equivalent Notes issued in exchange therefor)), pari passu first lien, junior lien or unsecured loans or secured or unsecured mezzanine Indebtedness, in each case issued, incurred or guaranteed by any Holding Company, the Borrower or any Restricted Subsidiary after the
Sixth Amendment Effective Date that:
(i) (A) in the case of debt secured on a pari passu basis with the
Obligations, does not mature on or prior to the Latest Maturity Date in effect as of the time such
Additional Debt is incurred or (B) in the case of debt secured on a junior lien basis or unsecured or which is secured by assets that do not constitute Collateral, does not mature on or prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect as of the time such
Additional Debt is incurred; provided that restrictions in this clause (i) shall not apply to the extent such debt constitutes (x) a customary bridge facility, so long as the long-term debt into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (i) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges, or (y) Subject Indebtedness incurred in reliance on the
Maturity Limitation Excluded Amount;
(ii)(A) in the case of debt secured on a pari passu basis with the
Obligations, has a Weighted Average Life to Maturity equal to or longer than the remaining
Weighted Average Life to Maturity of the 2024 Term Loans (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans) or (B) in the case of debt secured on a junior lien basis or unsecured or which is secured by assets that do not constitute Collateral, has a Weighted Average Life to
Maturity equal to or longer than the remaining Weighted Average Life to Maturity of the 2024
Term Loans, plus ninety-one (91) days; provided that restrictions in this clause (ii) shall not apply to the extent such debt constitutes (x) a customary bridge facility, so long as the long-term debt into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (ii) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges, or (y) Subject Indebtedness incurred in reliance on the Maturity Limitation Excluded Amount;
(iii) except as otherwise provided in clauses (i) through (ii) above and clauses (iv) through (ix) below, any Additional Debt shall be on terms and pursuant to documentation to be determined by the Borrower and the lenders providing any such Additional
Debt; provided that the covenants and events of default applicable to such Additional Debt, taken as a whole, shall either, at the option of the Borrower, (A) reflect market terms and conditions at the time of incurrence or effectiveness (as determined by the Borrower in good faith) or (B) be no more favorable in any material respect to the lenders providing such indebtedness than those of the Loan Documents (as reasonably determined by the Borrower) (except for covenants or other provisions applicable only to the periods after the then applicable Latest Maturity Date or any existing Additional Debt existing at the time such Additional Debt is incurred), unless such covenants and events of default are also added for the benefit of the Lenders under the Loan
Documents;
(iv) [reserved];
(v) subject to the exception created by Section 6.01(j), the obligations in respect thereof shall not be secured by liens on any assets other than Collateral;
(vi) subject to the exception created by Section 6.01(j), no Person is a borrower or a guarantor with respect to such Indebtedness unless such Person is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Obligations;
(vii) if such Additional Debt is secured on Collateral, all security therefor on Collateral shall be granted pursuant to documentation that is consistent in all material respects with the Security Documents and (A) if secured on Collateral on a pari passu basis with the Obligations, the representative for such Additional Debt shall enter into a Pari Passu
Intercreditor Agreement with the Collateral Agent or (B) if secured on Collateral on a junior basis to the Obligations, the representative for such Additional Debt shall have become party to a
Second Lien Intercreditor Agreement;
(viii) subject to Section 1.12 with respect to any Additional Debt being incurred in connection with a Limited Condition Acquisition, the aggregate principal amount of all Additional Debt at the time of issuance or incurrence and after giving effect thereto shall not exceed the Maximum Additional Debt Amount at such time; and
(ix) to the extent such Additional Debt consists of term loans secured by a Lien on the Collateral that ranks pari passu in right of security with the Obligations and is not subordinated in right of payment to the Obligations (including by being “last out” in any payment waterfall), such Additional Debt shall be subject to the MFN Adjustment as if such
Additional Debt were an Incremental Term Facility incurred hereunder.
For the avoidance of doubt, Indebtedness incurred pursuant to Sections 2.20 or
2.21 of the Second Lien Credit Agreement may, at the Borrower’s election, be “Additional Debt”
to the extent any applicable conditions of this definition are met.
“Additional Lender” has the meaning assigned to such term in Section 2.20(d).
“Additional Mortgaged Property” has the meaning assigned to such term in
Section 5.10(d).
“Additional Refinancing Lender” has the meaning assigned to such term in
Section 2.21.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (i) Term SOFR for such Interest Period; provided, that if Adjusted Term SOFR as so determined would be less than the Applicable Term SOFR Floor with respect to any Credit
Facility, such rate shall be deemed to be the Applicable Term SOFR Floor with respect to such
Credit Facility for the purposes of this Agreement.
“Administrative Agent” means Barclays, including its affiliates and subsidiaries, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity as provided in ARTICLE VIII.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the
Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (i) any EEA Financial Institution or (ii)
any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliated Institutional Lender” means (i) in the case of an Affiliate of Francisco
Partners or Spectrum, an Affiliated Lender that is a bona fide debt fund that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of its business and whose managers have fiduciary duties to the investors in such fund or investment vehicle independent of, or in addition, to their duties to
Francisco Partners IV, L.P and/or Spectrum Equity Management, L.P., as the case may be and
(ii) in the case of an Affiliate of the New Sponsor, an Affiliated Lender that is a bona fide debt fund primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and the investment decisions of which are not controlled by the private equity business of Silver Lake Partners.
“Affiliated Lender” means any Lender that is Francisco Partners, Spectrum or the
New Sponsor (except to the extent, in each case, that such Person owns, directly or indirectly, less than 10% of the Equity Interests of Holdings) or an Affiliate of any of the foregoing, but excluding, without limitation (i) Holdings or any Subsidiary thereof and (ii) any Affiliated
Institutional Lender.
“Affiliated Lender Assignment and Assumption Agreement” means an assignment and assumption entered into by a Lender with an Affiliated Lender (other than an
Affiliated Institutional Lender), and accepted by the Administrative Agent pursuant to the terms hereof, in the form of Exhibit G-2 or any other form (or changes thereto) approved by the
Administrative Agent and the Borrower.
“Agent” means either of the Administrative Agent or the Collateral Agent.
“Agreement” has the meaning assigned to such term in the preamble to this
Agreement.
“Agreement Currency” has the meaning assigned to such term in Section 9.17.
“AHYDO Catch-Up Payment” means any payment with respect to any debt obligations of any Domestic Subsidiary, including subordinated debt obligations and Additional
Debt and obligations in respect of the Second Lien Loans, in each case to avoid the application of Section 163(e)(5) of the Code.
“ALTA” means the American Land Title Association.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the U.S. Prime Rate in effect on such day, (ii) the NYFRB Rate, in effect on such day, plus one-half of one percent (1/2%) per annum, and (iii) Adjusted Term SOFR on such day (or if such day is not a Business Day, the immediately preceding Business Day) for an Interest Period of one month plus one percent (1.00%) per annum; provided, that for the avoidance of doubt, Adjusted
Term SOFR for any day shall be the Term SOFR Reference Rate, at approximately 5:00 a.m.
(Chicago time) two (2) Business Days prior to such day for a term of one month commencing on such day.  Any change in the Alternate Base Rate due to a change in the U.S. Prime Rate, the
NYFRB Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the U.S. Prime Rate, the NYFRB Rate or Adjusted Term SOFR, as applicable.
“Alternative Currency” means, with respect to any Incremental Term Loans and separate tranches of Incremental Revolving Commitments (and Incremental Loans made pursuant thereto), any currency other than Dollars that may be agreed among the Borrower, the
Administrative Agent and all of the applicable Lenders providing such Loans and Commitments.
“Applicable Date of Determination” means the last day of the most recently ended fiscal quarter for which financial statements were delivered or were required to be delivered pursuant to Section 5.01(a) or (b), as applicable, or, at the option of the Borrower, in the case of any transaction the permissibility of which requires a calculation on a Pro Forma Basis, the last day of the most recently ended fiscal quarter prior to the date of such determination for which internal financial statements are available.
“Applicable Margin” means, for any day, with respect to:
(a)any 2024 Term Loan, a rate per annum equal to (i) in the case of Term
SOFR Loans, 3.75% and (ii) in the case of ABR Loans, 2.75%; and
(b)any Revolving Loan, the applicable rate per annum set forth below, based upon the First Lien Net Leverage Ratio as of the most recent determination date:

	Revolving Loans
First Lien Net Leverage Ratio:	Term SOFR Loan	ABR Loan
Category 1 Greater than 4.00:1.00	3.00%	2.00%
Category 2 Less than or equal to 4.00:1.00 and greater than 3.50:1.00	2.75%	1.75%
Category 3 Less than or equal to 3.50:1.00	2.50%	1.50%
(c)the commitment fees payable pursuant to Section 2.12(a), (i) 0.50% per annum if the First Lien Net Leverage Ratio as of the most recent determination date is greater than 5.00:1.00 (ii) 0.375% per annum if the First Lien Net Leverage Ratio as of the most recent determination date is equal to or less than 5.00:1.00 but greater than 4.50:1.00 or (iii) 0.25% per annum if the First Lien Net Leverage Ratio as of the most recent determination date is less than or equal to 4.50:1.00; and
(d)Incremental Credit Facilities, Other Term Loans, Other Revolving Loans,
Other Revolving Commitments, Extended Term Loans, Extended Revolving Loans or Extended
Revolving Commitments, the rate per annum specified in the amendment establishing such
Incremental Credit Facilities, Other Term Loans, Other Revolving Loans, Other Revolving
Commitments, Extended Term Loans, Extended Revolving Loans or Extended Revolving
Commitments, as applicable.
For purposes of the foregoing, (A) the First Lien Net Leverage Ratio shall be determined on a Pro Forma Basis as of the end of each fiscal quarter of the Borrower following the delivery of the Compliance Certificate for such fiscal quarter, and (B) each change in the
Applicable Margin resulting from a change in the First Lien Net Leverage Ratio shall be effective during the period commencing on and including the date of delivery or required delivery to the Administrative Agent of such Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the First Lien Net Leverage Ratio shall be deemed to be in Category 1  if the Borrower fails to deliver any such Compliance Certificate during the period from the date that is five Business
Days after the expiration of the time for delivery thereof until such Compliance Certificate is delivered.

“Applicable Percentage” means, at any time with respect to any Revolving Lender with a Revolving Commitment of any Class, the percentage of the aggregate Commitments of such Class outstanding at such time represented by such Lender’s Commitment with respect to such Class at such time.  If the Commitments of such Class have terminated or expired, the
Applicable Percentage shall be determined based upon the Commitments of such Class most recently in effect.
“Applicable Term SOFR Floor” means the Term SOFR floor applicable to any
Credit Facility under which a Loan is being made, and solely with respect to the Revolving
Loans and the 2024 Term Loans, means 0.00% per annum.
“Applicable Time” means, with respect to any borrowings and payments in any
Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” has the meaning assigned to such term in Section 9.04(b).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section
9.04), and accepted by the Administrative Agent pursuant to the terms hereof, substantially in the form of Exhibit G-1 or any other form (or changes thereto) approved by the Administrative
Agent and the Borrower.
“Auction Amount” has the meaning assigned to such term in the definition
“Dutch Auction”.
“Auction Expiration Time” has the meaning assigned to such term in the definition “Dutch Auction”.
“Auction Notice” has the meaning assigned to such term in the definition “Dutch
Auction”.
“Auction Party” or “Auction Parties” has the meaning assigned to such term in the definition of “Dutch Auction” or as specified in Section 2.11(i), as the context may require.
“Auto-Renewal Letter of Credit” has the meaning assigned to such term in
Section 2.05(c).
“Available Amount” means, on any date of determination (the “Reference Date”), an amount (which shall not be less than zero) determined on a cumulative basis equal to the sum of (without duplication):
(a)the greater of (x) $115,000,000 and (y) 50.0% of LTM EBITDA calculated on a Pro Forma Basis as of the Reference Date; plus

(b)100% of Consolidated EBITDA (notwithstanding anything herein to the contrary, not calculated on a Pro Forma Basis) of the Borrower and its Restricted Subsidiaries for
the period (taken as one accounting period) beginning on October 1, 2018 and ending on the
Applicable Date of Determination minus 1.5 times Fixed Charges for such period; plus
(c)the cumulative amount of (A) any capital contributions made in cash by any Person other than a Restricted Subsidiary to Holdings after the Closing Date (other than any
Cure Amount or Excluded Contributions or amounts designated as Available Excluded
Contribution Amounts) to the extent such contributions have been contributed to the Borrower or any other Loan Party (other than Holdings); and (B) any Net Proceeds of any issuance of
Qualified Equity Interests after the Closing Date of Holdings (other than any Cure Amount or
Excluded Contributions or amounts designated as Available Excluded Contribution Amounts) to any Person other than a Restricted Subsidiary to the extent such Net Proceeds have been contributed to the Borrower or any other Loan Party (other than Holdings), in each case other than Excluded Contributions; plus
(d)100% of the aggregate Net Proceeds and the fair market value (as reasonably determined in good faith by the Borrower) of marketable securities or other property contributed to Holdings (other than any Cure Amount) after the Closing Date from any Person other than a Restricted Subsidiary to the extent such contributions have been contributed to the
Borrower or any other Loan Party (other than Holdings), in each case other than Excluded
Contributions; plus
(e)to the extent not otherwise included in clause (b) above, (i) the aggregate amount received by any Holding Company (other than Holdings) or any Restricted Subsidiary after the Closing Date from cash (or Cash Equivalents) dividends and distributions made by any
Unrestricted Subsidiary or any Joint Venture in respect of Investments made by any Holding
Company (other than Holdings) or any Restricted Subsidiary to any Unrestricted Subsidiary or
Joint Venture (up to the original amount of such Investment made pursuant to Section 6.04(z)(i)), and (ii) the Net Proceeds in connection with the sale, transfer or other disposition of (A) assets or the Equity Interests of any Unrestricted Subsidiary that was previously a Restricted Subsidiary and designated as an Unrestricted Subsidiary pursuant to Section 6.04(z)(i) (up to the original amount of such Investment) or (B) the Equity Interests of any Joint Venture of a Holding
Company or of a Restricted Subsidiary (up to the original amount of such Investment made pursuant to Section 6.04(z)(i)), in each case to any Person other than a Holding Company or
Restricted Subsidiary; plus
(f)in the event that the Borrower redesignates any Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date (which, for purposes hereof, shall be deemed to also include (A) the merger, consolidation, liquidation or similar amalgamation of any
Unrestricted Subsidiary into any Holding Company (other than Holdings) or any Restricted
Subsidiary, so long as such Holding Company (other than Holdings) or such Restricted
Subsidiary, as applicable, is the surviving Person, and (B) the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to any Holding Company (other than Holdings) or any
Restricted Subsidiary), the fair market value (as determined in good faith by the Borrower) of the

Investment in such Unrestricted Subsidiary at the time of such redesignation (up to the original amount of such Investment made pursuant to Section 6.04(z)(i)); plus
(g)the aggregate amount of Net Proceeds received by the Borrower after the
Closing Date from Asset Sales which are not subject to the mandatory prepayment provisions of
Section 2.11(c); plus
(h)the aggregate amount of Retained Declined Proceeds retained by any
Holding Company (other than Holdings) or any of the Restricted Subsidiaries; plus
(i)the fair market value of all Qualified Equity Interests of Holdings issued upon conversion or exchange of Indebtedness or Disqualified Equity Interests of any Holding
Company (other than Holdings) or any of its Restricted Subsidiaries, in each case incurred after the Closing Date; plus
(j)to the extent not otherwise included, the aggregate amount of cash Returns to any Holding Company (other than Holdings) or any Restricted Subsidiary in respect of
Investments made pursuant to Section 6.04(z)(i) (limited to the amount of the original
Investment made pursuant to such Section); minus
(k)the aggregate amount of (i) outstanding Indebtedness incurred in reliance on Section 6.01(aa), (ii) Restricted Payments made using the Available Amount pursuant to
Section 6.06(a)(xiv)(B), (iii) Investments made using the Available Amount pursuant to Section
6.04(z)(i) and (iv) prepayments, redemptions, acquisitions, retirements, cancellations, terminations and repurchases of Indebtedness made using the Available Amount pursuant to
Section 6.06(b)(vi)(B), in each case during the period from and including the Closing Date through and including the Reference Date (without taking account of the intended usage of the
Available Amount on such Reference Date for which such determination is being made, but taking into account any other such usage on such date); minus
(l)to the extent of any Investment in any Unrestricted Subsidiary with the
Available Amount which was previously redesignated as a Restricted Subsidiary in accordance with clause (f) above, the amount of such Investment at the time of such redesignation of such
Restricted Subsidiary as an Unrestricted Subsidiary in accordance herewith.
“Available Excluded Contribution Amount” means, to the extent Not Otherwise
Applied, a cumulative amount equal to (a) the net cash proceeds or fair market value (determined at the time of contribution) of property or assets (including cash and Cash Equivalents)
contributed after the Closing Date to the Borrower by any Person other than a Restricted
Subsidiary as a capital contribution or as a result of the sale or issuance of equity of Holdings
(other than Disqualified Equity Interests) to the extent contributed to the Borrower, in each case to the extent designated an excluded contribution (“Excluded Contribution”) by the Borrower
(excluding Cure Amounts) minus (b) the aggregate amount of (x) Investments made using the
Available Excluded Contribution Amount pursuant to Section 6.04(z)(ii), (y) Restricted
Payments made using the Available Excluded Contribution Amount pursuant to Section
6.06(a)(x)(ii) and (z) prepayments, redemptions, acquisitions, retirements, cancellations,

terminations and repurchases of Indebtedness made using the Available Excluded Contribution
Amount pursuant to Section 6.06(b)(ix)(ii).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial
Institution.
“Bail-In Legislation” means, (i) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council
of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (ii) with respect to the United
Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled
“Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Barclays” means Barclays Bank PLC.
“Base Exchange Amount” has the meaning assigned to such term in Section
2.25(a).
“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR.”
“Beneficial Owner” means, in the case of a Lender that is classified as a partnership for U.S. federal income tax purposes, the direct or indirect partner or owner of such
Lender that is treated, for U.S. federal income tax purposes, as the beneficial owner of a payment by any Loan Party under any Loan Document.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in
ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code that is subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the
Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the
United States.

“Bona Fide Debt Fund” means any debt fund Affiliate of a Disqualified Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business and whose managers are not involved with the equity investment decisions of such Disqualified Lender.
“Borrower” has the meaning assigned to such term in the preamble to this
Agreement.
“Borrower Materials” has the meaning assigned to such term in Section 5.01.
“Borrowing” means Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 substantially in the form of Exhibit A hereto.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed;
provided, however, that, when used in connection with a Term SOFR Loan or Daily SOFR Loan, the term “Business Day” shall mean a U.S. Government Securities Business Day.
“Capital Expenditures” means, for any period, the additions to property, plant and equipment of the Borrower and the Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower and the Restricted Subsidiaries for such period prepared in accordance with GAAP.
“Capital Lease Obligations” of any Person means, subject to Section 1.04, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted
Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted
Subsidiaries.
“Captive Insurance Subsidiaries” means, collectively or individually, as of any date of determination, those regulated Subsidiaries primarily engaged in the business of providing insurance and insurance-related services to Holdings and its Subsidiaries.

“Cash Collateralize” means to deposit, or designate funds previously deposited, in a deposit account subject to control of the Administrative Agent or the Collateral Agent, solely for the benefit of the Issuing Banks or Revolving Lenders, as collateral for Letters of Credit or obligations of Revolving Lenders to fund participations in respect of Letters of Credit, cash or deposit account balances in an aggregate amount equal to 103% of the maximum amount available to be drawn under such Letters of Credit or, if the applicable Issuing Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the applicable Issuing Bank.  “Cash Collateral” has a meaning correlative to the foregoing.
“Cash Equivalents” means:
(a)(i) Dollars, Sterling, Euros or any other Alternative Currency, (ii) any other national currency of any member state of the European Union or (iii) any other foreign currency, in the case of clauses (ii) and (iii) held by any Holding Company, the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;
(b)securities issued or directly and fully Guaranteed or insured by the United
States, a member state of the European Union or the United Kingdom or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two (2) years from the date of acquisition;
(c)certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances issued by (x) any Revolving Lender or affiliate thereof or
(y) any bank or trust company (i) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s and (ii) having combined capital and surplus in excess of $500 million;
(d)repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any Person referenced in clause (c) above;
(e)commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s;
(f)readily marketable direct obligations issued by any state, commonwealth or territory of the United States, any member of the European Union, any other foreign government or any political subdivision or taxing authority thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of not more than two years from the date of acquisition;
(g)interests in any investment company or money market fund or enhanced high yield fund which invests at least 90% of its assets in instruments of the type specified in clauses (a) through (f) above;

(h)instruments and investments of the type and maturity described in clauses
(a) through (g) above denominated in any foreign currency or of foreign obligors, which investments or obligors are, in the reasonable judgment of the Borrower, comparable in investment quality to those referred to above;
(i)solely with respect to any Person that is organized or incorporated outside of the United States or any state or territory thereof or the District of Columbia, investments of comparable tenor and credit quality to those described in the foregoing clauses (b) through (g)
customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes; and
(j)any other investments permitted by the investment policy of Holdings and the Restricted Subsidiaries delivered to the Administrative Agent prior to the Closing Date and on file with the Administrative Agent (it being understood and agreed that no such policy has been delivered to the Administrative Agent prior to the Closing Date).
“Cash Management Agreement” means any agreement to provide Cash
Management Services.
“Cash Management Obligations” means, as to any Loan Party or Restricted
Subsidiary, any and all obligations of such Loan Party or Restricted Subsidiary, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any Cash
Management Agreement.
“Cash Management Services” means any one or more of the following types of services or facilities: (a) ACH transactions, (b) cash management services, including controlled disbursement services, treasury, depository, overdraft, credit or debit card, stored value card, electronic funds transfer services, and (c) foreign exchange facilities or other cash management arrangements in the ordinary course of business.  For the avoidance of doubt, Cash Management
Services do not include Swap Agreements.
“CFC” means a Foreign Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holding Company” means any Subsidiary of the Borrower substantially all the assets of which consists (directly or indirectly) of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more (a) Foreign Subsidiaries that are CFCs and/or (b) other Subsidiaries substantially all the assets of which consists (directly or indirectly) of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more Foreign Subsidiaries that are CFCs.
“Change in Control” means the occurrence of any of the following events after the
Sixth Amendment Effective Date:  (a) at any time prior to the consummation of an IPO, the
Permitted Holders shall cease to both (i) control and own, directly or indirectly, of record and beneficially (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act or any successor provisions) more than 50% of the voting interests (for the election of directors) in the outstanding voting securities having ordinary voting power for the election of directors of Holdings and (ii)
maintain the right to appoint directors having more than 50% of the aggregate votes on the board of directors of Holdings, (b) at any time after the consummation of an IPO, and for any reason whatsoever, (i) any “person” or “group”, but excluding the Permitted Holders and any underwriters in connection with such IPO, shall become the “beneficial owner”, directly or indirectly, of more than 40% of the outstanding voting securities having ordinary voting power for the election of directors of Holdings, unless the Permitted Holders shall have the right to appoint directors having more than 50% of the aggregate votes on the board of directors of
Holdings and (ii) such “person” or “group” shall own a greater percentage of the outstanding voting securities having ordinary voting power for the election of directors of Holdings than the
Permitted Holders, (c) at any time after the consummation of an IPO, the Public Company (if not
Holdings) shall cease to own, directly or indirectly through wholly owned Subsidiaries (other than directors’ and other similar qualifying shares), of record and beneficially, together with any other Permitted Holders, 100% of each class of outstanding Equity Interests of Holdings (other than directors’ and other similar qualifying shares) or (d) Holdings shall cease to own, directly or indirectly, of record and beneficially, 100% of each class of outstanding Equity Interests of the
Borrower (other than directors’ and other similar qualifying shares).
For purposes of this definition, including other defined terms used herein in connection with this definition and notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act (as in effect as of the Sixth
Amendment Effective Date), (ii) the phrase “person” or “group” is within the meaning of Section
13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such “person” or
“group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (iii) if any “person” or “group” includes one or more
Permitted Holders, the issued and outstanding Equity Interests of Holdings directly or indirectly owned by the Permitted Holders that are part of such “person” or “group” shall not be treated as being owned by such “person” or “group” for purposes of determining whether clause (b) of this definition is triggered, (iv) a “person” or “group” shall not be deemed to beneficially own Equity
Interests to be acquired by such “person” or “group” pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement and
(v) a “person” or “group” shall not be deemed to beneficially own the capital stock of another
Person as a result of its ownership of capital stock or other securities of such other Person’s parent (or related contractual rights) unless it owns 50% or more of the total voting power of the capital stock entitled to vote for the election of directors of such other Person’s parent having a majority of the aggregate votes on the board of directors of such other Person’s parent.
“Change in Law” means (a) the adoption of any law, rule, treaty or regulation after the Sixth Amendment Effective Date, (b) any change in any law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority after the Sixth

Amendment Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such
Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Sixth
Amendment Effective Date; provided that notwithstanding anything herein to the contrary, (x)
the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel
Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.
“Charges” has the meaning assigned to such term in Section 9.13.
“Class,” when used in reference to any Loan or Borrowing, refers to whether such
Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Swingline
Loans, 2024 Term Loans, Incremental Term Loans, Incremental Revolving Loans (including the
2020 Incremental Revolving Loans), Other Term Loans, Other Revolving Loans, Extended Term
Loans or Extended Revolving Loans; when used in reference to any Commitment, refers to whether such Commitment is a Term Commitment, Revolving Commitment, Incremental Term
Commitment, Incremental Revolving Commitment (including the 2020 Incremental Revolving
Commitment), Extended Revolving Commitments, Other Term Commitment and Other
Revolving Commitment; and when used in reference to any Lender, refers to whether such
Lender has a Loan or Commitment with respect to a particular Class.  Incremental Term Loans,
Extended Term Loans and Other Term Loans (together with the respective Commitments in respect thereof) shall, at the election of the Borrower, be construed to be in different Classes.
Incremental Revolving Loans, Extended Revolving Loans and Other Revolving Loans (together with the respective Commitments in respect thereof) shall, at the election of the Borrower, be construed to be in different Classes.
“Closing Date” means the date on which the conditions precedent set forth in
Section 4.01 shall have been satisfied or waived, which date is October 12, 2018.
“Closing Date Distribution” means a distribution to the Current Holders (as defined in the Recapitalization Agreement) as contemplated by the Recapitalization Agreement.
“Closing Date Joint Lead Arrangers” means GS Bank, Barclays, MLPFS, Citizens
Bank, N.A., Credit Suisse Loan Funding LLC, KKR Capital Markets LLC and SunTrust
Humphrey Robinson, Inc., each in its capacity as a joint lead arranger in respect of the Closing
Date credit facilities provided herein.
“Closing Date Recapitalization” has the meaning assigned to such term in the recitals to this Agreement.
“Closing Date Refinancing” has the meaning assigned to such term in
Section 4.01(k).

“Closing Date Term Loans” means the Term Loans made on the Closing Date used to fund the Transactions.
“Code” means the Internal Revenue Code of 1986, as amended (unless otherwise provided for herein).
“Collateral” means any and all “Collateral” or “Mortgaged Property” (or any term of similar meaning), as defined in any applicable Security Document, and any and all property of whatever kind or nature subject to or purported to be subject to a Lien under any Security
Document, but shall in all events exclude all Excluded Property.
“Collateral Agent” means Barclays, in its capacity as collateral agent for the
Secured Parties, and its successors in such capacity as provided in Article VIII.
“Commitment” means, with respect to any Person, such Person’s Term
Commitment, Revolving Commitment, Incremental Term Commitment, Incremental Revolving
Commitment, Other Term Commitment, Extended Revolving Commitment or Other Revolving
Commitment or any combination thereof (as the context requires).
“Commitment Letter” means the means the Amended and Restated Commitment
Letter dated August 31, 2018 by and among the Borrower, GS Bank, Barclays, Bank of America,
N.A., MLPFS, Credit Suisse AG, KKR Corporate Lending LLC, KKR Capital Markets LLC,
Citizens Bank, N.A., SunTrust Bank and SunTrust Robinson Humphrey, Inc
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 9.15.
“Compliance Certificate” means a certificate substantially in the form of Exhibit J annexed hereto.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization or write-off of (i) intangibles and non-cash organization costs, (ii) deferred financing fees or costs and (iii) Capitalized Software Expenditures or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of
Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and any write-down of assets or asset value carried on the balance sheet.
“Consolidated EBITDA” of any Person for any period means the Consolidated
Net Income of such Person for such period:

(1)increased (without duplication) by:
(a)provision for taxes based on income, profits or capital, including federal, state, provincial, local, foreign, franchise and similar taxes and foreign withholding and similar taxes, in each case, imposed on income, profits or capital (including any penalties and interest) of such Person paid or accrued during such period, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
(b)total interest expense of such Person for such period (including (x) net losses on Swap Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities), to the extent the same were deducted
(and not added back) in calculating Consolidated Net Income; plus
(c)Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
(d)[reserved]; plus
(e)(x) (A) fees, costs, expenses, accruals, reserves or charges relating to restructuring, integration, transition, facilities opening and pre-opening or other business optimization (including charges related to the undertaking and/or implementation of cost-savings initiatives, operating expense reductions, and other similar initiatives), that are deducted (and not added back) in such period in computing Consolidated Net Income, including those related to severance, reserve, retention, signing bonuses, relocation, recruiting and other employee-related costs, future lease commitments, curtailments, one-time costs related to entry into new markets, investments in new products, consulting and other professional fees, signing costs, relocation expenses, modifications to or losses on settlement of pension and post-retirement employee benefit plans, new systems design and implementation costs, costs related to the creation of a new customer platform (including internal labor costs) and costs of migrating customers to such platform, project startup costs, and costs of and payments of legal settlements, fines, judgments or orders, costs related to the opening and closure and/or consolidation of facilities, and costs related to the implementation of operational and reporting systems and technology initiatives or in connection with becoming a standalone company and
(B) the amount of any one-time restructuring charge or reserve including, without limitation, in connection with (i) acquisitions after the Closing
Date and (ii) consolidation or closing of facilities and (y) any other fees, costs, expenses, reserves or charges to the extent supported by a quality of earnings report provided to the Administrative Agent and prepared by financial advisors that are reasonably acceptable to the Administrative
Agent (it being understood and agreed that any of the “Big Four”
accounting firms and Alvarez and Marsal are acceptable to the
Administrative Agent), that are deducted (and not added back) in such period in computing Consolidated Net Income; plus
(f)any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period, including (A) non-
cash restructuring charges or non-cash reserves in connection with the
Transactions, any Permitted Acquisition or other permitted Investment consummated after the Closing Date, (B) all non-cash losses (minus any non-cash gains) from Dispositions (including, without limitation, asset retirement costs), (C) non-cash charges attributable to any post-
employment benefits offered to former employees, (D) non-cash asset impairments (including from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments) and
(E) non-cash losses (minus any non-cash gains) with respect to swaps, hedges and other similar agreements and derivative instruments; provided that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) such Person may elect not to add back such non-cash charge in the current period and (B) to the extent such
Person elects to add back such non-cash charges in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent); plus
(g)the amount of “run rate” cost savings, operating expense reductions, other operating improvements and initiatives and synergies (A) (i) projected by the Borrower in good faith to result from actions taken, or with respect to which substantial steps are reasonably expected to have been taken, within twenty-four (24) months after, without duplication, the end of the Test
Period in which the applicable Subject Transaction is initiated or a plan for realization thereof shall have been established, (ii) supported by a quality of earnings report provided to the Administrative Agent and prepared by financial advisors that are reasonably acceptable to the Administrative
Agent (it being understood and agreed that any of the “Big Four”
accounting firms and Alvarez and Marsal are acceptable to the
Administrative Agent) or (iii) determined on a basis consistent with
Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency), and (B) related to (i) the Transactions and (ii) after the Closing Date, permitted asset sales, mergers or other business combinations, acquisitions, investments, dispositions or divestitures, operating improvements, restructurings, cost-saving initiatives, actions or events and certain other similar initiatives and specified transactions

(collectively, the “Subject Transactions”), in each case, which will be added to Consolidated EBITDA as so projected or determined until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period and will be net of the amount of actual benefits realized during such period from such actions; plus
(h)add-backs for fees, costs and expenses related to an IPO or other exit transaction (whether or not consummated); plus
(i)add-backs and adjustments reflected in the Projections and quality of earnings report delivered to the Joint Lead Arrangers on July 24, 2018 or
July 27, 2018, as applicable; plus
(j)cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net
Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus
(k)accrued or paid Permitted Investor Payments deducted in calculating
Consolidated Net Income (and not added back in such period to
Consolidated Net Income); plus
(l)to the extent deducted in calculating Consolidated Net Income (and not added back in such period to Consolidated Net Income), the amount of loss on any sale of Securitization Assets and related assets to a
Securitization Subsidiary in connection with a Qualified Securitization
Financing; plus
(m)to the extent deducted in calculating Consolidated Net Income (and not added back in such period to Consolidated Net Income), Restricted
Payments to employees or officers permitted pursuant to Section 6.06, solely to the extent not made in lieu of, or as a substitution for, ordinary salary or ordinary payroll payments;
(2)decreased (without duplication) by:
(a)non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced
Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(b) any net income included in the consolidated financial statements due to the application of FAS 160 (Accounting Standards Codification Topic
810); plus
(c) all cash payments made during such period to the extent made on account of non-cash reserves and other non-cash charges added back to
Consolidated Net Income pursuant to clause (1)(f) above in a previous period (it being understood that this clause (2)(c) shall not be utilized in reversing any non-cash reserve or charge added to Consolidated Net
Income);
(3)increased or decreased (without duplication) by any adjustments resulting for the application of Accounting Standards Codification Topic 460 or any comparable regulation.
Notwithstanding the foregoing, for purposes of determining Consolidated EBITDA for any four-
fiscal quarter period that includes any of the fiscal quarters ending September 30, 2017,
December 31, 2017, March 31, 2018 or June 30, 2018, Consolidated EBITDA for such fiscal quarters shall equal $16,851,000, $19,320,000, $26,833,000 and $33,470,000, respectively
(which amounts, for the avoidance of doubt, shall be subject to addbacks and adjustments pursuant to clause (1)(g) above and shall give effect to calculations on a Pro Forma Basis in accordance with Section 1.05 in respect of Specified Transactions (including the cost savings described above or in the definition of “Consolidated Net Income” that in each case may become applicable due to actions taken on or after the Closing Date).  For purposes of determining compliance with any financial test or ratio hereunder (including any incurrence test) but not for purposes of calculating Excess Cash Flow, (x) Consolidated EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period and of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary shall be included in determining Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for any
period, (y) Consolidated EBITDA of any Restricted Subsidiary or any operating entity for which historical financial statements are available that is Disposed of during such period or any
Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period shall be excluded in determining Consolidated EBITDA of the Borrower and the Restricted
Subsidiaries for any period, and (z) Consolidated EBITDA shall be calculated on a Pro Forma
Basis.  Unless otherwise provided herein, Consolidated EBITDA shall be calculated with respect to the Borrower and the Restricted Subsidiaries.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(1)consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par,
(b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances or any similar facilities or financing and hedging agreements, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any Swap Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations, (e) net payments, if any, pursuant to interest rate Swap Obligations with respect to Indebtedness, and (f) to the extent constituting interest expense in accordance with GAAP, consulting fees and expenses, and excluding (t) penalties and interest relating to taxes, (u)
accretion or accrual of discounted liabilities other than Indebtedness, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (w)
amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees and (y) interest with respect to Indebtedness of any parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP); provided that, for the avoidance of doubt, prepayment premiums and penalties shall not be included in this clause (1); plus
(2)consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus
(3)all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock of any Subsidiary of such Person during such period; plus
(4)all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during this period;
minus
(5)interest income for such period.
For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such
Capital Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income (loss) of the
Borrower and the Restricted Subsidiaries determined on a consolidated basis on the basis of
GAAP; provided, however, that there will not be included in such Consolidated Net Income:
(a)any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that any equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the
Borrower or any Restricted Subsidiary as a dividend or other distribution or as a return on investment;

(b)any net gain (or loss) (i) realized upon the sale or other disposition of any asset or disposed operations of the Borrower or any Restricted Subsidiaries (including pursuant to any Sale Leaseback which is not sold or otherwise disposed of in the ordinary course of business) or (ii) from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, at Borrower’s election, only when and to the extent such operations are actually disposed of);
(c)the cumulative effect of a change in accounting principles;
(d)any extraordinary, unusual or nonrecurring gain, loss, charge or expense, or any charges, expenses or reserves in respect of any restructuring, integration, redundancy or severance expense;
(e)all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection with any early extinguishment of
Indebtedness and any net gain (loss) from any write-off or forgiveness of
Indebtedness;
(f)any unrealized gains or losses in respect of Swap Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Swap Obligations;
(g)unrealized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the
Borrower and the Restricted Subsidiaries;
(h)any unrealized foreign currency transaction gains or losses in respect of obligations of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;
(i)any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Borrower or any Restricted
Subsidiary owing to the Borrower or any Restricted Subsidiary;
(j)any net unrealized gains and losses resulting from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of
Accounting Standards Codification Topic 815 and related pronouncements;
(k)any goodwill or other asset impairment charge or write-off or write-down;
(l)any after-tax effect of income (loss) from the early retirement, extinguishment or cancellation of Indebtedness or Swap Obligations or other derivative instruments;

(m)accruals and reserves that are established within twelve months after the Closing
Date that are so required to be established as a result of the Transactions in accordance with GAAP;
(n)earn-out, non-compete and contingent consideration obligations incurred or accrued in connection with any Permitted Acquisition or other Investment and paid or accrued during the applicable period;
(o)cash and non-cash charges, paid or accrued, and gains resulting from the application of Financial Accounting Standards No. 141R (Accounting Standards
Codification Topic 805) (including with respect to earn-outs incurred by the
Borrower or any of the Restricted Subsidiaries);
(p)(x) Transaction Costs and Sixth Amendment Transaction Costs and (y) any fees, costs, expenses or charges (including those relating to rationalization, legal, tax, accounting, structuring and transaction bonuses to employees, officers and directors) related to any actual, proposed or contemplated: (i) issuance or registration (actual or proposed) of Equity Interests or IPO (including any one-
time expense relating to enhanced accounting functions or other transactions costs associated with becoming a public company), (ii) acquisition, merger or other
Investment, (iii) disposition, (iv) recapitalization, consolidation or restructuring,
(v) issuance of a letter of credit, (vi) incurrence, repayment or registration (actual or proposed) of Indebtedness (including a refinancing thereof) or (vii) any amendment, waiver, consent or other modification of any Indebtedness or any
Equity Interests, in the case of each of clauses (i) through (vii) of this clause (y), whether or not actually consummated;
(q)charges, losses or expenses to the extent paid for, indemnified or insured or reimbursed by a third party or so long as such amount is reasonably expected to be received in a subsequent period and within 365 days from the date of the underlying charges, losses or expenses; provided that (x) if such amount is not so reimbursed within such 365-day period, such expenses or losses shall be subtracted in the subsequent period and (y) if such amount is reimbursed or received in a subsequent period, such amount shall not be included in calculating
Consolidated Net Income in such subsequent period;
(r)charges, losses or expenses covered by business interruption insurance to the extent proceeds from such business interruption insurance have been received in cash or, so long as such amount is reasonably expected to be received in a subsequent period and within 365 days from the date of the underlying charges, losses or expenses, to the extent not already included in Consolidated Net Income;
provided that (x) if such amount is not so reimbursed within such 365-day period, such expenses or losses shall be subtracted in the subsequent period and (y) if such amount is reimbursed or received in a subsequent period, such amount shall not be included in calculating Consolidated Net Income in such subsequent period;
(s)any net loss included in the consolidated financial statements due to the application of Financial Accounting Standards No. 160 “Non-controlling Interests in Consolidated Financial Statements” (“FAS 160”) (Accounting Standards
Codification Topic 810);
(t)the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned
Subsidiary and any minority income consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Subsidiary;
(u)non-cash charges, costs, expenses, accruals or reserves for any management equity plan, supplemental executive retirement plan or stock option plan or other type of compensatory plan for the benefit of officers, directors or employees and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re-valuation of any benefit plan obligation (and, without duplication, costs or expenses incurred by Holdings or any Restricted Subsidiary pursuant to any management equity plan, pension plan, stock option plan or distributor equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of
Holdings and contributed to the Borrower or net cash proceeds of an issuance of
Qualified Equity Interests of Holdings to the extent contributed to the Borrower
(in each case, except to the extent comprising any Cure Amount)); and
(v)non-cash effects of purchase accounting or similar adjustments required or permitted by GAAP in connection with the Transactions, any Permitted
Acquisitions or Investments permitted under Section 6.04, including adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof
(including any write-off of in process research and development); and
(w)the impact of changes in foreign currency translation rates on the valuation of deferred revenue on the balance sheet of the Borrower and its Restricted
Subsidiaries.
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing,
Consolidated Net Income shall exclude, solely for the purpose of determining the Available
Amount (and any corresponding definition thereof), any net income (loss) of any Restricted

Subsidiary (other than the Loan Parties) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such
Restricted Subsidiary, directly or indirectly, to any Loan Party by operation of the terms of such
Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders
(other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to this Agreement, the Second Lien Credit Agreement, or any agreement evidencing Additional
Debt, Second Lien Loans, or Indebtedness incurred as a Permitted Refinancing of any of the foregoing and (c) restrictions arising pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Loan Documents (as determined by the Borrower in good faith)), except that the
Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash
Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause).
“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Borrower and the Restricted
Subsidiaries on a Pro Forma Basis as of the Applicable Date of Determination calculated on a
Pro Forma Basis.
“Consolidated Working Capital” means, at any date, the excess (which may be a negative number) of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date excluding the current portion of current and deferred income taxes, deferred financing fees and assets held for sale over (b) the sum of all amounts that would, in conformity with
GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any long term debt and all revolving loans, (ii) all Indebtedness consisting of Loans and LC Exposure and
Capital Lease Obligations to the extent otherwise included therein, (iii) the current portion of interest payable and (iv) the current portion of current and deferred income taxes; provided that
Consolidated Working Capital shall be calculated without giving effect to (v) the depreciation of the Dollar relative to other foreign currencies, (w) purchase accounting, (x) any assets or liabilities acquired, assumed, sold or transferred in any Acquisition or Disposition pursuant to
Section 6.05(j) or Section 6.05(y), (y) as a result of the reclassification of items from short-term to long-term and vice versa or (z) changes to Consolidated Working Capital resulting from non-
cash charges and credits to consolidated current assets and consolidated current liabilities
(including derivatives and deferred income tax).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person and is organized by such Person (or any person Controlling such person) primarily for making equity or debt investments, directly or indirectly, in Holdings or other portfolio companies of such Person.
“Covered Party” has the meaning assigned to such term in Section 9.20(b).
“Credit Agreement Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”
“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority
Replacement Debt, (b) Permitted Second Priority Replacement Debt, (c) Permitted Unsecured
Replacement Debt, and/or (d) Other Term Loans or Other Revolving Commitments (including the corresponding Other Revolving Loans incurred pursuant to such Other Revolving
Commitments) obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or obtained (in each case including by means of the extension or renewal of existing Indebtedness)
in exchange for, or to extend, renew, replace, restructure or refinance, in whole or in part, any or all Classes of then existing Term Loans, Revolving Loans or Revolving Commitments (in each case including any successive Credit Agreement Refinancing Indebtedness) (the “Credit
Agreement Refinanced Debt”); provided that (u) subject to Section 1.06(b), such Credit
Agreement Refinancing Indebtedness (including, if such Credit Agreement Refinancing
Indebtedness includes any Other Revolving Commitments, such Other Revolving Commitments)
is in an original aggregate principal amount not greater than the aggregate principal amount of the Credit Agreement Refinanced Debt (including, in the case of Credit Agreement Refinanced
Debt consisting, in whole or in part, of Revolving Commitments or Other Revolving
Commitments, the amount thereof) plus any other Indebtedness that could otherwise be
(A) incurred hereunder (subject to a dollar-for-dollar usage of any basket (other than any basket that provides for Credit Agreement Refinancing Indebtedness) set forth in Section 6.01) and
(B) if such Indebtedness is secured, subject to a dollar-for-dollar usage of any basket (other than any basket that provides for Liens on Credit Agreement Refinancing Indebtedness) set forth in
Section 6.02, plus premiums and accrued and unpaid interest, fees and expenses in respect thereof plus other reasonable costs, fees and expenses (including reasonable upfront fees and original issue discount) incurred in connection with such Credit Agreement Refinancing
Indebtedness, (v) such Credit Agreement Refinancing Indebtedness (A) does not mature prior to the maturity date of and, except in the case of Other Revolving Commitments, has a Weighted
Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity at such time of the corresponding Class of Credit Agreement Refinanced Debt (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Credit Agreement Refinanced Debt); provided that this clause (v)

shall not apply to the extent such Credit Agreement Refinancing Indebtedness consists of Other
Term Loans constituting Subject Indebtedness incurred in reliance on the Maturity Limitation
Excluded Amount, and (B) in the case of any Refinancing Notes, shall not be subject to any amortization prior to final maturity or mandatory prepayment provisions (other than related to customary asset sale, similar events and change of control offers) that would result in mandatory prepayment of such notes being refinanced (it being understood that the Borrower shall be permitted to prepay or offer to purchase any senior secured Credit Agreement Refinancing
Indebtedness in the form of notes secured on a pari passu basis), (w) such Credit Agreement
Refinancing Indebtedness shall not be incurred or Guaranteed by any Person that did not incur or
Guarantee such Credit Agreement Refinanced Debt, (x) such Credit Agreement Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued and unpaid interest, fees then due and premiums (if any) in connection therewith shall be paid substantially contemporaneously with the incurrence of the Credit Agreement Refinancing Indebtedness and
(y) if such Credit Agreement Refinancing Indebtedness is Permitted First Priority Replacement
Debt, Permitted Second Priority Replacement Debt and/or Permitted Unsecured Replacement
Debt, in each case, that replaces or refinances any Credit Facility or any Incremental Credit
Facility in its entirety, the terms and conditions applicable thereto (other than, for the avoidance of doubt pricing and optional repayment or redemption terms), shall either, at the option of the
Borrower, (I) in the case of Credit Agreement Refinancing Indebtedness that is Permitted First
Priority Replacement Debt, reflect market terms and conditions at the time of incurrence or effectiveness (as determined by the Borrower in good faith) or (II) be no more favorable in any material respect to the lenders providing such Indebtedness than those under the Loan
Documents (as reasonably determined by the Borrower and the Administrative Agent in good faith) (other than, for the avoidance of doubt, covenants or other provisions applicable only after the Latest Maturity Date at the time such Credit Agreement Refinancing Indebtedness is incurred or issued), unless such terms and conditions are also added for the benefit of the Lenders under the Loan Documents.  For the avoidance of doubt, (I) Credit Agreement Refinancing
Indebtedness consisting of Other Term Loans or Other Revolving Commitments (including the corresponding Other Revolving Loans incurred pursuant to such Other Revolving Commitments)
shall be subject to the requirements set forth in Section 2.21, and (II) to the extent that such
Credit Agreement Refinanced Debt consists, in whole or in part, of (A) Revolving Commitments or Other Revolving Commitments, such Revolving Commitments or Other Revolving
Commitments or (B) Revolving Loans or Other Revolving Loans, the corresponding Revolving
Commitments or Other Revolving Commitments, in each case, shall be terminated, and all accrued fees in connection therewith shall be paid substantially contemporaneously with the incurrence of the Credit Agreement Refinancing Indebtedness.
“Credit Event” has the meaning assigned to such term in Section 4.02.
“Credit Facility” means the Term Loans and the Revolving Credit Facility.
“Cure Amount” has the meaning assigned to such term in Section 7.04.
“Cure Right” has the meaning assigned to such term in Section 7.04.

“Cured Default” has the meaning assigned to such term in Section 7.01.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day the “SOFR Determination Date”) that is five Business Days (or such other period as determined by the Borrower and the Administrative
Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a
Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a Business Day, the
Business Day immediately preceding such SOFR Rate Day, and (b) the Applicable Term SOFR
Floor.  If by 5:00 p.m. (New York City time) on the second Business Day immediately following any SOFR Determination Date, the SOFR in respect of such SOFR Determination Date has not been published on the Federal Reserve Bank of New York’s Website and a Replacement Event
with respect to the Daily Simple SOFR has not occurred, then the SOFR for such SOFR
Determination Date will be the SOFR as published in respect of the first preceding Business Day for which such SOFR was published on the Federal Reserve Bank of New York’s Website;
provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than five consecutive Business Days.
“Daily SOFR Loan” means any Loan bearing interest at a rate determined by reference to Daily Simple SOFR and made pursuant to clause (a)(ii) of the definition of “Term
SOFR” or Section 2.14 (Alternate Rate of Interest).
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, reorganization or similar debtor relief laws of the United
States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning assigned to such term in Section 2.11(g).
“Default” means any event or condition specified in Article VII that after notice, lapse of applicable grace periods or both would, unless cured or waived hereunder, constitute an
Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) not being satisfied, or (ii) pay to the Administrative
Agent, any Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing
Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative
Agent and the Borrower that it will comply with its prospective funding obligations hereunder
(provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has,
or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code, (ii) had appointed for it a receiver, interim receiver, receiver-manager, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar
Person charged with reorganization or liquidation of its business or assets (other than via an
Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a
Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender
(or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination made in good faith by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d)
above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, each of the Issuing Banks and each Lender.
“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of the Restricted Subsidiaries in connection with a Disposition that is so designated as
Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-
Cash Consideration.  A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.05.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed on Schedule 3.06.
“Disposition” or “Dispose” means the sale, transfer, license, lease (as lessor) or other disposition (including any Sale Leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any Equity
Interests owned by such Person, or any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall be deemed not to include any issuance or sale by such Person of its Equity Interests or other securities to another Person, except for purposes of Section 2.11(c) and the definition of “Prepayment Event”, where the term
“Disposition” and “Dispose” shall include any issuance or sale by a Restricted Subsidiary of
Equity Interests.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) (a)
require the payment of any cash dividends (other than dividends payable solely in shares of
Qualified Equity Interests), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation, on a fixed date or otherwise, prior to the date that is 91 days after the then Latest Maturity Date at such time of then outstanding Loans (other than (i) upon payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been made), reduction of the LC
Exposure to zero and termination of the Commitments or (ii) upon a “change in control”, asset sale, IPO or similar event) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness other than Indebtedness otherwise permitted under
Section 6.01; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of any Parent Entity, any Holding Company, the Borrower or any Restricted
Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute
Disqualified Equity Interests solely because they may be required to be repurchased by such entity in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Lender” means (a) those Persons that are bona fide competitors of
Holdings and its Subsidiaries that are identified by the Borrower in writing from time to time (or
Affiliates of any such competitors (other than Bona Fide Debt Funds) that are (x) clearly identifiable as Affiliates solely on the basis of similarity of name (provided that the
Administrative Agent shall have no obligation to carry out due diligence in order to identify such
Affiliates) or (y) identified by the Borrower in writing from time to time) (provided that the identification of any such Disqualified Lender after the Sixth Amendment Effective Date shall become effective three Business Days after delivery to the Administrative Agent; provided further that any supplement shall not apply retroactively to disqualify any Person that previously acquired an assignment or participation in any Credit Facility, but shall prevent any such Person from acquiring further Loans or Commitments), (b) those banks, financial institutions and other
Persons separately identified by Holdings or any Sponsor to the Administrative Agent prior to
January 22, 2024 (and, in each case, such specified entities’ Affiliates that are clearly identifiable as Affiliates solely on the basis of similarity of name (provided that the Administrative Agent shall have no obligation to carry out due diligence in order to identify such Affiliates)) and (c)
Excluded Affiliates.  A list of the Disqualified Lenders shall be provided by the Administrative
Agent to a Lender upon its request in connection with an assignment or participation subject to customary confidentiality requirements.
“Division” has the meaning assigned to such term in Section 1.14.
“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in an Alternative Currency, the equivalent in Dollars of such amount, determined by using the rate of exchange for the purchase of Dollars with respect to such Alternative Currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“Dollars” or “$” refers to the lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States, any State thereof or the District of Columbia.
“Dutch Auction” means an auction (an “Auction”) conducted by Holdings or one or more of its Restricted Subsidiaries (in such capacity, as applicable, the “Auction Party”) in their sole discretion in order to purchase Term Loans in accordance with the following procedures:
(A)Notice Procedures.  In connection with an Auction, the Auction Party will provide notification to the auction manager (for distribution to the Term Lenders of the relevant Class of Term Loans that are the subject of the Auction (the “Eligible Auction
Lenders”) and the Administrative Agent) of the Class and principal amount of Term
Loans that will be the subject of the Auction (an “Auction Notice”).  Each Auction
Notice shall contain (i) the Class of Term Loans that will be the subject of the Auction,
(ii) the total cash value of the bid (the “Auction Amount”), in a minimum amount of
$1,000,000 with minimum increments of $500,000, (iii) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term
Loans (i.e., a 5% to 10% Discount Range would represent $50,000 to $100,000 per
$1,000,000 principal amount of Term Loans, with a 10% discount being deemed a
“higher” discount than 5% for purposes of an Auction) at issue that represents the discounts applied to calculate the range of purchase prices that could be paid in the
Auction; provided that the Discount Range may, at the option of the Auction Party, be a single percentage, (iv) the date on which the Auction will conclude, on which date Return
Bids will be due at the time provided in the Auction Notice (such time, the “Auction
Expiration Time”), as such date and time may be extended upon notice by the Auction
Party to the auction manager before any prior Auction Expiration Time, and (v) the identity of the auction manager, and shall indicate if such auction manager is an Affiliate of Holdings.  Each offer to purchase Term Loans in an Auction shall be offered on a pro rata basis to all the Eligible Auction Lenders.
(B)Reply Procedures.  In connection with any Auction, each Eligible Auction
Lender may, in its sole discretion, participate in such Auction and, if it elects to do so
(any such participating Eligible Auction Lender, a “Participating Lender”), shall provide, prior to the Auction Expiration Time, the auction manager with a notice of participation
(the “Return Bid”) which shall be in a form and substance prepared by the Borrower and shall specify (i) a discount to par that must be expressed as a percentage of par principal amount of Term Loans of the relevant Class expressed in percentages (the “Reply
Discount”), which must be within the Discount Range, and (ii) a principal amount of
Term Loans of the relevant Class, which must be in increments of $500,000, that such
Eligible Auction Lender is willing to offer for sale at its Reply Discount (the “Reply
Amount”).  An Eligible Auction Lender may avoid the minimum increment amount condition solely when submitting a Reply Amount equal to such Eligible Auction
Lender’s entire remaining amount of such Term Loans.  Eligible Auction Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three bids, only one of which can result in a Qualifying Bid (as defined below).  In addition to the Return Bid, each Participating Lender must execute and deliver, to be irrevocable during the pendency of the Auction and held in escrow by the auction manager, an assignment agreement pursuant to which such Participating Lender shall make the representations and agreements substantially consistent with the terms of Section
2.11(i)(C).  Any Eligible Auction Lender that fails to submit a Return Bid at or prior to the Auction Expiration Time shall be deemed to have declined to participate in the
Auction.
(C)Acceptance Procedures.  Based on the Reply Discounts and Reply
Amounts received by the auction manager, the auction manager, with the consent of the
Auction Party, will, within ten (10) Business Days of the Auction Notice (or such other time agreed by the Borrower), determine the applicable discount (the “Applicable
Discount”) for the Auction, which will be the highest Reply Discount at which the
Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount, the Auction Party shall either, at its election, (i)
withdraw the Auction or (ii) complete the Auction as set forth below.  Unless withdrawn, the Auction Party shall notify the Participating Lenders of the Applicable Discount no
later than one Business Day after it is determined (the “Applicable Discount Notice”).
The Auction Party shall, within three Business Days of the Applicable Discount Notice, purchase Term Loans from each Participating Lender with a Reply Discount that is equal to or higher than the Applicable Discount (“Qualifying Bids”) at a discount to par equal to the Reply Discount of such Participating Lender, with the applicable Term Loans of the Participating Lender(s) with the highest Reply Discount being purchased first and then in descending order from such highest Reply Discount to and including the applicable Term Loans of the Participating Lenders with a Reply Discount equal to the
Applicable Discount (the “Applicable Order of Purchase”); provided that if the aggregate proceeds required to purchase all Term Loans of the relevant Class subject to Qualifying
Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans of the Participating Lenders in the Applicable Order of
Purchase, but with the Term Loans of Participating Lenders with Reply Discounts equal to the Applicable Discount being purchased pro rata until the Auction Amount has been so expended on such purchases.  If a Participating Lender has submitted a Return Bid containing multiple bids at different Reply Discounts, only the bid with the highest Reply
Discount that is equal to or more than the Applicable Discount will be deemed the

Qualifying Bid of such Participating Lender.  In no event shall any purchase of Term
Loans in an Auction be made at a Reply Discount lower than the Applicable Discount for such Auction.
(D)Additional Procedures.  Once initiated by an Auction Notice, the Auction
Party may withdraw or modify an Auction only prior to the delivery of the Applicable
Discount Notice (and if any Auction is withdrawn or modified, notice thereof shall be delivered to the Administrative Agent and the Eligible Auction Lenders no later than the first Business Day after such withdrawal).  Furthermore, in connection with any Auction, upon submission by a Participating Lender of the relevant Class of a Qualifying Bid, such
Term Lender will be obligated to sell the entirety or its allocable portion of the Reply
Amount, as the case may be, at the Reply Discount.
(E)Any failure by such Loan Party or such Subsidiary to make any prepayment to a Lender pursuant to this definition shall not constitute a Default or Event of Default under Section 7.01 or otherwise.
“ECF Due Date” has the meaning assigned to such term in Section 2.11(d).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA
Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b)
of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union,
Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electing Guarantors” means any Excluded Subsidiary that, at the option, and in the sole discretion, of the Borrower has been designated a Loan Party and is reasonably acceptable to the Administrative Agent.
“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any
Approved Fund of any Lender; (ii) (A) any commercial bank organized under the laws of the
United States or any state thereof, (B) any savings and loan association or savings bank organized under the laws of the United States or any state thereof, (C) any commercial bank organized under the laws of any other country or a political subdivision thereof; provided that
(1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic
Cooperation and Development or a political subdivision of such country, and (D) any other entity
(other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies; (iii) subject to Section
9.04, any Affiliated Lender and any Person who would be an Affiliated Lender upon completion of the relevant assignment; and (iv) any Holding Company, the Borrower and any Restricted
Subsidiary, subject to Section 9.04 or Section 2.11(i) (so long as the Loans and Commitments obtained by any Holding Company, the Borrower or any other Restricted Subsidiary are immediately cancelled); provided that, in any event, Eligible Assignees shall not include (x) any natural person, (y) any Disqualified Lender, or Excluded Affiliate unless, in each case, consented to in writing by the Borrower in its sole discretion (such consent shall be required regardless of whether a Default or Event of Default shall be continuing), or (z) any Defaulting Lender or any
Affiliate thereof.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means all applicable treaties, laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the protection of the environment, the preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any
Hazardous Material or to workplace health and safety matters (to the extent related to exposure to Hazardous Materials).
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties or indemnities), resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous
Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any
Environmental Law.
“Equity Interests” means shares of capital stock or other share capital, partnership interests, membership interests (including shares) in a limited liability or exempted company, beneficial interests in a trust or other equity ownership interests in a Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as
amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Holding Companies and the Borrower, is treated as a single employer under
Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section
412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of
ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is
reasonably expected to occur with respect to such Plan, (c) a determination that any Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or
Section 303 of ERISA), (d) the cessation of operations at a facility of any Holding Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA, (e) conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan, (f) with respect to any Plan, a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, (g) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (h) the incurrence by any
Holding Company or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (i) the receipt by any Holding Company or any ERISA
Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (j) the incurrence by any Holding Company or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (k) the receipt by any
Holding Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer
Plan from any Holding Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” or in “endangered” or “critical” status within the meaning of Section
432 of the Code or Section 304 of ERISA, (l) the occurrence of a non-exempt “prohibited transaction” with respect to which any Holding Company or any of the Subsidiaries is a
“disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which any Holding
Company or any such Subsidiary could otherwise be liable, (m) any Foreign Benefit Event or (n)
any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of any Holding Company or any Subsidiary.
“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events.  The term “Escrowed Proceeds” includes any interest earned on the amounts held in escrow.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” means, for any period, an amount (to the extent positive)
equal to the excess of
(a)the sum, without duplication, of
(i)Consolidated Net Income for such period,
ARTICLE Ian amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (excluding any such charges that represent an accrual or reserve for potential future cash payments) and
(i)decreases in Consolidated Working Capital for such period;
minus (b) the sum, without duplication, of
(i)an amount equal to the amount of all non-cash gains and credits to the extent included in arriving at such Consolidated Net Income and all cash, losses, expenses or charges excluded from Consolidated Net Income
(including in the case of this clause (i) any such non-cash gains and credits and cash, losses, expenses or charges to the extent attributable to the items described in clauses (s) and (t) of Consolidated Net Income),
(ii)without duplication of amounts deducted in calculating Excess Cash Flow with respect to prior years, the amount of Capital Expenditures,
Capitalized Software Expenditures, acquisitions of Intellectual Property and other expenditures that are capitalized, in each case, made in cash during such period or after the end of such period and on or prior to the
ECF Due Date with respect to such period, except to the extent that such
Capital Expenditures, Capitalized Software Expenditures, other cash expenditures that are capitalized or acquisitions were financed with the proceeds of Indebtedness of the Borrower or the Restricted Subsidiaries
(other than Revolving Loans or intercompany loans),
(iii)the aggregate amount of all principal payments of Indebtedness of the
Borrower and the Restricted Subsidiaries made in cash during such period but excluding (x) all prepayments of Term Loans made during such period
(other than prepayments pursuant to Section 2.11(c), but solely to the extent that the Disposition in question increased Consolidated Net Income, and not in excess of such increase, (y) all prepayments of Revolving
Loans made during such period and (z) all prepayments of any other revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder, and except, in each case, to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries (other than Revolving Loans or intercompany loans, and excluding any such prepayments applied to reduce the amount of Excess Cash Flow prepayment in accordance with Section 2.11(d)),
(iv)an amount equal to the aggregate net gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at
Consolidated Net Income,
(v)increases in Consolidated Working Capital for such period (other than
(1) reclassification of items from short-term to long-term or vice versa and
(2) any such increases arising from acquisitions or Dispositions by the
Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),
(vi)payments by the Borrower and the Restricted Subsidiaries during such period in cash in respect of (x) long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income, or (y) non-cash charges incurred in a prior period, to the extent not already deducted from
Consolidated Net Income,
(vii)without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the aggregate amount of cash consideration paid by the
Borrower and the Restricted Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions, holdback payments and earnout payments) pursuant to Section 6.04 (other than Investments made in the Borrower or a Restricted Subsidiary) made during such period
(to the extent permitted to be made hereunder) or after the end of such period and on or prior to the ECF Due Date with respect to such period, except to the extent financed with the proceeds of Indebtedness of the
Borrower or the Restricted Subsidiaries (other than Revolving Loans or intercompany loans),
(viii)the aggregate amount of Restricted Payments paid to any Person other than the Borrower or any Restricted Subsidiary in cash during such period pursuant to clauses (v) (other than with the proceeds of key man life insurance, except to the extent included in Consolidated Net Income for such period), (x)(i), (xi), (xiii), (xiv), (xvi), (xvii) and (xix) of Section

6.06(a), except to the extent financed with the proceeds of Indebtedness of the Borrower and the Restricted Subsidiaries (other than Revolving Loans or intercompany loans),
(ix)the aggregate amount of expenditures, fees, costs, charges and expenses in respect of long-term reserves (including litigation reserves) actually made by the Borrower and the Restricted Subsidiaries in cash during such period to the extent that such expenditures are not deducted in calculating
Consolidated Net Income,
(x)the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of
Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,
(xi)without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount of cash that is reasonably expected to be paid in respect of planned cash expenditures by the Borrower or any of the
Restricted Subsidiaries (the “Planned Expenditures”) relating to Permitted
Acquisitions, other Investments (other than intercompany Investments) or
Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided, that to the extent the aggregate amount of cash actually utilized to finance such Planned Expenditures during such period of four consecutive fiscal quarters (or to the extent such payments are financed with long term Indebtedness (other than revolving loans)) is less than the
Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,
(xii)the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable in each case in such period to the extent not deducted in determining Consolidated Net Income for such period, and
(xiii)the aggregate amount paid in cash by the Borrower and the Restricted
Subsidiaries during such period in respect of the Transaction Costs and
Sixth Amendment Transaction Costs to the extent that such payments are not deducted in calculating Consolidated Net Income.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Rate” means, on any day, for purposes of determining the Dollar
Equivalent of any currency, the rate at which such other currency may be exchanged into Dollars at the time of determination as displayed by ICE Data Services as the “ask price” or as displayed on such other information service which publishes that rate from time to time in place of ICE

Data Services (or another commercially available source providing quotations of such rate as designated by the Administrative Agent from time to time) for such currency (or to the extent applicable, the rate at which Dollars may be exchanged into such other currency).  In the event that such rate does not appear on such applicable ICE Data Services screen (or another commercially available source providing quotations of such rate as designated by the
Administrative Agent from time to time), the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the
Administrative Agent and the Borrower (or, with respect to calculations to be made by the relevant Issuing Bank, such Issuing Bank and the Borrower), or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent (or, with respect to calculations to be made by the relevant
Issuing Bank, such Issuing Bank) in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative
Agent (or, with respect to calculations to be made by the relevant Issuing Bank, such Issuing
Bank) shall elect after determining that such rates shall be the basis for determining the
Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later;
provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent (or, with respect to calculations to be made by the relevant
Issuing Bank, such Issuing Bank) may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Affiliate” means any Affiliates of the Closing Date Joint Lead
Arrangers, Joint Lead Arrangers or Joint Bookrunners that are engaged as principals primarily in private equity, mezzanine financing or venture capital or are engaged, directly or indirectly, in the sale of the Borrower, including through the provision of advisory services, other than a limited number of senior employees who are required, in accordance with industry regulations or such Joint Lead Arranger’s or Joint Bookrunner’s internal policies and procedures, to act in a supervisory capacity and such Joint Lead Arranger’s or Joint Bookrunner’s internal legal, compliance, risk management, credit or investment committee members.
“Excluded Contribution” has the meaning assigned to such term in the definition of “Available Excluded Contribution Amount”.
“Excluded Information” has the meaning assigned to such term in Section
2.11(i)(C).
“Excluded Property” means (i) any lease, lease in respect of a Capital Lease
Obligation, license, contract, permit, Instrument, Security or franchise agreement to which such
Loan Party is a party, or any property subject to a purchase money security interest, or any property governed by any such lease, lease in respect of a Capital Lease Obligation to which such Loan Party is a party and any of its rights or interest thereunder, to the extent, but only to the extent, that a grant of a security interest therein in favor of the Collateral Agent would, under the terms of such lease, lease in respect of a Capital Lease Obligation, license, contract, permit,
Instrument, Security or franchise agreement or purchase money arrangement, be prohibited by or result in a violation of law, rule or regulation or a breach of the terms or a condition of, or constitute a default or forfeiture under, or create a right of termination in favor of, or require a consent (other than the consent of any Loan Party and any such consent which has been obtained
(it being understood and agreed that no Loan Party or Restricted Subsidiary shall be required to seek any such consent)) of, any other party to, such lease, lease in respect of a Capital Lease
Obligation, license, contract, permit, Instrument, Security or franchise agreement or purchase money arrangement, in each case, solely to the extent such prohibition was not created in contemplation of this Agreement or the other Loan Documents (except in the case of a lease in respect of a Capital Lease Obligation or property subject to a Lien permitted pursuant to Sections
6.02(c) (to the extent liens are of the type described in clause (e) of Section 6.02), (d) or (e), other than to the extent that any such law, rule, regulation, term, prohibition, restriction or condition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the
UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, and other than receivables and proceeds of any of the foregoing the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such law, rule, regulation, term prohibition or condition); provided that immediately upon the ineffectiveness, lapse or termination of any such law, rule, regulation, term, prohibition, restriction or condition the
Collateral shall include, and such Person shall be deemed to have granted a security interest in, all such rights and interests as if such law, rule, regulation, term, prohibition, restriction or condition had never been in effect; (ii) any of the outstanding (1) Equity Interests issued by a
Subsidiary of any Holding Company that is a CFC or a CFC Holding Company other than 65%
of the voting capital stock and 100% of the non-voting capital stock of such Subsidiary or (2)
Equity Interests issued by a Subsidiary of any Holding Company that is a Subsidiary of a CFC;
(iii) any Equity Interests or assets of a Person to the extent that, and for so long as (x) such
Equity Interests constitute less than 100% of all Equity Interests of such Person, and the Person or Persons holding the remainder of such Equity Interests are not Subsidiaries of any Holding
Company and (y) the granting of a security interest in such Equity Interests in favor of the
Collateral Agent is not permitted by the terms of such issuing Person’s organizational or joint venture documents or otherwise requires the consent of a Person or Persons who are not
Subsidiaries of any Holding Company (after giving effect to other than to the extent that any such restriction or requirement would be rendered ineffective pursuant to Sections 9-406, 9-407,
9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code)); (iv) any Equity Interests in and
assets of an Unrestricted Subsidiary, an Immaterial Subsidiary or a Captive Insurance Subsidiary
or other special purpose entity (except to the extent perfection can be achieved by filing of a
UCC financing statement); (v) (A) any motor vehicles and other assets subject to certificates of title (except to the extent a security interest therein can be perfected by the filing of UCC financing statements), (B) letter of credit rights (other than those constituting supporting obligations of other Collateral) with a value of less than $10,000,000 individually (except to the extent a security interest therein can be perfected by the filing of UCC financing statements), and
(C) Commercial Tort Claims (as defined in the UCC) with a claim value of less than
$10,000,000 individually; (vi) any “intent-to-use” trademark or service mark applications for which a statement of use or an amendment to allege use has not been filed with the United States
Patent and Trademark Office (but only until such statement or amendment is filed with the

United States Patent and Trademark Office), and solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of, or void or cause the abandonment or lapse of, such application or any registration that issues from such intent-to-use application under applicable U.S. law;
(vii) those assets to the extent that a security interest in or perfection thereof would result in adverse tax consequences that are not de minimis  as reasonably determined by the Borrower in good faith; (viii) those assets as to which the Administrative Agent and the Borrower reasonably determine, in writing, that the cost of obtaining a security interest in or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (ix) any real property leasehold interests (including any requirement to obtain any landlord waivers, estoppels and consents); (x) [reserved]; (xi) those assets with respect to which the granting of security interests in such assets would be prohibited by any contract permitted under the terms of this Agreement (not entered into in contemplation thereof and solely with respect to assets that are subject to such contract), applicable law or regulation (other than to the extent that any such law, rule, regulation, term, prohibition or condition would be rendered ineffective pursuant to
Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, and other than receivables and Proceeds of any of the foregoing the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such law, rule, regulation, term, prohibition or condition), or would require governmental or third-party (other than any Loan Party) consent, approval, license or authorization or create a right of termination in favor of any Person (other than any Loan Party)
party to any such contract (after giving effect to the applicable anti-assignment provisions of the
UCC or other applicable law other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition); provided that immediately upon the ineffectiveness, lapse or termination of any such law, rule, regulation, term, prohibition, condition or provision the Collateral shall include, and such Person shall be deemed to have granted a security interest in, all such rights and interests as if such law, rule, regulation, term, prohibition, condition or provision had never been in effect; provided, further, that the exclusions referred to in this clause (xi) shall not include any
Proceeds of any such assets except to the extent such Proceeds constitute Excluded Property;
(xii) all owned real property not constituting Material Real Property; (xiii) Margin Stock; and
(xiv) any assets (other than Equity Interests in a Foreign Subsidiary) that are located outside of the United States or are governed by or arise under the law of any jurisdiction outside of the
United States (other than to the extent no action needs to be taken outside of the United States with respect to any such assets to create or perfect a security interest in any such assets).
Notwithstanding anything to the contrary, “Excluded Property” shall not include any Proceeds, substitutions or replacements of any “Excluded Property” referred to in clauses (i) through (xiv)
(unless such Proceeds, substitutions or replacements would itself or themselves independently constitute “Excluded Property” referred to in any of clauses (i) through (xiv)).  Each category of
Collateral set forth above shall have the meaning set forth in the UCC (to the extent such term is defined in the UCC).
“Excluded Subsidiaries” means any Subsidiary of any Holding Company that is not itself a Holding Company or the Borrower and that is: (a) listed on Schedule 1.02 as of the

Closing Date; (b) a CFC or a CFC Holding Company; (c) any not-for-profit Subsidiary; (d) a
Joint Venture or a Subsidiary that is not otherwise a wholly-owned Restricted Subsidiary; (e) an
Immaterial Subsidiary; (f) an Unrestricted Subsidiary; (g) a Captive Insurance Subsidiary or
other special purpose entity; (h) prohibited by any applicable Requirement of Law or contractual obligation from guaranteeing or granting Liens to secure any of the Secured Obligations or with respect to which any consent, approval, license or authorization from any Governmental
Authority would be required for the provision of any such guaranty (but in the case of such guaranty being prohibited due to a contractual obligation, such contractual obligation shall have been in place at the Closing Date or at the time such Subsidiary became a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary); provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary solely pursuant to this clause (h) if such consent, approval, license or authorization has been obtained (it being understood and agreed that no Loan Party or Restricted Subsidiary shall be required to seek any such consent, approval, license or authorization); (i) with respect to which the Borrower (in consultation with the Administrative Agent) reasonably determines that guaranteeing or granting
Liens to secure any of the Secured Obligations would result in material adverse tax consequences; (j) with respect to which the Borrower and the Administrative Agent reasonably agree that the cost and/or burden of providing a guaranty of the Secured Obligations outweighs the benefits to the Lenders; (k) a direct or indirect Subsidiary of an Excluded Subsidiary; (l) a
Securitization Subsidiary; (m) organized or incorporated outside of the United States or any state, province, territory or jurisdiction thereof, (n) [reserved] and (o) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or other permitted Investment that, at the time of such Permitted Acquisition or other permitted Investment, has assumed secured Indebtedness permitted hereunder and not incurred in contemplation of such Permitted Acquisition or other
Investment and each Restricted Subsidiary that is a Subsidiary thereof that guarantees such
Indebtedness, in each case to the extent (and solely for so long as) such secured Indebtedness prohibits such Restricted Subsidiary from becoming a Guarantor (provided that each such
Subsidiary shall cease to be an Excluded Subsidiary under this clause (o) if such secured
Indebtedness is repaid or becomes unsecured, if such Restricted Subsidiary ceases to be an obligor with respect to such secured Indebtedness or such prohibition no longer exists, as applicable).
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap
Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest pursuant to the Security Documents to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the
Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading
Commission (or the application or official interpretation of any thereof) by virtue of such Loan
Party’s failure for any reason to constitute an “eligible contract participant” as defined in the
Commodity Exchange Act at the time the Guarantee of such Loan Party or the grant of such security interest would otherwise have become effective with respect to such related Swap
Obligation but for such Loan Party’s failure to constitute an “eligible contract participant” at such time.
“Excluded Taxes” means, with respect to any Recipient:

(a)Taxes imposed on or measured by such Recipient’s overall net income or profits, and franchise Taxes or profits Taxes, as a result of a present or former connection between the Recipient and the jurisdiction of the Governmental Authority imposing such Tax
(other than any such connection arising solely from (i) such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, and/or engaged in any other transaction pursuant to, any Loan Document, or (ii) such Recipient having sold or assigned an interest in any
Loan or Loan Document);
(b)any branch profits Taxes imposed by any jurisdiction described in clause
(a);
(c)any United States federal withholding Taxes that are imposed on a
Recipient pursuant to a law in effect at the time such Recipient acquires an interest in any Loan
Document (other than pursuant to an assignment request by the Borrower under Section 2.19) or designates a new lending office. except, in each case, to the extent that such Recipient (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding
Tax pursuant to Section 2.17 of this Agreement;
(d)any withholding Taxes attributable to a Recipient’s failure to comply with
Section 2.17(e); and
(e)any federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of
April 14, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time), by and among Borrower, Holdings, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
“Extended Revolving Commitment” has the meaning assigned to such term in
Section 2.24.
“Extended Revolving Loans” has the meaning assigned to such term in Section
2.24(a).
“Extended Term Loans” has the meaning assigned to such term in Section 2.24.
“Extending Lenders” has the meaning assigned to such term in Section 2.24.
“Extending Revolving Loan Lender” has the meaning assigned to such term in
Section 2.24.
“Extending Term Lender” has the meaning assigned to such term in Section 2.24.
“Extension” has the meaning assigned to such term in Section 2.24.

“Extension Amendment” means an amendment to this Agreement in form reasonably satisfactory to the Borrower and the Administrative Agent, executed by each of
(a) the Holding Companies, (b) the Borrower, (c) the other Loan Parties, (d) the Administrative
Agent and (e) each Extending Revolving Loan Lender and Extending Term Lender, as the case may be, in connection with any Extension.
“Extension Offer” has the meaning assigned to such term in Section 2.24.
“FATCA” means Sections 1471 through 1474 of the Code as of the Sixth
Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.
“FCPA” has the meaning assigned to such term in Section 3.19.
“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided, that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the Federal
Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means the Amended and Restated Fee Letter dated August 31, 2018 by and among the Borrower, GS Bank, Barclays, Bank of America, N.A., MLPFS, Credit Suisse
AG, KKR Corporate Lending LLC, KKR Corporate Funding LLC, Citizens Bank, N.A.,
SunTrust Bank and SunTrust Robinson Humphrey, Inc.
“Fifth Amendment” means that certain Fifth Amendment to First Lien Credit
Agreement, dated as of February 20, 2024, by and among Holdings, the Borrower, the other
Guarantors party thereto, the Lenders and Issuing Banks party thereto and the Administrative
Agent.
“Financial Officer” of any Person means the chief financial officer, vice president of finance, principal accounting officer or treasurer of such Person (or, in the case of any Person that is a Foreign Subsidiary, a director of such Person).
“First Amendment Funding Date” has the meaning assigned to such term in
Section III of the First Incremental Credit Facility Amendment.

“First Incremental Credit Facility Amendment” means the First Incremental
Credit Facility Amendment to First Lien Credit Agreement, dated as of November 1, 2019, among the Borrower, Holdings, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.
“First Lien Indebtedness” means Total Indebtedness that is secured by a Lien on the Collateral, except by a Lien that is junior to the Liens on the Collateral securing the
Obligations.  For the avoidance of doubt, First Lien Indebtedness includes any First Lien Senior
Secured Notes, the Term Loans and the Revolving Loans.
“First Lien Net Leverage Ratio” means, on any date of determination, the ratio of
(a) First Lien Indebtedness, less the aggregate amount of Unrestricted Cash, to (b) LTM
EBITDA.
“First Lien Senior Secured Notes” means Additional Debt, Term Loan Exchange
Notes or Refinancing Notes, in each case that are secured by any Lien except by any Lien that is junior to the Lien securing the Obligations.
“Fixed Charges” means, for any period, the sum of: (i) Consolidated Interest
Expense for such period, to the extent payable in cash in such period, plus (ii) without duplication, all cash dividends or distributions paid (excluding items eliminated in consolidation)
on any series of preferred stock or Disqualified Equity Interests during such period.
“Flood Hazard Property” means a Mortgaged Property to the extent any building comprising any part of the Mortgaged Property is located in an area designated by the Federal
Emergency Management Agency as having special flood hazards.
“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform
Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the
Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statue thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now
or hereafter in effect or any successor statute thereto and any and all official rulings and interpretation thereunder or thereof.
“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority,
(b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a
Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by any
Holding Company or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein that would reasonably be expected to result in a Material Adverse

Effect, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by any Holding
Company or any of the Subsidiaries, or the imposition on any Holding Company or any of the
Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case that would reasonably be expected to result in a Material Adverse
Effect.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Pension Plan” means any benefit plan that under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Subsidiary” means any Subsidiary that is organized or incorporated under the laws of a jurisdiction other than the United States, any State thereof or the District of
Columbia.
“Fourth Amendment” means that certain Fourth Amendment to First Lien Credit
Agreement, dated as of July 7, 2023, between the Borrower and the Administrative Agent.
“Francisco Partners” means Francisco Partners IV, L.P. and its Controlled
Investment Affiliates and associated funds.
“GAAP” means, subject to the limitations set forth in Section 1.04, generally accepted accounting principles in the United States as in effect from time to time.
“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, company, partnership, trust, limited liability company, association, Joint Venture or other business entity.
“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state, county, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the
European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting
Standards Board, the Bank for International Settlements or the Basel Committee on Banking
Supervision or any successor or similar authority to any of the foregoing).
“Granting Lender” has the meaning assigned to such term in Section 9.04(e).
“GS Bank” means Goldman Sachs Bank USA.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of)
such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such
Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term
“Guarantee” does not include (x) endorsements for collection or deposit in the ordinary course of business and (y) standard contractual indemnities or product warranties provided in the ordinary course of business; and provided further that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such
Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The term “Guaranteed” has a meaning correlative thereto.
“Guarantors” means (a) each Holding Company and (b) any Restricted Subsidiary that has Guaranteed the Obligations pursuant to the Guaranty; provided that, notwithstanding anything herein to the contrary, no Restricted Subsidiary that is an Excluded Subsidiary shall be required to Guarantee the Obligations.
“Guaranty” means the First Lien Guaranty executed and delivered by the Loan
Parties party thereto, together with each supplement to such Guaranty in respect of the Secured
Obligations delivered pursuant to Section 5.10.
“Hazardous Materials” means all explosive or radioactive substances, materials or wastes and all hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, materials or wastes regulated by or for which liability may be imposed pursuant to any Environmental Law due to their dangerous or deleterious properties or characteristics.
“Holding Company” means (a) on the Closing Date, Holdings and (b) after the
Closing Date, Holdings and any other Subsidiary of Holdings that, directly or indirectly, owns the Borrower.
“Holdings” has the meaning assigned to such term in the recitals to this
Agreement.

“Immaterial Subsidiary” means, at any date of determination, any Restricted
Subsidiary that has been designated by the Borrower in writing to the Administrative Agent as an
“Immaterial Subsidiary” for purposes of this Agreement; provided that (a) for purposes of this
Agreement, at no time shall (i) the consolidated total assets of all Immaterial Subsidiaries as of the last day of the then most recent fiscal year of the Borrower for which financial statements have been delivered equal or exceed 10.0% of the Consolidated Total Assets of the Borrower and
the Restricted Subsidiaries at such date, determined on a Pro Forma Basis or (ii) the consolidated revenues (other than revenues generated from the sale or license of property between any of the
Borrower and the Restricted Subsidiaries) of all Immaterial Subsidiaries for the then most recent fiscal year of the Borrower for which financial statements have been delivered equal or exceed
10.0% of the consolidated revenues (other than revenues generated from the sale or license of property between any of the Borrower and the Restricted Subsidiaries) of the Borrower and the
Restricted Subsidiaries for such period, determined on a Pro Forma Basis, (b) at any time and from time to time, the Borrower may designate any Restricted Subsidiary as a new Immaterial
Subsidiary so long as, after giving effect to such designation, the consolidated assets and consolidated revenues of all Immaterial Subsidiaries do not exceed the limits set forth in clause
(a) above at such time of designation and (c) if, as of the Applicable Date of Determination, the
consolidated assets or revenues of all Restricted Subsidiaries so designated by the Borrower as
“Immaterial Subsidiaries” shall have, as of the last day of such fiscal year, exceeded the limits set forth in clause (a) above, then within ten (10) Business Days (or such later date as agreed by the Administrative Agent in its reasonable discretion) after the date such financial statements are so delivered (or so required to be delivered), the Borrower shall redesignate one or more
Immaterial Subsidiaries, in each case in a written notice to the Administrative Agent, such that, as a result thereof, the consolidated assets and revenues of all Restricted Subsidiaries that are still designated as “Immaterial Subsidiaries” do not exceed such limits.  Upon any such Restricted
Subsidiary ceasing to be an Immaterial Subsidiary pursuant to the preceding sentence, such
Restricted Subsidiary, to the extent not otherwise qualifying as an Excluded Subsidiary, shall comply with Section 5.10, to the extent applicable.
“Incremental Credit Facility” has the meaning assigned to such term in Section
2.20(a).
“Incremental Credit Facility Amendment” has the meaning assigned to such term in Section 2.20(c).
“Incremental Facility Closing Date” has the meaning assigned to such term in
Section 2.20(c).
“Incremental Loans” means, collectively, the Incremental Revolving Loans and the Incremental Term Loans.
“Incremental Revolving Commitment” means, with respect to each Lender, the commitment, if any, in respect of an Incremental Revolving Facility under any Incremental
Credit Facility Amendment with respect thereto, expressed as an amount representing the maximum principal amount of the Incremental Revolving Facility to be made available by such

Lender under such Incremental Credit Facility Amendment, as such commitment may be (a)
reduced pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
“Incremental Revolving Facility” has the meaning assigned to such term in
Section 2.20(a).
“Incremental Revolving Lender” has the meaning assigned to such term in
Section 2.20(e).
“Incremental Revolving Loan” means a Loan made under an Incremental
Revolving Facility.
“Incremental Second Lien Facility” has the meaning assigned to the term
“Incremental Credit Facility” in the Second Lien Credit Agreement.
“Incremental Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Incremental Term Loan under any Incremental
Credit Facility Amendment with respect thereto, expressed as an amount representing the maximum principal amount of the Incremental Term Loans to be made by such Lender under such Incremental Credit Facility Amendment, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
“Incremental Term Facility” has the meaning assigned to such term in Section
2.20(a).
“Incremental Term Loan” means a Loan made under an Incremental Term
Facility.
“Incurrence-Based Amounts” has the meaning assigned to such term in Section
1.05.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all obligations of the type described in clauses (a), (b), (c), (d), (f), (g), (h), (i), (j) or (k) of this definition of “Indebtedness” of others secured by (or for which the holder of such Indebtedness has an existing unconditional right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person,
(f) all Guarantees by such Person of obligations of the type described in clauses (a), (b), (c), (d),
(e), (g), (h), (i), (j) or (k) of this definition of “Indebtedness” of others, (g) the principal component of Capital Lease Obligations of such Person, (h) all reimbursement obligations of such Person as an account party in respect of letters of credit and letters of guaranty (except to the extent such letters of credit, or letters of guaranty relate to trade payables and such outstanding amounts are satisfied within thirty (30) days of incurrence), (i) all reimbursement obligations of such Person in respect of bankers’ acceptances (except to the extent such bankers’
acceptances relate to trade payables and such outstanding amounts are satisfied within thirty (30)
days of incurrence), (j) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests of such Person to the extent that such purchase, redemption, retirement or other acquisition is required to occur on or prior to the Latest Maturity Date in effect at the time of issuance of such Equity Interests
(other than as a result of a Change in Control, asset sale or similar event), and (k) to the extent not otherwise included in this definition, net obligations of such Person under Swap Obligations
(the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement); provided, however, that (A) intercompany
Indebtedness and (B) obligations constituting non-recourse Indebtedness shall only constitute
“Indebtedness” for purposes of Section 6.01 and not for any other purpose hereunder.  The
Indebtedness of any Person shall include the Indebtedness of any partnership in which such
Person is a general partner to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Notwithstanding the foregoing, in no event shall the following constitute Indebtedness: (u) deferred obligations owing to the Investors and their Affiliates
(including what would otherwise constitute Permitted Investor Payments), (v) amounts owed to dissenting stockholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), with respect to the Transactions and any permitted
Investments to the extent paid when due (unless being properly contested), (w) trade accounts payable, deferred revenues, liabilities associated with customer prepayments and deposits and any such obligations incurred under ERISA, and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (x) operating leases, (y)
customary obligations under employment agreements and deferred compensation and (z)
deferred revenue and deferred tax liabilities.  Notwithstanding the foregoing, the term
“Indebtedness” shall not include contingent post-closing purchase price adjustments, holdback amounts and other deferred consideration, non-compete or consulting obligations or earn-outs to which the seller in an Acquisition or Investment may become entitled.  The amount of
Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03.
“Information” has the meaning assigned to such term in Section 9.12.

“Initial Default” has the meaning assigned to such term in Section 7.01.
“Initial Revolving Borrowing” means one or more borrowings of Revolving
Loans or issuances or deemed issuances of Letters of Credit on the Closing Date as specified in the definition of the term “Permitted Initial Revolving Borrowing”.
“Initial Revolving Commitments” means the Revolving Commitments of the
Revolving Lenders as of the Closing Date.
“Initial Revolving Loan” means (a) a Revolving Loan made by a Lender to the
Borrower in respect of an Initial Revolving Commitment pursuant to Section 2.01(b) and (b) the
2020 Incremental Revolving Loans (other than for purposes of (i) the first paragraph of Section
2.01, (ii) Section 4.01 and (iii) Section 5.09(a)).
“Intellectual Property” means all rights, priorities and privileges in or to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, trademarks, service marks, trade names, technology, know-how, trade secrets and processes, all registrations and applications for registration of any of the foregoing, and all goodwill associated with any of the foregoing.
“Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, Intellectual Property rights transfer agreement or any related agreements, in each case where all the parties to such agreement are the Borrower and/or the Restricted
Subsidiaries, provided that any such agreement between a Loan Party and a non-Loan Party shall be on arm’s length terms.
“Interest Coverage Ratio” means, as of any date of determination, the ratio of
(a) LTM EBITDA to (b) Consolidated Interest Expense of the Borrower and the Restricted
Subsidiaries with respect to their Total Indebtedness for the most recently ended Test Period to the extent paid in cash.
“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Loan Borrowing or Term Loan Borrowing in accordance with Section
2.07.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a
Swingline Loan), (i) the last Business Day of each March, June, September and December and
(ii) the Revolving Termination Date or Term Loan Maturity Date, as applicable, (b) [reserved],
(c) with respect to any Term SOFR Loan, the last day of each Interest Period applicable to such
Loan and the Term Loan Maturity Date or Revolving Termination Date, as applicable, of the
Credit Facility under which such Loan was made; provided that if any Interest Period for a Term
SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (d) with respect to any
Daily SOFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month (or, at the Borrower’s option, three months) after the borrowing date of such Daily SOFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the date on which such Daily SOFR Loan is repaid or converted in full and (e) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means, with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect, or such other period that is twelve months or less requested by the Borrower and consented to by all the
Lenders participating in the relevant Borrowing and the Administrative Agent (in the case of each requested Interest Period, subject to availability), or, if the Administrative Agent and the
Borrower agrees, such other period whose end would coincide with a payment due date on the
Term Loans pursuant to Section 2.10 or the payment under Swap Obligations; provided that (a)
if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding
Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment” means (i) any purchase or other acquisition by the Borrower or any of the Restricted Subsidiaries of, or of a beneficial interest in, any Equity Interests or
Indebtedness of any other Person (including any Subsidiary), (ii) any loan (by way of guarantee or otherwise) or advance constituting Indebtedness of such other Person (other than accounts receivable, trade credit, prepayments to, or deposits with, vendors), (iii) any other capital contribution by the Borrower or any of the Restricted Subsidiaries to any other Person (including any Subsidiary) or (iv) any Acquisition; provided that the foregoing shall exclude, in the case of the Borrower and the Subsidiaries, their parent companies and their subsidiaries, intercompany advances arising from their cash management, tax, and accounting operations, in each case in the ordinary course of business.  The amount of any Investment outstanding as of any time shall be the original cost of such Investment (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on the Borrower’s good faith estimate of the fair market value of such asset or property at the time such Investment is made) plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, less all Returns received by the
Borrower or any Restricted Subsidiary in respect thereof.  The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of Returns or amounts increasing the Available Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value of such Equity
Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of Returns or amounts increasing the
Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such
Investment, and (c) any Investment (other than any Investment referred to in clause (a) or (b)
above) by the specified Person in the form of a purchase or other acquisition for value of any
Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such
Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of Returns or amounts increasing the Available
Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.  For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with
GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer of the Borrower.
“Investor” means (i) Francisco Partners, Spectrum and the New Sponsor and
certain other investors designated by Francisco Partners, Spectrum and the New Sponsor on or
before the Sixth Amendment Effective Date, (ii) any Controlled Investment Affiliate of any
Person identified in clause (i) above, (iii) any managing director, general partner, limited partner, director, officer or employee of any Person identified in clause (i) above or any of their respective Affiliates (collectively, the “Investor Associates”), (iv) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Investor Associate and (v)
any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only an Investor Associate, his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants.
“IPO” means any transaction whereby, or upon the consummation of which,
Holdings’ or the Public Company’s common Equity Interests are, or may thereafter be, offered or sold (whether through an initial primary underwritten public offering or otherwise) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, or to the equivalent registration documents filed with the equivalent authority in the applicable foreign jurisdiction.

“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby
Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means, as the context may require, (a) GS Bank, Barclays, Bank of America, N.A., Credit Suisse AG, Citizens Bank, N.A. and SunTrust Bank and (b) each other
Lender appointed as an Issuing Bank pursuant to Section 2.05(p), each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(k).
Any Issuing Bank may, with the consent of the Borrower, arrange for one or more Letters of
Credit to be issued by an Affiliate of such Issuing Bank, in which case the term “Issuing Bank”
includes any such Affiliate with respect to Letters of Credit issued by such Affiliate.  Any
Issuing Bank may cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by such Issuing Bank for all purposes under the
Loan Documents.
“Joint Bookrunners” means GS Bank, Barclays, MLPFS, Citizens Bank, N.A.,
Credit Suisse Loan Funding LLC, KKR Capital Markets LLC and SunTrust Humphrey
Robinson, Inc., each in its capacity as joint bookrunner in respect of the credit facilities provided herein.
“Joint Lead Arrangers” means Morgan Stanley Senior Funding, Inc., Goldman
Sachs Bank USA, Barclays Bank PLC, Citigroup Global Markets Inc., JPMorgan Chase Bank,
N.A., BofA Securities, Inc., N.A., KKR Capital Markets LLC and KKR Corporate Lending (CA)
LLC, each in its capacity as a joint lead arranger in respect of the credit facilities provided herein.
“Joint Venture” means a joint venture, partnership or similar arrangement, whether in corporate, partnership or other legal form.
“Judgment Currency” has the meaning assigned to such term in Section 9.17.
“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental Term Loan, Incremental Revolving Commitment, Incremental
Revolving Loan, Extended Term Loan, Extended Revolving Commitment, Extended Revolving
Loan, Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other
Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a
Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit denominated in Dollars at such time and (b) the aggregate amount of all LC Disbursements in respect of Letters of Credit made in Dollars that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any
Revolving Lender shall be its Applicable Percentage of the aggregate LC Exposure at such time.
“LC Sublimit” means the lesser of (x) $10,000,000 and (y) the aggregate amount of Revolving Commitments.  The LC Sublimit is part of, and not in addition to, the Revolving
Credit Facility.  The LC Sublimit with respect to each Revolving Lender that is an Issuing Bank shall be no greater than its pro rata allocation with respect to the aggregate LC Sublimit in accordance with their Applicable Percentage.
“LCA Election” means the Borrower’s election to exercise its right to designate any acquisition (or similar Investment) as a Limited Condition Acquisition pursuant to the terms hereof.
“LCA Test Date” means the date on which the definitive agreement for any such
Limited Condition Acquisition is entered into.
“Lender Counterparty” means any counterparty to a Secured Swap Agreement or
Secured Cash Management Agreement.
“Lender Financing Source” has the meaning assigned to such term in Section
9.04(d).
“Lenders” means the Persons who are “Lenders” under this Agreement on the
Closing Date, any Additional Lenders, any Additional Refinancing Lenders and any other Person that shall have become a party hereto as a Lender pursuant to Section 9.04, other than any such
Person that ceases to be a party hereto pursuant to Section 9.04.  Unless the context requires otherwise, the term “Lenders” includes the Swingline Lenders.
“Letter of Credit” means (a) any letter of credit issued pursuant to this Agreement or (b) any guarantee, indemnity or other instrument (including bank acceptances and bank guarantees), in each case in a form requested by the Borrower and agreed by the applicable
Issuing Bank; provided that in no event shall GS Bank, Barclays, Bank of America, N.A., UBS
AG, Stamford Branch or Citizens Bank, N.A. be required to issue letters of credit (other than standby letters of credit), bank acceptances, bank guarantees, indemnitees or other instruments.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank.
“Letter of Credit Expiration Date” means the fifth Business Day prior to the
Revolving Termination Date (unless cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Issuing Bank thereof).
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, charge, assignment by way of security, hypothecation, security interest or similar encumbrance given in the nature of a security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, whether or not filed, recorded or otherwise perfected under applicable law.
“Limited Condition Acquisition” means any Permitted Acquisition (or similar
Investment) by any Holding Company or one or more of the Restricted Subsidiaries, the consummation of which is not conditioned on the availability of, or on obtaining, third-party financing.
“Loan Documents” means this Agreement, the First Incremental Credit Facility
Amendment, the Second Incremental Credit Facility Amendment, the Third Amendment, the
Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Fee Letter, each
Incremental Credit Facility Amendment, each Refinancing Amendment, each Extension
Amendment, the Guaranty, the Second Lien Intercreditor Agreement, each Security Document, and each schedule, exhibit or annex to any of the foregoing, any letter of credit application, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(p), and any
Notes issued by the Borrower pursuant hereto.
“Loan Party” means (a) the Borrower and (b) each Guarantor.
“Loans” means the Term Loans, the Revolving Loans, the Swingline Loans, the
Other Revolving Loans and any other loans made by any Lenders to the Borrower pursuant to this Agreement, any Incremental Credit Facility Amendment, Extension Amendment or any
Refinancing Amendment.
“LTM EBITDA” means, at any time, Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the trailing four (4) quarter period most recently ended, as of the
Applicable Date of Determination.
“Margin Stock” has the meaning assigned to such term in Regulation U of the
Board.
“Market Capitalization” means, with respect to the making of any Restricted
Payment, an amount equal to (a) the total number of issued and outstanding shares of Equity
Interests of Holdings or any direct or indirect parent company on the date of declaration of such
Restricted Payment multiplied by (b) the arithmetic mean of the closing prices per share of such
Equity Interests on the principal securities exchange on which such Equity Interests are listed for the thirty (30) consecutive trading days immediately preceding the date of declaration of such
Restricted Payment.
“Material Adverse Effect” means (a) on the Closing Date, a Parent Material
Adverse Effect or (b) after the Closing Date, a material and adverse effect on (i) the business, assets, results of operations or financial condition, in each case, of Holdings and its Restricted
Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) available to the

Administrative Agent under the Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents.
“Material Indebtedness” means any Indebtedness (other than the Loans and
Letters of Credit) of the Borrower or any Restricted Subsidiary in an outstanding principal amount exceeding the greater of (a) $58,000,000 and (b) 25% of LTM EBITDA for the most recently ended Test Period at such time; provided that in no event shall any Receivables Facility or Qualified Securitization Financing be considered Material Indebtedness for any purpose.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Real Property” means any real property and improvements thereto owned in fee simple by a Loan Party and which has a fair market value (estimated in good faith by such Loan Party) in excess of $23,000,000 as of the time such property is acquired (or, if such property is owned by a Person at the time it becomes a Loan Party pursuant to Section 5.10, as of such date).
“Material Subsidiary” means, at any date of determination, each Restricted
Subsidiary that is not an Immaterial Subsidiary.
“Maturity Limitation Excluded Amount” means, at any date of determination, a principal amount of Indebtedness in the form of Incremental Credit Facilities, Other Term Loans,
Other Revolving Loans, Other Revolving Commitments, Additional Debt, Term Loan Exchange
Notes, Refinancing Notes or any Permitted Refinancing of the foregoing (or any combination of the foregoing) (each, “Subject Indebtedness”) not to exceed, in the aggregate for all such Subject
Indebtedness elected by the Borrowers to have been incurred in reliance on the Maturity
Limitation Excluded Amount, $229,000,000, which Subject Indebtedness shall, at the election of the Borrowers, not be required to comply with any limitations on maturity date, Weighted
Average Life to Maturity, scheduled amortization, mandatory commitment reductions or mandatory prepayment or redemption features, in each case that would otherwise be applicable to such Subject Indebtedness pursuant to the terms of this Agreement.
“Maximum Additional Debt Amount” means, at any date of determination, the sum of:
(a) (i) the greater of (x) $229,000,000 and (y) 100% of LTM EBITDA calculated on a Pro Forma Basis, less the amount of any Additional Debt or Incremental Facilities incurred in reliance on this clause (i) after the Sixth Amendment Effective Date, less the amount of any
Incremental Second Lien Facility and/or Second Lien Additional Debt, in each case, incurred in reliance on clause (i) of the Second Lien Unrestricted Amount after the Sixth Amendment
Effective Date, plus (ii) (x) the par value of any voluntary prepayments made pursuant to Section
2.11(a) (provided that any such payments or purchases of Revolving Loans are accompanied by permanent reductions of the Revolving Commitments), repurchases of Term Loans pursuant to

Section 2.11(i) or Section 9.04, payments made pursuant to Section 9.02(c) or voluntary prepayments or redemptions of Additional Debt, Other Term Loans, Other Revolving Loans,
Extended Term Loans, Extended Revolving Loans, Term Loan Exchange Notes, Refinancing
Notes or any Permitted Refinancing of the foregoing, in each case to the extent secured on a pari passu basis with the Term Loans (and in the case of any such Indebtedness consisting of revolving indebtedness, to the extent accompanied by permanent reductions of the associated revolving commitments) and effected after the Sixth Amendment Effective Date that are not financed with the proceeds of long-term Indebtedness (other than Revolving Loans or other revolving indebtedness) and that do not reduce the amount of any payment otherwise due pursuant to Section 2.11(d) by operation of the proviso to such clause) and (y) the par value of any voluntary prepayments of the Second Lien Facility, any Incremental Second Lien Facility
and Second Lien Additional Debt, to the extent such prepaid Second Lien Facility and/or
Indebtedness were incurred under the Second Lien Unrestricted Amount  (this clause (ii), together with clause (i), the “Unrestricted Amount”), less, the amount of any Additional Debt and/or Incremental Credit Facilities incurred in reliance on clause (ii) of the Unrestricted
Amount, less the amount of any Second Lien Additional Debt and/or Second Lien Incremental
Facility incurred in reliance on clause (ii) of the Second Lien Unrestricted Amount; plus
(b) an unlimited amount if after giving effect to the incurrence of such Additional
Debt or Incremental Credit Facility and the application of the proceeds therefrom,
(i) if such Incremental Credit Facility or Additional Debt is secured on a pari passu basis with the Obligations, the First Lien Net Leverage Ratio, calculated on a Pro
Forma Basis as of the Applicable Date of Determination, either (x) is no greater than 5.20 to 1.00 or (y) if such Indebtedness is incurred in connection with a Permitted Acquisition or other permitted Investment, either (A) is no greater than 5.20 to 1.00 or (B) is no greater than the First
Lien Net Leverage Ratio in effect immediately prior to the applicable Permitted Acquisition or other permitted Investment,
(ii) if such Incremental Credit Facility or Additional Debt is secured on a junior lien basis to the Obligations, the Senior Secured Net Leverage Ratio, calculated on a Pro
Forma Basis as of the Applicable Date of Determination, either (x) is no greater than 7.00 to 1.00 or (y) if such Indebtedness is incurred in connection with a Permitted Acquisition or other permitted Investment, either (A) is no greater than 7.00 to 1.00 or (B) is no greater than the
Senior Secured Net Leverage Ratio in effect immediately prior to the applicable Permitted
Acquisition or other permitted Investment,
(iii) if such Incremental Credit Facility or Additional Debt is unsecured or is secured by assets not constituting Collateral, either (I) the Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the Applicable Date of Determination, either (x) is no greater than
7.00 to 1.00 or (y) if such Indebtedness is incurred in connection with a Permitted Acquisition or other permitted Investment, either (A) is no greater than 7.00 to 1.00 or (B) is no greater than the
Total Net Leverage Ratio in effect immediately prior to the applicable Permitted Acquisition or other permitted Investment or (II) the Interest Coverage Ratio, calculated on a Pro Forma Basis as of the Applicable Date of Determination, either (x) is no less than 2.00 to 1.00 or (y) if such

Indebtedness is incurred in connection with a Permitted Acquisition or other permitted
Investment, either (A) is no less than 2.00 to 1.00 or (B) is no less than the Interest Coverage
Ratio in effect immediately prior to the applicable Permitted Acquisition or other permitted
Investment;
provided, that (i) to the extent the proceeds of any Additional Debt or Incremental Credit Facility
are intended to be applied to finance a Limited Condition Acquisition, at the election of the
Borrower, the First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio, Total
Leverage Ratio or Interest Coverage Ratio, as the case may be, shall instead be tested in accordance with Section 1.12; (ii) all Additional Debt in the form of revolving commitments and
Incremental Revolving Commitments in each case, established on such date shall be assumed to be fully drawn for purposes of the calculation of the First Lien Net Leverage Ratio, Senior
Secured Net Leverage Ratio or Total Leverage Ratio, as applicable, (iii) the proceeds of such
Additional Debt or Incremental Credit Facilities then being incurred at the time of determination are not included as Unrestricted Cash for purposes of calculating the First Lien Net Leverage
Ratio, Senior Secured Net Leverage Ratio or Total Leverage Ratio; provided that to the extent the proceeds of such Additional Debt or Incremental Loans are to be used to prepay
Indebtedness, the use of such proceeds for the prepayment of such Indebtedness may be calculated on a Pro Forma Basis, (iv) Additional Debt and Incremental Credit Facilities (x) at the
election of the Borrower, may be incurred pursuant to clause (b) above prior to utilization of any capacity pursuant to clause (a) above and (y) amounts incurred under the Revolving Credit
Facility (or any other Revolving Commitments) or amounts incurred in reliance on clause (a)
above, in each case, concurrently with amounts incurred in reliance on clause (b) above shall not be included as Indebtedness in the First Lien Net Leverage Ratio, Senior Secured Net Leverage
Ratio, Total Leverage Ratio or Interest Coverage Ratio, as applicable, for purposes of calculating any amounts that may be incurred pursuant to clause (b) above on the same day and (v) if all or any portion of any Incremental Credit Facility or Additional Debt was originally incurred or issued in reliance on clause (a) above and thereafter such amount could have been incurred pursuant to clause (b) above, such amount of such Incremental Credit Facility or Additional Debt shall automatically be reclassified as having been incurred pursuant to clause (b) above and thereafter shall not count as utilization of clause (a) above.
Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest, premium, fees or expenses, in the form of additional Indebtedness, Disqualified Equity Interests or preferred stock on any Incremental
Credit Facility or Additional Debt incurred pursuant to the Unrestricted Amount shall not reduce the amount available to be incurred pursuant to the Unrestricted Amount.
“Maximum Rate” has the meaning assigned to such term in Section 9.13.
“MFN Adjustment” has the meaning assigned to such term in Section 2.20(a).
“Minimum Extension Condition” has the meaning assigned to such term in
Section 2.24.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith, together with its designated affiliates (or any other registered broker-dealer wholly-owned by Bank of America
Corporation to which all or substantially all of Bank America Corporation’s or any of its
subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement).
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage Policy” has the meaning assigned to such term in Section 5.10(d).
“Mortgaged Property” means, each parcel of Material Real Property owned by a
Loan Party with respect to which a Mortgage is granted pursuant to Section 5.10 or Section 5.11.
“Mortgages” means a mortgage, deed of trust, or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations.  Each Mortgage shall be substantially in the form attached as Exhibit I hereto or otherwise in form and substance approved by the Administrative Agent in its reasonable discretion, or at the Administrative
Agent’s option, in the case of an Additional Mortgaged Property, an amendment to an existing
Mortgage, in form satisfactory to the Administrative Agent in its reasonable discretion, adding such Additional Mortgaged Property to the real property encumbered by such existing Mortgage.
“Multiemployer Plan” means a multiemployer plan as defined in Section
4001(a)(3) of ERISA.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (x) in the case of a Disposition of an asset (including pursuant to a Sale Leaseback transaction or a casualty or a condemnation or similar proceeding), any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any reasonable interest payments), but only as and when received, (y) in the case of a casualty, cash insurance proceeds, and (z) in the case of a condemnation or similar event, cash condemnation awards and similar payments received in connection therewith, minus (b) the sum of (i) all reasonable fees and expenses (including commissions, discounts, transfer taxes and legal, accounting and other professional and transactional fees) paid or payable by the Holding Companies and the Restricted Subsidiaries to
third parties in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a Sale Leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of payments required to be made in respect of Indebtedness (other than Loans and other Indebtedness for borrowed money that is secured on a pari passu or junior lien basis with the Loans) secured by such asset or otherwise subject to mandatory prepayment (other than under this Agreement) as a result of such event, or which by applicable law is required to be repaid out of the proceeds of such Disposition, casualty, condemnation or similar proceeding, in each case, to the extent permitted to be paid pursuant to the terms of this Agreement, (iii) the amount of all taxes (or, without duplication, Restricted Payments in respect of such taxes) paid
(or reasonably estimated to be payable or accrued as a liability under GAAP) by (or attributable to the ownership of) Holdings and the Restricted Subsidiaries as a result of such event, (iv) the amount of any reserves established by Holdings or the applicable Restricted Subsidiaries to fund liabilities estimated to be payable as a result of such event (as determined in good faith by a
Responsible Officer of the Borrower), (v) in the case of any Disposition or casualty or condemnation or similar proceeding by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price or other similar obligations associated with any such sale or disposition; provided that such funds shall constitute Net Proceeds immediately upon their release from escrow unless applied to satisfy such obligations.
“New Sponsor” means the Purchaser, its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective
Affiliates (other than Holdings, Borrower or Subsidiaries or any other portfolio company).
“Non-Consenting Lender” has the meaning assigned to such term in Section
9.02(c).
“Nonrenewal Notice Date” has the meaning assigned to such term in Section
2.05(c).
“Not Otherwise Applied” means, with reference to any amount of proceeds of the type described in clause (c) or (d) of the definition of “Available Amount” or in clause (a) of the definition of “Available Excluded Contribution Amount”, that such amount was not previously applied (nor committed to be applied, provided that such commitment remains outstanding or has not otherwise terminated or expired) pursuant to Sections 6.01(aa)(1), 6.04(z), 6.04(dd),
6.06(a)(ii), 6.06(a)(v), 6.06(a)(x)(ii), 6.06(a)(xiv)(B), 6.06(a)(xv), 6.06(a)(xix), 6.06(b)(vi)(B),
6.06(b)(vii) or 6.06(b)(ix)(ii).
“Note” means a Term Note or a Revolving Note, as the context may require.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means all obligations of every nature of each Loan Party, including obligations from time to time owed to the Administrative Agent, the Collateral Agent, any other

Agent, any Joint Lead Arranger, any Joint Bookrunner, the Issuing Banks, the Lenders or any of
them, arising under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any such obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), prepayment premiums, reimbursement of amounts drawn under Letters of Credit issued for the account of a Holding Company, the
Borrower and/or any Restricted Subsidiary, fees (including fees which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any such obligation, whether or not a claim is allowed against such Loan Party for such fees in the related bankruptcy proceeding), expenses (including expenses which, but for the filing of a petition in bankruptcy solely with respect to such Loan Party, would have accrued on any such obligation, whether or not a claim is allowed against such Loan Party for such expenses in the related bankruptcy proceeding), indemnification or otherwise.
“Organizational Documents” of any Person means the charter, memorandum and articles of association, constitution, articles, partnership agreement, or certificate of organization, incorporation or registration, amalgamation, continuance or amendment and bylaws or other organizational or governing or constitutive documents of such Person.
“Other Applicable Indebtedness” has the meaning assigned to such term in
Section 2.11(c).
“Other Revolving Commitments” means, with respect to each Additional
Refinancing Lender, the commitment, if any, of such Additional Refinancing Lender to make one or more Classes of Other Revolving Loans under any Refinancing Amendment, expressed as an amount representing the maximum principal amount of the Other Revolving Loans to be made by such Lender under such Refinancing Amendment, as such commitment may be
(a) reduced pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
“Other Revolving Loans” means the Revolving Loans made pursuant to any
Other Revolving Commitment.
“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property, intangible, filing or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Other Term Commitments” means, with respect to each Additional Refinancing
Lender, the commitment, if any, of such Additional Refinancing Lender to make one or more
Classes of Other Term Loans under any Refinancing Amendment, expressed as an amount representing the maximum principal amount of the Other Term Loans to be made by such Lender under such Refinancing Amendment, as such commitment may be (a) reduced pursuant to

Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
“Other Term Loans” means one or more Classes of Term Loans made pursuant to or that result from a Refinancing Amendment.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business
Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Parent Entity” means any Person of which Holdings at any time is or becomes a subsidiary on or after the Closing Date.
“Parent Material Adverse Effect” means a “Parent Material Adverse Effect”, as defined in the Recapitalization Agreement.
“Pari Passu Intercreditor Agreement” means a customary intercreditor agreement substantially in the form annexed hereto as Exhibit K.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Participating Member State” means each state so described in any EMU
Legislation.
“Patriot Act” has the meaning assigned to such term in Section 9.14.
“Payment” has the meaning assigned to such term in Section 8.14(a).
“Payment Notice” has the meaning assigned to such term in Section 8.14(b).
“Payment Recipient” has the meaning assigned to such term in Section 8.14(a).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Permitted Acquisition” means any Acquisition by any Restricted Subsidiary if
(a) immediately before and immediately after giving pro forma effect to the consummation of such Acquisition, no Event of Default has occurred and is continuing or would immediately result therefrom (provided that with respect to any Limited Condition Acquisition, at the election of the Borrower, this clause (a) shall instead only be tested on the relevant LCA Test Date and no
Event of Default under Sections 7.01(a), 7.01(b), 7.01(h) or 7.01(i) shall have occurred and be continuing or would exist after giving effect thereto at the time such acquisition is consummated), (b) all actions required to be taken with respect to such acquired or newly formed
Restricted Subsidiary (other than any Excluded Subsidiary) or such acquired assets (other than
Excluded Property) under Section 5.10 and Section 5.11 will be taken in accordance therewith
(to the extent required) and (c) after giving effect to such Acquisition, the Borrower and the
Restricted Subsidiaries are in compliance with Section 6.10.
“Permitted Debt Exchange” has the meaning assigned to such term in Section
2.25(a).
“Permitted Debt Exchange Offer” has the meaning assigned to such term in
Section 2.25(a).
“Permitted Encumbrances” means:
(a)Liens imposed by law for taxes, assessments or other governmental charges or levies that (i) are not overdue by more than thirty (30) days, (ii) are being contested in good faith and are subject to appropriate reserves to the extent required under GAAP or (iii) the non-payment of which could not reasonably be expected to result in a Material Adverse Effect;
(b)carriers’, warehousemen’s, supplier’s, construction contractor’s, workmen, mechanic’s, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law or contract, arising in the ordinary course of business and securing obligations (i) that are not overdue by more than thirty (30) days (or, if more than thirty (30) days overdue, are unfiled and no other action has been taken with respect to such Lien), (ii) are being contested in good faith and are subject to appropriate reserves to the extent required under GAAP or (iii) the non-
payment of which could not reasonably be expected to result in a Material Adverse Effect;
(c)Liens, pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)(i) Liens, pledges and deposits to secure the performance of bids, government contracts, trade contracts (other than for borrowed money), leases, statutory obligations, deductibles, co-payment, co-insurance, retentions, premiums, reimbursement obligations or similar obligations to providers of insurance, self-insurance or reinsurance obligations, surety, stay, customs and appeal or similar bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) and other similar obligations and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this clause (d);
(e)attachment or judgment liens in respect of judgments or decrees that do not constitute an Event of Default under Section 7.01(j);

(f)easements, zoning restrictions, rights-of-way, encroachments, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business and that individually or in the aggregate do not materially interfere with the ordinary conduct of business of Holdings and the Restricted
Subsidiaries, taken as a whole;
(g)customary rights of first refusal and tag, drag and similar rights in Joint
Venture agreements;
(h)Liens on Cash Equivalents described in clause (d) of the definition of the term “Cash Equivalents”; and
(i)with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirement of Law.
“Permitted First Priority Replacement Debt” means any secured Indebtedness
(including any Registered Equivalent Notes) incurred by the Borrower and/or the other Loan
Parties in the form of one or more series of senior secured notes or senior secured loans (or revolving commitments in respect thereof, with the revolving commitments deemed loans in the full amount of such commitment); provided that (i) such Indebtedness may only be secured by assets consisting of Collateral on a pari passu basis (but without regard to the control of remedies) with the 2024 Term Loans and/or Initial Revolving Commitments to the extent secured, (ii) such Indebtedness satisfies the requirements set forth in clauses (u) through (y) of the definition of “Credit Agreement Refinancing Indebtedness,” (iii) either the security agreements relating to such Indebtedness are substantially the same as the applicable Security
Documents (with such differences as are reasonably satisfactory to the Borrower and the
Administrative Agent) or all security therefor shall be granted pursuant to documentation that is not more restrictive than the Security Documents in any material respect, in each case taken as a whole (as determined by the Borrower), (iv) except to the extent constituting Subject
Indebtedness incurred in reliance on the Maturity Limitation Excluded Amount, such
Indebtedness does not require any scheduled payment of principal or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales or similar events (which may be offered to prepay such Indebtedness in accordance with Section
2.11(c)), changes in control and AHYDO Catch-Up Payments) prior to the Latest Maturity Date in effect as of the time such Indebtedness is incurred, and (v) the secured parties thereunder, or a trustee or collateral agent or other Senior Representative on their behalf, shall have become a party to a Pari Passu Intercreditor Agreement, which shall be entered into prior to or concurrently with the first issuance of Permitted First Priority Replacement Debt in accordance with the terms thereof to provide for the sharing of the Collateral on a pari passu basis among the holders of the
Secured Obligations and the holders of such Permitted First Priority Replacement Debt.
“Permitted Holders” means (1) the Investors and management and their respective
Affiliates, and (2) any Person with which the Persons described in clause (1) form a
“group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any
successor provision); provided that, in the case of such “group” under clause (2), the Investors have beneficial ownership of more than 50% of the economic interests and total voting power of such “group”.
“Permitted Initial Revolving Borrowing” means one or more Borrowings of
Revolving Loans that may be used on the Closing Date directly or indirectly to (i) cash collateralize letters of credit of the Borrower or its Restricted Subsidiaries outstanding on the
Closing Date, (ii) finance any amount of original issue discount or upfront fees imposed pursuant to the “flex” provisions of the Fee Letter, (iii) fund working capital needs of the Borrower and its
Restricted Subsidiaries and (iv) finance Transaction Costs and other general corporate purposes, in the case of this clause (iv), in an amount up to $10,000,000.
“Permitted Investor Payments” means (a) management or consulting fees paid to the Investors or any of their Affiliates in an aggregate amount per calendar year not to exceed the greater of (x) $11,500,000 and (y) 5.0% of LTM EBITDA calculated on a Pro Forma Basis as of the Applicable Date of Determination (provided, that with respect to management fee and non-
arm’s length consulting fees, no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing or shall immediately result therefrom; provided further that any amounts not paid pursuant to the previous proviso or otherwise shall accrue and may be paid when no Event of Default under Section 7.01(a), (b), (h) or (i) is continuing or would immediately result therefrom), (b) out-of-pocket costs and expenses incurred by the Investors or any of their Affiliates in connection with management, monitoring, consultancy, transaction, advisory and other services provided to Holdings and the Subsidiaries or their appointees serving on the board of directors of Holdings or any of the Subsidiaries and compensation to be paid (or accrued) to directors of Holdings or any of the Subsidiaries, (c) customary indemnities owed to
Investors or any of their Affiliates, (d) customary amounts paid to the Investors or any of their
Affiliates or designees in connection with sponsoring, structuring, arranging or closing Permitted
Acquisitions, other Investments or other transactions consummated after the Sixth Amendment
Effective Date and (e) the payment to the New Sponsor (or any management company of the
New Sponsor) for services rendered pursuant to the Services Agreement in an aggregate amount in any fiscal year not to exceed the greater of (x) $4,600,000 and (y) 2% of LTM EBITDA for the Test Period ending on the last day of such fiscal year determined on a Pro Forma Basis, and the payment of indemnities and expenses pursuant to the Services Agreement.
“Permitted Refinancing” means modifications, replacements, restructurings, refinancings, refundings, renewals, amendments, restatements or extensions of all or any portion of Indebtedness (including any type of debt facility or debt security); provided that (a) subject to
Section 1.06(b), the amount of such Indebtedness is not increased (unless the additional amount is permitted pursuant to another provision of Section 6.01) at the time of such modification, replacement, restructuring, refinancing, refunding, renewal, amendment, restatement or extension except by an amount equal to the existing unutilized commitments thereunder, accrued but unpaid interest thereon and a reasonable premium paid, and fees and expenses reasonably incurred, in connection with such modification, replacement, restructuring, refinancing, refunding, renewal, amendment, restatement or extension (including any fees and original issue discount incurred in respect of such resulting Indebtedness), (b) the direct and contingent obligors of such Indebtedness shall not be expanded as a result of or in connection with such modification, replacement, restructuring, refinancing, refunding, renewal, amendment, restatement or extension (other than to the extent (i) any such additional obligors are or will become a Loan Party, (ii) none of such obligors on the Indebtedness being modified, replaced, restructured, refinanced, refunded, renewed, amended, restated or extended are Loan Parties or
(iii) as otherwise permitted by Section 6.01), (c) to the extent such Indebtedness being so modified, replaced, restructured, refinanced, refunded, renewed, amended, restated or extended is subordinated in right of payment and/or Lien priority to any of the Obligations, such modification, replacement, restructuring, refinancing, refunding, renewal, amendment, restatement or extension is subordinated in right of payment and/or Lien priority (or, in the case of Lien subordination, not secured) to such Obligations on terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, replaced, restructured, refinanced, refunded, renewed, amended, restated or extended (as determined in good faith by the Borrower) or otherwise reasonably acceptable to the Administrative Agent, except to the extent otherwise permitted hereunder and, to the extent such Indebtedness being so modified, replaced, restructured, refinanced, refunded, renewed, amended, restated or extended is unsecured, such modification, replacement, restructuring, refinancing, refunding, renewal, amendment, restatement or extension is unsecured, unless such
Lien would otherwise be permitted hereunder (other than to the extent such Indebtedness being so modified, replaced, restructured, refinanced, refunded, renewed, amended, restated or extended was required hereunder to be unsecured when issued or incurred), and (d) other than with respect to Indebtedness under Section 6.01(d) or (e) and Subject Indebtedness incurred in reliance on the Maturity Limitation Excluded Amount, such modification, replacement, restructuring, refinancing, refunding, renewal, amendment, restatement or extension has (i) a final maturity date equal to or later than the final maturity date of the Indebtedness being modified, replaced, restructured, refinanced, refunded, renewed, amended, restated or extended and (ii) a Weighted Average Life to Maturity no shorter than the Weighted Average Life to
Maturity of the Indebtedness being modified, replaced, restructured, refinanced, refunded, renewed, amended, restated or extended.  Without limiting the foregoing, the terms and conditions of any Permitted Refinancing in respect of any Additional Debt or Credit Agreement
Refinancing Indebtedness shall satisfy the requirements set forth in the respective definitions thereof with respect to the terms and conditions thereof.
“Permitted Repricing Amendment” has the meaning assigned to such term in
Section 9.02.
“Permitted Sale Leaseback” means any Sale Leaseback with respect to the sale, transfer or Disposition of real property or other property consummated by the Borrower or any of the Restricted Subsidiaries after the Sixth Amendment Effective Date; provided that any such
Sale Leaseback that is not between (i) a Loan Party and another Loan Party or (ii) a Restricted
Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted
Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Permitted Second Priority Replacement Debt” means secured Indebtedness
(including any Registered Equivalent Notes) incurred by the Borrower and/or the other Loan
Parties in the form of one or more series of second lien secured notes or second lien secured loans (or revolving commitments in respect thereof, with the revolving commitments deemed to be loans in the full amount of such commitments); provided that (i) such Indebtedness may only be secured by assets consisting of Collateral on a second lien basis vis-à-vis the 2024 Term
Loans and/or Initial Revolving Commitments to the extent secured, (ii) such Indebtedness satisfies the requirements set forth in clauses (u) through (y) of the definition of “Credit
Agreement Refinancing Indebtedness”, (iii) either the security agreements relating to such
Indebtedness are substantially the same as the applicable Security Documents (with such differences as are reasonably satisfactory to the Borrower and the Administrative Agent) or all
security therefor shall be granted pursuant to documentation that is not more restrictive than the
Security Documents in any material respect, in each case taken as a whole (as determined by the
Borrower), (iv) except to the extent constituting Subject Indebtedness incurred in reliance on the
Maturity Limitation Excluded Amount, such Indebtedness does not require any scheduled payment of principal or mandatory redemption or redemption at the option of the holders thereof
(except for redemptions in respect of asset sales, changes in control or similar events and
AHYDO Catch-Up Payments) prior to the Latest Maturity Date in effect as of the time such
Indebtedness is incurred, and (v) the secured parties thereunder, or a trustee or collateral agent or other Senior Representative on their behalf, shall have become party to a Second Lien
Intercreditor Agreement.
“Permitted Unsecured Replacement Debt” means unsecured Indebtedness
(including any Registered Equivalent Notes) incurred by the Borrower and/or the other Loan
Parties in the form of one or more series of unsecured notes or loans (or revolving commitments in respect thereof, with the revolving commitments deemed to be loans in the full amount of such commitments); provided that (i) such Indebtedness satisfies the requirements set forth in clauses
(u) through (y) of the definition of “Credit Agreement Refinancing Indebtedness”, (ii) such
Indebtedness (including any guarantee thereof) is not secured by any Lien on any property or assets of the Holding Companies, the Borrower or any Subsidiary, and (iii) except to the extent constituting Subject Indebtedness incurred in reliance on the Maturity Limitation Excluded
Amount, such Indebtedness does not require any scheduled payment of principal or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales, changes in control or similar events on the date of issuance and AHYDO Catch-Up
Payments) prior to the Latest Maturity Date in effect as of the time such unsecured notes are incurred.
“Person” means any natural person, corporation, company, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302
of ERISA, and in respect of which any Holding Companies, the Borrower or any ERISA

Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to
be) an “employer” as defined in Section 3(5) of ERISA.
“Planned Expenditures” has the meaning assigned to such term in clause (b)(xi) of the definition of “Excess Cash Flow”.
“Platform” has the meaning assigned to such term in Section 5.01.
“Prepayment Event” means:
(a)any Disposition (including pursuant to a Sale Leaseback transaction and by way of merger, amalgamation or consolidation) of any property or asset of any Holding
Company or any Restricted Subsidiary permitted pursuant to clause (i)(y), (j), or (s) of Section
6.05 resulting in aggregate Net Proceeds exceeding $11,500,000 in the case of any single transaction or series of related transactions;
(b)any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any
Holding Company or any Restricted Subsidiary with a fair market value immediately prior to such event, equal to or greater than $11,500,000; or
(c)the incurrence by any Holding Company or any Restricted Subsidiary of
any Indebtedness, other than Indebtedness permitted under Section 6.01 or otherwise permitted by the Required Lenders (other than Credit Agreement Refinancing Indebtedness);
in each case of clauses (a) through (c) above, occurring on or after the Sixth
Amendment Effective Date.
“Pro Forma Basis” means, with respect to the calculation of the First Lien Net
Leverage Ratio, the Senior Secured Net Leverage Ratio, the Total Leverage Ratio, the Interest
Coverage Ratio, the amount of Consolidated EBITDA or Consolidated Total Assets or any other financial test or ratio hereunder (other than clause (b) in the definition of “Available Amount”), for purposes of determining the permissibility of asset sales, prepayments required pursuant to
Section 2.11(c) and Section 2.11(d), the Applicable Margin and the commitment fees payable pursuant to Section 2.12(a), and for any other specified purpose hereunder, and for purposes of determining compliance with the covenant under Section 6.11, in each case as of any date, that such calculation shall give pro forma effect to the Transactions and all Specified Transactions
(and the application of the proceeds from any such asset sale or debt incurrence) that have occurred during the relevant testing period for which such financial test or ratio is being calculated and, except as set forth in the proviso below, during the period immediately following the Applicable Date of Determination therefor and prior to or simultaneously with the event for which the calculation of any such ratio on such date of determination is made, including pro forma adjustments arising out of events which are attributable to the Transactions or the proposed Specified Transaction, including giving effect to those specified in accordance with the definition of “Consolidated EBITDA,” in each case as certified on behalf of the Borrower by a
Financial Officer of the Borrower, using, for purposes of determining such compliance with a financial test or ratio (including any incurrence test), the historical financial statements of all entities, divisions or lines or assets so acquired or sold and the consolidated financial statements of the Holding Companies and/or any of the Restricted Subsidiaries, calculated as if the
Transactions or such Specified Transaction, and all other Specified Transactions that have been consummated during the relevant period, and any Indebtedness incurred or repaid in connection therewith, had been consummated (and the change in Consolidated EBITDA resulting therefrom)
and incurred or repaid at the beginning of such period and Consolidated Total Assets shall be calculated after giving effect thereto; provided that, notwithstanding anything in this definition to the contrary, when calculating the First Lien Net Leverage Ratio for purposes of the definition of
“Applicable Margin” and the definition of “Required Percentage” and when calculating the First
Lien Net Leverage Ratio for purposes of determining actual compliance (and not pro forma compliance or compliance on a Pro Forma Basis) with Section 6.11, in each case, the events described in this definition that occurred after the Applicable Date of Determination shall not be given pro forma effect.
Whenever pro forma effect is to be given to the Transactions or a Specified
Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the
Borrower (including adjustments for costs and charges arising out of the Transactions or the proposed Specified Transaction and the “run rate” cost savings and synergies resulting from the
Transactions or such Specified Transaction that have been or are reasonably anticipated to be realizable (“run rate” means the full recurring benefit for a Test Period that is associated with any action taken or expected to be taken or for which a plan for realization has been established
(including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), net of the amount of actual benefits realized during such Test Period from such actions), and any such adjustments included in the initial pro forma calculations shall continue to apply to subsequent calculations of such financial ratios or tests, including during any subsequent Test Periods in which the effects thereof are expected to be realizable); provided that (A) such amounts are (i) projected by the Borrower in good faith to result from actions taken, or with respect to which substantial steps are reasonably expected to have been taken, within twenty-four (24) months after, without duplication, the end of the Test
Period in which the Transactions or applicable Specified Transaction is initiated or a plan for realization thereof shall have been established, (ii) determined on a basis consistent with Article
11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the
Securities and Exchange Commission (or any successor agency) or (iii) set forth in a quality of earnings report provided to the Administrative Agent and prepared by financial advisors that are reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms and Alvarez and Marsal are acceptable to the Administrative
Agent) and (B) no amounts shall be added pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA for such Test
Period or would not be permitted to be added as a result of any cap.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation is made had been the applicable rate for the entire Test Period
(taking into account any interest hedging arrangements applicable to such Indebtedness).  Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Borrower to be the rate of interest implicit in such Capital Lease
Obligation in accordance with GAAP.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the applicable Borrower or the applicable Restricted Subsidiary may designate.
“Projections” has the meaning assigned to such term in Section 5.01(d).
“Proposed Change” has the meaning assigned to such term in Section 9.02(c).
“PTE” shall mean a prohibited transaction class exemption issues by the U.S.
Department of Labor, as any such exemption may be amended from time to time.
“Public Company” means, after the completion of an IPO, the Person whose
Equity Interests are subject to an effective registration statement filed with the SEC or the equivalent registration documents filed with the equivalent authority in the applicable foreign jurisdiction, as applicable (such Person being only either Holdings or a corporation or other legal entity which then owns, directly or indirectly, 100% of the outstanding Equity Interests of
Holdings (other than qualifying directors’ and other similar shares)).
“Public Company Costs” means any costs, fees and expenses associated with, in anticipation of, or in preparation for, compliance with the requirements of the Sarbanes-Oxley
Act of 2002 and the rules and regulations promulgated in connection therewith and costs, fees and expenses relating to compliance with the provisions of the Securities Act and the Exchange
Act (as applicable to companies with equity or debt securities held by the public), the rules of national securities exchanges for companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursements, charges relating to investor relations, shareholder meetings and reports to shareholders and debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.
“Public Lender” has the meaning assigned to such term in Section 5.01.
“QFC Credit Support” has the meaning assigned to such term in Section 9.20(a).
“Qualified Equity Interests” means any Equity Interests other than Disqualified
Equity Interests.
“Qualified Securitization Financing” means any Securitization Facility of a
Securitization Subsidiary that meets the following conditions: (i) the Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Restricted Subsidiaries; (ii) all sales of Securitization Assets and related assets by the Borrower or any Restricted Subsidiary to a Securitization Subsidiary or any other
Person are made at fair market value (as determined in good faith by the Borrower); (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization
Undertakings; and (iv) the obligations under such Securitization Facility are non-recourse
(except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to any Holding Company, the Borrower or any Restricted Subsidiary (other than a Securitization Subsidiary).
“Recapitalization Agreement” has the meaning assigned to such term in the recitals to this Agreement.
“Receivables Assets” means (a) any accounts receivable owed to the Borrower or any Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable (including any collateral over any bank account or collection account), all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-
recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned, charged or otherwise transferred or pledged by the Borrower or a Restricted Subsidiary to a commercial bank or an Affiliate thereof in connection with a Receivables Facility.
“Receivables Facility” means an arrangement between the Borrower or a
Restricted Subsidiary and a commercial bank or an Affiliate thereof pursuant to which (a) the
Borrower or such Restricted Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank (or such Affiliate) accounts receivable owing by customers, together with
Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 10.0% of the face value thereof, (b) the obligations of the Borrower or such Restricted
Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase
Obligations) to the Borrower and such Restricted Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization
Undertakings, and shall include any guaranty in respect of such arrangement.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender,
(c) any Issuing Bank or (d) solely for U.S. federal withholding Tax purposes, any Beneficial
Owner.
“Redemption Notice” has the meaning assigned to such term in Section 6.06.
“Refinanced Term Loans” has the meaning assigned to such term in Section
9.02(d).
“Refinancing Amendment” means an amendment to this Agreement in form reasonably satisfactory to the Borrower and the Administrative Agent and executed by each of
(a) Holdings, (b) the Borrower, (c) the Administrative Agent and (d) each Additional
Refinancing Lender that agrees to provide any portion of the Credit Agreement Refinancing
Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Refinancing Notes” means Permitted First Priority Replacement Debt, Permitted
Second Priority Replacement Debt and Permitted Unsecured Replacement Debt, in each case in the form of notes, in each case to the extent constituting Credit Agreement Refinancing
Indebtedness.
“Register” has the meaning assigned to such term in Section 9.04(b).
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Related Parties” means, with respect to any specified Person, such Person’s
Affiliates and the respective partners, directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal
Reserve Bank of New York, or a committee officially endorsed or convened by the Federal
Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Replacement Event” has the meaning set forth in the definition of “Term SOFR.”
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).
“Replacement Term Loans” has the meaning assigned to such term in Section
9.02(d).
“Representative” has the meaning assigned to such term in the recitals to this
Agreement.
“Repricing Transaction” means any repayment, prepayment, refinancing, conversion or replacement of all or a portion of the 2024 Term Loans (i) with the proceeds of a broadly syndicated first lien secured term loans (or a Permitted Repricing Amendment) the primary purpose of which is to reduce the effective Yield applicable to the 2024 Term Loans
(and such Yield is reduced) or (ii) in connection with a mandatory prepayment with the proceeds of Indebtedness having an effective Yield that is less than the Yield of the 2024 Term Loans being repaid, refinanced, substituted or replaced, including, in each case, as may be effected by an amendment of any provisions of this Agreement relating to the Applicable Margin or the
Alternate Base Rate or Term SOFR “floors” for, or Yield of, the 2024 Term Loans; provided that a “Repricing Transaction” shall not include any repayment, prepayment, refinancing, replacement or amendment in connection with (v) a Change in Control, (w) an IPO, (x) a sale of all or substantially all of the assets of Holdings, (y) a Transformative Acquisition or (z) a
Transformative Disposition.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders)
having Revolving Exposures, Term Loans and unused Commitments representing more than
50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time (calculated, in each case, using the Exchange Rate in effect on the applicable date of determination); provided that for any Required Lenders’ vote, (v) Term Loans held by Affiliated
Lenders shall be treated in accordance with Section 9.02(j), (w) Term Loans held by Affiliated
Lenders shall be excluded in determining whether the Required Lenders have consented to any amendment or waiver, but thereafter deemed to have consented with respect to prevailing votes,
(x) Loans held by Affiliated Institutional Lenders may not account for more than 49.9% of the amounts included in determining whether the Required Lenders have consented to any amendment or waiver and (y) no Defaulting Lender shall be included in the calculation of
Required Lenders.
“Required Percentage” means, with respect to any fiscal year of the Borrower,
(a) 50%, if the First Lien Net Leverage Ratio at the end of such fiscal year is greater than 5.00 to
1.00, (b) 25.0%, if the First Lien Net Leverage Ratio at the end of such fiscal year is less than or equal to 5.00 to 1.00 but greater than 4.50 to 1.00 and (c) 0%, if the First Lien Net Leverage
Ratio at the end of such fiscal year is less than or equal to 4.50 to 1.00; provided that if any prepayments are made after the end of such fiscal year and prior to the date that is thirty (30)
Business Days after the end of such fiscal year, the Required Percentage shall be recalculated as of the date of such prepayment to give effect thereto.
“Required Revolving Lenders” means, at any time, Revolving Lenders (other than
Defaulting Lenders) having Revolving Exposures and unused Revolving Commitments representing more than 50% of the aggregate Revolving Exposures and unused Revolving
Commitments at such time (calculated, in each case, using the Exchange Rate in effect on the applicable date of determination); provided that for any Required Revolving Lenders’ vote, no
Defaulting Lender shall be included in the calculation of Required Revolving Lenders.
“Requirement of Law” means, with respect to any Person, any statute, law, treaty, rule, regulation, order, executive order, ordinance, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any Person means the chief executive officer, president or any Financial Officer of such Person, and any other officer (or, in the case of any such Person that is a Foreign Subsidiary, director or managing partner or similar official) of such Person with responsibility for the administration of the obligations of such Person under this Agreement.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any
Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Borrower or any Restricted
Subsidiary, or any option, warrant or other right to acquire any such Equity Interests in the
Borrower or any Restricted Subsidiary, in each case whether pursuant to a Division or otherwise, other than the payment of compensation in the ordinary course of business to holders of any such
Equity Interests who are employees of the Borrower or any Restricted Subsidiary and other than payments of intercompany indebtedness permitted under this Agreement.
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted
Subsidiary.
“Retained Declined Proceeds” means any Declined Proceeds for which a lender under the Second Lien Credit Agreement or the definitive documentation for any other
Indebtedness secured on a pari passu basis with the Second Lien Obligations (subject to any prepayment requirements under the Second Lien Credit Agreement or such other definitive documentation) rejects such amount of any mandatory prepayment required to be made under the
Second Lien Credit Agreement or such other definitive documentation, which may be retained by the Borrower.
“Return” means, with respect to any Investment, any dividend, distribution, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect thereof in each case that represents a return of capital.
“Revolving Availability Period” means the period from and including the Closing
Date to but excluding the earlier of the Revolving Termination Date and the date of termination of the Revolving Commitments.
“Revolving Commitment” means, with respect to each 2018 Revolving Lender, the 2018 Revolving Commitment of such Lender and, with respect to each 2024 Revolving
Lender, the 2024 Revolving Commitment of such Lender. The initial amount of each Lender’s
Revolving Commitment is set forth on Schedule 2.01(b) or in the Assignment and Assumption
pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may
be.  References to the “Revolving Commitments” shall mean the Revolving Commitment of each
Lender taken together.  The initial aggregate principal amount of the Lenders’ Revolving
Commitments on the Fifth Amendment Effective Date is $100,000,000. “Revolving Credit
Facilities” means the “Revolving Commitments” and the extensions of credit made thereunder.
“Revolving Exposure” means, as to each Revolving Lender, the sum of (a) the aggregate principal amount of the Revolving Loans denominated in Dollars outstanding at such time, (b) the LC Exposure at such time and (c) the Swingline Exposure at such time.  The
Revolving Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Revolving Exposure at such time.
“Revolving Lender” means a Lender with a Revolving Commitment or, if the
Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01. For the avoidance of doubt, the 2018 Revolving Loans and the 2024 Revolving Loans constitute
“Revolving Loans” hereunder.
“Revolving Note” means a promissory note of the Borrower evidencing
Revolving Loans made or held by a Revolving Lender, substantially in the form of Exhibit F-2.
“Revolving Termination Date” means, with respect to the 2018 Revolving
Commitments, the 2018 Revolving Commitment Maturity Date and, with respect to the 2024
Revolving Commitments, the 2024 Revolving Commitment Maturity Date.
“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.
“Sanctions” has the meaning assigned to such term in Section 3.19.
“S&P” means S&P Global Ratings, or any successor thereto.
“SEC” means the Securities and Exchange Commission or any Governmental
Authority succeeding to any of its principal functions.
“Second Amendment Effective Date” has the meaning assigned to such term in
Section III of the Second Incremental Credit Facility Amendment.
“Second Incremental Credit Facility Amendment” means the Second Incremental
Credit Facility Amendment to First Lien Credit Agreement, dated as of May 12, 2020, among the
Borrower, Holdings, the other Loan Parties party thereto, the Lenders party thereto and the
Administrative Agent.
“Second Lien Additional Debt” has the meaning assigned to the term “Additional
Debt” in the Second Lien Credit Agreement (as in effect on the date hereof).
“Second Lien Agent” means has the meaning assigned to the term
“Administrative Agent” in the Second Lien Credit Agreement.
“Second Lien Credit Agreement” means that certain second lien credit agreement dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time to time), by and among Merger Sub, the Target, Holdings, the other guarantors from time to time party thereto, the lenders party thereto from time to time and the Second Lien Agent, as administrative agent and collateral agent.
“Second Lien Facility” has the meaning assigned to the term “Term Loans” in the
Second Lien Credit Agreement.

“Second Lien Intercreditor Agreement” means the intercreditor agreement in substantially the form of Exhibit L among the Collateral Agent, the Loan Parties and the Second
Lien Agent, dated as of the Closing Date, as may be amended, amended and restated or otherwise modified (including amendments to add one or more Senior Representatives for holders of Permitted Second Priority Replacement Debt as parties thereto in accordance with the terms hereof).
“Second Lien Loan Documents” has the meaning assigned to the term “Loan
Documents” in the Second Lien Credit Agreement.
“Second Lien Loans” has the meaning assigned to the term “Loans” in the Second
Lien Credit Agreement (as in effect on the Closing Date).
“Second Lien Obligations” has the meaning assigned to the term
“Obligations” (as in effect on the Closing Date and as amended, amended and restated, supplemented, waived, modified or refinanced to the extent not prohibited by this Agreement or the Second Lien Intercreditor Agreement) in the Second Lien Credit Agreement (as in effect on the Closing Date and as amended, restated, supplemented, modified or refinanced from time to time to the extent not prohibited by this Agreement or the Second Lien Intercreditor Agreement).
If the context requires, Second Lien Obligations shall mean any guarantees by Loan Parties of
Second Lien Obligations.
“Second Lien Subject Amount” has the meaning assigned to the term “Subject
Amount” in the Second Lien Credit Agreement, as in effect on the Closing Date.
“Second Lien Unrestricted Amount” has the meaning assigned to the term
“Unrestricted Amount” in the Second Lien Credit Agreement, as in effect on the Closing Date.
“Secured Cash Management Agreement” means any Cash Management
Agreement that (a) is in effect on the Closing Date between any Holding Company and/or any
Restricted Subsidiary and a counterparty (i) that is an Agent, a Lender, a Joint Lead Arranger or an Affiliate of an Agent, a Lender or a Joint Lead Arranger, (ii) whose long-term senior unsecured debt rating is A/A2 by S&P or Moody’s (or their equivalent) or higher or (iii) that has been approved in writing by the Administrative Agent or (b) is entered into after the Closing
Date by any Holding Company and/or any Restricted Subsidiary with any counterparty (i) that is an Agent, a Lender, or a Joint Lead Arranger or an Affiliate of an Agent, a Lender or a Joint
Lead Arranger at the time such arrangement is entered into, (ii) whose long-term senior unsecured debt rating is A/A2 by S&P or Moody’s (or their equivalent) or higher or (iii) that has been approved in writing by the Administrative Agent and, in the case of each of clauses (a)(ii)
and (iii) and (b)(ii) and (iii) hereof, (x) the Borrower designates in writing to the Administrative
Agent that such Cash Management Agreement shall be a Secured Cash Management Agreement and (y) the applicable counterparty shall have appointed the Administrative Agent and the
Collateral Agent as its agents under the applicable Loan Documents and agreed to be bound by the provisions of Article VIII in favor of the Agent as if it were a Lender, including Section 8.03 and Section 9.03(c), and shall have been deemed to have made the representations and warranties set forth in Section 8.07 in favor of the Agents, in each case, pursuant to a writing substantially in the form of Exhibit M or otherwise reasonably satisfactory to the Borrower and the
Administrative Agent.
“Secured Cash Management Obligations” means all Cash Management
Obligations under any Secured Cash Management Agreement.
“Secured Obligations” means, collectively, the (a) Obligations, (b) the Secured
Swap Obligations and (c) the Secured Cash Management Obligations.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral
Agent, the Lenders (including, for the avoidance of doubt, the Issuing Banks) and the Lender
Counterparties.
“Secured Swap Agreements” means any Swap Agreement that (a) is in effect on the Closing Date between any Holding Company and/or any Restricted Subsidiary and a
counterparty: (i) that is an Agent or a Lender or an Affiliate of an Agent or a Lender as of the
Closing Date, (ii) whose long-term senior unsecured debt rating is A/A2 by S&P or Moody’s (or their equivalent) or higher or (iii) that has been approved in writing by the Administrative Agent or (b) is entered into after the Closing Date by any Holding Company and/or any Restricted
Subsidiary with any counterparty: (i) that is an Agent or a Lender or an Affiliate of an Agent or a
Lender at the time such Swap Agreement is entered into, (ii) whose long-term senior unsecured debt rating is A/A2 by S&P or Moody’s (or their equivalent) or higher or (iii) that has been approved in writing by the Administrative Agent and, in the case of each of clauses (a)(ii) and
(iii) and (b)(ii) and (iii) hereof, the Borrower designates in writing to the Administrative Agent that such Swap Agreement shall be a Secured Swap Agreement (for the avoidance of doubt, the
Borrower may provide one notice to the Administrative Agent designating all Swap Agreements entered into under a specified Master Agreement as Secured Swap Agreements).
“Secured Swap Obligations” means all Swap Obligations (other than Excluded
Swap Obligations) under any Secured Swap Agreement.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
“Securitization Asset” means (a) any accounts receivable or related assets and the proceeds thereof, in each case subject to a Securitization Facility, and (b) all collateral securing such receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clauses (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by the Borrower or any Restricted Subsidiary of a Holding Company in connection with a Qualified Securitization Financing.

“Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any Restricted Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not a Restricted
Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a
Person that is not a Restricted Subsidiary, or may grant a security interest in, any Securitization
Assets of the Holding Companies or any of the Subsidiaries.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Restricted Subsidiary in connection with, any
Qualified Securitization Financing or a Receivables Facility.
“Securitization Repurchase Obligation” means any obligation of a seller (or any guaranty of such obligation) of Securitization Assets or Receivables Assets in a Qualified
Securitization Financing or a Receivables Facility to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means any Subsidiary of the Borrower in each case formed for the purpose of and that solely engages in one or more Qualified Securitization
Financings and other activities reasonably related thereto or another Person formed for the purpose of engaging in a Qualified Securitization Financing in which the Borrower or any
Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets.
“Security Agreement” means the First Lien Security Agreement dated as of the
Closing Date (as amended, restated, supplemented or otherwise modified from time to time to time), among the Borrower, the other Loan Parties party thereto from time to time and the
Collateral Agent.
“Security Documents” means each of the Security Agreement, the Mortgages (if any), each of the agreements listed on Schedule 5.11 executed and delivered by the Loan Parties party thereto and the Collateral Agent on the Closing Date, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.10 or Section 5.11 to secure the Secured Obligations.
“Senior Representative” means, with respect to any series of Permitted First
Priority Replacement Debt or Permitted Second Priority Replacement Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured Net Leverage Ratio” means, on any date of determination, the ratio of (a) Total Indebtedness as of such date that is secured by a Lien on the Collateral, less the aggregate amount of Unrestricted Cash, to (b) LTM EBITDA.
“Services Agreement” shall mean that certain Services Agreement, dated as of the date hereof, by and among Parent, Holdings, the Borrower and Silver Lake Management
Company V, L.L.C.
“Sixth Amendment” means that certain Sixth Amendment to First Lien Credit
Agreement, dated as of July 10, 2024, by and among Holdings, the Borrower, the other
Guarantors party thereto, the Lenders and Issuing Banks party thereto and the Administrative
Agent.
“Sixth Amendment Effective Date” means the “Effective Date” as defined in the
Sixth Amendment, which date is July 10, 2024.
“Sixth Amendment  Effective Date Accrued Commitment Fees” means any unpaid commitment fees that, as of the Sixth Amendment Effective Date (immediately prior to giving effect to the Sixth Amendment), have accrued pursuant to Section 2.12(a) of this
Agreement (as in effect immediately prior to the Sixth Amendment Effective Date) in respect of the Initial Revolving Commitments.
“Sixth Amendment Transactions” means (a) the borrowing of the 2024 Term
Loans hereunder on the Sixth Amendment Effective Date, (b) refinancing of all of the Term
Loans outstanding under this Agreement immediately prior to the Sixth Amendment Effective
Date and (c) the payment of Sixth Amendment Transaction Costs.
“Sixth Amendment Transaction Costs” means all premiums, fees, costs and expenses incurred or payable by or on behalf of Holdings or any Restricted Subsidiary in connection with the Sixth Amendment Transactions (including any bonuses and any loan forgiveness and fees and costs ) or in connection with the negotiation, execution, delivery and performance of the Sixth Amendment, any other Loan Documents and the transactions contemplated thereby, including to fund any original issue discount, upfront fees or legal fees and to grant and perfect any security interests.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
“SOFR Determination Date” has the meaning set forth in the definition of “Daily
Simple SOFR.”
“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple
SOFR.”

“Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code;  databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and all documentation including user manuals and other training documentation related to any of the foregoing.
“Solvency Certificate” means the solvency certificate executed and delivered by a
Financial Officer of the Borrower on the Closing Date, substantially in the form of Exhibit C.
“Solvent” means, with respect to Holdings and its Restricted Subsidiaries, on a consolidated basis, that as of the date of determination: (i) the present fair saleable value of the assets of Holdings and its Restricted Subsidiaries, taken as a whole (determined on a going concern basis), is greater than (A) the total amount of debts and liabilities (including subordinated, contingent and un-liquidated liabilities) of Holdings and its Restricted
Subsidiaries, taken as a whole, and (B) the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities as such debts and liabilities become absolute and matured; (ii) Holdings and its Restricted Subsidiaries, taken as a whole, are able to pay all debts and liabilities (including subordinated, contingent and un-liquidated liabilities) as such debts and liabilities become absolute and matured and (iii) Holdings and its
Restricted Subsidiaries, taken as a whole, do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is then conducted and is proposed to be conducted following such date of determination.  For the purposes hereof, in computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Incremental Term Facility” means Incremental Term Loans and/or
Additional Debt up to the aggregate principal amount not to exceed the greater of (A)
$115,000,000 and (B) 50.0% of LTM EBITDA calculated on a Pro Forma Basis as of the
Applicable Date of Determination and specified by Borrower in its sole discretion from time to time.
“Specified Recapitalization Agreement Representations” means the representations made by or on behalf of Borrower, its Subsidiaries or their respective businesses in the Recapitalization Agreement as are material to the interests of the Lenders, but only to the extent that the Purchaser or its applicable Affiliates have the right (taking into account any applicable cure provisions) to terminate its (or their) obligations under the Recapitalization
Agreement or decline to consummate the Closing Date Recapitalization as a result of a breach of any such representations in the Recapitalization Agreement.
“Specified Representations” means the representations and warranties made by the Borrower and the other Loan Parties, as applicable, set forth in Sections 3.01(a) and (c)(ii)

(solely with respect to the Borrower and the Guarantors and subject to the proviso in Section
4.01(a), as they relate to due authorization, execution, delivery and performance of the Loan
Documents), Section 3.02 (in each case relating to the entering into and performance of the Loan
Documents), Section 3.03(b), Section 3.08, Section 3.14, Section 3.15, Section 3.16, Section
3.18 (subject to the proviso in Section 4.01(a) and without giving effect to any representation regarding priority of such security interest), Section 3.19(a)(i) (solely as it relates to use of proceeds of the Loans and Letters of Credit in violation of sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control), Section 3.19(b) (solely as it relates to use of proceeds of the Loans and Letters of Credit or in violation of FCPA) and
Section 3.19(c) (solely as it relates to use of proceeds of the Loans and Letters of Credit in violation of the Patriot Act).
“Specified Transaction” means any (a) disposition of all or substantially all the assets of or all or a majority of the Equity Interests of any Restricted Subsidiary or of any
product line, business unit, line of business or division of the Borrower or any of the Restricted
Subsidiaries of the Borrower for which historical financial statements are available, (b) Permitted
Acquisition, (c) Investment that results in a Person becoming a Restricted Subsidiary (which, for purposes hereof, shall be deemed to also include (1) the merger, consolidation, liquidation or similar amalgamation of any Person into the Borrower or any Restricted Subsidiary, so long as the applicable Borrower or such Restricted Subsidiary is the surviving Person, and (2) the transfer of all or substantially all of the assets of a Person to the Borrower or any Restricted
Subsidiary), (d) designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or of any
Unrestricted Subsidiary as a Restricted Subsidiary, (e) the proposed incurrence of Indebtedness or making of a Restricted Payment or payment in respect of Indebtedness in respect of which compliance with any financial ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis or (f) any operating improvements, restructurings, cost saving or other business optimization initiatives and other similar initiatives and transactions.
“Spectrum” means Spectrum Equity Management, L.P. and its Controlled
Investment Affiliates and associated funds.
“Sponsor” means each individually or collectively: (i) Francisco Partners, (ii)
Spectrum and (iii) the New Sponsor.
“SPV” has the meaning assigned to such term in Section 9.04.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Securitization Facility, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard
Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse accounts receivables factoring arrangement.
“Sterling” means the lawful currency of the United Kingdom.

“Subject Indebtedness” has the meaning assigned to such term in the definition of
“Maturity Limitation Excluded Amount”.
“Subject Loans” has the meaning assigned to such term in Section 2.11(i).
“Subject Transactions” has the meaning assigned to such term in clause 1(g) of the definition of “Consolidated EBITDA”.
“Subordinated Indebtedness” means Indebtedness incurred by a Loan Party that is contractually subordinated in right of payment to the prior payment of all Obligations of such
Loan Party under the Loan Documents.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, company, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power for the election of the members of the governing body or, in the case of a partnership, more than
50% of the general partnership interests are, as of such date, owned or controlled by the parent and/or one or more subsidiaries of the parent.
“Subsidiary” means any existing and future direct or indirect subsidiary of
Holdings; provided that any reference to a Subsidiary of Holdings or the Borrower shall refer solely to the subsidiaries of Holdings or the Borrower, as applicable.
“Successor Alternative Benchmark Rate” has the meaning set forth in the definition of “Term SOFR.”
“Successor Holdings” has the meaning assigned to such term in Section
6.14(d)(i).
“Supported QFC” has the meaning assigned to such term in Section 9.20(a).
“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing
(including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association,
Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Secured Swap
Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Secured Swap Agreements, (a) for any date on or after the date such Secured
Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause
(a), the amount(s) determined as the mark to market value(s) for such Secured Swap
Agreements, as determined by the Lender Counterparty and the Borrower in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Lender Counterparty and the Borrower.
“Swingline Exposure” means, at any time, the aggregate principal amount of all
Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means Barclays, in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.04(a).
“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is designed to permit the lessee (a) to treat such lease as an operating lease, or not to reflect the leased property on the lessee’s balance sheet, under GAAP and (b) to claim depreciation on such property for U.S. federal income tax purposes, other than any such lease under which such
Person is the lessor.
“Synthetic Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Synthetic Lease, and the amount of such obligations shall be equal to the sum (without duplication) of (a) the capitalized amount thereof that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations and (b) the amount payable by such Person as the purchase price for the property subject to such lease assuming the lessee exercises the option to purchase such property at the end of the term of such lease.
“Target Person” has the meaning assigned to such term in Section 6.04.
“Taxes” means any and all present or future local, domestic or foreign taxes, levies, imposts, duties, deductions, assessments, fees, other charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Commitment” means, with respect to each Term Lender, the 2024 Term
Commitment or any other commitment of such Term Lender to make a Term Loan hereunder, expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Term Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to Section 9.04.
“Termination Date” means the date upon which (i) all of the Obligations (other than (A) as set forth in clause (ii) and (B) contingent indemnification obligations not yet due and payable) have been paid in full, (ii) all Letters of Credit have been cancelled, Cash Collateralized or otherwise backstopped on terms reasonably satisfactory to the applicable Issuing Bank
(including by “grandfathering” on terms reasonably acceptable to the applicable Issuing Bank of the applicable Letters of Credit into a future credit facility) and (iii) all Commitments have expired or been terminated.
“Term Lender” means a Lender with an outstanding Term Commitment or an outstanding Term Loan.
“Term Loan Exchange Effective Date” has the meaning assigned to such term in
Section 2.25(a).
“Term Loan Exchange Notes” has the meaning assigned to such term in Section
2.25(a).
“Term Loan Maturity Date” means, with respect to (a) the 2024 Term Loans, the fifth anniversary of the Sixth Amendment Effective Date (or if such anniversary is not a Business
Day, the next preceding Business Day) and (b) any Incremental Term Loan, Other Term Loan or
Extended Term Loan, as provided in the respective documentation therefor, but, as to any specific Term Loan, as the maturity of such Term Loan shall have been extended by the holder thereof in accordance with the terms hereof.
“Term Loans” means the 2024 Term Loans made hereunder on the Sixth
Amendment Effective Date pursuant to Section 2.01(a) and, if and as applicable after the Closing
Date, any other 2024 Term Loans, Extended Term Loans, Incremental Term Loans, Other Term
Loans or Refinanced Term Loans, as the context may require.
“Term Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit F-1 hereto, evidencing the aggregate
Indebtedness of the Borrower to such Lender resulting from the Term Loans made by such
Lender.
“Term SOFR” means,

(a)for any calculation with respect to a Term SOFR Loan the Term SOFR
Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the
“Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business
Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR
Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic
Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then, at the option of the Borrower communicated to the Administrative Agent in writing on such Periodic Term SOFR
Determination Day, (i) Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities
Business Day for which such Term SOFR Reference Rate for such tenor was published by the
Term SOFR Administrator so long as such first preceding U.S. Government Securities Business
Day is not more than five (5) U.S. Government Securities Business Days prior to such Periodic
Term SOFR Determination Day or (ii) Term SOFR shall be deemed to equal Daily Simple SOFR for each day the applicable Loan remains outstanding and, in each case, to the extent determined in accordance with this proviso, adequate and reasonable means shall be deemed to exist for ascertaining the Term SOFR for such Interest Period, and
(b)for any calculation with respect to an ABR Loan on any day, the Term
SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR
Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of
5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term
SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR
Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities
Business Day for which such Term SOFR Reference Rate for such tenor was published by the
Term SOFR Administrator so long as such first preceding U.S. Government Securities Business
Day is not more than five (5) U.S. Government Securities Business Days prior to such Base Rate
Term SOFR Determination Day;
provided that, if (i) the Borrower and the Administrative Agent reasonably determine in good faith that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition and the inability to ascertain such rate is unlikely to be temporary, (ii) the Relevant
Governmental Body has made a public statement identifying a specific date after which all tenors of Term SOFR (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in Dollars, or shall or will otherwise cease, provided that, in each case of clauses (i) and (ii), at the time of such statement, there is no successor administrator that is reasonably satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of Term
SOFR or (iii) if at any time Term SOFR is determined pursuant to clause (ii) of the proviso to clause (a) above, the Borrower and the Administrative Agent determine that syndicated loans in the United States are being incurred or converted to a term rate (whether or not based on SOFR)
(any such even or circumstance in the foregoing clauses (i) - (iii) of this proviso, a “Replacement
Event”), “Term SOFR” shall be an alternate rate of interest established by the Administrative

Agent and the Borrower that is generally accepted as one of the then prevailing market conventions for determining a rate of interest for similar syndicated loans in the United States at such time, which shall include (A) the spread or method for determining a spread or other adjustment or modification that is generally accepted as the then prevailing market convention for determining such spread, method, adjustment or modification and (B) other adjustments to such alternate rate and this Agreement (x) to not increase or decrease pricing in effect at the time of selection of such alternate rate (but for the avoidance of doubt which would not reduce the
Applicable Margin) and (y) other changes necessary to reflect the available interest periods for such alternate rate for similar syndicated leveraged loans of this type in the United States at such time (any such rate, the “Successor Alternative Benchmark Rate”).  The Administrative Agent
and the Borrower shall be entitled to enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable
(and amend this Agreement from time to time to update any such terms to reflect evolving market conventions) and, notwithstanding anything to the contrary in Section 9.02 (Waivers,
Amendments), such amendment shall, in each case, become effective without any further action or consent of any other party to this Agreement; provided, further, that if a Successor Alternative
Benchmark Rate has not been established pursuant to the immediately preceding proviso after the Borrower and the Administrative Agent have reached such a determination, the Borrower and the Required Lenders may select a different alternate rate as long as it is reasonably practicable for the Administrative Agent to administer such different rate and, upon not less than fifteen (15)
Business Days’ prior written notice to the Administrative Agent, the Required Lenders and the
Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 9.02 (Waivers, Amendments), such amendment shall become effective without any further action or consent of any other party to this Agreement.  For the avoidance of doubt, if a Replacement Event occurs, the Applicable
Margin for any Loan shall be determined in accordance with the proviso to clause (a) or (b) of this definition, as applicable, until the date a Successor Alternative Benchmark Rate or other alternate term rate determined pursuant to the proviso above has been established in accordance with the requirements of this definition.
“Term SOFR Administrator” means CME Group Benchmark Administration
Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate as mutually agreed by the Administrative Agent and the Borrower).
“Term SOFR Borrowing” means a Loan that bears interest at a rate based on
Adjusted Term SOFR, except any Borrowing bearing interest at Adjusted Term SOFR pursuant to clause (iii) of the definition of “Alternate Base Rate”.
“Term SOFR Loan” means any Loan (or any one or more portions thereof) that bears interest based on Adjusted Term SOFR, except any Loan bearing interest at Adjusted Term
SOFR pursuant to clause (iii) of the definition of “Alternate Base Rate”.
“Term SOFR Reference Rate” means the forward-looking term rate based on
SOFR.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been or are required to be furnished to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b), as applicable, or, at the option of the Borrower, in the case of any transaction the permissibility of which requires a calculation on a Pro Forma Basis, the last day of the most recently ended fiscal quarter prior to the date of such determination for which internal financial statements are available.
“Third Amendment” means that certain Third Amendment to First Lien Credit
Agreement, dated as of June 29, 2023, by and among the Borrower, the Administrative Agent and the Revolving Lenders party thereto.
“Title Company” means one or more title insurance companies reasonably satisfactory to the Administrative Agent.
“Total Indebtedness” means, as of any date, the aggregate outstanding principal amount of Indebtedness for borrowed money, Indebtedness evidenced by bonds, debentures, notes, loan agreement or similar instruments of the Borrower and the Restricted Subsidiaries, on
a consolidated basis, and letters of credit, bankers’ acceptances and similar facilities that have been drawn but not yet reimbursed for more than three (3) Business Days.  Total Indebtedness shall exclude, for the avoidance of doubt, Capital Lease Obligations, purchase money
Indebtedness, Indebtedness in respect of any undrawn letters of credit or banker’s acceptances,
Receivables Facility or Qualified Securitization Financing (except to the extent that any such
Receivables Facility or Qualified Securitization Financing constitutes Indebtedness for borrowed money, as determined in accordance with GAAP, of the Borrower and the Restricted
Subsidiaries), Swap Agreements or Cash Management Services.
“Total Net Leverage Ratio” means, on any date of determination, the ratio of (a)
Total Indebtedness, less the aggregate amount of Unrestricted Cash, to (b) LTM EBITDA.
“Transaction Costs” means all premiums, fees, costs and expenses incurred or payable by or on behalf of Holdings or any Restricted Subsidiary in connection with the
Transactions (including any bonuses and any loan forgiveness and associated tax gross up payments and fees, costs and transition services) or in connection with the negotiation, execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, including to fund any original issue discount, upfront fees or legal fees and to grant and perfect any security interests.
“Transactions” means (a) the borrowing of the Loans hereunder on the Closing
Date, (b) the borrowing of the Second Lien Loans under the Second Lien Loan Documents on the Closing Date, (c) the Closing Date Recapitalization, (d) the Closing Date Distribution, (e) the
Closing Date Refinancing and (f) the payment of Transaction Costs.
“Transformative Acquisition” means any Acquisition by any Holding Company or any Restricted Subsidiary that (a) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such Acquisition, (b) if permitted by the terms of the

Loan Documents immediately prior to the consummation of such Acquisition, would not provide the Borrower and the Restricted Subsidiaries with adequate flexibility under the Loan
Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith or (c) is for consideration the aggregate value of which exceeds $229,000,000.
“Transformative Disposition” means any disposition by any Holding Company or any Restricted Subsidiary that (a) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such Acquisition or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such disposition, would not provide the Borrower and the Restricted Subsidiaries with adequate flexibility under the Loan
Documents for the continuation and/or expansion of its operations following such consummation, as determined by the Borrower acting in good faith.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the
State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United
Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA
Handbook (as amended from time to time) promulgated by the United Kingdom Financial
Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Undisclosed Administration” means in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company, as the case may be, is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unfunded Pension Liability” means, with respect to any Plan at any time, the amount of any of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA.

“United States” and “U.S.” each mean the United States of America.
“Unrestricted Amount” has the meaning assigned to such term in the definition of
“Maximum Additional Debt Amount”.
“Unrestricted Cash” means, as of any date, the sum of (i) unrestricted cash and
Cash Equivalents of Borrower and its Restricted Subsidiaries as of such date plus (ii) cash and
Cash Equivalents of Borrower and its Restricted Subsidiaries as of such date restricted in favor of the Credit Facilities (which may also include cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries securing other Indebtedness secured by a permitted Lien on the
Collateral that is pari passu with or junior to the Liens on the Collateral securing the Credit
Facilities), in each case, to be determined in accordance with GAAP.
“Unrestricted Subsidiary” means (a) a Subsidiary of Holdings designated as an
“Unrestricted Subsidiary” on Schedule 1.04 and any Subsidiary designated as an “Unrestricted
Subsidiary” from time to time pursuant to Section 5.12 and (b) any Subsidiary of an Unrestricted
Subsidiary.
“U.S. Government Securities Business Day” means any day except for (a) a
Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets
Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section
7701(a)(30) of the Code.
“U.S. Prime Rate” means the rate of interest published by The Wall Street Journal
(eastern edition), from time to time, as the “U.S. Prime Rate”.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in
Section 9.20(a).
“U.S. Tax Certificate” has the meaning assigned to such term in Section
2.17(e)(ii)(D).
“Weighted Average Life to Maturity” means, when applied to any amortizing
Indebtedness at any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“wholly owned Subsidiary” or “wholly owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are, as of such date, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such
Person or by such Person and one or more wholly owned subsidiaries of such Person.  For the avoidance of doubt, “wholly owned Restricted Subsidiary” means a wholly owned Subsidiary that is a Restricted Subsidiary.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA
Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b)
with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK
Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that
Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield” means, with respect to any Loan, Revolving Commitment, or Repricing
Transaction, as the case may be, on any date of determination as calculated by the Administrative
Agent, (a) any interest rate margin (giving effect to any amendments to the Applicable Margin on the 2024 Term Loans that becomes effective subsequent to the Sixth Amendment Effective
Date but prior to the applicable date of determination), (b) increases in interest rate floors (but only to the extent that an increase in the interest rate floor with respect to 2024 Term Loans or the implementation of an interest floor with respect to Initial Revolving Loans, as the case may be, would cause an increase in the interest rate then in effect at the time of determination hereunder, and, in such case, then the interest rate floor (but not the interest rate margin solely for determinations under this clause (b)) applicable to such 2024 Term Loans and Initial
Revolving Loans, as the case may be, shall be increased to the extent of such differential between interest rate floors), (c) original issue discount and (d) upfront fees paid generally to all
Persons providing such Loan or Commitment (with original issue discount and upfront fees being equated to interest based on the shorter of (x) the Weighted Average Life to Maturity of such Loans and (y) four years), but excluding, for the avoidance of doubt, any arrangement, commitment, structuring, underwriting, ticking, amendment or similar fee paid or payable to the
Joint Lead Arrangers (or their Affiliates) in their capacities as such in connection with the 2024
Term Loans or to one or more arrangers (or their Affiliates) in their capacities as such to any
Incremental Credit Facility.
Section 1.02Classification of Loans and Borrowings.  For purposes of this
Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by
Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”).

Borrowings also may be classified and referred to by Class (e.g., a “Revolving Loan
Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term
SOFR Revolving Loan Borrowing”).
Section 1.03Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words
“include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word
“shall.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (including pursuant to any permitted refinancing, extension, renewal, replacement, restructuring or increase (in each case, whether pursuant to one or more agreements or with different lenders or different agents), but subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any
Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof, (c) the words “herein,” “hereof” and
“hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections,
Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and
Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) any reference to any Requirement of
Law shall, unless otherwise specified, refer to such Requirement of Law as amended, modified or supplemented from time to time and shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (g)
the phrase “for the term of this Agreement” and any similar phrases shall mean the period beginning on the Closing Date and ending on the Latest Maturity Date, the term “manifest error”
shall be deemed to include any clearly demonstrable error whether or not obvious on the face of the document containing such error and (h) all references to “knowledge” or “awareness” of any
Loan Party or a Restricted Subsidiary thereof means the actual knowledge of a Responsible
Officer of a Loan Party or such Restricted Subsidiary.  Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.04Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.  In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Holdings, the Borrower and the
Administrative Agent shall enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s and its Subsidiaries’ consolidated financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made.  Until such time as such an amendment shall have been executed and delivered by
Holdings, the Borrower, the Administrative Agent and the Required Lenders, all financial ratios, covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.  “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified
Public Accountants or, if applicable, the SEC.
Notwithstanding anything in this Agreement to the contrary, any change in GAAP or the application or interpretation thereof that would require operating leases to be treated similarly as a capital lease shall not be given effect in the definitions of Indebtedness or Liens or any related definitions or in the computation of any financial ratio or requirement.
Section 1.05Pro Forma Calculations; Unrestricted Cash
(a)With respect to any period during which the Transactions or any Specified
Transaction occurs, the calculation of the Total Net Leverage Ratio, Senior Secured Net
Leverage Ratio, First Lien Net Leverage Ratio, Interest Coverage Ratio, Consolidated EBITDA
and Consolidated Total Assets or for any other purpose hereunder (other than with respect to clause (b) of the definition of “Available Amount”), with respect to such period shall be made on a Pro Forma Basis.
(b)For purposes of calculating the Total Net Leverage Ratio, Senior Secured
Net Leverage Ratio and First Lien Net Leverage Ratio, the proceeds of any Indebtedness permitted by testing any such ratios hereunder shall not be included on the date incurred (or on the date such ratio is tested with respect to such incurrence) as Unrestricted Cash.
(c)Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this
Agreement that does not require compliance with a financial ratio or test (including pro forma compliance with Section 6.11 hereof, any First Lien Net Leverage Ratio test, Senior Secured Net
Leverage Ratio test, Total Net Leverage Ratio test or Interest Coverage Ratio test) (any such amounts, including any amount being drawn under the “Revolving Facility” or any other revolving facility permitted hereunder and any cap expressed as a percentage of Consolidated
Total Assets, Consolidated Net Income or Consolidated EBITDA, the “Fixed Amounts”)
substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence.

Section 1.06Currency Translation.
(a)For purposes of determining compliance as of any date after the Sixth
Amendment Effective Date with Section 5.12, Section 6.01, Section 6.02, Section 6.03, Section
6.04, Section 6.05, Section 6.06 or Section 6.07, or, or for any other specified purpose hereunder, amounts incurred (or first committed, in the case of revolving credit debt), distributed, paid, invested or outstanding in currencies other than Dollars shall be translated into Dollars at the exchange rates in effect on such date, as such exchange rates shall be determined in good faith by the Borrower by reference to customary indices.
(b)For purposes of determining compliance with Section 6.01 and
Section 6.02, if Indebtedness is incurred or a Lien is granted to extend, replace, refund, refinance, renew or defease other Indebtedness (secured or otherwise) denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction, to the extent such extension, replacement, refund, refinancing, renewal or defeasance is in the same foreign currency, shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such
Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the amount of any premium paid, and fees and expenses incurred, in connection with such extension, replacement, refunding refinancing, renewal or defeasance (including any fees and original issue discount incurred in respect of such resulting Indebtedness).
(c)For purposes of determining compliance with Section 5.12, Section 6.01,
Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.06 or Section 6.07, with respect to any amounts incurred, paid, distributed or invested in a currency other than Dollars, no
Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time a Holding Company or one of its Restricted
Subsidiaries is contractually obligated with respect to such incurrence, payment, distribution or investment (so long as, in the case of a contractual obligation, at the time of entering into the contract with respect to such incurrence, payment, distribution or investment, it was permitted hereunder) and once contractually obligated to be incurred, paid, distributed or invested, such amount shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.
(d)For purposes of determining compliance with the First Lien Net Leverage
Ratio, Senior Secured Net Leverage Ratio, Total Net Leverage Ratio or Interest Coverage Ratio
on any date of determination, amounts denominated in a currency other than Dollars will be translated into Dollars (i) with respect to income statement items, at the currency exchange rates used in calculating Consolidated Net Income in the latest financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) with respect to balance sheet items, at the currency exchange rates used in calculating balance sheet items in the latest financial statements delivered pursuant to Section 5.01(a) or (b) and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent of such Indebtedness.
Section 1.07Rounding.  Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-
up for five).  For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.125, the ratio will be rounded up to 5.13.
Section 1.08Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment
(other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
Section 1.09Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by any reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
Section 1.10Certifications.  All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.
Section 1.11Compliance with Article VI.  In the event that any transaction permitted pursuant to Article VI (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof) meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause of such Sections in Article VI (within the same negative covenant), the Borrower, in its sole discretion, may classify or (solely in the case of Section 6.01 (other than any amounts incurred pursuant to clauses (a) or (r) thereof),
Section 6.02 (other than any amounts incurred pursuant to clauses (a) or (kk) thereof), Section
6.04 and Section 6.06), reclassify (or later divide, classify or reclassify) such transaction and shall only be required to include the amount and type of such transaction in one of such clauses.
Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest, premium, fees or expenses, in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of
Section 6.01.
Section 1.12Limited Condition Acquisition.  Solely for the purpose of
(i) measuring the relevant ratios and baskets (including, for the avoidance of doubt, any basket measured as a percentage of LTM EBITDA or Consolidated Total Assets and, for the avoidance of doubt including with respect to the incurrence of any Indebtedness (including any Incremental
Loans), Liens, the making of any Acquisitions or other Investments, Restricted Payments, prepayments of Indebtedness or asset sales, in each case, in connection with a Limited Condition
Acquisition) or (ii) determining compliance with the representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited
Condition Acquisition, if the Borrower makes an LCA Election, the Applicable Date of
Determination in determining whether any such Limited Condition Acquisition is permitted shall be deemed to be the LCA Test Date, and if, after giving effect to the Limited Condition
Acquisition and the other transactions to be entered into in connection therewith as if they had occurred as of the Applicable Date of Determination, ending prior to the LCA Test Date on a Pro
Forma Basis, the Borrower could have taken such action on the relevant LCA Test Date in compliance with any such ratio or basket (other than for the purposes of calculating actual compliance (and not pro forma compliance or compliance on a Pro Forma Basis) with Section
6.11), such ratio or basket shall be deemed to have been complied with.  If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated and tested on a Pro Forma Basis assuming such Limited Condition
Acquisition and other pro forma events in connection therewith (including any incurrence of
Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated.  For the avoidance of doubt, if the Borrower has made an
LCA Election and any of the ratios or baskets for which compliance was determined or tested as of LCA Test Date (including with respect to the incurrence of any Indebtedness) are not satisfied as a result of fluctuations in any such ratio or basket (including due to fluctuations in
Consolidated EBITDA calculated on a Pro Forma Basis, including the target of any Limited
Condition Acquisition) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been unsatisfied as a result of such fluctuations;
however, if any ratios or baskets improve as a result of such fluctuations, such improved ratios or baskets may be utilized.
Section 1.13Cashless Rollovers.  Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with an Incremental Credit Facility, Credit Agreement Refinancing Indebtedness or loans incurred under a new credit facility, in each case, to the extent such extension, replacement,

renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.
Section 1.14Division of LLCs.  Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or other person, or an allocation of assets to a series of a limited liability company or other person (or the unwinding of such a division or allocation) (a “Division”), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person.  Any division of a limited liability company shall constitute a separate
Person hereunder (and each division of any limited liability company that is a Subsidiary,
Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
ARTICLE II
The Credits
Section 2.01Commitments.  Subject to the terms and express conditions set forth herein, (a) each applicable 2024 Term Lender severally agrees to make a 2024 Term Loan to the Borrower on the Sixth Amendment Effective Date in Dollars in an aggregate principal amount equal to its 2024 Term Commitment and (b) each Revolving Lender severally agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability
Period in Dollars in an aggregate principal amount such that its Revolving Exposure will not exceed its Revolving Commitment.  Within the foregoing limits and subject to the terms and express conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving
Loans (without premium or penalty).  Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.  The 2024 Term Commitments will terminate in full upon the making of the
Loans referred to in clause (a) above.  The 2024 Term Loans funded on the Sixth Amendment
Effective Date will be funded with original issue discount in an amount equal to 99.0% of the par principal amount thereof (it being agreed that the Borrower shall be obligated to repay 100% of the principal amount of the 2024 Term Loans and interest shall accrue on 100% of the principal amount of the 2024 Term Loans, in each case as provided herein). All Revolving Loans will be made by all Revolving Lenders (including both 2018 Revolving Lenders and 2024 Revolving
Lenders) in accordance with their respective pro rata shares of the Revolving Commitments until the 2018 Revolving Commitment Maturity Date; thereafter, all Revolving Loans will be made by the 2024 Revolving Lenders in accordance with their respective pro rata shares of the 2024
Revolving Commitments until the 2024 Revolving Commitment Maturity Date. For the avoidance of doubt, on the 2018 Revolving Commitment Maturity Date, all 2018 Revolving
Loans outstanding on such date shall be paid in full and on the 2024 Revolving Commitment
Maturity Date, all 2024 Revolving Loans outstanding on such date shall be paid in full.

Section 2.02Loans and Borrowings.
(a)Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made to the Borrower by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder;
provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)Each Revolving Loan Borrowing shall be comprised entirely of ABR
Loans or Term SOFR Loans as the Borrower may request in accordance herewith.  Each Term
Loan Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans as the
Borrower may request in accordance herewith.  Each Swingline Loan shall be an ABR Loan and shall be denominated in Dollars.  Each Lender at its option may make any Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such
Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any Term SOFR
Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of
$1,000,000 (or, if not an integral multiple, the entire available amount) and not less than
$2,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000.
Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Term SOFR Borrowings outstanding.
Each Swingline Loan shall be in an amount that is an integral multiple of $250,000 and not less than $500,000.  Notwithstanding anything to the contrary herein, the Revolving Loans comprising any Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments.
(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest
Period requested with respect thereto would end after the applicable Revolving Termination Date
(in the case of such Revolving Loan) or the Term Loan Maturity Date applicable to such
Borrowing (in the case of such Term Loan), as the case may be.
(e)The obligations of the Revolving Lenders hereunder to make Revolving
Loans, to fund participations in Letters of Credit and to make payments pursuant to Section
9.03(c) are several and not joint (it being understood that the foregoing shall in no way be in derogation of the reallocation of participations in Letters of Credit among the Revolving Lenders contemplated by Section 2.22(a)(iv)).
Section 2.03Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent by hand delivery, electronic communication (including
Adobe pdf file) or facsimile of a written Borrowing Request signed by the Borrower by (a) in the case of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three (3)
Business Days before the date of the proposed Borrowing or (b) in the case of an ABR
Borrowing or a Borrowing of a Daily SOFR Loan, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing; provided, that any notice of a Borrowing to be made on the Sixth Amendment Effective Date may be given not later than
11:00 a.m. New York City time (or such later time as the Administrative Agent may reasonably agree), one (1) Business Day prior to the date of the proposed Borrowing, which notice may be subject to the effectiveness of the Sixth Amendment.  Each written Borrowing Request permitted by the immediately preceding sentence shall specify the following information:
(i)the Class of such Borrowing;
(ii)the aggregate amount of such Borrowing;
(iii)the date of such Borrowing, which shall be a Business Day;
(iv)whether such Borrowing is to be an ABR Borrowing or a Term SOFR
Borrowing;
(v)in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term
“Interest Period;”
(vi)the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and
(vii)in the case of a Borrowing Request made in respect of a Revolving Loan
Borrowing (other than a Revolving Loan Borrowing made on the Closing Date), that as of such date the express conditions in Section 4.02(a) and (b) are satisfied (or waived).
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an
ABR Borrowing.  If no Interest Period is specified with respect to any requested Term SOFR
Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one (1)
month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this
Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04Swingline Loans.  (a) Subject to the terms and conditions set forth herein, the Swingline Lender shall make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline
Loans exceeding $10,000,000 or (ii) the aggregate amount of the Revolving Exposure exceeding the aggregate amount of the Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow
Swingline Loans.

(b)To request a Swingline Loan, the Borrower shall notify the Administrative
Agent by hand delivery, electronic communication (including Adobe pdf file) or facsimile of a written request, not later than 11:00 a.m., New York City time, on the day of a proposed
Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date
(which shall be a Business Day) and amount of the requested Swingline Loan.  The
Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the
Borrower by means of a credit to the general deposit account of the Borrower with the Swingline
Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC
Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank), in each case by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c)The Swingline Lender may by written notice given to the Administrative
Agent not later than 10:00 a.m., New York City time, on any Business Day require the
Revolving Lenders to acquire participations on such Business Day in all or a portion of the
Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline
Loans in which Lenders will participate.  Promptly upon receipt of such notice, the
Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each
Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each
Revolving Lender acknowledges and agrees that its obligation to acquire participations in
Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each
Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to
Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The
Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower)
in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the
Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

Section 2.05Letters of Credit.
(a)General.  Subject to the terms and express conditions set forth herein, the
Borrower may request the issuance of (and the applicable Issuing Bank shall issue) Letters of
Credit for its own account (or, so long as the Borrower is the primary obligor, for the account of any Restricted Subsidiary), in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time prior to the date 30 days prior to the end of the Revolving
Availability Period; provided that in no event shall GS Bank, Barclays, Bank of America, N.A.,
Credit Suisse AG, Citizens Bank, N.A. or SunTrust Bank be required to issue letters of credit
(other than standby letters of credit), bank acceptances, bank guarantees, indemnitees or other instruments or any Letters of Credit in a currency other than Dollars; provided, further, that
Letters of Credit shall be available in Dollars and, to the extent agreed by the applicable Issuing
Bank in its sole discretion, other currencies.
(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.
(i)To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication reasonably acceptable to the applicable Issuing Bank) to an Issuing Bank and the Administrative Agent (not later than
12:00 p.m., New York City time at least four (4) Business Days in advance or a shorter time period if approved by the applicable Issuing Bank in its reasonable discretion, of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension
(which shall be a Business Day), the date on which such Letter of Credit is to expire
(which shall comply with paragraph (c) of this Section), the amount of such Letter of
Credit, the name and address of the beneficiary thereof, the documents to be presented by such beneficiary in case of any drawing thereunder, the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, such other matters as the applicable Issuing Bank may reasonably require and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by an
Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing
Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of
Credit shall be issued, amended, renewed or extended only if, (A) such Letter of Credit is denominated in Dollars (or such other currency as the applicable Issuing Bank may agree in its sole discretion) and (B) after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Sublimit in the aggregate and the
LC Sublimit for each such Issuing Bank, (ii) the aggregate Revolving Exposure shall not exceed the aggregate Revolving Commitments and (iii) the sum of (x) the LC Exposure
in respect of Letters of Credit issued by the applicable Issuing Bank and (y) the aggregate amount of Revolving Loans borrowed by such Issuing Bank would not exceed such
Issuing Bank’s Revolving Commitment (unless otherwise agreed to in writing by such
Issuing Bank).

(ii)Promptly after receipt of any such request pursuant to Section 2.05(b)(i), the applicable Issuing Bank will confirm with the Administrative Agent (in writing) that the Administrative Agent has received a copy of such request from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof.
Unless the applicable Issuing Bank has received written notice from any Revolving
Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable express conditions contained in Section 4.02 shall not then be satisfied, then, subject to the terms and express conditions hereof, the applicable Issuing
Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower
(or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each
Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)No Issuing Bank shall be under any obligation to issue or renew any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain such Issuing Bank from issuing the
Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental
Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the
Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) in each case not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date
(for which such Issuing Bank is not otherwise compensated hereunder);
(B)the issuance of such Letter of Credit would violate (x) any laws binding upon or otherwise applicable to such Issuing Bank or (y) one or more policies of such Issuing Bank regarding completion of customary “know your customer” requirements on the beneficiary of such Letter of Credit and any
Subsidiary of the Borrower that is a co-applicant for such Letter of Credit;
(C)the Letter of Credit is to be denominated in a currency other than
Dollars, unless otherwise agreed by the Issuing Bank;
(D)it is not required to do so pursuant to Section 2.22(a); or

(E)the date of issuance of such Letter of Credit is on or after the date that is thirty (30) days prior to the Revolving Termination Date.
(iv)No Issuing Bank shall be under any obligation to amend any Letter of
Credit if (A) such Issuing Bank would not have an obligation at such time to issue the
Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the
Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(v)Each of the Issuing Banks shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each of the Issuing Banks shall have all of the benefits and immunities (A) provided to the Administrative Agent in ARTICLE VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Letter of Credit Application pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in ARTICLE VIII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Banks.
(vi)Promptly after its delivery of any Letter of Credit or any amendment to a
Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such
Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Letter of Credit Expiration Date; provided that if the Borrower so requests in any applicable Letter of Credit Application, the applicable Issuing Bank shall agree to issue a standby or commercial Letter of Credit that has automatic renewal provisions (each, an
“Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the applicable Issuing Bank to prevent any such renewal at least once in each twelve-
month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such renewal.  Once an Auto-Renewal Letter of
Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that no Issuing Bank shall permit any such renewal if (A) such Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof
(by reason of the provisions of Section 2.05(b)(ii) or otherwise), or (B) it has received notice (in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Lender, or the Borrower that one or more of the applicable express conditions specified in Section 4.02 is not then satisfied (or waived), and provided further that, if agreed to by the applicable Issuing Bank in its sole discretion, a Letter of
Credit may, upon the request of the Borrower, be renewed for a period beyond the date that is the
Revolving Termination Date if, at the time of such request or such other time as may be agreed by the Issuing Bank, such Letter of Credit has become subject to Cash Collateralization or other arrangements satisfactory to the Issuing Bank.
(d)Participations.  By the issuance of a Letter of Credit (or an amendment to a
Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each
Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, (x) each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, in
Dollars, such Revolving Lender’s Applicable Percentage of each LC Disbursement in respect of any Letter of Credit made by any Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.05(e), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)Reimbursement.  If an Issuing Bank shall honor a Letter of Credit drawing presented under a Letter of Credit, the Borrower shall reimburse such Letter of Credit honored by paying to the Administrative Agent an amount equal to the Dollar Equivalent, calculated using the Exchange Rate when such payment is due, of such LC Disbursement in Dollars not later than 1:00 p.m., New York City time, on the first Business Day succeeding the date on which the applicable Issuing Bank notifies the Borrower in writing of such Letter of Credit honoring; provided that, if such LC Disbursement is not less than $500,000, the Borrower may, subject to the express conditions to borrowing set forth herein, request in accordance with
Section 2.03 that such payment be financed with a Revolving Loan Borrowing or Swingline
Loan of the same Class in an amount equal to the Dollar Equivalent, calculated using the
Exchange Rate on the date when such payment is due, of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Loan Borrowing or Swingline Loan.  If the Borrower fails to make such payment when due, then the Administrative Agent shall notify each Revolving
Lender of the Dollar Equivalent of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof.
Promptly following receipt of such notice, each Revolving Lender shall pay to the
Administrative Agent in Dollars its Applicable Percentage of the Dollar Equivalent of the
payment then due from the Borrower (such payment from such Revolving Lender to be made on demand with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Issuing Bank at a rate per annum equal to the greater of the NYFRB Rate and a rate determined by such Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing), in the same manner as provided in Section 2.06 with respect to Loans made by such
Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lender), and the Administrative Agent shall promptly pay to the applicable
Issuing Bank the amounts so received by it from the Revolving Lender.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Revolving Lenders and the Issuing Banks as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Revolving
Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of their obligation to reimburse such LC Disbursement.
(f)Repayment of Participations.
(i)At any time after any Issuing Bank has made an LC Disbursement and has received from any Revolving Lender such Revolving Lender’s payment in respect of such LC Disbursement pursuant to Section 2.05(e), if the Administrative Agent receives for the account of the applicable Issuing Bank any payment in respect of the related LC
Disbursement or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent in accordance with this Agreement), the Administrative Agent will distribute in Dollars to such Revolving Lender the Dollar Equivalent of its Applicable Percentage thereof.
(ii)If any payment received by the Administrative Agent for the account of an
Issuing Bank pursuant to Section 2.05(e) is required to be returned under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by the applicable Issuing Bank in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Bank in Dollars the Dollar
Equivalent of its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the NYFRB Rate from time to time in effect.  The obligations of the Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.
(g)Obligations Absolute.  The Borrower’s obligations to reimburse LC
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an

Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any of the Restricted Subsidiaries or in the relevant currency markets generally, or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder (other than the defense of payment or performance).  Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of
their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the
Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of bad faith, gross negligence, material breach of its obligations as an Issuing Bank hereunder, or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), each of the
Issuing Banks shall be deemed to have exercised care in each such determination as Issuing
Bank.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, each of the Issuing Banks may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute bad faith, gross negligence or willful misconduct.
(h)Disbursement Procedures.  The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the Administrative
Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with Section
2.05(e).
(i)Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full as set forth in Section
2.05(e), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC
Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.05(e), then Section 2.13(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.05(e) to reimburse the applicable
Issuing Bank shall be for the account of such Lender to the extent of such payment.
(j)Role of Issuing Bank.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit
Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.
(k)Replacement of the Issuing Banks.  An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced
Issuing Bank and the successor Issuing Bank; provided UBS AG, Stamford Branch may be replaced as an Issuing Bank at any time by providing not less than thirty (30) days prior written notice to the Borrower and the Administrative Agent.  The Administrative Agent shall notify the
Lenders of any replacement of an Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing
Bank pursuant to Section 2.12(c).  From and after the effective date of any such replacement, (i)
the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this
Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing
Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(l)Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, the Borrower or any Subsidiary, the
Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that any issuance of
Letters of Credit for the account of the Borrower and/or any Subsidiaries of the Borrower inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(m)Applicability of ISP and UCP.  Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower, when a Letter of Credit is issued, (i) the rules of the
ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and
Practice for Documentary Credits, as most recently published by the International Chamber of
Commerce at the time of issuance, shall apply to each commercial Letter of Credit.
(n)Conflict with Letter of Credit Application.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control, and any grant of a security interest in any form of
Letter of Credit Application or other agreement shall be null and void.
(o)Provisions Related to Extended Revolving Commitments.  If, after the date hereof, there shall be more than one tranche of Revolving Commitments, and if the maturity date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any
Letter of Credit, then (i) if one or more other tranches of Revolving Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the
Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.05(c)) under (and ratably participated in by
Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving
Commitments thereunder at such time (it being understood that no partial face amount of any
Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.05(c) or otherwise backstop such Letter of Credit on terms reasonably satisfactory to the applicable Issuing Bank.  If, for any reason, such Cash Collateral is not provided or the reallocation does not occur, the Revolving Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit.
Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of
Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such maturity date.
Commencing with the maturity date of any tranche of Revolving Commitments, the sublimit for
Letters of Credit shall be agreed with the Lenders under the extended tranches.
(p)Addition of an Issuing Bank.  A Revolving Lender (or any of its
subsidiaries or Affiliates) may become an additional Issuing Bank hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Lender.

The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing
Bank.
(q)Reallocation of Risk Participations. On the 2018 Revolving Commitment
Maturity Date, all risk participations with respect to Letters of Credit issued on or prior to the
2018 Revolving Commitment Maturity Date pursuant to Section 2.20(d) shall be reallocated to the 2024 Revolving Lenders in accordance with their pro rata share of the remaining Revolving
Commitments; provided that such reallocation shall only be effected to the extent that it would not result in the total exposure of any 2024 Revolving Lender exceeding such Lender’s 2024
Revolving Commitment.
Section 2.06Funding of Borrowings.
(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (i) 1:00 p.m., New
York City time, in the case of a Term SOFR Borrowing, 1:00 p.m., New York City time, in the case of an ABR Borrowing for which notice has been provided by 11:00 a.m. New York City time at least one (1) Business Day prior to the date of the proposed Borrowing or (ii) 2:00 p.m.
New York City time, in the case of an ABR Borrowing for which notice has been provided by
11:00 a.m. New York City time on the date of the proposed ABR Borrowing, in each case to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The
Administrative Agent will make such Loans available to the Borrower by wire transfer of the amounts so received, in immediately available funds, to an account of the Borrower, in each case designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving
Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e)
shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that
Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse an Issuing
Bank, then to such Revolving Lenders and the applicable Issuing Bank as their interests may appear.
(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the
Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender will make such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount.  In such event, after giving effect to the reallocations pursuant to Section 2.22(a)(ii) and Section 2.22(a)(iv), if a Lender has
not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower agrees to pay to the Administrative Agent, within three (3) Business Days of written notice, such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans of the applicable Type.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.07Interest Elections.
(a)Each Revolving Loan Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such
Borrowing Request or designated by Section 2.03.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term
SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07.  The
Borrower may elect different options with respect to different portions of the affected
Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)To make an election pursuant to this Section, the Borrower shall notify the
Administrative Agent of such election by hand delivery, electronic communication (including
Adobe pdf file) or facsimile of a written Interest Election Request substantially in the form of
Exhibit B and signed by the Borrower by the time that a Borrowing Request would be required under Section 2.03 if the Borrower was requesting a Revolving Loan Borrowing of the Type resulting from such election to be made on the effective date of such election.
(c)Each written Interest Election Request shall specify the following information in compliance with Section 2.03:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting
Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election
Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Term
SOFR Borrowing; and
(iv)if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period
to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an
Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)Promptly following receipt of an Interest Election Request, the
Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such
Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notify the
Borrower, then, so long as such Event of Default is continuing, no outstanding Borrowing may be continued for an Interest Period of more than one month’s duration and no Borrowing may be requested as, converted to or continued as a Term SOFR Loan.
Section 2.08Termination and Reduction of Commitments.
(a)Unless previously terminated or extended, the Revolving Commitments shall terminate on the Revolving Termination Date.
(b)The Borrower may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the
Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce any Class of Revolving
Commitments to the extent that, after giving effect to any concurrent prepayment of the
Revolving Loans of such Class in accordance with Section 2.11, the aggregate Revolving
Exposure (calculated using the Exchange Rate in effect as of the date of the proposed termination or reduction) of such Class (excluding the portion of the Revolving Exposure attributable to outstanding Letters of Credit if and to the extent that the Borrower has Cash Collateralized such
Letters of Credit or made other arrangements satisfactory to the applicable Issuing Bank with respect to such Letters of Credit) would exceed the aggregate Revolving Commitments of such
Class. For the avoidance of doubt, prior to the 2018 Revolving Commitment Maturity Date, all voluntary terminations or reductions of Revolving Commitments pursuant to this paragraph shall be applied to the 2018 Revolving Commitments and the 2024 Revolving Commitments on a pro
rata basis.
(c)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business
Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other Indebtedness or any other specified event, in which case such notice may be revoked by the Borrower (by notice to the
Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
(d)The Borrower, in its sole discretion, shall have the right, but not the obligation, at any time so long as no Event of Default has occurred and is continuing, upon at least one Business Days’ notice to a Defaulting Lender (with a copy to the Administrative
Agent), to terminate in whole such Defaulting Lender’s Commitment; provided that, after giving effect to such termination, the aggregate Revolving Exposure of all Revolving Lenders does not exceed the aggregate Revolving Commitments.  Such termination shall be effective with respect to such Defaulting Lender’s unused portion of its Commitment on the date set forth in such notice.  No termination of the Commitment of a Defaulting Lender shall be deemed a waiver or release of any claim the Borrower, the Administrative Agent, an Issuing Bank or any Lender may
have against the Defaulting Lender.
Section 2.09Repayment of Loans; Evidence of Debt.
(a)The Borrower unconditionally promises to pay jointly and severally to the
Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan of such Term Lender as provided in Section 2.10. The Borrower unconditionally promises to pay jointly and severally to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such
Revolving Lender made to the Borrower on the Revolving Termination Date.  The Borrower
hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a
Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record
(i) the amount of each Loan made hereunder to the Borrower, the Class and Type thereof and the
Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to paragraph (b) or
(c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and pay interest thereon in accordance with the terms of this Agreement.
(e)Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and substantially in the form of the applicable Exhibit F, provided that, except as set forth in Section
4.01(a)(ii)(D), the delivery of any such note shall not be a condition precedent to the Closing
Date, the Sixth Amendment Effective Date, or any Acquisition or Investment.  Thereafter, the
Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to such payee and its registered assigns (and ownership shall at all times be recorded in the Register).
Section 2.10Amortization of Term Loans.
(a)Subject to adjustment pursuant to paragraph (b) of this Section and reduction for any other prepayments or repurchases not prohibited hereunder and subject to paragraph (i) of Section 2.11,
(i)on and after the Sixth Amendment Effective Date, the Borrower shall repay the 2024 Term Loans on the last Business Day of each fiscal quarter of the
Borrower (commencing with the second full fiscal quarter ended after the Sixth
Amendment Effective Date) in an aggregate principal amount equal to 0.25% of the original principal amount of the 2024 Term Loans on the Sixth Amendment Effective
Date; and
(ii)without limiting the foregoing, to the extent not previously paid, all Term
Loans shall be due and payable on the applicable Term Loan Maturity Date.
(b)Any prepayment of a Term Loan Borrowing of any Class shall be applied
(i) in the case of prepayments made pursuant to Section 2.11(a) or (e), to reduce the subsequent scheduled repayments of the Term Loan Borrowings of such Class to be made pursuant to this
Section as directed by the Borrower, or as otherwise provided in any Extension Amendment, any
Incremental Credit Facility Amendment or Refinancing Amendment, and (ii) in the case of prepayments made pursuant to Section 2.11(c) or Section 2.11(d), to reduce the subsequent scheduled repayments of the Term Loan Borrowings of such Class to be made pursuant to this
Section in direct order of maturity, or as otherwise provided in any Extension Amendment, any
Incremental Credit Facility Amendment or Refinancing Amendment.
(c)Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by written notice of such election not later than

11:00 a.m., New York City time, on the third Business Day prior thereto.  Each repayment of a
Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.  Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.
Section 2.11Prepayment of Loans.
(a)The Borrower shall have the right at any time and from time to time, without premium or penalty (but subject to the following sentence), to prepay any Borrowing of any Class in whole or in part, as selected and designated by the Borrower, subject to the requirements of this Section.  Each voluntary prepayment of any Loan pursuant to this Section
2.11(a) and mandatory prepayment pursuant to Section 2.11(e) shall be made without premium or penalty except that, in the event that on or prior to the date that is six (6) months after the
Sixth Amendment Effective Date, any such prepayment or repayment of 2024 Term Loans is made as a result of a Repricing Transaction or any amendment to this Agreement to effectuate a
Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable 2024 Term Lenders, including, for the avoidance of doubt, any
Non-Consenting Lender, a prepayment premium in an amount equal to 1.00% of the amount of the 2024 Term Loans being so prepaid, repaid or refinanced or the aggregate amount of the applicable 2024 Term Loans outstanding immediately prior to such amendment and otherwise subject to the Repricing Transaction, as applicable.  Any such voluntary prepayment shall be applied as specified in Section 2.10(b) and Section 2.11(k).  Such amounts shall be due and payable on the date of such prepayment, repayment or amendment.
(b)In the event and on such occasion that the aggregate Revolving Exposures exceed (A) 103% of the aggregate Revolving Commitments, solely as a result of currency fluctuations or (B) the aggregate Revolving Commitments (other than as a result of currency fluctuations), the Borrower shall prepay (no later than one (1) Business Day after written notice from the Administrative Agent to the Borrower) Revolving Loan Borrowings (or, if no such
Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.23) in an aggregate amount equal to the amount by which the aggregate
Revolving Exposures exceed the aggregate Revolving Commitments.
(c)Subject to paragraph (f) of this Section 2.11, in the event and on each occasion that any Net Proceeds are received by or on behalf of any Holding Company or any
Restricted Subsidiary in respect of any Prepayment Event referred to in paragraph (a) or (b) of the definition thereof, the Borrower shall, within thirty (30) days after such Net Proceeds are received, prepay Term Loans on a pro rata basis (except, as to Term Loans made pursuant to an
Incremental Credit Facility Amendment, Extension Amendment or a Refinancing Amendment,
as otherwise set forth in such Incremental Credit Facility Amendment, Extension Amendment or
a Refinancing Amendment or as to Replacement Term Loans), in each case in an aggregate amount equal to (i) 100% of the amount of such Net Proceeds if the First Lien Net Leverage
Ratio as of the most recent Applicable Date of Determination is greater than 4.50 to 1.00, (ii)
50%, if the First Lien Net Leverage Ratio as of the most recent Applicable Date of
Determination is less than or equal to 4.50 to 1.00 but greater than 4.25 to 1.00, (iii) 25%, if the
First Lien Net Leverage Ratio as of the most recent Applicable Date of Determination is less than or equal to 4.25 to 1.00 but greater than 4.00 to 1.00, or (iv) 0%, if the First Lien Net
Leverage Ratio as of the most recent Applicable Date of Determination is less than or equal to
4.00 to 1.00; provided that in the case of any such event described in clause (a) or (b) of the definition of the term “Prepayment Event,” if any Holding Company or any Restricted
Subsidiary applies (or commits pursuant to a binding contractual arrangement to apply) the Net
Proceeds from such event (or a portion thereof) within eighteen (18) months after receipt of such
Net Proceeds to reinvest such proceeds in the business, including in assets of the general type used or useful in the business of the Borrower and the Restricted Subsidiaries (including in connection with a Permitted Acquisition or other permitted Investment or Capital Expenditures), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of the eighteen-month (or, if committed to be so applied within eighteen (18) months of the receipt of such Net Proceeds, twenty four (24) month) period following receipt of such Net
Proceeds, at the end of which period a prepayment shall be required in an amount equal to such
Net Proceeds that have not been so applied; provided, further, that with respect to any
Prepayment Event referenced in paragraph (a) or (b) of the definition thereof, the Borrower may use a portion of such Net Proceeds to prepay or repurchase Indebtedness secured by the
Collateral on a pari passu basis with the Liens securing the Obligations (the “Other Applicable
Indebtedness”) to the extent required pursuant to the terms of the documentation governing such
Other Applicable Indebtedness, in which case, the amount of prepayment required to be made with respect to such Net Proceeds pursuant to this Section 2.11(c) shall be deemed to be the amount equal to the product of (x) the amount of such Net Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Term Loans required to be prepaid pursuant to this paragraph (c) and the denominator of which is the sum of the outstanding principal amount of such Other Applicable Indebtedness required to be prepaid pursuant to the terms of the documents governing such Other Applicable Indebtedness and the outstanding principal amount of Term Loans required to be prepaid pursuant to this paragraph (for the avoidance of doubt, amounts described in this clause (y) in the calculation of such fraction shall be deemed to refer to then outstanding principal amount of such Indebtedness subject to such prepayment requirement, prior to giving effect to any reduction in the amount thereof as the result of such prepayment).
(d)Subject to paragraph (f) of this Section 2.11, following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2019, the
Borrower shall prepay Term Loan Borrowings in an aggregate amount equal to the Required
Percentage of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for such fiscal year, provided that such amount shall be reduced by the aggregate principal amount of voluntary prepayments (other than prepayments pursuant to Section 2.11(c), (d) or (e)) of Term Loans, voluntary prepayments of Other Applicable Indebtedness and Revolving Loans (to the extent of, in the case of Revolving Loans, a corresponding Revolving Commitment reduction) made during such fiscal year or following the end of such fiscal year but on or prior to the ECF Due Date
(without duplication of amounts reducing the amount required to be prepaid in any other period, and except to the extent financed with long term Indebtedness (other than revolving indebtedness)), and no such prepayment shall be required if the amount that would be required to be repaid is less than or equal to $11,500,000 and then, only to the extent of the amount in excess of $11,500,000.  Each prepayment pursuant to this paragraph shall be made not later than the fifth (5th) Business Day after the earlier of (x) the date on which financial statements are required to be delivered pursuant to Section 5.01(a) for the fiscal year with respect to which such prepayment is made and (y) the date such financial statements are actually delivered (such earlier date, the “ECF Due Date”).  All prepayments made pursuant to this Section 2.11(d) shall be applied solely to the outstanding 2024 Term Loans (and any Incremental Term Loans, Extended
Term Loans or Other Term Loans to the extent provided for in the applicable Incremental Credit
Facility Amendment, Extension Amendment or Refinancing Amendment; provided that the 2024
Term Loans receive not less than the pro rata portion of such prepayment unless otherwise agreed).
(e)In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Prepayment Event referred to in paragraph (c) of the definition thereof, the Borrower shall, on the same day as such incurrence or issuance of Indebtedness, prepay the principal amount of the corresponding Credit
Agreement Refinanced Debt (in the case of Credit Agreement Refinancing Indebtedness) or each
Class of Term Loans on a pro rata basis (in the case of any other Indebtedness giving rise to a
Prepayment Event referred to in paragraph (c) of the definition thereof), in each case in accordance with Section 2.11(g) and in an aggregate amount the Dollar Equivalent of which is equal to 100% of the Net Proceeds of such issuance or incurrence (which prepayment of principal shall be accompanied by payment of accrued and unpaid interest, premiums and fees and expenses associated with such principal amount prepaid); provided that such prepayment shall be subject to the second sentence of Section 2.11(a).
(f)Notwithstanding any other provisions of this Section 2.11, to the extent that any prepayment required by Section 2.11(c) or 2.11(d) of any Foreign Subsidiary (i) would be prohibited or delayed by applicable local law, or (ii) the Borrower has determined in good faith that making all or a part of such prepayment would reasonably be expected to have an adverse tax consequence on Holdings (or any owner thereof), the Borrower and its Restricted
Subsidiaries (other than de minimis adverse tax consequences) as a result of moving cash to make such prepayment (which for the avoidance of doubt, includes, but is not limited to, any prepayment where by doing so the Borrower or any Restricted Subsidiary would incur a withholding tax), in each case the Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Restricted Subsidiary, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required, subject to this Section 2.11(f), to be applied to repay Term
Loans at the times provided in Section 2.11(d), or the Borrower shall not be required to make a prepayment at the time provided in Section 2.11(c), and instead, such amounts may be retained and shall be available for working capital purposes of the Borrower and the Restricted
Subsidiaries (the Borrower and its Restricted Subsidiaries hereby agreeing to use commercially reasonable efforts to otherwise cause the applicable Restricted Subsidiary, to within one year following the date on which the respective payment would otherwise have been required, to overcome or eliminate such restrictions and/or to minimize any such costs of prepayment, subject to the foregoing, to make the relevant prepayment), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law or applicable organizational or constitutive impediment or other impediment or there are no such adverse tax consequences (other than de minimis tax consequences), the applicable amount of Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than three
Business Days after such repatriation could be made) applied (net of additional taxes, costs and expenses payable or reserved against as a result thereof) (whether or not repatriation actually occurs) to the repayment of the Term Loans pursuant to this Section 2.11 to the extent provided herein; provided, that if such payments are not permitted and there are such adverse tax consequences (other than de minimis tax consequences) throughout such one year period such prepayment shall not be required; provided, further that, if at any time within one year of a prepayment being not so required, such restrictions are removed, any relevant proceeds will at the end of the then current Interest Period be applied in prepayment in accordance with the terms of this Section 2.11.  The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of
Default and such amounts shall be available for working capital purposes of the Borrower or any
Restricted Subsidiary as long as not required to be repaid in accordance with this Section 2.11(f).
(g)In connection with any optional or mandatory prepayment of Borrowings hereunder the Borrower shall, subject to the provisions of this paragraph and paragraph (k) of this Section 2.11, select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (h) of this Section 2.11.  The
Administrative Agent will promptly notify each Term Lender holding the applicable Class of
Term Loans of the contents of the Borrower’s prepayment notice and of such Lender’s pro rata share of the prepayment.  Each such Term Lender may reject all (but not less than all) of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of
Term Loans required to be made pursuant to clause (c) or (d) of this Section 2.11 by providing notice to the Administrative Agent, no later than 11:00 a.m., New York City time, one Business
Day following receipt of such mandatory prepayment notice; provided that for the avoidance of doubt, no Lender may reject any prepayment made with the proceeds of Credit Agreement
Refinancing Indebtedness.  Any Declined Proceeds may be retained by the Borrower to the extent they constitute Retained Declined Proceeds.
(h)The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by hand delivery, electronic communication (including Adobe pdf file) or facsimile of a written notice of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Borrowing, not later than 11:00 a.m.,
New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing or any Borrowing of Daily SOFR Loans, not later than 11:00
a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that a notice of optional prepayment may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of any other specified event, in which case such notice of prepayment may be revoked by the
Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied.  Promptly following receipt of any such notice, the Administrative
Agent shall advise the Lenders of the contents thereof.  Except as otherwise provided herein, each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a
Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any prepayment fees required by Section 2.11(a), to the extent applicable.
(i)Notwithstanding anything to the contrary contained in this Agreement, the
Borrower or any of the Restricted Subsidiaries (in such case, the foregoing being herein referred to as the “Auction Parties” and each, an “Auction Party”) may repurchase outstanding Term
Loans (provided that no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving effect to the repurchase of such Term Loans) on the following basis:
(A)Such Auction Party may repurchase all or any portion of any Class of Term Loans (such Term Loans, “Subject Loans”) pursuant to a Dutch Auction
(or such other modified Dutch auction conducted pursuant to similar procedures as the Borrower and Administrative Agent may otherwise agree); provided that no proceeds of Revolving Loans shall be used by any Auction Party to repurchase
Term Loans pursuant to such Auction;
(B)Following repurchase by any Auction Party pursuant to this
Section 2.11(i), the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by any Auction Party) for all purposes of this Agreement.  In connection with any Term Loans repurchased and cancelled pursuant to this
Section 2.11(i), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.  Any payment made by any
Auction Party in connection with a repurchase permitted by this Section 2.11(i)
shall not be subject to any of the pro rata payment or sharing requirements of this
Agreement.  Notwithstanding anything in this Agreement or any other Loan
Documents to the contrary, failure by an Auction Party to make any payment to a
Lender required by an agreement permitted by this Section 2.11(i) shall not constitute a Default or an Event of Default;
(C)Each Lender that sells its Term Loans pursuant to this Section
2.11(i) acknowledges and agrees that (i) the Auction Parties may come into possession of additional information regarding the Loans or the Loan Parties at any time after a repurchase has been consummated pursuant to an Auction hereunder that was not known to such Lender or the Auction Parties at the time such repurchase was consummated and that, when taken together with information that was known to the Auction Parties at the time such repurchase was consummated, may be information that would have been material to such
Lender’s decision to enter into an assignment of such Term Loans hereunder
(“Excluded Information”), (ii) such Lender will independently make its own analysis and determination to enter into an assignment of its Loans and to consummate the transactions contemplated by an Auction notwithstanding such
Lender’s lack of knowledge of Excluded Information and (iii) none of the Auction
Parties, the Investors or any of their respective Affiliates, or any other Person shall have any liability to such Lender with respect to the nondisclosure of the
Excluded Information.  Each Lender that tenders Loans pursuant to an Auction agrees to the foregoing provisions of this clause (C).  The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.11(i) and hereby waive the requirements of any provision of this Agreement (including any pro rata payment requirements) (it being understood and acknowledged that purchases of the Loans by an Auction
Party contemplated by this Section 2.11(i) shall not constitute Investments by such Auction Party) or any other Loan Document that may otherwise prohibit any
Auction or any other transaction contemplated by this Section 2.11(i).
(j)Notwithstanding any of the other provisions of this Section 2.11, if any prepayment of Term SOFR Loans is required to be made under this Section 2.11 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.11 in respect of any such Term SOFR Loan prior to the last day of the Interest Period therefor, the
Borrower may, in their sole discretion, deposit with the Administrative Agent in the currency in which such Loan is denominated, the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other
Loan Party) to apply such amount to the prepayment of such Loans in accordance with this
Section 2.11.  Such deposit shall constitute cash collateral for the Term SOFR Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.11.
(k)Application of Prepayment by Type of Term Loans.  In connection with any voluntary prepayments by the Borrower pursuant to Section 2.11(a), any voluntary prepayment thereof shall be applied first to ABR Loans to the full extent thereof before application to Term SOFR Loans.  In connection with any mandatory prepayments by the
Borrower of the Term Loans pursuant to Section 2.11, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Term SOFR Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section
2.11(g), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Term SOFR Loans.
Section 2.12Fees.

(a)The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender, in accordance with its Applicable Percentage of Revolving
Commitments, a commitment fee, which shall accrue as specified in the definition of
“Applicable Margin” on the average daily amount of the unused Revolving Commitment of such
Lender during the period from and including the Closing Date to, but excluding, the date on which the Revolving Commitments terminate, subject to adjustment as provided in Section 2.22.
Accrued commitment fees (including, for the avoidance of doubt, any Sixth Amendment
Effective Date Accrued Commitment Fees) shall be payable in arrears on the third Business Day following the last day of March, June, September and December of each year and on the
Revolving Termination Date, commencing on the first such date to occur after the Closing Date, provided that no commitment fee shall accrue on any undrawn Revolving Commitment of a
Defaulting Lender so long as such Lender shall be a Defaulting Lender.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.  Swingline Loans shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the
Revolving Credit Facility.
(b)The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Term SOFR Revolving Loans on the actual daily amount of such Revolving
Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC
Disbursements) during the period from and including the Closing Date, to but excluding the date on which such Revolving Lender’s Revolving Commitment terminates, and (ii) to each of the
Issuing Banks a fronting fee, which shall accrue at a rate equal to 0.125% per annum on the actual daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date, to but excluding the date of termination of the Revolving Commitments, as well as each of the Issuing
Banks’s standard fees with respect to the issuance, amendment, renewal or extension of any
Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued to and excluding the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date, provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 30 days after written demand (including reasonable supporting documents).  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the
Borrower and the Administrative Agent.

(d)All fees payable hereunder shall be paid by the Borrower on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to them) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.
Section 2.13Interest.
(a)The Loans comprising each ABR Borrowing (including each Swingline
Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin.
(b)The Loans comprising each Term SOFR Borrowing shall bear interest at
Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable
Margin; provided that if Term SOFR shall be determined pursuant to clause (a)(ii) of the definition thereof, each such Loan shall be deemed to bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily Simple
SOFR for each day such Loan remains outstanding plus the Applicable Margin.
(c)Notwithstanding the foregoing, if (x) any principal of or interest on any
Loan or any fee payable by the Borrower hereunder is not paid when due (after the expiration of any applicable grace period), whether at stated maturity, upon acceleration or otherwise or (y) an
Event of Default under Section 7.01(h) or (i) has occurred and is continuing, such overdue amount (which, in the case of an Event of Default under Section 7.01(h) or (i) shall be deemed to include the entire outstanding amount of the Loans) shall bear interest, after as well as before judgment, to the fullest extent permitted by law, at a rate per annum equal to (i) in the case of overdue principal or interest of any Loan, 2.00% plus the rate then borne by (in the case of such principal) such Borrowings or (in the case of interest) the Borrowings to which such overdue amount relates or (ii) in the case of any other amounts, 2.00% plus the rate applicable to ABR
Loans as provided in paragraph (a) of this Section; provided that no default rate shall accrue on the Loans of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
(d)Accrued interest on each Loan shall be payable in arrears on each Interest
Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the applicable Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c)
of this Section shall be payable on written demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted Term SOFR shall be determined by the
Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.14Alternate Rate of Interest; Discontinuation of Term SOFR.
(a)Subject to the immediately following sentence, if prior to the commencement of any Interest Period for a Term SOFR Borrowing denominated in any currency:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Term SOFR, as applicable, for such Interest Period; or
(ii)the Administrative Agent is advised by the Required Lenders that the
Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing denominated in such currency to, or continuation of any Borrowing denominated in such currency as, a Term SOFR Borrowing, as applicable in such currency that is requested to be continued (A) if such currency is the Dollar, shall be converted into a Borrowing of Daily SOFR
Loans, or, failing that, an ABR Borrowing on the last day of the Interest Period applicable thereto, (B) if such currency is the Euro, shall be converted to an ABR Borrowing denominated in Dollars on the last day of the Interest Period applicable thereto, and (C) if such currency is an
Alternative Currency, shall bear interest at such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period plus the applicable percentage set forth in the definition of “Applicable Margin”; and (ii) if any Borrowing Request requests a Term SOFR
Borrowing denominated in such currency, (A) if such currency is the Dollar, such Borrowing shall be made as a Borrowing of Daily SOFR Loans, or, failing that, an ABR Borrowing, and (B)
if such currency is an Alternative Currency, such Borrowing Request shall be ineffective.
(b)Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, if at any time there ceases to exist a Term SOFR for interest periods greater than one Business Day or the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.14(a)
above have arisen and such circumstances are unlikely to be temporary, (ii) the circumstances above have not arisen but the supervisor for the administrator of the Term SOFR or a
Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Term SOFR shall no longer be used for determining interest rates for loans or (iii) syndicated loans currently being executed, or that include language similar to that contained in this paragraph, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace Term SOFR, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Term SOFR that gives due consideration to the then prevailing market convention for determining a rate of interest for fixed periods for syndicated loans in the United States at such time (it being agreed that such rate shall not result in a higher cost of funding than ABR borrowings), and shall enter into an amendment to the Loan Documents to reflect such alternate rate of interest and such other related changes as may be applicable which are agreed by the
Borrower and the Administrative Agent at such time; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for purposes of this
Agreement.  Notwithstanding anything to the contrary in the Loan Documents, such amendment shall become effective without any further action or consent of any other party to Loan
Documents so long as the Administrative Agent shall not have received, within five Business
Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that they object to such amendment.
Section 2.15Increased Costs; Illegality.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted Term SOFR);
(ii)impose on any Lender or any Issuing Bank, the London interbank market or the Term SOFR market any other condition, cost or expense affecting this Agreement,
Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;
or
(iii)subject any Lender or any Issuing Bank to any additional Taxes of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except, in each case, for
Indemnified Taxes and any Excluded Taxes);
and the result of any of the foregoing shall be to materially increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) of the Borrower or to increase the cost to such Lender or such Issuing
Bank of participating in, issuing or maintaining any Letter of Credit for the benefit of the
Borrower or to reduce the amount of any sum received or receivable by such Lender or such
Issuing Bank hereunder (whether of principal, interest or otherwise) from the Borrower, then the
Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender or any Issuing Bank determines in good faith that any
Change in Law regarding capital or liquidity requirements has or would have the effect of materially reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by such Lender to the Borrower or the Letters of Credit issued by such Issuing Bank for the benefit of the
Borrower to a level below that which such Lender or such Issuing Bank or such Lender’s or such
Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital and liquidity adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such
Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the
Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.
(d)Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such
Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing
Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case, first made after the Closing Date, shall make it unlawful for any Lender to make or maintain
Term SOFR Loans as contemplated by this Agreement, such Lender shall promptly give notice thereof to the Administrative Agent and the Borrower, and (a) the commitment of such Lender hereunder to make Term SOFR Loans, continue Term SOFR Loans as such and convert ABR
Loans to Term SOFR Loans shall be suspended during the period of such illegality, (b) such
Lender’s Loans then outstanding as Term SOFR Loans denominated in an Alternative Currency, if any, shall be prepaid by the Borrowers, or redenominated into Dollars in the amount of the
Dollar Equivalent thereof, on the respective last days of then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) such Lender’s Loans then outstanding as Term SOFR Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.
(f)For the avoidance of doubt, invalidity of the Term SOFR determined pursuant to clause (a) thereof without giving effect to clause (a)(ii) thereof shall not affect ability of the Borrower to incur Daily SOFR Loans pursuant to clause (a)(ii) of the definition thereof.
Section 2.16[Reserved].
Section 2.17Taxes.
(a)Each payment by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, unless such deduction or withholding is required by any Requirement of Law.  If any Loan Party or the
Administrative Agent is so required to deduct or withhold Taxes, then such withholding agent shall so deduct or withhold and shall timely pay the full amount of deducted or withheld Taxes to the relevant Governmental Authority in accordance with any applicable law.  To the extent such
Taxes are Indemnified Taxes, then the amount payable by the applicable Loan Party shall be increased as necessary so that, net of such deduction or withholding (including such deduction or withholding applicable to additional amounts payable under this Section 2.17), the applicable
Recipient receives the amount it would have received had no such deduction or withholding been made.
(b)In addition, each Loan Party shall pay any Other Taxes to the relevant
Governmental Authority in accordance with applicable law, or at the option of the
Administrative Agent timely reimburse it for the payment of Other Taxes.
(c)As promptly as possible after any payment of Taxes by a Loan Party to a
Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the
Administrative Agent the original or a certified copy of a receipt issued by such Governmental
Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)The Loan Parties shall indemnify each Recipient for the full amount of any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan
Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) or for which such Loan Party has failed to remit to the
Administrative Agent the required receipts or other required documentary evidence and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted; provided, however, that if a Recipient does not notify the Loan Parties of any indemnification claim under this Section 2.17(d) within 180 days after such Recipient has received written notice of the claim of a taxing authority giving rise to such indemnification claim, the Loan Parties shall not be required to indemnify such Recipient for any incremental interest or penalties resulting from such Recipient’s failure to notify the Loan Parties within such 180-day period.  The indemnity under this Section 2.17(d) shall be paid within 30 days after the Recipient (or the Administrative Agent, on behalf of such Recipient) delivers to the applicable Loan Party a certificate stating the amount of Indemnified Taxes so payable by such Recipient.  Such certificate shall be conclusive of the amount so payable absent manifest error.  Such Recipient shall deliver a copy of such certificate to the Administrative Agent.
(e)(i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative
Agent as will enable the Borrower or the Administrative Agent to determine whether or not such
Lender is subject to U.S. backup withholding or information reporting requirements, or any other
U.S. or non-U.S. withholding requirements.  Upon the reasonable request of the Borrower or the
Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(e).  If any form or certification previously delivered pursuant to this
Section 2.17(e) expires or becomes obsolete or inaccurate in any respect with respect to a
Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.  Notwithstanding anything to the contrary, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e) (ii)(A) through
(E) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing any Lender shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party hereto, two duly completed and executed original copies of whichever of the following is applicable:
(A)in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;
(B)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or W-8BEN-
E (or any successor form);
(C)in the case of a Foreign Lender for whom payments under any
Loan Document constitute income that is effectively connected with such
Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI
(or any successor form);

(D)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code both
(1) IRS Form W-8BEN or W-8BEN-E (or any successor form) and (2) a certificate substantially in the form of the applicable Exhibit H (a “U.S. Tax
Certificate”);
(E)in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender), (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), and (D) of this Section
2.17(e)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership for U.S. federal income tax purposes and one or more of its partners are claiming the exemption for portfolio interest under
Section 871(h) or 881(c) of the Code, such Lender may provide a U.S. Tax
Certificate on behalf of such partners; or
(F)any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the
Administrative Agent to determine the amount of such Tax (if any) required by law to be withheld.
(iii)If a payment made to any Lender would be subject to U.S. federal withholding Tax imposed under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section
1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section
1471(b)(3)(C)(i) of the Code) and such other documentation reasonably requested by the
Borrower and the Administrative Agent as may be necessary for the Administrative
Agent and the Borrower to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this Section 2.17(e)(iii), “FATCA” shall include any amendments after the
Sixth Amendment Effective Date.
(iv)Notwithstanding any other provision of this Section 2.17(e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.
(f)If any Recipient determines, in its sole discretion (in good faith), that it has received a refund of any  Taxes as to which it has been indemnified pursuant to this Section 2.17
(including additional amounts paid by any Loan Party pursuant to this Section 2.17), it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of such Recipient and without interest (other than any net after tax interest paid by the relevant Governmental
Authority with respect to such refund), provided that the indemnifying party, upon the request of such Recipient, shall repay to such Recipient the amount paid to such indemnifying party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.17(f)
in no event will any Recipient be required to pay any amount to an indemnifying party pursuant to this Section 2.17(f) the payment of which would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
This Section 2.17(f) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan
Party or any other Person.
(g)[Reserved].
(h)The agreements in this Section 2.17 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a
Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.  For the avoidance of doubt, for purposes of this Section 2.17, the term
“Lender” includes any Issuing Bank.
Section 2.18Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, Section 2.17 or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent’s Office, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.11, Section 2.11(i), Section 2.12(d), Section 2.15, Section 2.17
and Section 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  Unless otherwise provided herein, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in the currency of such Loan and, except as otherwise set forth in any Loan Document, all other payments under each Loan
Document shall be made in Dollars.
(b)If at any time insufficient funds are received by and available to the
Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)If, other than as provided elsewhere herein, any Lender shall, by exercising any right of setoff or counterclaim, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or
Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other
Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value)
participations in the Revolving Loans, Term Loans and participations in LC Disbursements or
Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans of the applicable Class, Term Loans of the applicable Class and participations in LC Disbursements or Swingline Loans of the applicable Class, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (v) any payment or prepayment made by or on behalf of the Borrower or any other Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a
Defaulting Lender), (w) the application of Cash Collateral provided in Section 2.23 from time to time (including the application of funds arising from the existence of a Defaulting Lender), (x)
any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant or the termination of any Lender’s commitment and non-pro rata repayment of Liens pursuant to Section 2.19(b), (y) transactions in connection with an open market purchase or a
Dutch Auction, or (z) in connection with a transaction pursuant to an Extension Offer,
Refinancing Amendment or Incremental Credit Facility Amendment or amendment in connection with Refinanced Term Loans.  For the avoidance of doubt, this Section shall not limit the ability of the Holding Companies the Borrower or any Restricted Subsidiary to (i) purchase and retire Term Loans pursuant to an open market purchase or a Dutch Auction or (ii) pay principal, fees, premiums and interest with respect to Other Revolving Loans, Other Term Loans,
Refinanced Term Loans, Incremental Revolving Loans or Incremental Term Loans following the effectiveness of any Refinancing Amendment, any Extension Offer or Incremental Credit
Facility Amendment, as applicable, on a basis different from the Loans of such Class that will continue to be held by Lenders that were not Extending Lenders or Lenders pursuant to such
Incremental Credit Facility Amendment, as applicable.
(d)Unless the Administrative Agent shall have received notice from the
Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks, as applicable, hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower will make such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)(i) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(d) or (e), Section 2.06(a) or (b), Section 2.18(d) or
Section 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
Section 2.19Mitigation Obligations; Replacement of Lender.
(a)If any Lender requests compensation under Section 2.15 or Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental
Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section
2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be inconsistent with its internal policies or otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If any Lender requests compensation under Section 2.15 or Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental
Authority for the account of any Lender pursuant to Section 2.17, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (a)
immediately above, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (1) terminate the unused Revolving Commitment of such Lender and repay the Loans of such Lender on a non-pro rata basis, or (2) require such Lender (and such Lender shall be obligated) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and
Swingline Loans and, other than in the case of a Defaulting Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.
(c)Any Lender being replaced pursuant to Section 2.19(b) above shall
(i) execute and deliver an Assignment and Assumption with respect to such Lender’s
Commitment and outstanding Loans and participations in LC Disbursements, as applicable
(provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register) and
(ii) deliver Notes, if any, evidencing such Loans to the Borrower or the Administrative Agent.
Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitments and outstanding Loans and participations in LC Disbursements, as applicable, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
Section 2.20Incremental Loans.
(a)At any time and from time to time prior to the Latest Maturity Date, subject to the terms and express conditions set forth herein, the Borrower may by no less than three (3) Business Days’ prior notice to the Administrative Agent (or such lesser number of days reasonably acceptable to the Administrative Agent), request to add one or more new credit facilities (each, an “Incremental Credit Facility”) denominated, in the case of any Incremental

Term Facility, in Dollars or any Alternative Currency or, in the case of any Incremental
Revolving Facility, at the option of the Borrower, in Dollars or, solely in the case of any
Incremental Revolving Facility that is structured as an additional tranche of revolving commitments (and not, for the avoidance of doubt, an increase in the Initial Revolving
Commitments) any Alternative Currency, and consisting of one or more additional tranches of term loans or an increase to an existing Class of Term Loans (each, an “Incremental Term
Facility”) or one or more additional tranches of revolving commitments or an increase in an existing Class of Revolving Commitments (each, an “Incremental Revolving Facility”), or a combination thereof; provided that (i) immediately before and after giving effect to each
Incremental Credit Facility Amendment and the applicable Incremental Credit Facility, no Event of Default has occurred and is continuing or would result therefrom (except in the case that the proceeds of any Incremental Credit Facility are being used to finance a Limited Condition
Acquisition, in which case instead (x) no Event of Default shall exist or would result therefrom on the LCA Test Date and (y) no Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or
7.01(i) shall have occurred and be continuing or would exist after giving effect thereto at the time such acquisition is consummated), (ii) subject to calculation adjustments set forth in Section 1.12 with respect to any Incremental Credit Facility being incurred in connection with a Limited
Condition Acquisition, the aggregate principal amount of each Incremental Credit Facility at the time of issuance or incurrence shall not exceed the Maximum Additional Debt Amount at such time, and (iii) with respect to any secured Incremental Credit Facility (other than any Incremental
Credit Facility  (x) ranking junior in right of payment or with respect to security with the
Obligations (including as a result of being “last out” in any waterfall), (y) incurred in connection with a Permitted Acquisition or other Investment permitted hereunder, or (z) any Specified
Incremental Term Facility), in the event that the Yield for any Incremental Term Facility incurred in reliance on clause (a) of the definition of “Maximum Additional Debt Amount” and funded within twelve (12) months of the Closing Date is higher than the Yield for the outstanding Term Loans by more than seventy-five (75) basis points, then, except in the case of any such Incremental Term Facility having an outside maturity date on or after the first anniversary of the Latest Maturity Date with respect to the Term Loans in effect at the time such
Incremental Term Facility is incurred, the Applicable Margin for the outstanding Term Loans shall be increased to the extent necessary so that the Yield for such outstanding Term Loans is equal to the Yield for such Incremental Term Facility minus seventy-five (75) basis points (any such adjustment under clause (I), the “MFN Adjustment”); provided that, in addition to the foregoing, for purposes of calculating the Yield for any Incremental Credit Facility or Additional
Debt that constitutes fixed-rate Indebtedness, the fixed rate coupon of such Indebtedness shall be swapped to a floating rate on a customary matched-maturity basis, and the Yield of such fixed-
rate Indebtedness on a floating rate basis shall be reasonably determined in a customary manner by the Administrative Agent based on customary financial methodology in consultation with the
Borrower (or, if the Administrative Agent declines (or is unable) to determine such Yield or the appropriate floating rate swap on a matched maturity basis, as reasonably determined in a customary manner based on customary financial methodology by a financial institution reasonably acceptable to the Administrative Agent and the Borrower).
(b)Each Incremental Term Facility (i) if made a part of any existing tranche of Term Loans, shall have terms identical to those applicable to such Term Loans (other than with respect to fees and original issue discount payable at closing of such Incremental Term
Facility) or (ii) if consisting of an additional tranche of term loans shall have such terms as determined by the Borrower and the lenders providing such Incremental Term Facility; provided that in the case of this clause (ii), (A) such Incremental Term Facility shall rank pari passu or junior in right of payment and in respect of the Collateral with the 2024 Term Loans, (B) no
Person is the borrower or a guarantor with respect to such Incremental Term Facility unless such
Person is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Obligations, and, if secured, shall only be secured by Collateral, (C)
no Incremental Term Facility shall have a final maturity date earlier than the then existing Latest
Maturity Date with respect to the Term Loans, and with respect to an Incremental Term Facility ranking junior in respect of the Collateral with the 2024 Term Loans or that is unsecured, no such Incremental Term Facility shall mature on or prior to the date that is ninety-one (91) days after the then existing Latest Maturity Date with respect to the Term Loans; provided that restrictions in this clause (C) shall not apply to the extent such Incremental Term Facility constitutes (1) a customary bridge facility, so long as the long-term debt into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause
(C) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (2) Subject Indebtedness incurred in reliance on the Maturity
Limitation Excluded Amount, (D) no Incremental Term Facility shall have a Weighted Average
Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then-remaining
2024 Term Loans (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable 2024 Term Loans), and with respect to an Incremental Term Facility that ranks junior in respect of the Collateral with the
2024 Term Loans or that is unsecured, no such Incremental Term Facility shall have a Weighted
Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then-
remaining 2024 Term Loans, plus ninety-one (91) days; provided that restrictions in this clause
(D) shall not apply to the extent such Incremental Term Facility constitutes (1) a customary bridge facility, so long as the long-term debt into which such customary bridge facility is to be converted or exchanged satisfies the requirements of clause (C) above and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (2)
Subject Indebtedness incurred in reliance on the Maturity Limitation Excluded Amount, (E) for purposes of mandatory prepayments (not, for the avoidance of doubt, voluntary prepayments), such Incremental Term Facility shall be treated no more favorably than the 2024 Term Loans except those that only apply after the then existing Latest Maturity Date with respect to Term
Loans, unless the Borrower and the lenders in respect of such Incremental Term Facility elect lesser payments, (F) except as otherwise provided pursuant to this Section 2.20, any Incremental
Term Facility shall be on terms and pursuant to documentation to be determined by the Borrower and the lenders providing any such Incremental Term Facility; provided that the covenants and events of default applicable to such indebtedness, taken as a whole, shall either, at the option of the Borrower, (A) reflect market terms and conditions at the time of incurrence or effectiveness
(as determined by the Borrower in good faith) or (B) be no more favorable in any material respect to the lenders providing such indebtedness than those of the Loan Documents (as reasonably determined by the Borrower and the Administrative Agent) (except for covenants or other provisions applicable only to the periods after the Latest Maturity Date at the time such

Incremental Term Facility is incurred), unless such covenants and events of default are also added for the benefit of the Lenders under the Loan Documents, and (G) if an Incremental Credit
Facility ranks junior in right of security or payment priority to the other Term Loans or is unsecured, such Incremental Credit Facility will be established as a separate facility from the then existing Term Loans and, if secured, shall be subject to the Second Lien Intercreditor
Agreement.
(c)Each Incremental Revolving Facility (i) if made a part of an existing tranche of Revolving Commitments shall have terms identical to those applicable to such Class of Revolving Commitments (other than with respect to fees and original issue discount payable at closing of such Incremental Revolving Facility) or (ii) if consisting of an additional tranche of revolving loans and commitments shall be subject to substantially the same terms as the Initial
Revolving Commitments (other than pricing, fees, maturity and other immaterial terms which shall be determined by the Borrower and the lenders providing such Incremental Revolving
Facility); provided that (A) no Incremental Revolving Facility shall have a final maturity date earlier than, or require scheduled amortization or mandatory commitment reduction prior to, the then existing Latest Maturity Date with respect to the Revolving Commitments; provided that restrictions in this clause (A) shall not apply to the extent such Incremental Revolving Facility constitutes Subject Indebtedness incurred in reliance on the Maturity Limitation Excluded
Amount, (B) the covenants, events of default and guarantees (other than maturity fees, discounts, interest rate, redemption terms and redemption premiums) of such Incremental Revolving
Facility, if not consistent with the terms of the Initial Revolving Facility, shall be no more favorable (as reasonably determined by the Borrower and the Administrative Agent) to the
Lenders providing such Incremental Revolving Facility than the terms of the Initial Revolving
Facility are to the Lenders, (C) the Incremental Revolving Facility shall not have the benefit of any financial maintenance covenant more restrictive than the covenant set forth in Section 6.11 unless (x) the Initial Revolving Facility has the benefit of such financial maintenance covenant on the same terms or (y) such financial maintenance covenant only applies after the Latest
Maturity Date with respect to the Initial Revolving Facility in effect as of the time such
Incremental Revolving Facility is incurred and (D) no Person shall be the Borrower or a guarantor with respect to such Incremental Revolving Facility unless such Person is a Loan Party that has previously or substantially concurrently guaranteed or borrowed, as applicable, the
Obligations, and, if secured, shall only be secured by Collateral.
(d)Each notice from the Borrower pursuant to this Section 2.20 shall set forth the requested amount and proposed terms of the relevant Incremental Credit Facility.  Any additional bank, financial institution, existing Lender or other Person that elects to provide commitments under an Incremental Credit Facility shall be reasonably satisfactory to the
Borrower and, in the case of any Incremental Revolving Facility and, to the extent such consent would be required for an assignment of such Loans or Commitments pursuant to Section 9.04, the Administrative Agent and the Issuing Banks (such consents not to be unreasonably withheld, delayed or conditioned) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender and such Incremental Credit
Facility is documented under this Agreement, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Credit Facility Amendment”) to this Agreement and,

as appropriate, the other Loan Documents, executed by the Holding Companies, the Borrower, such Additional Lender (in the case of this Agreement and, as appropriate, any other Loan
Document, as applicable) and the Administrative Agent and/or the Collateral Agent.  No Lender
shall be obligated to provide any Commitments under an Incremental Credit Facility unless it so agrees.  Commitments in respect of any Incremental Credit Facilities which are documented under this Agreement shall become Commitments under this Agreement.  An Incremental Credit
Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20
(including to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b) and to change the amortization schedule (but not decreasing the amortization payments required to be made to any
Lender) or extending the call protection or other terms of existing Term Loans in a manner required to make the Incremental Term Loans fungible with such Term Loans).  The effectiveness of any Incremental Credit Facility Amendment shall, unless otherwise agreed to by the Additional Lenders, be subject to the satisfaction (or waiver) on the date thereof (each, an
“Incremental Facility Closing Date”) of the express conditions in respect of such Incremental
Credit Facility Amendment to be mutually agreed upon by the Additional Lenders and the
Borrower customary for transactions of the type in respect of which the applicable Incremental
Credit Facility relates.  The proceeds of any Loans under an Incremental Credit Facility will be used, directly or indirectly, for working capital and/or general corporate purposes and/or any other purposes not prohibited hereunder (including Restricted Payments, Acquisitions and other
Investments).  This Section 2.20 shall supersede any provisions in Section 2.11, Section 2.18 and
Section 9.02 to the contrary.
(e)Upon each increase in the Revolving Commitments under any Revolving
Credit Facility pursuant to this Section 2.20, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitments (each, an “Incremental
Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such
Revolving Lender’s participations hereunder in outstanding Letters of Credit under such
Revolving Credit Facility such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in such Letters of Credit under such Revolving Credit Facility held by each Revolving
Lender (including each such Incremental Revolving Lender), as applicable, will equal the percentage of the aggregate Revolving Commitments of all Revolving Lenders under such
Revolving Credit Facility.  Additionally, if any Revolving Loans are outstanding under a
Revolving Credit Facility at the time any Incremental Revolving Commitments are established, the applicable Revolving Lenders immediately after effectiveness of such Incremental Revolving
Commitments shall purchase and assign at par such amounts of the Revolving Loans outstanding under such Revolving Credit Facility at such time as the Administrative Agent may require such that each Revolving Lender holds its Applicable Percentage of all Revolving Loans outstanding under such Revolving Credit Facility immediately after giving effect to all such assignments.
The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
Section 2.21Refinancing Amendments.  At any time after the Closing Date, the
Borrower may obtain from any existing Lender or any other Person reasonably satisfactory to the
Borrower (any such existing Lender or other Person being called an “Additional Refinancing
Lender”) (and, in the case of any Additional Refinancing Lender (other than any existing Lender)
that will hold Other Commitments, such Person shall also be reasonably satisfactory to the
Administrative Agent and, in the case of Other Revolving Commitments, each of the Issuing
Banks) Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of the
Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans constituting Term Loans) or (b) all or any portion of the Revolving Commitments (including the corresponding portion of the
Revolving Loans) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Commitments (including the corresponding portion of the Other Revolving Loans)), in the form of Other Term Loans, Other Term
Commitments, Other Revolving Loans or Other Revolving Commitments, in each case pursuant to a Refinancing Amendment; provided that (i) such Credit Agreement Refinancing Indebtedness shall rank pari passu or junior in right of payment and of security with the other Loans and
Commitments hereunder (provided that if such Credit Agreement Refinancing Indebtedness ranks junior in right of security or payment priority such Credit Agreement Refinancing
Indebtedness shall be established as a separate facility and, if secured, shall be subject to customary intercreditor terms reasonably agreed between the Borrower and the Administrative
Agent), (ii) such Credit Agreement Refinancing Indebtedness shall have such pricing, interest, fees, premiums and optional prepayment and redemption terms as may be agreed by the Holding
Companies, the Borrower and the Additional Refinancing Lenders thereof, (iii) such Credit
Agreement Refinancing Indebtedness shall only be secured by assets consisting of Collateral, and (iv) such Credit Agreement Refinancing Indebtedness shall satisfy the requirements set forth in clauses (u) through (y) of the definition of “Credit Agreement Refinancing Indebtedness”.
Subject to the consent of the Issuing Banks, any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower pursuant to any Other Revolving
Commitments established thereby on terms substantially equivalent to the terms applicable to
Letters of Credit under this Agreement before giving effect to such Refinancing Amendment.
The Administrative Agent shall promptly notify each Lender as to the effectiveness of each
Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary or reasonably advisable to reflect the existence and terms of the
Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term
Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term
Commitments).  Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, or reasonably advisable or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21.  This Section 2.21 shall supersede any provisions in Section 2.18 and Section 9.02 to the contrary.  Notwithstanding anything to the contrary in this Section 2.21 or otherwise, (1) the borrowing and repayment (except for (A)
payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving
Commitments and (C) repayment made in connection with a permanent repayment and termination in full of commitments) of Loans with respect to Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on at least a pro rata basis with all other Revolving Commitments, (2) subject to the provisions of Section 2.05(o) to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Commitments with a longer maturity date and subject to the consent of the
Issuing Banks, all Letters of Credit shall be participated on a pro rata basis by all Revolving
Lenders in accordance with all other Revolving Commitments (and except as provided in Section
2.05(o), without giving effect to changes thereto on an earlier maturity date with respect to
Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving
Loans with respect to, and termination of, Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on at least a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a non-rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Other
Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans.  The
Lenders agree that the Borrower may require the Lenders holding Credit Agreement Refinanced
Indebtedness to assign their Loans and Commitments to the providers of the applicable Credit
Agreement Refinancing Indebtedness.
Section 2.22Defaulting Lenders.
(a)Adjustments.  Notwithstanding anything to the contrary contained in this
Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.
(ii)Reallocation of Payments.  Any payment of principal, interest, fees, indemnity payments or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VII or otherwise, and including any amounts made available to the
Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the
Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Banks; third, if so determined by the Administrative Agent or requested by an Issuing Bank, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this
Agreement; fifth, if so determined by the Administrative Agent and the Borrower, to be
held in a non-interest-bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against that
Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursement in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or
LC Disbursements were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and
LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, that Defaulting
Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting
Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post
Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.  (a) Commitment fees shall continue to accrue on the amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a)
only to the extent of the Revolving Loans of such Defaulting Lender and (b) a Defaulting
Lender shall not be entitled to receive any default rate of interest pursuant to Section
2.13(c), in each case, for any period during which that Lender is a Defaulting Lender and
(A) if the participations in Letters of Credit and Swingline Loans are reallocated pursuant to clause (iv) below, then the fees payable to the Lenders pursuant to Sections 2.12(a) and
(b) shall be adjusted to reflect the higher amounts of such participations allocated to such
Lenders, and (B) if all or any portion of such Defaulting Lender’s LC Exposure or
Swingline Exposure is neither reallocated pursuant to clause (iv) below nor Cash
Collateralized pursuant to Section 2.23, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all letter of credit fees payable under
Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or
Cash Collateralized.
(iv)Reallocation of Pro Rata Shares to Reduce LC Exposure and Swingline
Exposure.  During any period in which there is a Defaulting Lender with a Revolving
Commitment, for purposes of computing the amount of the obligation of each non-
Defaulting Lender to acquire, refinance or fund participations in Letters of Credit, the
“Applicable Percentage” of each non-Defaulting Lender with a Revolving Commitment,

shall be computed without giving effect to the Revolving Commitment of that Defaulting
Lender, and such obligation to so acquire, refinance or fund participations in such Letters of Credit or Swingline Loans, as applicable, shall automatically be reallocated among the non-Defaulting Lenders with Revolving Commitments upon such Defaulting Lender becoming a Defaulting Lender; provided that (x) the aggregate obligation of each non-
Defaulting Lender to acquire, refinance or fund participations in such Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitment, as applicable, of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of that Lender and (y) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-
Defaulting Lender’s Revolving Commitments.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender with a Revolving Commitment arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Revolving Lender as a result of such Non-
Defaulting Lender’s increased exposure following such reallocation.
(v)So long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loans and no Issuing Bank shall be required to issue, amend, increase, renew or extend any Letter of Credit, unless it is satisfied that the has received assurances satisfactory to it that non-Defaulting Lenders will cover the related exposure in accordance with this Section 2.22 and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.23, and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section
2.22(a)(iv) (and such Defaulting Lender shall not participate therein).
(vi)If (i) a parent of any Lender shall become the subject of a proceeding under the Bankruptcy Code, as applicable, following the Sixth Amendment Effective
Date and for so long as such proceeding shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no
Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the
Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
(b)Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the
Swingline Lender and the Issuing Banks agree in writing in their sole discretion that a Defaulting
Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash
Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentage without giving effect to Section 2.22(a)(iv), whereupon that Lender will cease to be a Defaulting Lender;
provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.23Cash Collateral.
(a)Certain Credit Support Events.  If, as of the date of termination of all
Revolving Commitments, any LC Exposure for any reason remains outstanding, the Borrower shall promptly provide Cash Collateral in an amount equal to 103% of the then outstanding amount of all LC Exposure.  At any time that there shall exist a Defaulting Lender, on the
Business Day following the written request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount equal to 103% of all LC
Exposure (after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such
Defaulting Lender).  If at any time the Administrative Agent determines that any funds held as
Cash Collateral are subject to any right or claim of any Person other than the Administrative
Agent or that the total amount of such funds is less than the aggregate outstanding amount of all
LC Exposure, the Borrower will, within three Business Days of written demand by the
Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as
Cash Collateral, an amount equal to the excess of (x) such aggregate outstanding amount over (y)
the total amount of funds, if any, then held as Cash Collateral to secure such LC Exposure that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable laws, to reimburse the applicable
Issuing Bank.
(b)Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-
interest-bearing deposit and/or securities accounts with or established by the Administrative
Agent.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to
(and subjects to the control of) the Administrative Agent, for the benefit of the Administrative
Agent, the Issuing Banks and the applicable Revolving Lenders, and agrees to maintain, a first priority security interest (subject to Liens of the type permitted by Section 6.02(b)) in all such cash, Cash Equivalents, deposit and/or securities accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section
2.23(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any non-permitted right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than 103% of the applicable LC
Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly following written demand by the Administrative Agent, pay or provide to the

Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)Application.  Notwithstanding anything to the contrary contained in this
Agreement, Cash Collateral provided under this Section 2.23 or otherwise in respect of Letters of
Credit shall be held and applied to the satisfaction of the specific LC Disbursement, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (i) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee)) or (ii) the Administrative Agent’s good faith determination that there exists excess
Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of a Loan
Party shall not be released during the continuance of an Event of Default and (y) the Person providing Cash Collateral and the Issuing Banks may agree that Cash Collateral shall not be released but instead held to support future anticipated LC Exposure or other obligations.
Section 2.24Extensions of Term Loans and Revolving Commitments.
(a)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by (i) the Borrower to all Lenders of Term Loans of the applicable Class with a like maturity date or (ii) the Borrower to all Lenders with Revolving Commitments of the applicable Class with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with a like maturity date, as the case may be)
and offered on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term
Loans and/or Revolving Commitments and otherwise modify the terms of such Term Loans and/
or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate, premiums or fees payable in respect of such Term Loans and/or
Revolving Commitments (and related outstandings) and/or modifying the amortization schedule, optional prepayment terms, required prepayment dates and participation in prepayments in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or
Revolving Commitments, as applicable, in each case as so extended, as well as the 2024 Term
Loans and the Initial Revolving Commitments (in each case not so extended), being a separate
Class; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate Class of Revolving Commitments from the Class of Revolving
Commitments from which they were converted), so long as the following terms are satisfied (or waived):

(i)except as to interest rates, fees, premiums, amortization, prepayments,
AHYDO Catch-Up Payments and final maturity (which shall be determined by the
Borrower and set forth in the relevant Extension Offer and which shall be no earlier than the maturity date of the Class of Revolving Commitments for which such Extension Offer was made), the Revolving Commitment of any Revolving Lender that agrees to an
Extension with respect to such Revolving Commitment (an “Extending Revolving Loan
Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment” and
the loans made pursuant thereto, the “Extended Revolving Loans”), and the related outstandings, shall have covenants and events of default, if not consistent with the terms of the Revolving Commitments, not materially more restrictive to the Loan Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the
Revolving Commitment unless (x) the Revolving Lenders receive the benefit of such more restrictive terms or (y) any such provisions apply only after the Revolving
Termination Date (as determined in good faith by the Borrower); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extended Revolving Commitments and (C)
repayments made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis or less with all other
Revolving Commitments, (2) all Letters of Credit shall be participated on a pro rata basis or less by all Lenders with Revolving Commitments in accordance with their percentage of the Revolving Commitments, (3) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable
Extension date shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a non-pro rata basis as compared to any other Class with a later maturity date than such Class, (4) assignments and participations of Extended
Revolving Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and
Revolving Loans and (5) at no time shall there be Revolving Commitments hereunder
(including Extended Revolving Commitments and any Initial Revolving Commitments)
which have more than four different maturity dates,
(ii)except as to interest rates, fees, premiums, amortization, prepayments,
AHYDO Catch-Up Payments and final maturity (which shall, subject to the immediately succeeding clauses (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an
Extension with respect to such Term Loans (an “Extending Term Lender”, and together with Extending Revolving Loan Lenders, “Extending Lenders”) extended pursuant to any
Extension (“Extended Term Loans”) shall have covenants and events of default, if not consistent with the terms of the Term Loans, not materially more restrictive to the Loan
Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the Term Loans unless (x) the Lenders of the Term Loans receive the benefit of such more restrictive terms or (y) any such provisions apply only after the Term Loan
Maturity Date,
(iii)the final maturity date of any Extended Term Loans shall be no earlier than the Term Loan Maturity Date of the Class of Term Loans for which such Extension
Offer was made and at no time shall the Term Loans (including Extended Term Loans)
have more than six different maturity dates,
(iv)the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans
extended thereby (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term
Loans),
(v)if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which
Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant
Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or
Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts
(but not to exceed actual holdings of record) with respect to which such Term Lenders or
Revolving Lenders, as the case may be, have accepted such Extension Offer,
(vi)all documentation in respect of such Extension shall be consistent with the foregoing, and
(vii)any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.
(b)With respect to all Extensions consummated by the Borrower pursuant to this Section 2.24, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the
Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving
Commitments (as applicable) of any or all applicable Classes be tendered.  The Administrative
Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.24 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on
such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including any pro rata payment or amendment section) or any other Loan Document that may otherwise prohibit or restrict any such Extension or any other transaction contemplated by this Section 2.24.
(c)No consent of any Lender or any Agent shall be required to effectuate any
Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof), (ii) with respect to any Extension of the Revolving Commitments, the consent of each of the Issuing
Banks and (iii) to the extent directly adversely amending or modifying the rights or duties of the
Administrative Agent beyond those of the type already required to perform under the Loan
Documents, the Administrative Agent, which consents shall not be unreasonably withheld or delayed; provided that the Borrower will promptly notify the Administrative Agent of any such
Extensions.  All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this
Agreement and the other Loan Documents.  The Lenders hereby irrevocably authorize the
Administrative Agent and, to the extent applicable, the Collateral Agent, to enter into amendments to this Agreement and the other Loan Documents with the Borrower and other Loan
Parties as may be necessary or advisable in order to establish new Classes in respect of
Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary, advisable or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.24.  In addition, any such amendment shall provide that, to the extent consented to by each relevant Issuing Bank, (a) with respect to any Letters of Credit the expiration date for which extend beyond the maturity date for the non-extended Revolving
Commitments, participations in such Letters of Credit on such maturity date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding Extended Revolving
Commitments in accordance with the terms of such amendment (provided that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly) and (b) limitations on drawings of Revolving Loans and issuances, extensions and amendments to Letters of Credit shall be implemented giving effect to the foregoing reallocation prior to such reallocation actually occurring to ensure that sufficient Extended Revolving
Commitments are available to participate in any such Letters of Credit.  Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense)
amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the latest termination date of any Extended Term Loans or Extended
Revolving Commitments so that such maturity date is extended to the latest termination date of any Extended Term Loans or Extended Revolving Commitments (or such later date as may be advised by local counsel to the Administrative Agent).  No Lender shall be required to participate in any Extension.
(d)In connection with any Extension, the Borrower shall provide the
Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (to ensure reasonable administrative management of the credit facilities hereunder after such
Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.24.
Section 2.25Term Loan Exchange Notes.
(a)The Borrower may by written notice to the Administrative Agent elect to offer (each a “Permitted Debt Exchange Offer”) to issue to Lenders holding Term Loans under this Agreement first priority senior secured notes and/or junior lien secured notes and/or unsecured notes (the “Term Loan Exchange Notes”) in exchange for all or any portion of the
Term Loans (each such exchange, a “Permitted Debt Exchange”); provided that such Term Loan
Exchange Notes may not be in an aggregate principal amount greater than the Term Loans being exchanged (the “Base Exchange Amount”) plus unpaid accrued interest and premium (if any)
thereon and underwriting discounts, fees, commissions and expenses in connection with the issuance of the Term Loan Exchange Notes, provided further that the Borrower may issue Term
Loan Exchange Notes in excess of the Base Exchange Amount so long as the incurrence of the
Indebtedness in respect of such excess Term Loan Exchange Notes would otherwise be permitted under Section 6.01.  Each such notice shall specify the date (each, a “Term Loan Exchange
Effective Date”) on which the Borrower proposes that the Term Loan Exchange Notes shall be issued, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as may be agreed by the
Administrative Agent); provided that (v) the Weighted Average Life to Maturity of such Term
Loan Exchange Notes shall not be shorter than the then remaining Weighted Average Life to
Maturity of the Term Loans being exchanged (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable
Term Loans) and the Term Loan Exchange Notes shall not have a final maturity before the Term
Loan Maturity Date then in effect for the Class or Classes of Term Loans being exchanged (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Term Loan Exchange Notes upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof); provided that restrictions in this clause (v) shall not apply to the extent such Term Loan Exchange Notes constitute Subject Indebtedness incurred in reliance on the Maturity Limitation Excluded Amount; (w) if secured, such Term Loan Exchange
Notes shall rank pari passu or junior in right of payment and of security with or to the Loans being exchanged hereunder; (x) the affirmative and negative covenants (but not the financial maintenance covenants) and events of default (other than maturity, fees, discounts, interest rate, redemption terms and redemption premiums, and other than any such affirmative and negative covenants and events of default that apply only after the Latest Maturity Date in effect as of the time such Term Loan Exchange Notes are issued) of the Term Loan Exchange Notes, if not consistent with the terms of the Term Loans, shall either, at the option of the Borrower, (I) reflect market terms and conditions at the time of issuance (as determined by the Borrower in good faith) or (II) not be materially more restrictive to the Loan Parties when taken as a whole (as reasonably determined by the Borrower) than the terms of the Term Loans, in each case, unless the Term Loans are also given the benefit of such affirmative and negative covenants and events of default and (y) the obligations in respect of the Term Loan Exchange Notes (A) shall not be secured by Liens on any asset of the Holding Companies, the Borrower and the Subsidiaries
other than assets constituting Collateral, (B) if such Term Loan Exchange Notes are secured, all security therefor shall be granted pursuant to documentation that is not more restrictive than the
Security Documents in any material respect taken as a whole (as determined by the Borrower)
and (X) if secured on a pari passu basis, the Senior Representative for such Term Loan Exchange
Notes shall enter into a Pari Passu Intercreditor Agreement or (Y) if secured on a junior basis, a
Senior Representative acting on behalf of the holders of such Term Loan Exchange Notes shall have become party to a Second Lien Intercreditor Agreement, or (C) shall not be incurred or
Guaranteed by any Subsidiary unless such Subsidiary is a Loan Party that shall have previously or substantially concurrently Guaranteed or borrowed such Term Loans being exchanged, except to the extent otherwise permitted hereunder.
(b)The Borrower shall offer to issue Term Loan Exchange Notes in exchange for any Class of Term Loans to all Lenders holding such Class of Term Loans (other than any
Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional
“accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S.
person” as defined in Rule 902 under the Securities Act) on a pro rata basis, and such Lenders may choose to accept or decline to receive such Term Loan Exchange Notes in their sole discretion.  Any such Term Loans exchanged for Term Loan Exchange Notes shall be automatically and immediately, without further action by any Person, cancelled on the Term
Loan Exchange Effective Date for all purposes of this Agreement (and, if requested by the
Administrative Agent, any applicable exchanging Lender shall execute and deliver to the
Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective
Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt
Exchange to the Borrower for immediate cancellation), and accrued and unpaid interest on such
Term Loans shall be paid to the exchanging Lenders on the Term Loan Exchange Effective Date, or, if agreed to by the Borrower and the Administrative Agent, the next scheduled Interest
Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange).
(c)If the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted
Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term
Loans which exceeds the principal amount of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered or, if such Permitted Debt
Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for such Class, the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt
Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such
Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered.
(d)With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.25, unless waived by the Borrower, such Permitted Debt Exchange
Offer shall be made for not less than $10,000,000 in aggregate principal amount of Term Loans;
provided that subject to the foregoing the Borrower may at their election specify (A) as a condition to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange.  The
Administrative Agent and the Lenders hereby acknowledge and agree that this Section 2.25 shall supersede any provisions of Section 2.11, Section 2.18 and Section 9.02 to the contrary, waive the requirements of any other provision of this Agreement or any other Loan Document that may otherwise prohibit the incurrence of any Indebtedness expressly provided for by this Section 2.25 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.25.
(e)In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower and the
Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.25; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made.  The Borrower shall provide the final results of such Permitted Debt Exchange to the
Administrative Agent no later than one (1) Business Day prior to the proposed date of effectiveness for such Permitted Debt Exchange and the Administrative Agent shall be entitled to conclusively rely on such results.
(f)The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt
Exchange, it being understood and agreed that (x) neither the Administrative Agent nor any
Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such
Lender may be subject under the Securities Exchange Act of 1934, as amended.

ARTICLE III
Representations and Warranties
The Borrower and, solely with respect to the representations and warranties applicable to it, each Holding Company, represents and warrants to the Lenders that (it being understood that the following representations and warranties shall be deemed made with respect to any Foreign Subsidiary only to the extent relevant under applicable law), as of the Closing
Date and as of each date the representations and warranties are made or deemed made in accordance with the terms of the Loan Documents:
Section 3.01Organization; Powers.  Each of the Holding Companies, the
Borrower and the Restricted Subsidiaries (a) is duly organized or incorporated and validly existing, (b) to the extent such concept is applicable in the corresponding jurisdiction, is in good standing under the laws of the jurisdiction of its organization or incorporation and (c) has all requisite organizational or constitutional power and authority to (i) carry on its business as now conducted and as proposed to be conducted and (ii) execute, deliver and perform its obligations under each Loan Document to which it is a party, except, in the case of clause (b) only, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.02Authorization; Enforceability.  This Agreement (and the lending transactions contemplated hereby to occur on the Closing Date) have been duly authorized by all necessary corporate, shareholder or other organizational action by the Holding Companies and the Borrower and constitutes, and each other Loan Document to which any Loan Party is a party has been duly authorized by all necessary corporate, shareholder or other organizational action by such Loan Party, and each Loan Document constitutes, or when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation on such Loan Party (as the case may be), enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, winding-up, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties.
Section 3.03Approvals; No Conflicts.  The execution, delivery and performance by the Loan Parties of the Loan Documents to which such Loan Parties are a party
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except (i) such as have been obtained or made and are in full force and effect, in each case as of the Closing Date, (ii) filings and registrations of charges necessary to perfect Liens created under the Loan Documents and to release existing
Liens (if any), and (iii) those consents, approvals, registrations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to result in a Material
Adverse Effect, (b) will not violate any Organizational Document of any Loan Party, (c) will not violate any Requirement of Law applicable to the Borrower or any Restricted Subsidiary, (d) will not violate or result in a default under any indenture, agreement or other instrument in each case constituting Material Indebtedness binding upon the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by the
Borrower or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, in each case as of the Closing Date, and
(e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any
Restricted Subsidiary, except Liens created under the Loan Documents and Liens permitted under Section 6.02, except in the cases of clauses (c) and (d) above where such violations, individually or in the aggregate, would not reasonably be expected to result in a Material
Adverse Effect.
Section 3.04Financial Condition; No Material Adverse Change.
(a)[Reserved].
(b)Since the Sixth Amendment Effective Date, no event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.
Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and the Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP, or the respective interpretation thereof, and that such restatements will not in and of themselves result in a Default or an Event of Default under the
Loan Documents.
Section 3.05Properties.
(a)Each of the Borrower and the Restricted Subsidiaries has good title to, valid leasehold interests in, or rights to use, all its real and personal property material to its business, except for Liens permitted under Section 6.02 and except where the failure to have such interest would not reasonably be expected to have a Material Adverse Effect.
(b)Set forth on Schedule 3.05 hereto is a complete and accurate list of all
Material Real Property owned by any Loan Party as of the Sixth Amendment Effective Date,
showing as of the Sixth Amendment Effective Date the street address (to the extent available), county or other relevant jurisdiction, state and record owner
(c)Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the Borrower and the Restricted Subsidiaries own,
or are licensed to use, all Intellectual Property that is necessary for the operation of their respective businesses as currently conducted, free and clear of all Liens (other than Liens permitted under Section 6.02), (ii) to the knowledge of the Borrower, all registered and issued
Intellectual Property rights owned by the Borrower and the Restricted Subsidiaries are valid and enforceable, (iii) the conduct of, and the use of Intellectual Property in, the respective businesses of the Borrower and the Restricted Subsidiaries does not infringe, misappropriate, dilute, or otherwise violate the rights of any other Person, and (iv) there are no claims, actions, suits or proceedings pending against or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary (A) alleging any infringement, misappropriation, dilution or violation by the Borrower or any Restricted Subsidiary of any Intellectual Property

right of any other Person, or (B) challenging the ownership, use, validity or enforceability of any
Intellectual Property owned by or licensed to the Borrower or any Restricted Subsidiary.
Section 3.06Litigation and Environmental Matters.
(a)There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against any Holding Company, the Borrower or any Subsidiary as to which there is a reasonable possibility of an adverse determination and that, if adversely determined would reasonably be expected, individually or in the aggregate, to result in a Material Adverse
Effect (other than the Disclosed Matters).
(b)Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a
Material Adverse Effect, neither any Holding Company, the Borrower nor any Subsidiary (i) has
failed to comply with any Environmental Law or to obtain, maintain or comply with any
Environmental Permit, (ii) has become subject to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability.
(c)Since the Sixth Amendment Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.
Section 3.07Compliance with Laws.  Each of Holdings, the Borrower and the
Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.08Investment Company Status.  None of Holdings, the Borrower nor
any other Loan Party is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 3.09Taxes.  Each Holding Company, the Borrower and the Restricted
Subsidiaries (a) has timely filed or caused to be filed all material Tax returns, filings, elections and reports required to have been filed and (b) has paid or caused to be paid all material Taxes required to have been paid by it, except, in each case, any Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP or applicable foreign accounting principles or the failure to pay such Taxes or file such Tax return would not reasonably be expected to result in a Material Adverse Effect.
Section 3.10ERISA.  (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse
Effect, (b) with respect to each employee benefit plan as defined in Section 3(3) of ERISA, each of the Borrower and its respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder,

except as would not result in a Material Adverse Effect, (c) there exists no Unfunded Pension
Liability with respect to any Plans that would reasonably be expected to result in a Material
Adverse Effect, and (d) each Foreign Pension Plan is in compliance with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan, except as would not result in a Material Adverse Effect.  With respect to each Foreign Pension
Plan, neither the Borrower, any Subsidiaries nor any of their respective directors, officers, employees or agents has engaged in a transaction which would subject the Borrower or any
Subsidiary, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  With respect to each
Foreign Pension Plan, all employer and employee contributions required by applicable law or by the terms of any such Foreign Pension Plan have been made, or, if applicable, accrued in accordance with ordinary accounting practices in the jurisdiction in which any such Foreign
Pension Plan is maintained, except as would not result in a Material Adverse Effect.  The aggregate unfunded liabilities with respect to any Foreign Pension Plans would not reasonably be expected to result in a Material Adverse Effect.
Section 3.11Disclosure.
(a)The representations and warranties of each Loan Party contained in any
Loan Document or in any other documents, certificates or written statements furnished by or on behalf of Holdings, the Borrower or any Restricted Subsidiary to the Administrative Agent in
connection with the transactions contemplated hereby (other than projections, estimates, budgets, forecasts, pro forma financial information and other forward-looking information and information of a general economic or general industry nature and other general market data), when taken as a whole, do not, as of the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not materially misleading in the light of the circumstances under which they were made (after giving effect to all supplements thereto from time to time).  Any projections and pro forma financial information contained in such materials (including any Projections) were prepared in good faith based upon assumptions believed by such Loan Party to be reasonable at the time of delivery thereof, it being understood by the Agents and the Lenders that such projections as to future events (i) are not to be viewed as facts, (ii)(A) are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, (B) no assurance is given by the Loan Parties that the results forecast in any such projections will be realized and (C)
the actual results during the period or periods covered by any such projections may differ from the forecast results set forth in such projections and such differences may be material and (iii) are not a guarantee of performance.
(b)As of the Sixth Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.
Section 3.12Labor Matters.  As of the Closing Date, there are no strikes, work stoppages or material labor disputes against Holdings, the Borrower or any Restricted Subsidiary pending or, to the actual knowledge of the Borrower, threatened in writing, in each case, that would reasonably be expected to have a Material Adverse Effect.

Section 3.13Capitalization of Subsidiaries.  As of the Sixth Amendment
Effective Date, Schedule 3.13 sets forth the name of and the percentage ownership by each of the
Holding Companies and the Subsidiaries in each Subsidiary (other than Foreign Subsidiaries which are inactive, dormant or have only de minimis assets) and identifies each Subsidiary that is a Loan Party as of the Sixth Amendment Effective Date; provided that inaccuracies in the name and ownership of any Foreign Subsidiary that is not a Material Subsidiary shall be deemed not material for all purposes under this Agreement and the other Loan Documents.
Section 3.14Solvency.  As of the Closing Date, after giving effect to the consummation of the Transactions, Holdings and the Restricted Subsidiaries on a consolidated basis are Solvent.
Section 3.15Federal Reserve Regulations.
(a)None of Holdings, the Borrower or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(b)Taking into account all of the Transactions, no part of the proceeds of the
Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the
Board, including Regulation T, U or X thereof.
Section 3.16Senior Indebtedness; Subordination.  The Obligations hereunder and under the other Loan Documents are within the definition of “First Lien Debt”, “Senior
Debt” (or any comparable term) and “Designated Senior Debt” (or any comparable terms), to the extent applicable, under and as defined in the subordination provisions in the documentation governing Subordinated Indebtedness, if any.
Section 3.17Use of Proceeds.  The proceeds of the Term Loans and the
Revolving Loans will be used in accordance with Section 5.09; provided that the proceeds of any
Incremental Credit Facility may be used for any purpose agreed to by the lenders thereof to the extent not otherwise in violation of this Agreement.
Section 3.18Security Documents.  The Security Documents are effective to create in favor of the Collateral Agent for the benefit of the applicable Secured Parties legal, valid and enforceable (subject to (a) applicable bankruptcy, insolvency, winding-up, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law,
(b) any filings, notices and recordings and other perfection requirements necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties
(which filings, notices or recordings shall be made to the extent required by any Security
Document) and (c) with respect to enforceability against Foreign Subsidiaries or under non-U.S.
laws, the effect of non-U.S. laws, rules and regulations as they relate to pledges, if any, of Equity
Interests in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries)
first priority Liens on, and security interests in, the Collateral (subject to Permitted

Encumbrances) and, (i) when all appropriate filings, notices or recordings are made in the appropriate offices, corporate records or with the appropriate Persons as may be required under applicable laws and any Security Document (which filings, notices or recordings shall be made to the extent required by any Security Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the
Collateral Agent to the extent required by any Security Document), such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the
Loan Parties in such Collateral to the extent such Liens and security interests can be perfected by such filings, notices, recordings, possession or control.
Section 3.19OFAC; FCPA; Patriot Act.
(a)None of Holdings or any of the Restricted Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Borrower, any employee of the Borrower or any of the Restricted Subsidiaries is a Person that is, or is in the aggregate, fifty percent or greater owned by Persons that are: (i) the target of any sanctions administered or enforced by the U.S.
Department of the Treasury’s Office of Foreign Assets Control or the U.S. State Department, the
United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions (as of the Sixth Amendment
Effective Date, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
(b)The Borrower will not, directly or, knowingly, indirectly, use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the target of any Sanctions, in any manner that would cause or result in the violation of Sanctions by any Loan Party, or (ii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”) or any other applicable anti-corruption law.
(c)Holdings, the Borrower and the other Loan Parties are in compliance in all material respects with the Patriot Act (to the extent applicable), applicable U.S. anti-money-
laundering laws, and all applicable U.S. anti-corruption laws and Sanctions, and, in the case of any applicable material jurisdictions with respect to the Borrower and the other Loan Parties, anti-money-laundering laws and anti-corruption laws and Sanctions of relevant applicable foreign jurisdictions.  The Borrower has implemented and maintain measures reasonably designed to ensure compliance by the Borrower, and the Restricted Subsidiaries with all applicable anti-corruption laws.
ARTICLE IV
Conditions

Section 4.01Closing Date.  The Agreement and the obligations of the Lenders to make the extensions of credit to be made hereunder on the Closing Date shall not become effective until the date on which each of the following express conditions is satisfied (or waived by the Joint Lead Arrangers):
(a)The Administrative Agent (or its counsel) shall have received: (A) from the Borrower either (i) a counterpart of this Agreement and the Security Agreement signed on behalf of the Borrower or (ii) written evidence reasonably satisfactory to the Administrative
Agent (which may include telecopy or electronic transmission (including Adobe pdf file) of a signed signature page of this Agreement and the Security Agreement) that the Borrower has signed a counterpart of this Agreement, together with all Schedules hereto, and the Security
Agreement, (B) from the Loan Parties, executed counterparts of the Guaranty and the Security
Agreement, (C) [reserved], (D) from the Borrower, a Note executed by the Borrower for each
Lender that requests such a Note at least three (3) Business Days prior to the Closing Date, (E)
with respect to each Loan Party, UCC-1 financing statements, as applicable, in a form appropriate for filing in the state of organization or formation, the jurisdiction in which its chief executive office is located or the jurisdiction in which its assets are located, as the case may be, of such Loan Party or for Holdings or any other Loan Party that is a Foreign Subsidiary, the
District of Columbia, (F) executed intellectual property security agreements, as required pursuant to the Security Agreement, (G) if required to be delivered on or prior to the Closing Date pursuant to the Security Agreement, delivery of stock or share certificates for certificated Equity
Interests that constitute Collateral, together with appropriate instruments of transfer endorsed in blank, subject to any rules, regulations and restrictions relating to pledges or share mortgages under applicable law, (H) from the Loan Parties party thereto, executed counterparts of the
Second Lien Intercreditor Agreement and (I) if required to be delivered on or prior to the Closing
Date pursuant to the Security Agreement, all agreements or instruments representing or evidencing the Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank; provided, in each case, that to the extent any Collateral or any security interests therein (including the creation, perfection or priority of any security interest) is not or cannot be provided on the Closing Date (other than (i) a lien on Collateral that may be perfected solely by the filing of a financing statement under and in connection with the UCC, (ii) by intellectual property filings with the United States Patent and Trademark Office and the United
States Copyright Office and (iii) a pledge of the certificated Equity Interests of the Borrower and the Subsidiary Guarantors, in each case, organized under the laws of the United States with respect to which a lien may be perfected after the Closing Date by the delivery of a stock or equivalent certificate together with a stock power or similar instrument of transfer endorsed in blank), then the provision and/or perfection, as applicable, of any such Collateral shall not constitute a condition precedent to the Closing Date Loans or the Initial Revolving Borrowing,
but may instead be delivered and/or perfected within ninety (90) days after the Closing Date, subject to such extensions as are reasonably agreed by the Administrative Agent.
(b)The Administrative Agent shall have received a customary written opinion
(addressed to the Administrative Agent, the Collateral Agent, the Issuing Lenders and the
Lenders and dated the Closing Date) of Kirkland & Ellis LLP, special counsel to the Borrower and the other Loan Parties.

(c)The Administrative Agent shall have received: (i) a copy of each
Organizational Document of the Borrower and the Loan Parties and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of the Borrower and the Loan Parties approving and authorizing the execution, delivery and performance of this
Agreement and the other Loan Documents to which such Loan Party is a party, certified as of the
Closing Date by such Loan Party as being in full force and effect without modification or amendment; (iv) a specimen of the signature of each person authorized by the resolution referred into in paragraph (iii) above in relation to the Loan Documents and related documents; (v) a good standing certificate (to the extent such concept is known in the relevant jurisdiction) from the applicable Governmental Authority of the Borrower and the Loan Parties jurisdiction of incorporation, organization or formation dated a recent date prior to the Closing Date; and (vi) a certificate of (x) a Responsible Officer of each Loan Party that the documents referred to in clause (i) above are in full force and effect as of the Closing Date and (y) a Responsible Officer of the Borrower that the conditions specified in clauses (j) and (l) below have been satisfied;
provided that, with respect to any Loan Party on the Closing Date that is a Foreign Subsidiary, in lieu of delivery of the items set forth in clauses (i) through (iv), such Loan Party shall deliver a customary director’s certificate, including customary attachments thereto.
(d)The Administrative Agent shall have received a Borrowing Request relating to the Borrowing of the Closing Date Term Loans and the Initial Revolving Borrowing
on the Closing Date.
(e)The Administrative Agent, the Joint Lead Arrangers and the Joint
Bookrunners shall have received all fees and other amounts earned, due and payable by any Loan
Party on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by Holdings or its Affiliate under the Commitment
Letter, the applicable Fee Letter or any Loan Document, provided that any such expenses to be paid as a condition to the Closing Date must be invoiced at least three (3) Business Days prior to the Closing Date and may be offset against the proceeds of the Closing Date Term Loans or
Initial Revolving Borrowing.
(f)The Joint Lead Arrangers shall have received the Audited Financial
Statements (as defined in this Agreement prior to giving effect to the Sixth Amendment), the
Unaudited Financial Statements (as defined in this Agreement prior to giving effect to the Sixth
Amendment) and the Pro Forma Financial Statements (as defined in this Agreement prior to giving effect to the Sixth Amendment).
(g)Substantially concurrently with the funding of the Closing Date Term
Loans, the Closing Date Recapitalization shall be consummated, in all material respects, in accordance with the terms of the Recapitalization Agreement without giving effect to any amendments, waivers, consents, supplements or other modifications of any provision thereof or any condition to the obligations of the parties thereto to consummate the Closing Date

Recapitalization (other than any such waivers or amendments as are not materially adverse to the interests of the Lenders) unless consented to by the Joint Lead Arrangers (it being understood that (a) any modification, amendment, consent or waiver to or under the definition of “Parent
Material Adverse Effect” in the Recapitalization Agreement shall be deemed to be material and adverse to the interests of the Lenders, (b) any amendment that results in a change of the amount of proceeds from the sale of the Purchased Shares (as defined in the Recapitalization Agreement)
shall not be deemed material so long as there is a corresponding dollar for dollar reduction in the
Closing Date Distribution and (c) other than as set forth in clause (a) above, the granting of any consent under the Recapitalization Agreement that is not materially adverse to the interests of the
Lenders shall not otherwise constitute an amendment or waiver).
(h)The Administrative Agent shall have received a Solvency Certificate.
(i)So long as requested at least ten (10) days prior to the Closing Date, the
Administrative Agent shall have received, at least three (3) Business Days prior to the Closing
Date, (a) all documentation and other information with respect to the Borrower that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (b) a Beneficial Ownership Certification from any Borrower or Guarantor that qualifies as a Beneficial Owner under the Beneficial Ownership
Regulation.
(j)(i) The Specified Recapitalization Agreement Representations shall be true and correct as of the Closing Date (or true and correct as of a specified date, if earlier) and (ii)
the Specified Representations shall be true and correct in all material respects (or, if qualified by materiality, in all respects) as of the Closing Date (or true and correct in all material respects (or, if qualified by materiality, in all respects) as of a specified date, if earlier).
(k)Prior to, or substantially concurrently with the funding of the Closing Date
Term Loans and the Initial Revolving Borrowing, all existing third-party debt for borrowed money of the Borrower and its Subsidiaries under the Existing Credit Agreement, and all Liens and guarantees in support thereof, will be repaid, redeemed, defeased, discharged, refinanced or terminated and all commitments thereunder terminated (the foregoing, collectively, the “Closing
Date Refinancing”).
(l)Since August 3, 2018, no Parent Material Adverse Effect shall have occurred.
(m)(i) Prior to, or substantially concurrently with the funding of the Closing
Date Term Loans and the Initial Revolving Borrowing, the Borrower shall have received the cash proceeds of the Second Lien Loans and (ii) on the Closing Date, immediately after giving effect to the Transactions, Francisco Partners, Spectrum and the New Sponsor shall, collectively, directly or indirectly (whether by contract or otherwise) control not less than a majority of the economic and voting interests in Holdings.
(n)The Borrower shall have delivered to the Administrative Agent an executed copy of the Second Lien Loan Documents to be entered into on the Closing Date.

(o)[reserved].
For purposes of determining whether the conditions set forth in this Section 4.01 have been satisfied, by releasing its signature page hereto or to an Assignment and Assumption, the Administrative Agent and each Lender party hereto shall be deemed to have consented to, approved, accepted or be satisfied with each document or other matter required hereunder to be consented to or approved by, or acceptable or satisfactory to, the Administrative Agent or such
Lender, as the case may be.
Section 4.02Each Credit Event.  The obligation of (i) each Lender to make a
Loan on the occasion of any Borrowing on and after the Sixth Amendment Effective Date and
(ii) each of the Issuing Banks to issue, renew, increase or extend any Letter of Credit on and after the Sixth Amendment Effective Date (each event referred to in clauses (i) and (ii) above, a
“Credit Event”), is subject to receipt of the request therefor in accordance herewith and to the satisfaction (or waiver) of the following express conditions:
(a)The representations and warranties of each Loan Party set forth in the
Loan Documents shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects), in each case on and as of the date of such Credit Event (or true and correct as of a specified date, if earlier); provided that in the case of any Incremental Credit Facility the proceeds of which will be used to finance a Permitted
Acquisition or similar permitted Investment, such representations shall be limited to customary
“SunGard” specified representations.
(b)At the time of and immediately after giving effect to such Credit Event, no
Default or Event of Default shall have occurred and be continuing, subject to clause (i) of the proviso to Section 2.20(a).
(c)The Administrative Agent shall have received a Borrowing Request meeting the requirements of Section 2.03.
Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, renewal, increase or extension of a Letter of Credit  shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V
Affirmative Covenants
From and after the Sixth Amendment Effective Date and until the Termination
Date, the Borrower covenants and agrees with the Lenders that:
Section 5.01Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent which will furnish to the Lenders:

(a)within 120 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2023, the audited consolidated balance sheet and audited consolidated statements of income, stockholders’ equity and cash flows as of the end of and for such year for the Borrower and the Subsidiaries, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an independent public accountants of recognized national standing or other independent public accountants reasonably acceptable to the Administrative Agent, with an unmodified report and opinion by such independent public accountants without an emphasis of matter paragraph related to going concern as defined by Statement on Accounting Standards AU-C Section 570
“The Auditor’s Consideration of an Entity’s Ability to Continue as a Going Concern” (or any
similar statement under any amended or successor rule as may be adopted by the Auditing
Standards Board from time to time) (except to the extent such emphasis paragraph results solely from (i) the impending maturity of any Credit Facility, any Additional Debt, the Second Lien
Loans or any Permitted Refinancing of any of the foregoing within twelve months, (ii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary or (iii)
any breach or impending breach of the covenant in Section 6.11 or any other financial covenant in the documentation evidencing any Material Indebtedness (if any)) and, for avoidance of doubt, without modification as to the scope of such audit, to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance in all material respects with GAAP (except as otherwise disclosed in such financial statements);
(b)within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending
September 30, 2018, the unaudited consolidated balance sheet and unaudited consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then-
elapsed portion of the fiscal year for the Borrower and the Subsidiaries, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by its Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the
Borrower and the Subsidiaries, subject to normal year-end audit adjustments and the absence of footnotes;
(c)concurrently with the delivery of any financial statements under paragraphs (a) and (b) above, a Compliance Certificate (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth a reasonably detailed calculation of the First Lien Net Leverage Ratio and, in the case of financial statements delivered under paragraph (a) above, beginning with the financial statements for the fiscal year of the Borrower ending December 31, 2023, a reasonably detailed calculation of
Excess Cash Flow for such fiscal year and (iii) stating whether any material change in GAAP or in the application thereof has occurred since the date of the then most recently delivered audited financial statements that would affect the compliance or non-compliance with any financial ratio or requirement in this Agreement and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)[reserved];
(e)promptly after the same become publicly available, copies of all material periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Restricted Subsidiary with the SEC or with any national securities exchange;
(f)simultaneously with the delivery of each set of consolidated financial statements referred to in Section 5.01(a) or (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted
Subsidiaries (if any) from such consolidated financial statements;
(g)promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the
Borrower or any Restricted Subsidiary as the Administrative Agent may reasonably request, including information requested on behalf of any Lender to comply with Section 9.14; provided that none of Holdings, the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the
Administrative Agent or any Lender (or their representatives or contractors) is prohibited by law, fiduciary duty or any binding third-party agreement (not entered into in contemplation hereof) or
(iii) that is subject to attorney-client or similar privilege or constitutes attorney work product;
provided further that, in the event that Holdings, the Borrower or any Restricted Subsidiary do not provide information in reliance on the foregoing clauses (i), (ii) or (iii), Holdings, the
Borrower or such Restricted Subsidiary shall provide notice to the Administrative Agent that such information is being withheld and shall use commercially reasonable efforts to communicate the applicable information in a way that would not violate the applicable restrictions; and
(h)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this
Section 5.01 may be satisfied with respect to financial information of the Borrower and the
Subsidiaries by furnishing (A) the applicable consolidated financial statements of Holdings or any direct or indirect parent of the Holding Companies that, directly or indirectly, holds all of the
Equity Interests of the Holding Companies or (B) the Form 10-K or 10-Q, as applicable, of
Holdings or any direct or indirect parent of the Holding Companies filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information is in lieu of information required to be provided under Section 5.01(a), (1) such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or other Person reasonably acceptable to the Administrative Agent, with an unmodified report by such independent public accountants without an emphasis of matter paragraph related to going concern as defined by Statement on Accounting Standards AU-C

Section 570 “The Auditor’s Consideration of an Entity’s Ability to Continue as a Going
Concern” (or any similar statement under any amended or successor rule as may be adopted by the Auditing Standards Board from time to time) (except to the extent such emphasis paragraph results solely from (i) a current maturity of any Credit Facility, any Additional Debt, the Second
Lien Loans, any Permitted Refinancing of any of the foregoing or any other Material
Indebtedness or (ii) any potential inability to satisfy the covenant under Section 6.11 or any other financial covenant in the documentation evidencing any Material Indebtedness (if any) on a future date or in a future period) and, for avoidance of doubt, without modification as to the scope of such audit, to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the
Subsidiaries on a consolidated basis in accordance in all material respects with GAAP (except as otherwise disclosed in such financial statements) and (2) such materials are accompanied by the related consolidated financial statements reflecting the adjustments necessary to eliminate the accounts of Persons other than the Borrower and its Restricted Subsidiaries from such consolidated financial statements.
Any financial statements or other documents, reports, proxy statements or other materials (to the extent any such financial statements or documents, reports, proxy statements or other materials are included in materials otherwise filed with the SEC) required to be delivered pursuant to this Section 5.01 (other than Sections 5.01(c), (d), (f) and (g)) may be satisfied with respect to such financial statements or other documents, reports, proxy statements or other materials by the filing of Form 8-K, 10-K or 10-Q, as applicable, of Holdings or any direct or indirect parent of Holdings with the SEC.  All financial statements and other documents, reports, proxy statements or other materials required to be delivered pursuant to this Section 5.01 or
Section 5.02 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) such financial statements and/or other documents are posted on the
SEC’s website on the Internet at www.sec.gov, (ii) on which the Borrower posts such documents, or provide a link thereto, on the Borrower’s website or (iii) on which such documents are posted on the Borrower’s behalf on an Internet or Intranet website, if any, to which the
Administrative Agent and each Lender has access (whether a commercial third-party website or a website sponsored by an Administrative Agent), provided that (A) the Borrower shall, at the request of the Administrative Agent, continue to deliver copies (which delivery may be by electronic transmission (including Adobe pdf copy)) of such documents to the Administrative
Agent and (B) the Borrower shall notify (which notification may be by facsimile or electronic transmission (including Adobe pdf copy)) the Administrative Agent of the posting of any such documents on any website.  Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative
Agent and maintaining its copies of such documents.  Each Lender and the Administrative Agent hereby acknowledges and agrees that the Holding Companies and the Restricted Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP, or the respective interpretation thereof, and that such restatements will not in and of themselves result in a Default or an Event of Default under the Loan Documents solely as a result of such restatement.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower
Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Holding Companies, the Borrower or the Subsidiaries,
or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will identify in writing that portion of the Borrower Materials that are to be made available to Public Lenders and (x) by clearly and conspicuously marking Borrower Materials
“PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint
Lead Arrangers, the Issuing Banks and the Lenders to treat the Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary)
with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute
Information, they shall remain subject to the provisions of Section 9.12); (y) all Borrower
Materials marked “PUBLIC” are permitted to be made available through a portion of the
Platform designated “Public Side Information;” and (z) unless expressly identified as containing material non-public information, Borrower Materials will be deemed to be appropriate for distribution to Public Lenders.  Notwithstanding the foregoing, to the extent the Borrower has had reasonable opportunity to review, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents, (2)
notification of changes in the terms of the Loans, and (3) the financial statements and certificates delivered in connection with Section 5.01(a), (b), and (c).
Each Public Lender agrees to cause at least one individual at or on behalf of such
Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including foreign, United States Federal and state securities laws, to make reference to
Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower, or its securities for purposes of United States Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE
ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR
COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE
PLATFORM, AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS IN OR
OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND,
EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT
OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE
DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE
BORROWER MATERIALS OR THE PLATFORM.

Section 5.02Notices of Material Events.  The Borrower will furnish to the
Administrative Agent (for distribution to each Lender through the Administrative Agent) prompt written notice of a Responsible Officer of the Borrower’s obtaining knowledge of any of the following:
(a)the occurrence of any Default or Event of Default, in each case, except to the extent the Administrative Agent shall have furnished the Borrower written notice thereof;
(b)to the knowledge of a Responsible Officer of the Borrower, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental
Authority against or threatened in writing against the Borrower or any Restricted Subsidiary that would reasonably be expected to be adversely determined and if adversely determined, would reasonably be expected to result, after giving effect to the coverage and policy limits of applicable insurance policies, in a Material Adverse Effect;
(c)the occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect; and
(d)any other development (including receipt of written notice of any claim or condition arising under or relating to any Environmental Law) that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a written statement of a
Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Documents required to be delivered pursuant to this Section 5.02 may be delivered electronically in accordance with Section 5.01.
Section 5.03Existence; Conduct of Business.  The Borrower will, and Holdings will cause each of the Holding Companies and each of the Restricted Subsidiaries to, do or cause to be done all things reasonably necessary to obtain, preserve, renew and keep in full force and effect (a) its legal existence (except as otherwise permitted hereunder), (b) the business licenses, permits, privileges, franchises and other rights, other than Intellectual Property rights (which are covered in clause (c)), necessary to conduct its business and (c) the Intellectual Property rights owned by the Borrower or a Restricted Subsidiary and necessary to conduct their respective businesses, except, in the case of clauses (a) (other than with respect to the Borrower), (b) and
(c), to the extent that the failure to do so would not reasonably be expected to result in a Material
Adverse Effect, provided that the foregoing shall not prohibit any transaction otherwise permitted hereunder.
Section 5.04Payment of Taxes.  The Borrower and each Holding Company will, and Holdings will cause each Restricted Subsidiary to, pay all Tax liabilities and file all Tax returns, elections, filings and reports in respect thereof, before any penalty accrues thereon, except where (a)(i) any such payment is being contested in good faith by appropriate proceedings and (ii) Holdings, the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves or other appropriate provision with respect thereto in accordance with GAAP or (b) the failure to make payment of Taxes or file such Tax return would not reasonably be expected to result in a Material Adverse Effect.
Section 5.05Maintenance of Properties.  Except if the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse
Effect, the Borrower will, and Holdings will cause the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business (other than any tangible property referenced in Section 5.03 and Intellectual Property) in good working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted, provided that the foregoing shall not prohibit any transaction otherwise permitted hereunder.
Section 5.06Insurance.  The Borrower and Holdings will, and Holdings will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, (a) insurance in such amounts (after giving effect to any self-insurance reasonable and customary for similarly-situated Persons engaged in the same or similar business) and against such risks as is (i) customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations as reasonably determined by management of the Borrower and (ii) considered adequate by the Borrower.  The Borrower will furnish to the
Administrative Agent, promptly following written request, information in reasonable detail as to the insurance so maintained; provided that so long as no Event of Default has occurred and is continuing, the Borrower shall only be required to provide such information one time in any fiscal year of Holdings.  Without limiting the generality of the foregoing, the Borrower will, or will cause each Loan Party to, maintain or cause to be maintained flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood
Insurance Program, in each case in compliance in all respects with all Flood Insurance Laws and as otherwise reasonably required by the Collateral Agent.
Section 5.07Books and Records; Inspection and Audit Rights.  The Borrower
and Holdings will, and Holdings will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries (in all material respects) are made of all material financial transactions in relation to its business and activities.  The Borrower and
Holdings will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that (i) only the Administrative
Agent on behalf of the Lenders may exercise rights under this Section 5.07 and (ii) other than during the continuance of an Event of Default, the Administrative Agent shall not exercise such rights more often than one time during any fiscal year and, in any event, only one such time shall be at the Borrower’s expense, and provided, further, that when an Event of Default has occurred and is continuing the Administrative Agent or any Lender (or any of their designated representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent shall provide the Borrower with the opportunity to participate in any discussion with any such independent accountants.  Notwithstanding anything to the contrary in this Section 5.07, neither the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any
Lender (or their representatives or contractors) is prohibited by law, fiduciary duty or any binding third-party agreement (not entered into in contemplation hereof) or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, in the event that the Borrower or any Restricted Subsidiary does not disclose or permit the inspection or discussion of, any document, information or other matter in reliance on the foregoing clauses (i),
(ii) or (iii), the Borrower or such Restricted Subsidiary shall provide notice to the Administrative
Agent that such information is being withheld and shall use commercially reasonable efforts to disclose or permit the inspection or discussion of such document, information or other matter in a way that would not violate the applicable restrictions.
Section 5.08Compliance with Laws.
(a)The Borrower and Holdings will, and Holdings will cause each Restricted
Subsidiary to, comply with all Requirements of Law with respect to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)The Borrower and Holdings will, and Holdings will (i) cause each
Restricted Subsidiary to comply, and shall use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable
Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental
Permits required by Environmental Laws for its operations and the ownership or occupancy of its properties; (iii) conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action, in each case as required by applicable
Environmental Laws, to address any Releases of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by it to the extent caused by the acts of the
Borrower or any of the Restricted Subsidiaries, and (iv) make an appropriate response to any investigation, notice, demand, claim, suit or other proceeding asserting Environmental Liability against the Borrower or any Restricted Subsidiaries, except in the case of each of clauses (i)
through (iv), where the failure to do so would not reasonably be expected to have a Material
Adverse Effect; provided that neither the Borrower nor any of the Restricted Subsidiaries shall be required to undertake any such investigation, study, sampling and testing, or any cleanup, removal, remedial or other responsive action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
Section 5.09Use of Proceeds.
(a)The proceeds of the 2024 Term Loans on the Sixth Amendment Effective
Date will be used on the Sixth Amendment Effective Date (i) to refinance all of the Term Loans outstanding under this Agreement immediately prior to the Sixth Amendment Effective Date
(including the payment all accrued and unpaid interest on, and all fees and other amounts owing in respect thereof), (ii) to pay Sixth Amendment Transaction Costs and (iii) for working capital and general corporate purposes.
(b)The proceeds of the Revolving Loans and Letters of Credit and any other
Loans borrowed after the Closing Date will be used for working capital, capital expenditures, general corporate purposes and any other purpose of the Borrower and its Restricted Subsidiaries not otherwise prohibited under this Agreement (including Restricted Payments, Investments,
Acquisitions and to fund Transaction Costs).
(c)No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
Section 5.10Execution of Guaranty and Security Documents after the Closing
Date.
(a)Subject to Section 5.11(b), (c), (d) and (e), in the event that any Person becomes a Restricted Subsidiary (including any Unrestricted Subsidiary that becomes a
Restricted Subsidiary) after the Closing Date (other than any Restricted Subsidiary for so long as it is an Excluded Subsidiary) or any Restricted Subsidiary (including any Electing Guarantor)
ceases to be an Excluded Subsidiary, the Borrower or other applicable Loan Parties will promptly (and in no event later than forty-five (45) days thereafter or such later date as the
Administrative Agent may agree in its reasonable discretion) notify the Administrative Agent of that fact and cause such Restricted Subsidiary to execute and deliver to the Administrative Agent counterparts of the applicable Guaranty and Security Agreement and each other applicable
Security Document, to execute and deliver a joinder to the Second Lien Intercreditor Agreement in substantially the form attached as Exhibit L thereto and to take all such further actions and execute all such further documents and instruments as required by the Security Agreement and each other Security Document to secure the Secured Obligations for the benefit of the Secured
Parties (including all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent).  In addition, as and to the extent provided in the Security Agreement, as applicable (subject to all applicable exceptions and limitations therein and herein), the applicable Loan Party shall deliver to the Collateral
Agent all certificates, if any, representing Equity Interests of such Restricted Subsidiary
(accompanied by undated stock powers, duly endorsed in blank) and any other possessory
Collateral, in each case as required thereunder.  Under no circumstance will any Loan Party be required to execute any Security Documents governed by the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.
(b)Subject to Section 5.11(b), (c), (d) and (e), in the event that any Person becomes a Restricted Subsidiary after the Closing Date (other than any Restricted Subsidiary for so long as it is an Excluded Subsidiary), concurrently with the execution and delivery of counterparts to the Guaranty and the Security Agreement pursuant to Section 5.10(a), such
Restricted Subsidiary shall deliver to the Administrative Agent, (i) certified copies of such

Restricted Subsidiary’s Organizational Documents or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Restricted
Subsidiary, and (ii) a certificate executed on behalf of such Restricted Subsidiary by the secretary or similar officer of such Restricted Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Restricted Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Restricted
Subsidiary executing such Loan Documents; provided that, with respect to any Loan Party that is a Foreign Subsidiary, in lieu of delivery of the items set forth in clauses (i) and (ii), such Loan
Party shall deliver a customary director’s certificate, including customary attachments thereto.
(c)If, at any time, (x) a Restricted Subsidiary is designated as an Unrestricted
Subsidiary or an Immaterial Subsidiary in accordance with this Agreement or (y) an Electing
Guarantor has been re-designated (at the option, and in the sole discretion, of the Borrower in accordance with Section 5.12(b)) as an Excluded Subsidiary, the Collateral Agent shall release such Subsidiary from any Guaranty and all Security Documents to which it may be a party and to the extent such Subsidiary’s Equity Interests were pledged (or otherwise secured) as Collateral, such pledge (or other security) shall be released and, upon the request of any Loan Party, any certificates in respect thereof shall be promptly returned to the applicable Loan Party.
Notwithstanding the foregoing, in no event shall Equity Interests of any Unrestricted Subsidiary or any of such Unrestricted Subsidiary’s assets constitute Collateral, and the Administrative
Agent and Collateral Agent shall take all actions required hereunder and under the other Loan
Documents to effect the foregoing.
(d)Subject to Section 5.11(b), (c), (d) and (e), from time to time, in the event that (i) any Loan Party acquires any Material Real Property located in the United States or any state or territory thereof or (ii) at the time any Person becomes a Loan Party, such Person owns any Material Real Property located in the United States or any state or territory thereof, such
Loan Party shall deliver to the Collateral Agent (and in the case of clause (vi) below, each
Revolving Lender), within ninety (90) days (or such later date as the Administrative Agent may agree in its reasonable discretion) after such Person acquires such Material Real Property or becomes a Loan Party, as the case may be, the following with respect to each such parcel of
Material Real Property (each an “Additional Mortgaged Property”):
(i)A fully executed and, where required in the applicable jurisdiction, notarized Mortgage, in proper form for recording in the applicable jurisdictions required by law to establish and perfect the Mortgage in favor of the Collateral Agent, encumbering the interest of such Loan Party in such Additional Mortgaged Property;
(ii)An opinion of counsel in the state or other jurisdiction in which such
Additional Mortgaged Property is located with respect to the enforceability of such
Mortgage to be recorded in such state and such other customary matters as the
Administrative Agent may reasonably request;

(iii)(A) ALTA mortgagee title insurance policy or unconditional commitments therefor (the “Mortgage Policy”) issued by a Title Company with respect to such
Additional Mortgaged Property, in an amount to be mutually agreed between the
Borrower, the Administrative Agent and Collateral Agent but in no event less than the fair market value of the Additional Mortgaged Property as reasonably determined by the applicable Loan Party, insuring title to such Additional Mortgaged Property vested in such Loan Party, which such Mortgage Policy shall, to the extent available under applicable state law, include customary affirmative insurance and endorsements and contain no exceptions to title except Permitted Encumbrances; and (B) evidence reasonably satisfactory to the Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Mortgage Policy and (ii) paid (or made provision for payment) to the Title Company of all expenses and premiums and to the appropriate
Governmental Authorities all taxes and fees, including stamp taxes, mortgage recording taxes and fees and intangible taxes, payable in connection with recording the Mortgage in the appropriate real estate records;
(iv)Upon the reasonable request of the Collateral Agent, an appraisal;
(v)An ALTA survey of the Additional Mortgaged Property reasonably acceptable to the Collateral Agent and the Title Company (in order to remove the so-
called “standard survey exception” and provide customary endorsements); and
(vi)A flood determination on a form promulgated by the Federal Emergency
Management Agency and if such Additional Mortgaged Property is a Flood Hazard
Property, a flood determination counter-signed by the applicable Borrower and if the community in which any such Flood Hazard Property is located is participating in the
National Flood Insurance Program, evidence of flood insurance that is in compliance in all respects with the Flood Insurance Laws and as otherwise reasonably required by the
Collateral Agent or any Revolving Lender and each of the foregoing shall be in form and substance reasonably satisfactory to the Collateral Agent and the Revolving Lenders.
Section 5.11Further Assurances.
(a)Subject to Section 5.10 and Section 5.11(b), (c), (d) and (e), and the terms, conditions and provisions of the Security Documents applicable to such Loan Party, the
Borrower shall, and shall cause the other Loan Parties to, promptly upon reasonable request by the Administrative Agent or the Collateral Agent, (i) correct any jointly identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any
Security Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative
Agent or the Collateral Agent may reasonably request from time to time, and in order to carry out more effectively the purposes thereof, in each case, to the extent required by this Agreement and the Security Documents.

(b)Notwithstanding anything in this Agreement or any Security Document to the contrary: (i) neither the Administrative Agent nor the Collateral Agent shall take, and the
Loan Parties shall not be required to grant, a security interest in any Excluded Property; (ii) any security interest required to be granted or any action required to be taken, including to perfect such security interest, shall be subject to the same exceptions and limitations as those set forth in the Security Documents; (iii) no such Loan Party shall be required, nor shall the Administrative
Agent or Collateral Agent be authorized, except with respect to the pledge of 65% of the voting capital stock and 100% of the non-voting capital stock of a CFC or CFC Holding Company, in each case, as set forth in Section 5.10(a), to perfect any pledges, charges, assignments, security interests and mortgages in any Collateral by any means other than (A) filings pursuant to the
UCC in the office of the secretary of state of the relevant State(s), (B) filings of intellectual property security agreements in the United States Patent and Trademark Office and United States
Copyright Office and payment of associated fees, as applicable, with respect to issued, registered and applied-for United States Intellectual Property, as expressly required by the Loan
Documents, (C) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of intercompany notes in an amount in excess of $23,000,000, in the aggregate, stock certificates of the Borrower and the Restricted Subsidiaries and other Instruments issued to any
Loan Party in an amount in excess of $23,000,000, in the aggregate, (D) mortgages in respect of
Material Real Property and (E) necessary perfection steps with respect to Commercial Tort
Claims (as defined in the UCC) over $23,000,000 individually and Letter of Credit Rights (as defined in the UCC) over $23,000,000 individually; (iv) no such Loan Party shall have any obligation under any Loan Document to enter into any landlord, bailee or warehousemen waiver, estoppel or consent or any other document of similar effect; (v) in no event shall any such Loan
Party be required to take any action to perfect the security interest granted under the Security
Documents in Collateral consisting of (A) cash or Cash Equivalents, (B) entering into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account (including securities entitlements and related assets credited thereto) or (C) other assets requiring perfection through the implementation of control agreements or perfection by “control” (other than with respect to uncertificated securities and with respect to possession by the Collateral Agent, in each case, to the extent expressly required under the Security Documents) in each case under this clause (v), except, in each case, to the extent such perfection may be achieved by the filing of a UCC financing statement, as applicable; and (vi) no Loan Party shall be required to enter into any source code escrow arrangement or be obligated to register Intellectual Property.
(c)Notwithstanding anything in this Agreement or any Security Document to the contrary, no Loan Party or any Restricted Subsidiary shall be required to take any action outside the United States, any state, province, territory or jurisdiction thereof to perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States or any state, province, territory or jurisdiction thereof).
(d)Notwithstanding anything in this Agreement or any Security Document to the contrary, neither the Administrative Agent nor the Collateral Agent shall obtain or perfect a security interest in any assets of any Loan Party as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining or perfecting such security interest is excessive in relation to the benefit to the Lenders of the security afforded thereby or would otherwise violate applicable law.
(e)Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under Section 5.10 and Section 5.11 in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of the Borrower and the Restricted
Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document.
Section 5.12Designation of Subsidiaries.
(a)The Borrower may designate (or re-designate) any Restricted Subsidiary
(other than a Holding Company or the Borrower) as an Unrestricted Subsidiary or any
Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation, no Event of Default shall have occurred and be continuing.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Sixth Amendment Effective Date in accordance with this Section 5.12(a) shall constitute an Investment by the relevant Borrower or the relevant Restricted Subsidiary, as applicable, therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the Borrower) of the Investments held by the applicable Borrower and/or the applicable Restricted Subsidiaries in such
Unrestricted Subsidiary immediately prior to such designation.  Upon any such designation (but without duplication of any amount reducing such Investment in such Unrestricted Subsidiary pursuant to the definition of “Investment”), the applicable Borrower and/or the applicable
Restricted Subsidiaries shall receive a credit against the applicable clause in Section 6.04 that was utilized for the Investment in such Unrestricted Subsidiary for all Returns in respect of such
Investment.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary in
accordance with this Section 5.12 shall constitute the incurrence by such Restricted Subsidiary at the time of designation of any Indebtedness or Liens of such Restricted Subsidiary outstanding at such time (to the extent assumed).  No Restricted Subsidiary may be designated as an
Unrestricted Subsidiary and no Unrestricted Subsidiary may be designated as a Restricted
Subsidiary unless such Subsidiary is also a Restricted Subsidiary or Unrestricted Subsidiary, as the case may be, under the Second Lien Loan Documents.
(b)The Borrower may designate (or re-designate) any Restricted Subsidiary that is an Excluded Subsidiary, as an Electing Guarantor.  The Borrower may designate (or re-
designate) any Electing Guarantor as an Excluded Subsidiary; provided that (i) after giving effect to such designation (or re-designation), such Restricted Subsidiary shall not be a guarantor of
Second Lien Loans or any other Second Lien Obligations, any Credit Agreement Refinancing
Indebtedness, any Term Loan Exchange Notes, any Second Lien Additional Debt or any
Additional Debt, (ii) such designation (or re-designation) shall constitute an Investment by the relevant Borrower or the relevant Restricted Subsidiary, as applicable, therein at the date of designation (or re-designation) in an amount equal to the fair market value (as determined in good faith by the Borrower) of the Investments held by the Borrower and/or the Restricted
Subsidiaries in such Electing Guarantor immediately prior to such designation (or re-designation)
and such Investments shall otherwise be permitted hereunder and (iii) any Indebtedness or Liens of such Restricted Subsidiary (after giving effect to such designation (or re-designation)) shall be deemed to be incurred at the time of such designation (or re-designation) by such Electing
Guarantor and such incurrence shall otherwise be permitted hereunder.
Section 5.13Lender Calls.  The Borrower will engage in an annual telephonic meeting with the Administrative Agent and the Lenders to review the consolidated financial results of operations and the financial condition of the Borrower and its Restricted Subsidiaries to the extent reasonably requested by the Administrative Agent on behalf of the Lenders.
Section 5.14[Reserved].
Section 5.15Sanctions; Anti-Corruption Laws and Anti-Money Laundering
Laws.
(a)The Borrower will not, directly or, knowingly, indirectly, use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the target of any Sanctions, in violation of Sanctions or (ii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-corruption law.
(b)The Borrower and the other Loan Parties will comply in all material respects with the Patriot Act (to the extent applicable), applicable anti money-laundering laws, and all applicable anti-corruption laws and Sanctions.
ARTICLE VI
Negative Covenants
From and after the Sixth Amendment Effective Date and until the Termination
Date, each of the Borrower and Holdings, as applicable, covenants and agrees with the Lenders that:
Section 6.01Indebtedness; Certain Equity Securities.
The Borrower will not, nor will the Borrower permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)Indebtedness created under the Loan Documents;

(b)Indebtedness of any Restricted Subsidiary to Holdings, the Borrower or
any other Restricted Subsidiary; provided that (1) Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Loan Party shall, in each case, be otherwise permitted by
Section 6.04(d)(iii) and (2) Indebtedness of any Loan Party owing to a Subsidiary that is not a
Loan Party shall be subordinated to the Obligations on terms which prohibit the repayment thereof after the occurrence of an Event of Default pursuant to Section 7.01(h) or (i) or the acceleration of the Obligations pursuant to Section 7.01 after the occurrence of any other Event of Default;
(c)Guarantees by any Restricted Subsidiary of Indebtedness of any Holding
Company, the Borrower or any other Restricted Subsidiary, provided that (1) the Indebtedness so
Guaranteed is otherwise permitted by this Section, (2) Guarantees by any Loan Party of
Indebtedness of any Restricted Subsidiary that is not a Loan Party shall, in each case, be permitted by Section 6.04 (other than due to Section 6.04(aa)), (3) if Indebtedness being guaranteed is subordinated in right of payment to the Obligations under the Loan Documents, such Guarantees permitted under this clause (c) shall be subordinated to the applicable Loan
Party’s Obligations to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations and (4) none of the Second Lien Loans or other Second Lien
Obligations shall be Guaranteed by any Restricted Subsidiary unless such Restricted Subsidiary is, prior to, or substantially concurrent with, issuing such Guarantee becomes a Loan Party;
(d)(1) Indebtedness incurred to finance the acquisition, development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of any fixed or capital assets, including Capital Lease Obligations, Synthetic Lease Obligations and any
Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement and (2)
extensions, renewals and replacements of any such Indebtedness (including any Permitted
Refinancing) so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced Indebtedness) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith), provided that the aggregate original principal amount of Indebtedness permitted by this clause
(d) at any time outstanding shall not exceed the greater of (x) $68,700,000 and (y) 30.0% of
LTM EBITDA calculated on a Pro Forma Basis as of the Applicable Date of Determination;
(e)(1) Indebtedness of (A) any Person incurred, acquired or assumed in connection with a Permitted Acquisition or permitted Investment or assumed in connection with the acquisition of any assets and (B) any Unrestricted Subsidiary that is redesignated as a
Restricted Subsidiary (it being acknowledged that, subject to the proviso to this clause (e), (x) a
Person that becomes a direct or indirect Restricted Subsidiary as a result of a Permitted
Acquisition or a permitted Investment may remain liable with respect to Indebtedness existing on the date of such acquisition and (y) an Unrestricted Subsidiary that is redesignated as a Restricted

Subsidiary may remain liable with respect to Indebtedness existing on the date of such redesignation); provided that (i) if acquired or assumed, such Indebtedness is not created in anticipation of such acquisition or redesignation, (ii) in the case of such Indebtedness acquired or assumed in connection with a Permitted Acquisition or permitted Investment or redesignation, (I)
such Indebtedness is not secured by any property or asset other than the property or assets acquired, (II) such Indebtedness is not guaranteed by any Loan Party (other than a Person acquired in the Permitted Acquisition or permitted Investment or any other Person who merges with or acquires the assets of such Person in connection with such Permitted Acquisition or permitted Investment) and (III) either (X) immediately after giving effect to such Permitted
Acquisition, permitted Investment or redesignation, as the case may be, the Borrower shall be in compliance on a Pro Forma Basis as of the Applicable Date of Determination with the First Lien
Net Leverage Ratio, the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio that in each case would be applicable to such type of Indebtedness pursuant to clause (iv)(I)(x)
below, clause (iv)(II)(x)(A) below or clause (iv)(III)(x)(A) below, as the case may be, or (Y) the aggregate amount of assumed Indebtedness at any time outstanding pursuant to this clause
(ii)(III)(Y) shall not exceed the greater of (x) $115,000,000 and (y) 50% of LTM EBITDA calculated on a Pro Forma Basis as of the Applicable Date of Determination, (iii) subject to
Section 1.12, no Event of Default has occurred and is continuing or would result therefrom, (iv)
in the case of such Indebtedness that is incurred, immediately after giving effect to such
Permitted Acquisition, permitted Investment or redesignation, as the case may be, and the incurrence of such Indebtedness, (I) if such Indebtedness is secured on a pari passu basis with the
Obligations, the First Lien Net Leverage Ratio, calculated on a Pro Forma Basis as of the
Applicable Date of Determination, either (x) is no greater than 5.20 to 1.00 or (y) is no greater than the First Lien Net Leverage Ratio in effect immediately prior to the applicable Permitted
Acquisition, other permitted Investment or redesignation, (II) if such Indebtedness is secured on a junior lien basis to the Obligations, the Senior Secured Net Leverage Ratio, calculated on a Pro
Forma Basis as of the Applicable Date of Determination, either (x) is no greater than 7.00 to 1.00 or (y) is no greater than the Senior Secured Net Leverage Ratio in effect on such Applicable Date of Determination immediately prior to such Permitted Acquisition, other permitted Investment or redesignation; provided that, to the extent any such Indebtedness is secured by Liens on the
Collateral (1) on a junior lien basis, the secured parties thereunder, or a trustee or collateral agent or other Senior Representative on their behalf, shall have become a party to a Second Lien
Intercreditor Agreement or (2) on a pari passu lien basis, the secured parties thereunder, or a trustee or collateral agent or other Senior Representative on their behalf, shall have become a party to the Pari Passu Intercreditor Agreement or other intercreditor arrangements reasonably acceptable to the Borrower and the Administrative Agent, and (III) if such Indebtedness is unsecured or is secured by assets other than the Collateral, either (x) the Total Net Leverage
Ratio, calculated on a Pro Forma Basis as of the Applicable Date of Determination, either (A) is no greater than 7.00 to 1.00 or (B) is no greater than the Total Net Leverage Ratio in effect on such Applicable Date of Determination immediately prior to such Permitted Acquisition, other permitted Investment or redesignation or (y) the Interest Coverage Ratio, calculated on a Pro
Forma Basis as of the Applicable Date of Determination, either (A) is no less than 2.00 to 1.00 or
(B) is no less than the Interest Coverage Ratio in effect on such Applicable Date of
Determination immediately prior to such Permitted Acquisition, other permitted Investment or redesignation; provided, that, in each case, such leverage ratios shall be calculated without giving effect to any amount incurred simultaneously under the Revolving Credit Facility, (v) such
Indebtedness shall comply with the requirements set forth in clauses (i) through (vi) of the definition of “Additional Debt” to the same extent as if such Indebtedness were Additional Debt and (vi) in the case of such Indebtedness that is incurred, such Indebtedness shall comply with the requirements set forth in clauses (vii) and (ix) of the definition of “Additional Debt” to the same extent as if such Indebtedness were Additional Debt and (2) any Permitted Refinancings thereof;
(f)other Indebtedness in an aggregate original principal amount outstanding at any time not exceeding the greater of (x) $103,000,000 and (y) 45.0% of LTM EBITDA calculated on a Pro Forma Basis as of the Applicable Date of Determination;
(g)Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability insurance, self-insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business or consistent with past practice;
(h)Indebtedness in respect of or guarantee of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, workers’ compensation claims, letters of credit, bank guarantees and banker’s acceptances, warehouse receipts or similar instruments and similar obligations (other than in respect of other Indebtedness for borrowed money) including those incurred to secure health, safety and environmental obligations, in each case provided in the ordinary course of business or consistent with past practice;
(i)Indebtedness in respect of Swap Agreements not entered into for speculative purposes;
(j)Indebtedness of any Restricted Subsidiary that is not a Loan Party;
provided that the aggregate principal amount of Indebtedness permitted under this clause (j) shall not exceed the greater of (x) $103,000,000 and (y) 45.0% of LTM EBITDA calculated on a Pro
Forma Basis as of the Applicable Date of Determination; provided that (1) if secured, such
Indebtedness is secured solely by Liens on the current assets of Restricted Subsidiaries that are not Loan Parties (and not on the Collateral) and (2) Loan Parties shall not Guarantee such
Indebtedness unless such Guarantee would otherwise be permitted under Section 6.02;
(k)Indebtedness with respect to financial accommodations of the nature described in the definition of “Cash Management Obligations,” and other Indebtedness in respect of treasury, depositary, cash management and netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements or otherwise in connection with securities accounts and deposit accounts, in each case, in the ordinary course of business or consistent with past practice;

(l)Indebtedness consisting of (1) the financing of insurance premiums or
(2) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice;
(m)Indebtedness arising from agreements providing for indemnification, adjustment of purchase price adjustments (including earn-outs) or similar obligations, in each case incurred or assumed in connection with the acquisition or disposition of any business or assets permitted under this Agreement;
(n)(1) Credit Agreement Refinancing Indebtedness issued, incurred or otherwise obtained in exchange for or to refinance Term Loans and/or Revolving Loans and
Commitments so long as the requirements of Section 2.11(e) are complied with and (2) any
Permitted Refinancing thereof;
(o)(1) Indebtedness outstanding as of the Sixth Amendment Effective Date;
provided that any such Indebtedness (other than intercompany Indebtedness among Holdings, the
Borrower or any other Restricted Subsidiary and any Indebtedness of the nature described in
Section 6.01(d)) in a principal amount in excess of $10,000,000 is set forth on Schedule 6.01 annexed hereto and (2) any Permitted Refinancing of any of the foregoing;
(p)endorsement of instruments or other payment items for deposit in the ordinary course of business and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;
(q)(1) Indebtedness incurred in connection with the repurchase of Equity
Interests pursuant to Section 6.06(a)(v) and (2) Permitted Refinancings thereof; provided that the original principal amount of any such Indebtedness incurred pursuant this clause (q) shall not exceed the amount of such Equity Interests so repurchased with such Indebtedness (or with the proceeds thereof);
(r)Indebtedness under the Second Lien Facility (1) in an original principal amount not to exceed $200,000,000 and (2) any Permitted Refinancing thereof;
(s)to the extent constituting Indebtedness, Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries;
(t)Indebtedness (other than Indebtedness for borrowed money) supported by any Letter of Credit, in each case, in an amount not to exceed the face amount of such Letter of
Credit;
(u)obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of the Borrower or any Subsidiary of the
Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;

(v)Indebtedness incurred in connection with (1) Permitted Sale Leaseback transactions and (2) any Permitted Refinancing of any of the foregoing;
(w)Indebtedness of (1) any Securitization Subsidiary arising under any
Securitization Facility or (2) any Restricted Subsidiary arising under any Receivables Facility;
(x)(1) Refinancing Notes and Term Loan Exchange Notes and (2) Permitted
Refinancings of any of the foregoing;
(y)obligations in respect of Disqualified Equity Interests in an amount not to exceed the greater of (x) $11,500,000 and (y) 5.0% of LTM EBITDA calculated on a Pro Forma
Basis as of the Applicable Date of Determination outstanding at any time;
(z)(1) Additional Debt (including any Incremental Second Lien Facility) and
(2) Permitted Refinancings thereof;
(aa)(1) Indebtedness maturing no earlier than the Latest Maturity Date in an amount equal to 200% of the aggregate Net Proceeds received by Holdings after the Sixth
Amendment Effective Date from (A) any capital contributions made in cash by any Person other than a Restricted Subsidiary to Holdings (other than any Cure Amount) to the extent Not
Otherwise Applied; and (B) any Net Proceeds of any issuance of Qualified Equity Interests of
Holdings (other than any Cure Amount) to any Person other than a Restricted Subsidiary to the extent Not Otherwise Applied, and to the extent, in each case, such Net Proceeds have been contributed to the Qualified Equity Interests of the Borrower or any other Loan Party (other than
Holdings); and (2) any Permitted Refinancings thereof;
(bb)unsecured Subordinated Indebtedness in an aggregate principal amount at any time outstanding not to exceed $114,500,000, that is subject to subordination terms that are
(i) in the case of any such Indebtedness issued pursuant to a Rule 144A transaction or other private placement, customary for senior subordinated notes issued in a Rule 144A debt offering and (ii) otherwise reasonably satisfactory to the Administrative Agent and the Required Lenders;
provided that such Indebtedness has a final maturity equal to or later than the date that is ninety-
one (91) days after the Latest Maturity Date applicable to the Term Loans and no scheduled amortization prior to such date; and
(cc)Indebtedness in an aggregate principal amount at any time outstanding up to the unused amounts pursuant to Sections 6.06(a)(v), 6.06(a)(xiv)(A) and 6.06(a)(xix).
The accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests and accretion or amortization of original issue discount or liquidation preference will not be deemed to be an incurrence of
Indebtedness for purposes of this Section 6.01.  For the avoidance of doubt, if any indebtedness is incurred under a basket set forth above that is subject to a cap based on a dollar amount and/or a percentage of Consolidated EBITDA and is subsequently subject to a Permitted Refinancing, then such Indebtedness shall continue to be deemed to utilize such basket in an amount equal to the outstanding principal amount of such Indebtedness immediately prior to such Permitted
Refinancing.
Section 6.02Liens.  The Borrower will not, nor will the Borrower permit any
Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a)Liens pursuant to any Loan Document;
(b)Permitted Encumbrances;
(c)any Lien on any property or asset of the Borrower or any Restricted
Subsidiary existing on the Sixth Amendment Effective Date and with respect to any such Lien securing any Indebtedness in excess of $10,000,000, as  listed in Schedule 6.02; provided that (i)
such Lien shall not apply to any other property or asset of the Borrower or any Restricted
Subsidiary (other than any replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition, or asset of the Borrower or any
Restricted Subsidiary and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (ii) such Lien shall secure only those obligations and unused commitment that it secures on the Sixth Amendment Effective Date and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced
Indebtedness) and premium payable by the terms of such obligations thereon and reasonable fees and expenses associated therewith);
(d)any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that became or becomes a Restricted Subsidiary (including as a result of any Unrestricted
Subsidiary being redesignated as a Restricted Subsidiary) after the Closing Date prior to the time such Person became or becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary (other than any replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (iii) such Lien shall secure only those obligations and unused commitments (and to the extent such obligations and commitments constitute
Indebtedness, such Indebtedness is permitted hereunder) that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced Indebtedness) and premium payable by the terms of such obligations thereon and fees and expenses associated therewith);
(e)Liens on fixed or capital assets acquired, developed, constructed, restored, replaced, rebuilt, maintained, upgraded or improved (including any such assets made the subject of a Capital Lease Obligation or Synthetic Lease Obligation incurred) by the Borrower or any
Restricted Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance such acquisition, development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement and that is permitted by Section 6.01(d), or to extend, renew or replace such Indebtedness and that is permitted by Section 6.01(e), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement (provided that this clause (ii) shall not apply to any Indebtedness permitted by
Section 6.01(e) or any Lien securing such Indebtedness) and (iii) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than any replacements of such property or assets and additions and accessions thereto and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender);
(f)Liens (i) of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(g)Liens representing (i) any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement, (ii) any Lien or restriction that the interest or title of such lessor, licensor, sublessor or sublicensor may be subject to, or (iii) the interest of a licensee, lessee, sublicensee or sublessee arising by virtue of being granted a license or lease permitted by this Agreement;
(h)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods;

(i)the filing of UCC (or equivalent) financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;
(j)Liens not otherwise permitted by this Section to the extent that the aggregate outstanding amount (or in the case of Indebtedness, the original principal amount) of the obligations secured thereby at any time (considered together with any Liens under clause (bb)
below in respect of Liens initially incurred under this clause (j)) does not exceed the greater of (i)
$103,000,000 and (ii) 45.0% of LTM EBITDA calculated on a Pro Forma Basis as of the
Applicable Date of Determination;
(k)Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party in respect of Indebtedness or other obligations owed by such Restricted
Subsidiary to such Loan Party;
(l)Liens (i) attaching solely to cash advances and cash earnest money deposits in connection with Investments permitted under Section 6.04 or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted hereunder;
(m)Liens consisting of customary rights of set-off or banker’s liens on amounts on deposit, to the extent arising by operation of law and incurred in the ordinary course of business;
(n)Liens securing reimbursement obligations permitted by Section 6.01 in respect of documentary letters of credit or bankers’ acceptances; provided that such Liens attach only to the documents, goods covered thereby and proceeds thereto;
(o)Liens on insurance policies and the proceeds thereof granted to secure the financing of insurance premiums with respect thereto;
(p)Liens encumbering deposits made to secure obligations arising from contractual or warranty requirements;
(q)Liens on Collateral securing obligations of any of the Loan Parties in respect of Indebtedness and related obligations permitted by Section 6.01(x);
(r)Liens securing obligations referred to in Section 6.01(k) or on assets subject of any Permitted Sale Leaseback under Section 6.01(v);
(s)Liens on (i) the Securitization Assets arising in connection with a
Qualified Securitization Financing or (ii) the Receivables Assets arising in connection with a
Receivables Facility;
(t)licenses and sublicenses (with respect to Intellectual Property and other property), and leases and subleases granted to third parties in the ordinary course of business, to the extent they do not materially interfere with the business of the Borrower and the Restricted
Subsidiaries taken as a whole;

(u)Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;
(v)Liens of bailees in the ordinary course of business;
(w)Liens securing obligations (other than obligations representing
Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries;
(x)utility and similar deposits in the ordinary course of business;
(y)purchase options, call and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Borrower or any Restricted
Subsidiary in Joint Ventures;
(z)Liens disclosed as exceptions to coverage in the final title policies and endorsements issued to the Collateral Agent with respect to any Mortgaged Properties;
(aa)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness for borrowed money, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or the Restricted
Subsidiaries or (iii) relating to purchase orders and other agreements entered into by the
Borrower or any Restricted Subsidiary in the ordinary course of business;
(bb)the modification, replacement, renewal or extension of any Lien permitted by Section 6.02(c), (d) and (e); provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01, and (B)
proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is not prohibited by Section 6.01;
(cc)Liens arising in connection with Intercompany License Agreements;
(dd)Liens securing any Swap Agreement so long as the fair market value of the Collateral securing such Swap Agreement does not exceed the greater of (x) $17,200,000 and
(y) 7.5% of LTM EBITDA calculated on a Pro Forma Basis as of the Applicable Date of
Determination outstanding at any time;
(ee)Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;
(ff)Liens arising in connection with rights of dissenting stockholders pursuant to applicable law in respect of any Permitted Acquisition or other permitted Investment;

(gg)Liens on assets of any Restricted Subsidiary that is not a Loan Party to the extent such Liens secure Indebtedness of such Restricted Subsidiary permitted by Section 6.01;
(hh)Liens on the Collateral that are pari passu with, or junior to, the Liens securing the Obligations hereunder securing (x) Additional Debt, (y) Indebtedness referred to in
Section 6.01(e) or (z) any Permitted Refinancing thereof, in each case, to the extent permitted to be secured pursuant to the terms thereof;
(ii)Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;
(jj)Liens on the assets of Restricted Subsidiaries that are not Loan Parties, other than to secure Indebtedness for borrowed money;
(kk)Liens securing the Second Lien Obligations and any Permitted
Refinancing thereof incurred in accordance with Section 6.01(r) to the extent such Liens are subordinated to the Liens securing the Obligations in accordance with, and are subject to, the terms of the Second Lien Intercreditor Agreement;
(ll) Liens on the Equity Interests of Unrestricted Subsidiaries; and
(mm)Liens securing obligations referred to in Section 6.01(n).
The expansions of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness and amortization of original issue discount will not be deemed to be an incurrence of Liens for purposes of this Section 6.02.
Section 6.03Fundamental Changes.
(a)The Borrower will not, nor will the Borrower permit any Restricted
Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, except that:
(i)so long as such transactions would not materially affect the ability of a
Loan Party to repatriate cash to the Borrower in the ordinary course of its business, any
Holding Company (other than Holdings) and any Subsidiary may merge into or consolidate or amalgamate with the Borrower as long as the Borrower is the surviving entity or such surviving Person shall assume the obligations of the Borrower hereunder
(and if such Subsidiary is an Unrestricted Subsidiary, any Indebtedness of or Lien granted on the assets of such Subsidiary is permitted by Section 6.01 or Section 6.02, as applicable),

(ii)so long as such transactions would not materially affect the ability of a
Loan Party to repatriate cash to the Borrower in the ordinary course of its business, any
Subsidiary may merge into or consolidate or amalgamate with any Loan Party (as long as
(A) such Loan Party is the surviving entity, (B) such surviving entity becomes a Loan
Party substantially concurrently with the consummation of such transaction and complies with Section 5.10 and Section 5.11, (C) the disposition of such Loan Party would otherwise be permitted under Section 6.05 (other than Section 6.05(k)) or (D) such Loan
Party would otherwise be permitted to be redesignated as an Excluded Subsidiary immediately prior to such transaction (and shall be deemed to be so disposed or redesignated)),
(iii)any Restricted Subsidiary that is not a Loan Party may merge into or consolidate or amalgamate with (A) any other Restricted Subsidiary that is not a Loan
Party or (B) any Loan Party as long as such Loan Party is the surviving entity or such surviving Person shall assume the obligations of the applicable Loan Party hereunder,
(iv)the Borrower or any Restricted Subsidiary may consummate any
Investment permitted by Section 6.04 (other than Section 6.04(aa)) (whether through a merger, consolidation, amalgamation or otherwise): provided that (A) the surviving entity shall be subject to the requirements of Section 5.10 and Section 5.11 (to the extent applicable) and (B) if the Borrower is a party to such transaction, the Borrower shall be the surviving entity or such surviving Person shall assume the obligations of the
Borrower hereunder,
(v)any Holding Company or Restricted Subsidiary of a Holding Company
(including the Borrower) may consummate any sale, transfer or other disposition permitted pursuant to Section 6.05 (other than Section 6.05(k)) (whether through a merger, consolidation, amalgamation or otherwise),
(vi)[reserved], and
(vii)In each of the preceding clauses (i), (ii), (iii), (iv)(B), or (v) of this Section
6.03(a), in the case of any merger, consolidation or amalgamation involving the
Borrower, if the Person surviving such merger, consolidation or amalgamation is not the
Borrower (any such Person, the “Successor Company”), the Successor Company shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia or such other jurisdiction as may be reasonably acceptable to the
Collateral Agent; provided, that (A) at all times at least one Borrower shall be a corporation or limited liability company organized under the laws of the United States, a
State thereof or the District of Columbia, (B) the Successor Company shall expressly assume all of the obligations of the Borrower under this Agreement and the other Loan
Documents to which the Borrower is a party, (C) each Loan Party, unless it is the other party to such merger, consolidation or amalgamation, shall have confirmed that its
Guarantee shall apply to the Successor Company’s obligations under the Loan
Documents, (D) each Loan Party, unless it is the other party to such merger,

consolidation or amalgamation, shall have by a supplement to applicable Security
Documents confirmed that its obligations thereunder shall apply to the Successor
Company’s obligations under the Loan Documents, (E) each mortgagor of a Mortgaged
Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (C) and (F) the Successor Company shall have delivered to the Administrative Agent an officer’s certificate stating that such merger or consolidation and such supplements preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents; provided, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement.
(b)The Borrower will not, nor will the Borrower permit any Restricted
Subsidiary to, liquidate or dissolve, except that:
(i)any Subsidiary (other than the Borrower) may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to the
Borrower or any Loan Party;
(ii)any Restricted Subsidiary that is not a Loan Party may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction)
to the Borrower or any other Restricted Subsidiary;
(iii)any Loan Party (other than the Borrower) may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to the
Borrower or any other Loan Party;
(iv) (A) the Borrower or (B) any Restricted Subsidiary may change its legal form; provided that at all times at least one Borrower shall be a corporation or limited liability company organized under the laws of the United States or a state or territory thereof or the District of Columbia; provided, further that in the case of clauses (A) and
(B), such changes shall not adversely impact the scope of the Collateral or the Guarantees provided in the Guaranty;
(v)[reserved];
(vi)[reserved];
(vii)[reserved]; and
(viii)any Restricted Subsidiary (other than the Borrower) may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to any Person in order to effect an Investment permitted pursuant to Section
6.04 (other than Section 6.04(aa)) and any Holding Company or any of its Restricted
Subsidiaries may transfer all or any portion of its assets (upon liquidation, dissolution,

winding-up or any similar transaction) upon a sale, transfer or other disposition permitted pursuant to Section 6.05 (other than Section 6.05(k)).
(c)The Borrower will not consummate any Division.
Notwithstanding the foregoing, (i) any Person that becomes a Loan Party as a result of the changes set forth in each sub-clause of clauses (a) and (b) above shall have satisfied the reasonable requirements under “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to which the Administrative Agent, and each Lender and each of the Issuing Banks are subject, (ii) the changes set forth in each sub-clause (a) and (b)
above shall not materially impair the security interests of the Lenders or materially reduce (on a pro forma basis for the most recent period of four fiscal quarters of the Borrower) the consolidated revenues of the Borrower and the other Loan Parties, and (iii ) after giving effect to any changes set forth in each sub-clause of clauses (a) and (b) above, the Borrower and Holdings shall comply with Section 5.11.
Section 6.04Investments.
The Borrower will not, nor will the Borrower permit any Restricted Subsidiary to, make any Investments, except:
(a)Investments in cash and Cash Equivalents and assets that were Cash
Equivalents when such Investment was made;
(b)(i) the Transactions or Investments otherwise made in accordance with and as contemplated by the Recapitalization Agreement, (ii) Permitted Acquisitions and (iii)
Investments by any Loan Party in any Restricted Subsidiary the net cash proceeds of which are used to consummate a Permitted Acquisition;
(c)(i) Investments existing on the Sixth Amendment Effective Date and, other than intercompany Investments among Holdings, the Borrower and  the other Restricted
Subsidiaries and any Investment in an amount less than $10,000,000, listed on Schedule 6.04 hereto and (ii) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any such Investment; provided that the amount of any Investment permitted pursuant to this Section 6.04(c) is not increased from the original amount of such Investment on the Sixth Amendment Effective Date (determined without reducing such amount to reflect to any
Return received on such Investment from and after the Sixth Amendment Effective Date) except pursuant to the terms of such Investment (including in respect of any unused commitment), plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such modified, extended, renewed or replaced Investment) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Sixth Amendment Effective Date or as otherwise permitted by this Section
6.04;
(d)Investments (i) between and among any of the Restricted Subsidiaries that are non-Loan Parties, (ii) between and among the Loan Parties (other than Investments in

Holdings (excluding any Investment made by a Loan Party in Holdings that could have been made as a Restricted Payment to Holdings pursuant to any clause or clauses of Section 6.06, and provided that any such Investment reduce the amounts available under the respective clause or clauses in Section 6.06 in reliance on which such Restricted Payments could have been made by an amount equal to the amount of any such Investment)), (iii) by any Loan Party in any
Restricted Subsidiary that is not a Loan Party; provided, that to the extent that any such
Investments under this clause (d)(iii) constitute loans or advances made to any Loan Party, such loans or advances shall be subordinated to the Obligations on terms which prohibit the repayment thereof after the occurrence of an Event of Default pursuant to Section 7.01(h) or (i)
or the acceleration of the Obligations pursuant to Section 7.01 after the occurrence of any other
Event of Default and (iv) by a non-Loan Party in a Loan Party;
(e)Investments made by any Restricted Subsidiary in any Joint Venture or any Unrestricted Subsidiary in an aggregate amount of such Investments made after the Sixth
Amendment Effective Date pursuant to this clause (e) by (x) Loan Parties and Restricted
Subsidiaries in Joint Ventures and (y) any Restricted Subsidiary in Unrestricted Subsidiaries
shall not collectively exceed the greater of (A) $103,000,000 and (B) 45.0% of LTM EBITDA calculated on a Pro Forma Basis as of the Applicable Date of Determination after giving effect computed on a Pro Forma Basis to each proposed Investment (it being understood that for purposes of calculating amounts outstanding pursuant to this clause (e), such amount shall be calculated on a net basis (without duplication of the reduction of the amount of any such
Investment in respect of Returns on such Investment pursuant to the definition of “Investment”)
giving effect to all Investments (I) in the Loan Parties by and Returns to the Loan Parties from
Restricted Subsidiaries that are not Loan Parties and (II) in the Loan Parties by Joint Ventures
and Unrestricted Subsidiaries);
(f)Investments made by any Restricted Subsidiary that is not a Loan Party in any Restricted Subsidiary; provided that to the extent that any such Investments constitute loans or advances made to any Loan Party, such loans or advances shall be subordinated to the
Obligations on terms which prohibit the repayment thereof after the occurrence of an Event of
Default pursuant to Section 7.01(h) or (i) or the acceleration of the Obligations pursuant to
Section 7.01 after the occurrence of any other Event of Default;
(g)(A) non-cash loans or advances to employees, partners, officers and directors of Holdings, the Borrower or any Subsidiary in connection with such Person’s purchase of Equity Interests of a Holding Company or any Parent Entity (or Public Company after the consummation of an IPO) and (B) promissory notes received from stockholders of any Holding
Company or any of its Subsidiaries in connection with the exercise of stock options in respect of the Equity Interests of a Holding Company or any Parent Entity;
(h)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(i)Investments in respect of Swap Agreements, Cash Management
Agreements and Cash Management Services not entered into for speculative purposes;
(j)Investments of any Person existing at the time such Person becomes a
Restricted Subsidiary or consolidates, amalgamates or merges with any Holding Company, the
Borrower or any Restricted Subsidiary (including in connection with an Acquisition or other
Investment permitted hereunder); provided that such Investment was not made in contemplation of such Person becoming a Restricted Subsidiary or such consolidation or merger;
(k)Investments resulting from pledges or deposits described in clause (c) or
(d) of the definition of the term “Permitted Encumbrance”;
(l)Investments received in connection with the disposition of any asset in accordance with and to the extent permitted by Section 6.05 (other than Section 6.05(d));
(m)receivables or other trade payables owing to any Holding Company (other than Holdings) or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as such Holding Company, the
Borrower or such Restricted Subsidiary deems reasonable under the circumstances;
(n)Investments resulting from Liens permitted under Section 6.02;
(o)Investments in deposit accounts and securities accounts opened in the ordinary course of business;
(p)Investments in connection with Intercompany License Agreements;
(q)other Investments (including those of the type otherwise described herein)
made after the Sixth Amendment Effective Date in an aggregate amount at any time outstanding not to exceed the sum of (A) the greater of (x) $103,000,000 and (y) 45.0% of LTM EBITDA calculated on a Pro Forma Basis as of the Applicable Date of Determination after giving effect thereto computed on a Pro Forma Basis to each such proposed Investment pursuant to this clause
(q) plus (B) unused amounts under Section 6.06(a)(xiv)(A) and Section 6.06(b)(vi)(A)
reallocated to this clause (q);
(r)Investments consisting of cash earnest money deposits in connection with a Permitted Acquisition or other Investment permitted hereunder;
(s)Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Section 6.04;
(t)the acquisition of additional Equity Interests of Restricted Subsidiaries from minority shareholders (it being understood that to the extent that any Restricted Subsidiary that is not a Loan Party is acquiring Equity Interests from minority shareholders then this clause

(t) shall not in and of itself create, or increase the capacity under, any basket for Investments by
Loan Parties in any Restricted Subsidiary that is not a Loan Party);
(u)Investments consisting of endorsements for collection or deposit in the ordinary course of business;
(v)(a) Investments in any Receivables Facility or any Securitization
Subsidiary in order to effectuate a Qualified Securitization Financing, including the ownership of
Equity Interests in such Securitization Subsidiary and (b) distributions or payments of
Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a
Securitization Repurchase Obligation in connection with a Qualified Securitization Financing or a Receivables Facility;
(w)Investments in Equity Interests in any Subsidiary resulting from any sale, transfer or other disposition by any Holding Company, the Borrower or any Subsidiary permitted by Section 6.05, including as a result of any contribution from any parent or distribution to any
Subsidiary of such Equity Interests; provided that any Investments by any Loan Party in a
Restricted Subsidiary that is not a Loan Party shall be made as otherwise permitted by this
Section 6.04;
(x)contributions to a “rabbi” trust for the benefit of employees or any other grantor trust subject to claims of creditors in the case of a bankruptcy of a Loan Party;
(y)loans or advances to officers, partners, directors, consultants and employees of any Holding Company, the Borrower or any Restricted Subsidiary for (A)
relocation, entertainment, travel expenses, drawing accounts and similar expenditures and (B) for other purposes in the aggregate amount not to exceed the greater of (x) $11,500,000 and (y) 5.0%
of LTM EBITDA calculated on a Pro Forma Basis as of the Applicable Date of Determination at
any time outstanding;
(z)other Investments (including those of the type otherwise referred to herein) in an aggregate amount not to exceed (i) the Available Amount so long as no Event of
Default pursuant to Section 7.01(a), (b), (h) or (i) has occurred and is continuing or would result from the making of such Investment and (ii) the Available Excluded Contribution Amount;
(aa)Investments consisting of or resulting from Indebtedness, Liens, fundamental changes, repayments, redemptions, repurchases, prepayments, retirements, cancellations and dispositions permitted under Section 6.01 (other than Section 6.01(b) and (c)),
Section 6.02, Section 6.03 (other than Section 6.03(a)(iv) and (b)(viii)), Section 6.05 (other than
Section 6.05(b)) and Section 6.06 (other than Section 6.06(a)(viii)), respectively;
(bb)Loans repurchased by a Holding Company, the Borrower or a Restricted
Subsidiary pursuant to and in accordance with Section 2.11(i) or Section 9.04, so long as such
Loans are immediately cancelled;

(cc)cash or property distributed from any Restricted Subsidiary that is not a
Loan Party (i) may be contributed to other Restricted Subsidiaries that are not Loan Parties, and
(ii) may pass through the Borrower, any Holding Company and/or any intermediate Restricted
Subsidiaries, so long as part of a series of related transactions and such transaction steps are not unreasonably delayed and are otherwise permitted hereunder;
(dd)Investments to the extent that payment for such Investments is made with
(A) any capital contributions made in cash by any Person other than a Restricted Subsidiary to
Holdings after the Sixth Amendment Effective Date (other than any Cure Amount) to the extent
Not Otherwise Applied; and (B) any Net Proceeds of any issuance of Qualified Equity Interests after the Sixth Amendment Effective Date of Holdings (other than any Cure Amount) to any
Person other than a Restricted Subsidiary to the extent such Net Proceeds are Not Otherwise
Applied, and to the extent, in each case, such contributions and Net Proceeds have been contributed to the Qualified Equity Interests of the Borrower or any other Loan Party (other than
Holdings);
(ee)Guarantee obligations of any Holding Company, the Borrower or any
Restricted Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Restricted Subsidiary to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;
(ff)(i) reorganizations and other activities related to tax planning and reorganization; provided that, in the good-faith judgment of the Borrowers and Administrative
Agent, after giving effect to any such reorganizations and activities, there is no material adverse impact on the value of the (A) Collateral granted to the Collateral Agent for the benefit of the
Secured Parties or (B) Guarantees of the Obligations pursuant to the Guaranty and
(ii) transactions undertaken in connection with, and reasonably related to, the consummation of an IPO;
(gg)asset purchases (including purchases of inventory, supplies and materials)
in the ordinary course of business;
(hh)performance Guarantees of any Holding Company, the Borrower or any
Restricted Subsidiary primarily guaranteeing performance of contractual obligations of the
Borrower or Restricted Subsidiaries to a third party and not primarily for the purposes of guaranteeing payment of Indebtedness;
(ii)so long as no Event of Default has occurred and is continuing or would result therefrom, Investments in an unlimited amount so long as the Senior Secured Net Leverage
Ratio calculated on a Pro Forma Basis as of the Applicable Date of Determination is less than or equal to 7.25 to 1.00;
(jj)loans and advances to any Holding Company or any Parent Entity (or
Public Company after the consummation of an IPO) in lieu of, and not in excess of the amount of
(after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made in accordance with Section 6.06
(other than Section 6.06(a)(viii)); provided, that the making of any such loan or advance shall reduce capacity for Restricted Payments under the applicable basket in Section 6.06 so utilized by a corresponding amount; and
(kk)Guarantees by any Holding Company, the Borrower or any Restricted
Subsidiary of leases (other than in relation to Capital Lease Obligations), contracts, or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business.
For the avoidance of doubt, if an Investment would be permitted under any provision of this Section 6.04 (other than Section 6.04(b)) and as a Permitted Acquisition, such
Investment need not satisfy the requirements otherwise applicable to Permitted Acquisitions unless such Investments are consummated in reliance on Section 6.04(b). In addition, to the extent an Investment is permitted to be made by a Restricted Subsidiary directly in any
Restricted Subsidiary or any other Person who is not a Loan Party (each such Person, a “Target
Person”) under any provision of this Section 6.04, such Investment may be made by advance, contribution or distribution directly or indirectly to a Holding Company and further advanced or contributed by a Holding Company to a Loan Party or other Restricted Subsidiary for purposes of ultimately making the relevant Investment in the Target Person without constituting an
Investment for purposes of Section 6.04 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds or baskets in, the applicable clause under Section 6.04 as if made by the applicable Restricted Subsidiary directly to the Target
Person).
Section 6.05Asset Sales.  The Borrower will not, nor will the Borrower permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any
Equity Interests owned by it nor will the Borrower permit any Restricted Subsidiary to issue any additional Equity Interests in such Restricted Subsidiary, except:
(a)sales, transfers, leases and other Dispositions of (i) inventory or services or immaterial assets in the ordinary course of business, (ii) obsolete, non-core, worn-out, uneconomic, damaged or surplus property or property that is no longer economically practical or commercially desirable to maintain or used or useful in its business, whether now or hereafter owned or leased or acquired in connection with an Acquisition or other permitted Investments, in the ordinary course of business, (iii) cash, Cash Equivalents and other investment securities in the ordinary course of business, and (iv) accounts in the ordinary course of business for purposes of collection;
(b)sales, transfers, leases and other Dispositions to any Loan Party (other than
Holdings) or any Restricted Subsidiary (including by contribution, Disposition, dividend or otherwise); provided that (i) if the transferor of such property is a Loan Party (other than
Holdings), then (x) the transferee thereof must be a Loan Party or (y) (1) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 (other than Section 6.04(f) and Section 6.04(aa)) or (2) to the extent constituting an Investment, such Investment must be a permitted Investment in a
Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 (other than
Section 6.04(f) and Section 6.04(aa)) and (ii) if the transferee is Holdings, then such Disposition must be a Restricted Payment made pursuant to Section 6.06;
(c)sales, transfers and other Dispositions of accounts receivable (including write-offs, discounts and compromises) in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice;
(d)sales, transfers, leases and other Dispositions of property to the extent that such property constitutes an Investment permitted by Section 6.04 (other than Section 6.04(l) and
(aa)) hereunder (in each case, other than Equity Interests in a Restricted Subsidiary, unless all
Equity Interests in such Restricted Subsidiary are sold);
(e)leases or licenses or subleases or sublicenses entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of
Holdings and the Restricted Subsidiaries taken as a whole;
(f)conveyances, sales, transfers, licenses or sublicenses or other Dispositions of Software or other Intellectual Property in the ordinary course of business (i) that is, in the reasonable good faith judgment of the Borrower, immaterial to the business of Holdings or any
Restricted Subsidiary, or no longer economically practicable or commercially desirable to maintain or used or useful in the business of Holdings or the Restricted Subsidiaries or (ii)
pursuant to a research or development agreement entered into in the ordinary course of business in which the counterparty to such agreement receives a license to Software or other Intellectual
Property that results from such agreement, in each case, to the extent that such conveyance, sale, transfer, license, sublicense or other Disposition does not materially interfere with the businesses of Holdings or any Restricted Subsidiary taken as a whole;
(g)Dispositions resulting from any casualty or insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings or any Restricted Subsidiary;
(h)the abandonment or lapse of Intellectual Property that is no longer material to the business of Holdings or any Restricted Subsidiary, or otherwise no longer of material value, (whether such Intellectual Property is now or hereafter owned or licensed or acquired in connection with an Acquisition or other permitted Investment), or the expiration of Intellectual
Property in accordance with its statutory term (provided that such term is not renewable);
(i)the Disposition of (x) any assets existing on the Sixth Amendment
Effective Date that are set forth on Schedule 6.05 or (y) non-core assets acquired in connection with any Permitted Acquisition or other permitted Investment;

(j)sales, transfers and other Dispositions by any Holding Company or any
Restricted Subsidiary of assets since the Sixth Amendment Effective Date so long as (A) such
Disposition is for fair market value (as determined in good faith by the Borrower or such
Restricted Subsidiary), (B) at the time of execution of a binding agreement in respect of such sale, transfer or other Disposition, no Event of Default has occurred and is continuing or would result therefrom, (C) if the assets sold, transferred or otherwise Disposed of have a fair market value in excess of the greater of (x) $23,000,000 and (y) 10.0% of LTM EBITDA calculated on a
Pro Forma Basis as of the Applicable Date of Determination, at least 75% of the consideration
(other than (1) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of any Holding Company or any of the Restricted Subsidiaries and the valid release of any Holding Company or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (2)
securities, notes or other obligations received by any Holding Company or any of the Restricted
Subsidiaries from the transferee that are converted by any Holding Company or any of the
Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted
Subsidiary as a result of such Disposition, to the extent that each Holding Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition, (4) consideration consisting of Indebtedness of a Holding
Company or Restricted Subsidiary (other than Subordinated Indebtedness) received after the
Sixth Amendment Effective Date from Persons who are not a Holding Company or any
Restricted Subsidiary and (5) in connection with an asset swap, all of which shall be deemed
“cash”) received is cash or Cash Equivalents or Designated Non-Cash Consideration to the
extent that all Designated Non-Cash Consideration at such time does not exceed the greater of
(x) $23,000,000 and (y) 10.0% of LTM EBITDA calculated on a Pro Forma Basis as of the
Applicable Date of Determination (with the fair market value of each item of Designated Non-
Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and all of the consideration received is at least equal to the fair market value of the assets sold, transferred or otherwise Disposed of, and (D) the Net Proceeds thereof shall be subject to Section 2.11(c);
(k)sales, transfers and other Dispositions permitted by Section 6.03 (other than Section 6.03(a)(v) or (b)(viii));
(l)the incurrence of Liens permitted by Section 6.02;
(m)sales, transfers and other Dispositions made in order to effect the
Transactions;
(n)sales or Dispositions of Equity Interests of any Subsidiary of Holdings
(other than the Borrower) in order to qualify members of the Governing Body of such Subsidiary if required by applicable law;
(o)samples, including time-limited evaluation software, provided to customers or prospective customers;

(p)de minimis amounts of equipment provided to employees;
(q)sales, transfers and other Dispositions of (i) any Equity Interests in
Unrestricted Subsidiaries or their assets or (ii) other Excluded Property or (with respect to any
Foreign Subsidiary) assets not constituting Collateral;
(r)Restricted Payments made pursuant to Section 6.06;
(s)Permitted Sale Leasebacks in an aggregate principal amount not to exceed the greater of (x) $43,000,000 and (y) 18.75% of LTM EBITDA calculated on a Pro Forma Basis as of the Applicable Date of Determination at any time;
(t)the unwinding of any Cash Management Agreement or Swap Agreement pursuant to its terms;
(u)sales, transfers or other Dispositions of Investments in Joint Ventures or any Subsidiary that is not a wholly owned Restricted Subsidiary to the extent required by, or made pursuant to, customary buy/sell arrangements between, the parties set forth in Joint
Venture arrangements and similar binding agreements;
(v)(i) terminating or otherwise collapsing cost sharing agreements with and settlements of any crossing payments in connection therewith, (ii) converting any intercompany
Indebtedness to Equity Interests, (iii) transferring any intercompany Indebtedness solely between
Loan Parties or solely between non-Loan Parties, (iv) settling, discounting, writing off, forgiving or canceling any intercompany Indebtedness or other obligation owing by any Loan Party, (v)
settling, discounting, writing off, forgiving or cancelling any Indebtedness owing by any present or former consultants, directors, officers or employees of any Holding Company the Borrower or any Subsidiary or any of their successors or assigns, or (vi) surrendering or waiving contractual rights and settling or waiving contractual or litigation claims;
(w)any Disposition of Securitization Assets or Receivables Assets, or
participations therein, in connection with any Qualified Securitization Financing or Receivables
Facility, or the Disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice;
(x)conveyances, sales, transfers, leases, licenses, sublicenses or other
Dispositions pursuant to Intercompany License Agreements;
(y)other Dispositions (including those of the type otherwise described herein)
made after the Sixth Amendment Effective Date with an aggregate fair market value (as determined in good faith by the Borrower or such Restricted Subsidiary) not to exceed, per
Disposition or series of related Dispositions, the greater of (x) $57,300,000 and (y) 25.0% of
LTM EBITDA calculated on a Pro Forma Basis as of the Applicable Date of Determination;
(z)any swap of assets in exchange for (or sale of assets, the purpose of which is to acquire (and which results within 365 days of such sale in the acquisition of)) services or other assets in the ordinary course of business of comparable or greater fair market value or usefulness to the business of the Borrower and the Restricted Subsidiaries as a whole, as determined in good faith by the Borrower;
(aa)Dispositions required to be made to comply with the order of any
Governmental Authority or applicable laws;
(bb)issuances of directors’ qualifying shares or other similar Equity Interests, issuances of any Equity Interests to any Holding Company or any other Restricted Subsidiaries and issuances ratably to existing holders’ Equity Interests, in each case, to the extent required by applicable law; and
(cc)Dispositions constituting any part of any transaction referred to in
Section 6.04(ff).
Section 6.06Restricted Payments; Certain Payments of Indebtedness.
(a)The Borrower will not, nor will the Borrower permit any Restricted
Subsidiary to, declare or make any Restricted Payment, except:
(i)(A) any Restricted Subsidiary may make a Restricted Payment to the
Borrower or any other Restricted Subsidiary of the Borrower (so long as, if the Restricted
Subsidiary making the Restricted Payment is not wholly owned (directly or indirectly) by the Borrower, such Restricted Payment is made ratably among the holders of its Equity
Interests) and (B) the Borrower may make a Restricted Payment to a Holding Company and any Holding Company may make a Restricted Payment to another Holding Company so long as such Restricted Payment is promptly thereafter contributed to the Borrower or another Loan Party that is not Holdings; provided that, for the avoidance of doubt, a
Restricted Payment shall only be permitted pursuant to this Section 6.06(a)(i)(B) to the extent such subsequent contribution does not increase availability or capacity to make
Restricted Payments under any provision of this Section 6.06.
(ii)Restricted Payments payable solely in shares of Qualified Equity Interests
(so long as, in the case of this clause (ii), if the Restricted Subsidiary making the
Restricted Payment is not wholly owned (directly or indirectly) by the Borrower, such
Restricted Payment is made ratably among the holders of its Equity Interests);
(iii)Restricted Payments in connection with the acquisition of additional
Equity Interests in any Holding Company (other than Holdings) or Restricted Subsidiary from minority shareholders;
(iv)repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options when such Equity Interests represents a portion of the exercise price thereof;

(v)Restricted Payments to allow any Parent Entity (or, after an IPO, the
Public Company), any Holding Company, the Borrower or any Restricted Subsidiary to
purchase a Holding Company’s or any Parent Entity’s (or, after an IPO, the Public
Company’s) Equity Interests from present or former consultants, directors, manager, officers or employees of any Parent Entity (or, after an IPO, the Public Company), any
Holding Company, the Borrower or any Restricted Subsidiary, or their estates, descendants, family, spouses or former spouses, upon the death, disability or termination of employment of such consultant, director, officer or employee or pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of any Parent
Entity (or, after an IPO, the Public Company), any Holding Company, the Borrower or
any Restricted Subsidiary, provided that the aggregate amount of payments under this clause (v) subsequent to the Sixth Amendment Effective Date (net of proceeds received by the Borrower subsequent to the Sixth Amendment Effective Date in connection with resales of any stock or common stock options so purchased (which amounts, to the extent that such cash proceeds from the issuance of any such stock are utilized to make payments pursuant to this clause in excess of the amounts otherwise permitted hereunder, are Not Otherwise Applied)) per fiscal year shall not exceed the greater of
(x) $17,200,000 and (y) 7.5% of LTM EBITDA (provided that, after the occurrence of an
IPO, such amount shall be of the greater of $34,400,000 and 15% of LTM EBITDA)
calculated on a Pro Forma Basis as of the Applicable Date of Determination (with unused amounts in any fiscal year being carried over to the next succeeding fiscal year), plus the amount of any key-man life insurance policies; provided that the cancellation of
Indebtedness owing to Holdings or any of the Subsidiaries (and not involving a cash advance made by Holdings or any of the Subsidiaries) in connection with a repurchase of any such Equity Interests and the redemption or cancellation of such Equity Interests without cash payment will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
(vi)Restricted Payments pursuant to Intercompany License Agreements;
(vii)Restricted Payments (i) to consummate the Transactions (including, but not limited to, the Closing Date Distribution); it being understood that any such
Restricted Payments shall be made substantially concurrently with the Closing Date, (ii)
in respect of working capital adjustments or purchase price adjustments pursuant to the
Recapitalization Agreement, any Permitted Acquisition or other permitted Investments
(other than pursuant to Section 6.04(aa)), (iii) to satisfy indemnity and other similar obligations under the Recapitalization Agreement, Permitted Acquisitions or other permitted Investments, and (iv) to dissenting stockholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions
(whether actual, contingent or potential) with respect thereto (including any accrued interest), in each case of this clause (vii), with respect to Investments permitted hereunder;

(viii)Restricted Payments necessary to consummate transactions permitted pursuant to Section 6.03 and to make Investments permitted pursuant to Section 6.04
(other than pursuant to Section 6.04(aa));
(ix)forgiveness or cancellation of any Indebtedness owed to any Holding
Company or any Restricted Subsidiary (and not involving a cash advance made by any
Holding Company or any Restricted Subsidiary) issued for repurchases of any Equity
Interests of a Parent Entity (or, after an IPO, the Public Company’s), Holdings, a Holding
Company or the Borrower;
(x)(i) additional Restricted Payments; provided that (a) no Event of Default has occurred and is continuing or would result therefrom and (b) the Total Net Leverage
Ratio after giving effect thereto on a Pro Forma Basis as of the Applicable Date of
Determination is less than or equal to 6.25 to 1.00 and (ii) additional Restricted Payments in an amount not in excess of the Available Excluded Contribution Amount so long as no
Event of Default has occurred and is continuing or would result from the making of such
Restricted Payment;
(xi)distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets or Receivables Assets and purchases of
Securitization Assets or Receivables Assets pursuant to Securitization Repurchase
Obligations, in each case in connection with a Qualified Securitization Financing or a
Receivables Facility;
(xii)Restricted Payments the proceeds of which shall be used to pay customary costs, fees and expenses related to any unsuccessful equity or debt offering permitted by this Agreement;
(xiii)Restricted Payments to (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Acquisition,
Investment or other transaction otherwise permitted hereunder, and (b) honor any conversion request by a holder of convertible Indebtedness (to the extent such conversion request is paid solely in shares of Qualified Equity Interests of Holdings (or any Parent
Entity)) and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;
(xiv)Restricted Payments in an aggregate amount not to exceed (A) the greater of (x) $57,300,000 and (y) 25.0% of LTM EBITDA calculated on a Pro Forma Basis as of the Applicable Date of Determination (less any amounts reallocated to
Section 6.04(q)(B) or Section 6.06(b)(vi)(A)) plus (B) the Available Amount; provided, however, that at the time of making such Restricted Payment pursuant to this clause (B), no Event of Default pursuant to Sections 7.01(a), (b), (h) or (i)  has occurred and is continuing or would result therefrom;

(xv)Restricted Payments to the extent that such Restricted Payments are made with (A) any capital contributions made in cash by any Person other than a Restricted
Subsidiary to Holdings after the Sixth Amendment Effective Date (other than any Cure
Amount) to the extent Not Otherwise Applied; and (B) any Net Proceeds of any issuance of Qualified Equity Interests after the Sixth Amendment Effective Date of Holdings
(other than any Cure Amount) to any Person other than a Restricted Subsidiary to the extent Not Otherwise Applied, and to the extent, in each case, such contributions and Net
Proceeds have been contributed to the Qualified Equity Interests of the Borrower or any
other Loan Party (other than Holdings);
(xvi)Restricted Payments at such times and in such amounts as shall be necessary to permit any Parent Entity and any Holding Company to discharge their respective general corporate and overhead or other expenses (including franchise and similar taxes required to maintain its corporate existence, customary salary, bonus and other benefits payable to officers and employees of any Holding Companies or any Parent
Entity and directors fees and director and officer indemnification obligations) incurred in the ordinary course of business;
(xvii)Restricted Payments to Holding Companies and any Parent Entities at
such times and in such amounts as are necessary to make Permitted Investor Payments;
(xviii)Restricted Payments made (i) in connection with reorganizations and other activities related to tax planning and reorganization; provided that, in the good-faith judgment of the Borrowers and Administrative Agent, after giving effect to any such reorganizations and activities, there is no material adverse impact on the value of the
(A) Collateral granted to the Collateral Agent for the benefit of the Secured Parties or
(B) Guarantees of the Obligations pursuant to the Guaranty, (ii) in connection with, and reasonably related to, the consummation of an IPO, or (iii) to pay costs and expenses related to an IPO (whether or not such IPO is in fact consummated) and, after the consummation of an IPO, Public Company Costs;
(xix)after an IPO, cash Restricted Payments to equity holders of the Public
Company in an aggregate amount per annum not exceeding the sum of (x) 7.0% of
Market Capitalization plus (y) 6.0% of the Net Cash Proceeds received by the Loan
Parties from such IPO to the extent Not Otherwise Applied; provided that no Event of
Default has occurred and is continuing or would result therefrom;
(xx)the making of any Restricted Payment within sixty (60) days after the date of declaration thereof, if at the date of such declaration such Restricted Payment would have complied with another provision of this Section 6.06(a); provided that the making of such declaration will reduce capacity for Restricted Payments pursuant to such other provision when such declaration is made;
(xxi)for so long as the Borrower is a member of a consolidated, combined, or similar group for U.S. federal, state, or local income tax purposes of which Holdings (or any Parent Entity) is the parent (or is an entity disregarded as separate from a member of any such group), Restricted Payments to Holdings to pay (or to make Restricted
Payments to any such Parent Entity to pay) tax liabilities (to the extent such tax liabilities are attributable to the Borrower and its Restricted Subsidiaries and, to the extent of amounts actually received from its Unrestricted Subsidiaries, its Unrestricted
Subsidiaries) in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that the Borrower, its Restricted Subsidiaries and/or its Unrestricted
Subsidiaries, as applicable, would have paid for such taxable period had the Borrower, its
Restricted Subsidiaries and/or its Unrestricted Subsidiaries, as applicable, been a stand-
alone corporate taxpayer or a stand-alone corporate group; and
(xxii)the distribution, by dividend or otherwise, of Equity Interests of or
Indebtedness owed to Holdings, the Borrower or a Restricted Subsidiary by Unrestricted
Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and Cash Equivalents).
(b)The Borrower will not, nor will the Borrower permit any Restricted
Subsidiary to, make any voluntary or optional payment or other distribution (whether in cash, securities or other property), of or in respect of principal or interest (including by way of the optional or voluntary purchase, redemption, retirement, acquisition, cancellation or termination, in each case prior to the final scheduled maturity thereof) of any Indebtedness that is by its terms subordinated in right of payment to all or any portion of the Obligations except:
(i)payment of regularly scheduled interest and principal payments (and fees, indemnities and expenses payable) as, and when due in respect of any such Indebtedness to the extent not prohibited by any subordination or intercreditor provisions in respect thereof;
(ii)a Permitted Refinancing of any such Indebtedness to the extent such
Permitted Refinancing is permitted by Section 6.01;
(iii)payments of intercompany Indebtedness permitted under Section 6.01 to the extent not prohibited by any subordination provisions in respect thereof;
(iv)conversions, exchanges, redemptions, repayments or prepayments of such
Indebtedness into, or for, Equity Interests (other than Disqualified Equity Interests, except to the extent permitted under Section 6.01(y)) of any Parent Entity or Holdings;
(v)AHYDO Catch-Up Payments relating to Indebtedness of the Borrower and the Restricted Subsidiaries so long as no Event of Default under Section 7.01(a), (b),
(h) or (i) has occurred and is continuing;
(vi)any such payments or other distributions in an amount not to exceed
(A) the greater of (x) $57,300,000 and (y) 25.0% of LTM EBITDA calculated on a Pro
Forma Basis as of the Applicable Date of Determination (plus unused amounts under
Section 6.06(a)(xiv)(A) reallocated to this clause (vi)(A), but less any amounts reallocated from this clause (vi)(A) to Section 6.04(q)(B)) plus (B) the Available
Amount; provided, however, that in the case of payments or distributions made pursuant to this clause (vi)(B), at the time of making such payment or distribution, no Event of
Default pursuant to Section 7.01(a), (b), (h) or (i) has occurred and is continuing or would result therefrom;
(vii)payments or distributions made with (A) any capital contributions made in cash by any Person other than a Restricted Subsidiary to Holdings after the Sixth
Amendment Effective Date (other than any Cure Amount) to the extent Not Otherwise
Applied; and (B) any Net Proceeds of any issuance of Qualified Equity Interests after the
Sixth Amendment Effective Date of Holdings (other than any Cure Amount) to any
Person other than a Restricted Subsidiary to the extent Not Otherwise Applied, and to the extent, in each case, such Net Proceeds and contributions have been contributed to the
Qualified Equity Interests of the Borrower or any other Loan Party (other than Holdings);
(viii)the payment, redemption, repurchase, retirement, termination or cancellation of Indebtedness within sixty (60) days of the date of the Redemption Notice if, at the date of any payment, redemption, repurchase, retirement, termination or cancellation notice in respect thereof (the “Redemption Notice”), such payment, redemption, repurchase, retirement termination or cancellation would have complied with another provision of this Section 6.06(b); provided that such payment, redemption, repurchase, retirement termination or cancellation shall reduce capacity under such other provision; and
(ix)(i) any Holding Company or any Restricted Subsidiary may make additional payments and distributions; provided that the Total Net Leverage Ratio after giving effect thereto on a Pro Forma Basis as of the Applicable Date of Determination is
less than or equal to 6.25 to 1.00 and (ii) any Holding Company or any Restricted
Subsidiary may make additional payments and distributions in an amount not to exceed the Available Excluded Contribution Amount so long as no Event of Default has occurred and is continuing or would result from the making of such payment or distribution.
Section 6.07Transactions with Affiliates.  The Borrower will not, nor will the
Borrower permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, with a fair market value in excess of the greater of (x) $17,200,000 and (y) 7.5% of LTM EBITDA calculated on a Pro Forma Basis as of the Applicable Date of Determination except:
(a)transactions at prices and on terms and conditions (taken as a whole) not materially less favorable to the Borrower, such Holding Company or such Restricted Subsidiary than could reasonably be expected to be obtained on an arm’s-length basis from unrelated third parties (as determined in good faith by the Borrower);

(b)transactions between or among the Loan Parties (or any entity that becomes a Loan Party as a result of such transaction) not involving any other Affiliate;
(c)loans or advances to employees, officers and directors permitted under
Section 6.04;
(d)payroll, travel and similar advances to cover matters permitted under
Section 6.04;
(e)the payment of reasonable fees and reimbursement of out-of-pocket expenses to directors of the Borrower, the Holding Companies, any Parent Entity or any
Restricted Subsidiary;
(f)compensation (including bonuses) and employee benefit arrangements paid to, indemnities provided for the benefit of, and employment and severance arrangements entered into with, directors, officers, managers, consultants or employees of the Holding
Companies, the Borrower or the Subsidiaries in the ordinary course of business, including in connection with the Transactions and any other transaction permitted hereunder;
(g)any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans;
(h)payment of fees and expenses pursuant to the Transactions, which payments are approved by a majority of the disinterested members of the board of directors of the Borrower in good faith;
(i)any Restricted Payment or payment of Indebtedness not prohibited by
Section 6.06;
(j)any transaction among the Holding Companies, the Borrower and the
Restricted Subsidiaries for the sharing of liabilities for taxes, so long as the payments made pursuant to such transaction are made by and among the common members of an “affiliated group” (as defined in the Code);
(k)transactions between and among any Holding Company, any Parent
Entity, the Borrower and the Guarantors which are in the ordinary course of business with respect to the Equity Interests in any Holding Company or any Parent Entity, such as shareholder agreements, registration agreements and including providing expense reimbursement and indemnities in respect thereof;
(l)the Transactions;
(m)the existence and performance of agreements and transactions with any
Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted
Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a
Restricted Subsidiary;
(n)any customary transaction with a Receivables Facility, Qualified
Securitization Financing or a Securitization Subsidiary effected as part of a Qualified
Securitization Financing;
(o)any Intercompany License Agreements;
(p)transactions set forth on Schedule 6.07, as those agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Secured Parties in any material respect (taken as a whole);
(q)payments to or from, and transactions with, Joint Ventures (to the extent any such Joint Venture is only an Affiliate as a result of Investments by the Borrower and the
Restricted Subsidiaries in such Joint Venture) in the ordinary course of business;
(r)loans and other transactions by and among the Holding Companies and the
Restricted Subsidiaries;
(s)transactions by the Holding Companies, and the Restricted Subsidiaries
with customers, clients, Joint Venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Holding Companies and the Restricted Subsidiaries,
as determined in good faith by the board of directors or the senior management of the relevant
Person, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(t)transactions in which any Holding Company or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an independent financial advisor stating that such transaction is fair to such Holding Company or such Restricted
Subsidiary from a financial point of view or meets the requirements of clause (a) of this Section
6.07;
(u)Permitted Investor Payments;
(v)transactions with Affiliated Lenders permitted pursuant to (i) Section 9.04 or any similar provision in any documentation with respect to any Permitted Refinancing of the
Obligations, (ii) Section 9.04 of the Second Lien Credit Agreement or any similar provision in any documentation with respect to any Permitted Refinancing thereof or (iii) any similar provision in any Additional Debt documentation or any documentation with respect to any
Permitted Refinancing thereof, in each case in this clause (v), to the extent not otherwise prohibited hereunder; and

(w)transactions referred to in Section 6.04(ff).
Section 6.08Restrictive Agreements.  The Borrower will not, nor will the
Borrower permit any Restricted Subsidiary to, enter into any agreement, instrument, deed or lease that prohibits, restricts or imposes any condition upon: (a) the ability of any Loan Party to create, incur or permit to exist any Lien in favor of the Secured Parties (excluding Lender
Counterparties) upon any of its Collateral or (b) the ability of any Restricted Subsidiary to make
Restricted Payments or to make or repay loans or advances to any Holding Company or any other Restricted Subsidiary, provided that the foregoing shall not apply to:
(i)restrictions and conditions imposed by (A) law, (B) any Loan Document and any Second Lien Loan Document, any agreements evidencing secured Indebtedness permitted by this Agreement, or any documentation providing for any Permitted
Refinancing of any of the foregoing or (C) other agreements evidencing Indebtedness permitted by Section 6.01, provided that in each case under this clause (i) such restrictions or conditions (x) apply solely to a Restricted Subsidiary that is not a Loan
Party, (y) are no more restrictive than the restrictions or conditions set forth in the Loan
Documents, or (z) do not materially impair the Borrower’s ability to pay its obligations under the Loan Documents as and when due (as determined in good faith by the
Borrower);
(ii)restrictions and conditions existing on the Sixth Amendment Effective
Date (to the extent not incurred in contemplation thereof) or in any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement materially expands the scope of any such restriction or condition (as determined in good faith by the Borrower);
(iii)restrictions and conditions contained in agreements relating to the sale of
Equity Interests of a Subsidiary or a Joint Venture or of any assets of the Holding
Companies, a Subsidiary or a Joint Venture, in each case pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder or is conditioned on obtaining consent of the
Lenders pursuant to the terms hereof;
(iv)customary provisions in leases, licenses and other contracts restricting the assignment, subletting or transfer thereof or other assets subject thereto;
(v)(A) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the sale, transfer or other disposition of all or substantially all of the Equity Interests or assets of such Subsidiary or
(B) restrictions on transfers of assets subject to Liens permitted by Section 6.02 (but, with respect to any such Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Lien);
(vi)restrictions created in connection with any Qualified Securitization
Financing;

(vii)restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to any other Restricted
Subsidiary;
(viii)customary provisions in shareholders agreements, joint venture agreements, organizational or constitutive documents or similar binding agreements relating to any Joint Venture or non-wholly-owned Restricted Subsidiary and other similar agreements applicable to Joint Ventures and non-wholly-owned Restricted
Subsidiaries and applicable solely to such Joint Venture or non-wholly-owned Restricted
Subsidiary and the Equity Interests issued thereby;
(ix)any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business;
(x)any restrictions regarding licensing or sublicensing by Holdings and the
Restricted Subsidiaries of Intellectual Property in the ordinary course of business to the extent not materially interfering with the business of Holdings or the Restricted
Subsidiaries taken as a whole;
(xi)any restrictions that arise in connection with cash or other deposits permitted under Section 6.02 and Section 6.04; and
(xii)any restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.
Section 6.09Amendment of Material Documents.  The Borrower will not, nor will the Borrower permit any Loan Party to, amend or otherwise modify (i) any of its
Organizational Documents in a manner materially adverse to the Lenders and (ii) Subordinated
Indebtedness if the effect of such amendment or modification is materially adverse to the
Lenders; provided that such modification will not be deemed to be materially adverse if such
Subordinated Indebtedness could be otherwise incurred under this Agreement with such terms as so modified at the time of such modification.
Section 6.10Change in Nature of Business.  The Borrower will not, nor will the
Borrower permit any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted
Subsidiaries on the Sixth Amendment Effective Date or any business reasonably related, complementary, corollary, synergistic or ancillary thereto (including related, complementary, synergistic or ancillary technologies) or reasonable extensions thereof.
Section 6.11First Lien Net Leverage Ratio.  Except with the written consent of the Required Revolving Lenders, commencing with the fiscal quarter ending June 30, 2024, the
Borrower will not permit the First Lien Net Leverage Ratio, calculated as of the last day of any
Test Period, to exceed 8.20 to 1.00; provided that notwithstanding the foregoing, the financial covenant set forth in this Section 6.11 shall be tested as of the last day of any Test Period only in the event that, on the last day of such Test Period, the aggregate amount of the Revolving
Exposures (excluding (x) up to $10,000,000 of undrawn Letters of Credit and (y) Letters of
Credit which have been cash collateralized or backstopped in accordance with this Agreement)
of all of the Revolving Lenders is greater than 40% of the aggregate amount of the Revolving
Commitments in effect on such date.
Section 6.12[Reserved].
Section 6.13Changes in Fiscal Year.  The Borrower will not permit its fiscal year for financial reporting purposes to end on a day other than the last day of December;
provided, that the Borrower may, upon written notice to the Administrative Agent, change such fiscal year (and the fiscal year of the Restricted Subsidiaries) to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative
Agent will, and are hereby authorized by the Lenders to, make any adjustments to this
Agreement and to the covenants contained herein that are that are reasonably necessary in order to reflect such change.
Section 6.14Holdings.  Holdings (and, if any, each Holding Company) will not:
(a)[reserved];
(b)engage in any operations or business, other than:
(i)the ownership of its Subsidiaries and activities incidental thereto,
(ii)as expressly permitted by this Agreement,
(iii) in connection with its rights and obligations under the Loan Documents and the Second Lien Loan Documents or any other definitive documents for
Indebtedness permitted hereunder,
(iv) maintaining its corporate existence,
(v)making any Restricted Payments in accordance with Section 6.06,
(vi)the buyback and sales of Equity Interests in accordance with this
Agreement,
(vii)making capital contributions to their respective Subsidiaries,
(viii)taking actions in furtherance of and consummating an IPO, and fulfilling all initial and ongoing obligations related thereto,
(ix)financing activities, including the issuance of securities, incurrence of debt, receipt and payment of dividends and distributions and making contributions to the capital of the Borrower and its Subsidiaries,

(x) participating in tax, accounting and other administrative matters as a member of the consolidated group of any Parent Entity, Holdings and the Borrower,
(xi) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes and providing indemnification to officers and directors, or
(xii)activities incidental to clauses (i) through (xi) above and the maintenance of its existence;
(c)create or suffer to exist any Lien other than non-consensual Liens on
Equity Interests of the Borrower owned by it, other than in connection with Guarantees of
Indebtedness of the Borrower permitted by Section 6.01; or
(d)consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any other Person or permit any other
Person to merge into or consolidate or amalgamate with it, except that:
(i)any Holding Company may merge into or consolidate or amalgamate with another Holding Company as long, as after giving effect thereto, all Equity Interests of the Borrower (other than directors’ and other similar qualifying shares) are owned, directly or indirectly, by Holdings or a successor passive holding company that is a Loan
Party and complies with this Section 6.14 and that pledges the Equity Interests owned by it in the Borrower (such entity, the “Successor Holdings”); and
(ii)any Holding Company may transfer all or any portion of its assets (upon liquidation, dissolution, winding up or any similar transaction) to any other Holding
Company or any Subsidiary of Holdings that is a Loan Party so long as, after giving effect thereto, Holdings or a Successor Holdings continues to own directly or indirectly
100% of the Equity Interests of the Borrower (other than director’s and other similar qualifying shares).
ARTICLE VII
Events of Default
Section 7.01Events of Default.  If any of the following events (any such event, an “Event of Default”) shall occur:
(a)the Borrower or any other Loan Party shall fail to pay any principal of any
Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable;
(b)the Borrower or any other Loan Party shall fail to pay (x) any interest on any Loan, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days or (y) any fee payable hereunder or any other amount due under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5)
Business Days;
(c)any representation, warranty or certification made or deemed made by any
Loan Party herein or in any other Loan Document on and after the Sixth Amendment Effective
Date or that is contained in any certificate or other document furnished by it at any time on and after the Sixth Amendment Effective Date under or in connection with this Agreement or any such other Loan Document shall be false or incorrect in any material respect (or if qualified by materiality, in any respect) as of the date made or deemed made or furnished and (except in the case of any Specified Representation or any Specified Recapitalization Agreement
Representation), if the inaccuracy of such representation, warranty or certification is capable of being cured, such representation, warranty or certification shall continue to be false or incorrect in any material respect (or if qualified by materiality, in any respect) for a period of thirty (30)
days (which thirty (30) day period shall begin upon receipt by the Borrower of written notice from the Administrative Agent);
(d)the Borrower shall default in the performance of or compliance with
Section 5.02(a) (provided that the delivery of a notice of Default or Event of Default at any time will cure an Event of Default arising from the failure of the Borrower to timely deliver such notice of Default or Event of Default other than in connection with a Default or Event of Default of which a Responsible Officer of the Borrower had actual knowledge and failed to deliver a notice of Default in accordance with the terms of this Agreement), Section 5.03 (solely with respect to the existence of the Borrower in its jurisdiction of incorporation) or ARTICLE VI);
provided that any default in the performance of or compliance with Section 6.11 (x) is subject to cure as provided in Section 7.04 and (y) shall not constitute an Event of Default for purposes of any Term Loan unless and until the Required Revolving Lenders shall have terminated the
Revolving Commitments or accelerated the Revolving Loans and declared the Revolving Loans due and payable in accordance with this Section 7.01 (which Event of Default shall terminate automatically and immediately upon the Required Revolving Lenders’ rescinding such acceleration and/or waiving such Event of Default in accordance with the terms hereof);
(e)any Loan Party shall default in the performance of or compliance with any term contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section 7.01), and such default shall continue unremedied and unwaived for a period of thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative
Agent or the Required Lenders;
(f)any Holding Company, the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace periods provided in the applicable instrument or agreement under which such Material Indebtedness was created; provided that an Event of Default pursuant to this paragraph (f) shall be deemed to cease to exist and no longer be outstanding to the extent any such failure that has been (x) remedied by the applicable Holding Company, Borrower or applicable Restricted Subsidiary within the applicable grace period or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness, in either case, prior to the acceleration of all the Loans pursuant to this Section 7.01;
(g)(i) any breach or default (after all applicable grace periods having expired and all required notices having been given) by any Holding Company, the Borrower or any
Restricted Subsidiary of any Material Indebtedness if the effect of such breach or default is to cause such Material Indebtedness to become due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired and all required notices having been given) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that (1)
this paragraph (g) shall not apply to (A) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (B) Indebtedness which is convertible into
Equity Interests that converts to Equity Interests (other than Disqualified Equity Interests) in accordance with its terms or (2) an Event of Default pursuant to this paragraph (g) shall be deemed to cease to exist and no longer be outstanding to the extent such breach or default (x) is remedied by the applicable Holding Company, Borrower or the applicable Restricted Subsidiary within the applicable grace period or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness, in either case, prior to the acceleration of all the Loans pursuant to this Section 7.01 or (ii) if an involuntary “early termination event” or other similar event (which event shall extend beyond any applicable cure periods or grace periods) shall have occurred in respect of obligations owing under any Swap
Agreement of any Holding Company, the Borrower or any Restricted Subsidiary, and the amount of such obligations, either individually or in the aggregate for all such Swap Agreements at such time, is in excess of the greater of (a) $57,300,000 and (b) 25% of LTM EBITDA for the most recently ended Test Period at such time; provided that, in respect of obligations owing under any such Swap Agreement to the applicable counterparty at such time, the amount for purposes of this Section 7.01(g)(ii) shall be the amount payable on a net basis by such Holding Company, the
Borrower or such Restricted Subsidiary to such counterparty (after giving effect to all netting arrangements) if such Swap Agreement were terminated at such time; provided that an Event of
Default pursuant to this paragraph (g)(ii) shall be deemed to cease to exist and no longer be outstanding to the extent any such event that has been (x) remedied by the applicable Holding
Company, Borrower or the applicable Restricted Subsidiary within the applicable grace period or
(y) waived (including in the form of amendment) by the applicable counterparty, in either case, prior to the acceleration of all the Loans pursuant to this Section 7.01;
(h)(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking liquidation, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), winding up, suspension of payments, a moratorium of any indebtedness, dissolution, administration or other relief in respect of any Holding Company, the
Borrower or any other Restricted Subsidiary (other than an Immaterial Subsidiary (excluding the
Holding Companies)), or of all or a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect or (ii) the involuntary appointment of a receiver, interim receiver, receiver-manager, trustee, custodian, sequestrator, conservator, examiner, liquidator, administrative receiver, administrator, compulsory manager or similar official for any Holding Company, the Borrower or any other Restricted Subsidiary (other than an Immaterial Subsidiary (excluding the Holding
Companies)) or for a substantial part of its assets, and, in any such case, such proceeding shall continue undismissed and unstayed for 60 consecutive days without having been dismissed, bonded or discharged or an order of relief is entered in any such proceeding;
(i)any Holding Company, the Borrower or any other Restricted Subsidiary
(other than an Immaterial Subsidiary (excluding the Holding Companies)) shall (i) voluntarily commence any proceeding seeking liquidation, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), winding up, suspension of payments, a moratorium of any indebtedness, dissolution, administration or other relief under any Federal, state, provincial, territorial or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in paragraph (h) of this Section 7.01, (iii) consent to the appointment of a receiver, interim receiver, receiver-manager, trustee, custodian, sequestrator, conservator, examiner, liquidator, administrative receiver, administrator, compulsory manager or similar official for any
Holding Company, the Borrower or any other Restricted Subsidiary (other than an Immaterial
Subsidiary (excluding the Holding Companies)) or for all or a substantial part of its assets or (iv)
make a general assignment for the benefit of creditors;
(j)any final, non-appealable judgment(s) for the payment of money in an aggregate amount in excess of the greater of (a) $57,300,000 and (b) 25% of LTM EBITDA for the most recently ended Test Period at such time (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied coverage) shall be rendered against any Holding Company, the Borrower or any Restricted
Subsidiary (other than an Immaterial Subsidiary (excluding the Holding Companies)) or any combination thereof and the same shall remain undischarged, unvacated, unbounded and unstayed for a period of 60 consecutive days;
(k)an ERISA Event shall have occurred that would reasonably be expected to result in a Material Adverse Effect;
(l)any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be (other than in an informational notice to the Administrative Agent), a valid and perfected (if and to the extent required to be perfected under the applicable Security Document) Lien on any Collateral with a fair value in excess of the greater of  (a) $57,300,000 and (b) 25% of LTM EBITDA for the most recently ended Test
Period at such time at any time, with the priority required by the applicable Security Document
(subject to Liens permitted under Section 6.02), except (i) as a result of the release of a Loan
Party or the sale, transfer or other disposition of the applicable Collateral other than to a Loan
Party (including as a result of the designation of a Restricted Subsidiary as an Unrestricted
Subsidiary) in a transaction permitted under the Loan Documents or the occurrence of the
Termination Date or (ii) as a result of any action of the Administrative Agent, Collateral Agent or any Lender or the failure of the Administrative Agent, Collateral Agent, or any Lender to take any action that is within its control;
(m)at any time after the execution and delivery thereof, any material portion of the Guarantee of the Obligations under any Guaranty shall for any reason other than the occurrence of the Termination Date or as expressly permitted hereunder or thereunder (including or as a result of a transaction permitted hereunder) cease to be in full force and effect, or any
Loan Party shall contest the validity or enforceability in writing or repudiate, rescind or deny in writing that it has any further liability or obligation under any Loan Document other than as a result of the occurrence of the Termination Date, the sale or transfer of such Loan Party
(including the designation as an Unrestricted Subsidiary) or as a result of a transaction permitted hereunder or thereunder;
(n)the subordination provisions of any agreement or instrument governing any Subordinated Indebtedness shall for any reason other than the occurrence of the Termination
Date cease to be in full force and effect, in any material respect, or any Loan Party shall contest the validity or enforceability in writing or repudiate, rescind or deny in writing that it has any further liability or obligation thereunder other than as a result of the occurrence of the
Termination Date, or the Obligations, for any reason shall not in any material respect have the priority contemplated by this Agreement, the Second Lien Intercreditor Agreement or such subordination provisions; or
(o)a Change in Control shall have occurred,
then, and in every such event (I) (other than an event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent with the consent of the Required Lenders
(or, in the case of an event described in paragraph (d) above arising from a breach of
Section 6.11 that does not constitute an Event of Default for purposes of any Term Loans, the
Required Revolving Lenders) may, and at the request of the Required Lenders (or, in the case of an event described in paragraph (d) above arising from a breach of Section 6.11 that does not constitute an Event of Default for purposes of any Term Loans, the Required Revolving Lenders)
shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments (or, in the case of an event described in paragraph (d)
above arising from a breach of Section 6.11 that does not constitute an Event of Default for purposes of any Term Loans, the Revolving Commitments), and thereupon the Commitments (or the Revolving Commitments, as the case may be) shall terminate immediately; (ii) declare the
Loans (or, in the case of an event described in paragraph (d) above arising from a breach of
Section 6.11 that does not constitute an Event of Default for purposes of any Term Loans, the
Revolving Loans) then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Loans (or the
Revolving Loans, as the case may be) so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (iii) require that the Borrower
Cash Collateralize the outstanding Letters of Credit; and (II) in the case of any event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Section 7.01, the
Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable by the Borrower, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
Notwithstanding anything to the contrary contained herein, no Event of Default shall be deemed to be “continuing” or “existing” if the events, act or condition that gave rise to such Event of
Default have been remedied or cured or have ceased to exist. If any Default or Event of Default occurs due to (i) the failure by any Loan Party or Restricted Subsidiary to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable Loan Party or any Restricted Subsidiary takes such action (regardless of whether taken before or after the specified time) or (ii) the taking of any action by any Loan
Party or any Restricted Subsidiary that is not then permitted by the terms of this Agreement or any other Loan Document, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (x) the date on which such action would be permitted at such time to be taken under this Agreement and the other Loan Documents and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such modified action to be permitted at such time by this Agreement and the other Loan Documents, but only so long as, in the case of each of the foregoing clauses (i) and (ii), such Event of Default has been cured pursuant to clause
(i) or (ii), as applicable, prior to the time at which the Administrative Agent and/or the Required
Lenders (as applicable) have declared that an Event of Default has occurred and the Loans have been accelerated hereunder. If any Default or Event of Default has occurred hereunder (any such
Default or Event of Default, an “Initial Default”) and is subsequently cured (a “Cured Default”), any other Default or Event of Default that resulted from (i) the making or deemed making of any representation or warranty by any Loan Party or any Restricted Subsidiary or (ii) the taking of
(or the failure to take)  any action by any Loan Party or any Restricted Subsidiary that was prohibited (or required) hereunder solely as a result of the continuation of such Cured Default
(and was not otherwise prohibited (or required) by this Agreement), in each case which subsequent Default or Event of Default would not have arisen had the Cured Default not been continuing at the time of such representation, warranty or action or inaction, shall (unless the
Borrower had knowledge of the Initial Default at the time such representation or warranty was made or such prohibited (or required) action was taken (or failed to have been taken), as applicable) be deemed to automatically be cured upon, and simultaneously with, the cure of the
Cured Default.  Any court of competent jurisdiction may (x) extend or stay any grace period set forth in this Agreement or any other Loan Document prior to when any actual or alleged Default becomes an actual or alleged Event of Default or (y) stay the exercise of remedies by any Agent or any sub-agent thereof contemplated by this Agreement and the other Loan Documents or otherwise upon the occurrence of an actual or alleged Event of Default, in each case of clauses
(x) and (y), in accordance with the requirements of applicable law.
Section 7.02[Reserved].

Section 7.03Application of Proceeds.
(a)Subject to the terms of the Second Lien Intercreditor Agreement, upon the occurrence and during the continuation of an Event of Default, if requested by Required Lenders, or upon acceleration of all the Obligations pursuant to Section 7.01, all proceeds received by the
Administrative Agent or the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Loan Document (collectively,
“Application Proceeds”) shall be applied by the Administrative Agent as follows:
(i)First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to each Agent in its capacity as such;
(ii)Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, ratably among them in proportion to the amounts described in this clause (ii) payable to them;
(iii)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest) and periodic payments in respect of Secured Swap Agreements, ratably among the Lenders and the
Lender Counterparties, in proportion to the respective amounts described in this clause
(iii) payable to them;
(iv)Fourth, to payment of that portion of the Obligations constituting unpaid principal, unreimbursed LC Disbursements or face amounts of the Loans, and Swap
Termination Value under Secured Swap Agreements (but excluding any payments paid to the Lender Counterparties third, pursuant to paragraph (iii) of this Section 7.03(a)) and
Secured Cash Management Obligations and for the account of the Issuing Bank, to Cash
Collateralize that portion of Obligations comprised of the aggregate undrawn amount of
Letters of Credit, ratably among the Secured Parties in proportion to the respective amounts described in this clause (iv) held by them;
(v)Fifth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured
Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
(vi)Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by law.
Subject to Section 2.05(c), amounts used to Cash Collateralize the aggregate undrawn amount of
Letters of Credit pursuant to clause (iv) above shall be applied to satisfy drawings under such
Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all
Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.
Notwithstanding the foregoing, (a) amounts received from any Loan Party that is not an “Eligible
Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to the obligations that are Excluded Swap Obligations and (b) Secured Cash Management Obligations
shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the
Administrative Agent may request, from the applicable Lender Counterparty.  Each Lender
Counterparty not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of ARTICLE VIII hereof for itself and its Affiliates as if a “Lender” party hereto.
Whether or not a proceeding under any Debtor Relief Laws has commenced, any Application
Proceeds received by any Secured Party in violation of (or otherwise not in accordance with) this
Agreement shall be segregated and held in trust and promptly paid over to the Administrative
Agent, for the benefit of the other Secured Parties, in the same form as received, with any necessary endorsements (which endorsements will be without recourse and without representation or warranty).  The Administrative Agent is authorized to make such endorsements as agent for the Secured Parties.  This authorization is coupled with an interest and is irrevocable until the Termination Date.
Section 7.04Right to Cure.
(a)Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the requirements of the covenant under Section 6.11 at the end of any fiscal quarter, from and after the beginning of the relevant fiscal quarter until the expiration of the fifteenth (15th) Business Day subsequent to the date the financial statements are required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable, any Net
Proceeds of any common equity contribution made, directly or indirectly to Holdings, and contributed in the form of cash common equity to the Borrower, or any Net Proceeds of any issuance of Qualified Equity Interests of Holdings to the extent contributed in the form of cash common equity to the Borrower, in each case, from and after the beginning of the fiscal quarter then ended for which the Borrower has failed to comply with Section 6.11 and/or following the end of such fiscal quarter and on or prior to such fifteenth (15th) Business Day, in each case in an aggregate amount equal to the amount necessary to cure the relevant failure to comply with such covenant may, at the election of the Borrower be included in the calculation of
Consolidated EBITDA for purposes of determining compliance with such covenant (the “Cure
Right”), and upon the receipt by the Borrower of such cash proceeds (the “Cure Amount”), such covenant shall be recalculated with Consolidated EBITDA being increased by such Cure
Amount; and
(b)Notwithstanding anything herein to the contrary, (i) in each four-fiscal-
quarter period of the Borrower there shall be at least two (2) fiscal quarters in which the Cure

Right is not exercised, and the Cure Right may not be exercised more than five (5) times after the
Sixth Amendment Effective Date, (ii) the Cure Amount shall not exceed the amount required to cause the Borrower to be in compliance with the covenant under Section 6.11; (iii) for any fiscal quarter for which a Cure Right is exercised, such Cure Amount shall be counted only as
Consolidated EBITDA and solely for the purpose of compliance with Section 6.11 and not for any other purposes during such fiscal quarter and (iv) from and after the date on which the
Borrower provides notice of its intention to use the Cure Right, (A) no Default or Event of
Default shall be deemed to have occurred or be continuing with respect to Section 6.11 unless the
Cure Amount is not paid by the date so required (provided that, if the Cure Amount is not paid on or before the date the Borrower’s ability to cure has lapsed without exercise of the Cure
Right, such Event of Default or potential Event of Default shall be deemed, to exist from the date of the end of the applicable fiscal quarter) and (B) neither the Administrative Agent nor any
Lender or Secured Party shall exercise any remedy under the Loan Documents or applicable law on the basis of an Event of Default caused by the failure to comply with Section 6.11 until the earliest of (x) the date the Borrower’s ability to cure has lapsed without exercise of the Cure
Right, (y) the date the Cure Amount is received and (z) the date the Borrower confirms in writing that it does not intend to exercise the Cure Right.  No Lender will be required to extend new
Revolving Loans or issue or extend new Letters of Credit until the earlier of (x) the expiration of the Cure Right and (y) the date the Cure Amount is received.  To the extent that the Cure
Amount (x) is used to repay Indebtedness, there shall be no pro forma or other reduction in
Indebtedness with the Cure Amount for determining compliance with Section 6.11 for the fiscal quarter for which the Cure Right is exercised; provided that the Cure Amount shall reduce
Indebtedness in future quarters to the extent used to prepay the Loans or (y) is not used to repay
Indebtedness, there shall be no reduction in Indebtedness by cash netting for determining compliance with Section 6.11 for the fiscal quarter for which the Cure Right is exercised;
provided, that the Cure Amount shall reduce Indebtedness in future quarters by cash netting to the extent applicable.
ARTICLE VIII
The Administrative Agent and Collateral Agent
Section 8.01Appointment of Agents.  Each of the Lenders and each of the
Issuing Banks hereby irrevocably appoints Barclays to act on its behalf as the Administrative
Agent and Collateral Agent hereunder and under the Loan Documents, and authorizes the
Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
Unless otherwise specifically set forth herein, the Collateral Agent shall have all the rights and benefits of the Administrative Agent set forth in this Article.
The Collateral Agent shall act as the “collateral agent” under the Loan
Documents, and each of the Lenders (including in its capacities as a Lender Counterparty or potential Lender Counterparty) and each of the Issuing Banks hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties pursuant to the Security Documents to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the
Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security
Documents, or for exercising any rights and remedies thereunder at the direction of the
Administrative Agent, shall be entitled to the benefits of all provisions of this ARTICLE VIII and Section 9.03 (as though such co-agents, subagents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.  The Lenders acknowledge and agree (and each Lender Counterparty shall be deemed to hereby acknowledge and agree) that Collateral Agent may also act as the collateral agent for lenders under the Second
Lien Loan Documents, the Other Term Loans, the Other Revolving Commitments, the
Additional Debt, and any Permitted Refinancing of any of the foregoing.
Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents.
Section 8.02Rights of Lender.  Each bank serving as the Administrative Agent or Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or
Collateral Agent, and with respect to any of its Loans or Commitments hereunder, the term
“Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent and Collateral Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Holding Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or Collateral Agent hereunder and without any duty to account therefor to the Lenders.  Should any Lender (other than the Collateral Agent)
obtain possession or control of any assets in which, in accordance with the UCC or any other applicable law a security interest can be perfected by possession or control, such Lender shall notify the Collateral Agent thereof, and, promptly following the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such
Collateral in accordance with the Collateral Agent’s instructions.
Section 8.03Exculpatory Provisions.  The Administrative Agent and the
Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.  Without limiting the generality of the foregoing the Administrative
Agent and the Collateral Agent, (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the
Administrative Agent or the Collateral Agent is required to exercise in writing as directed by the
Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law (including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a foreclosure, modification or termination of property of a Defaulting Lender under any Debtor Relief Law), and (c) shall not except as expressly set forth herein or in the other Loan Documents, have any duty to disclose, and shall not be liable to the Lenders for the failure to disclose, any information relating to any
Holding Company, the Borrower or any Subsidiary that is communicated to or obtained by the bank serving as the Administrative Agent, Collateral Agent or any of their respective Affiliates in any capacity.  The Administrative Agent and the Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances as provided in Section
9.02) or in the absence of its own gross negligence, breach of any Loan Documents or willful misconduct.  The Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative
Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent and the
Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other
Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or express conditions set forth in any Loan
Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the
Security Documents or that the Liens granted to the Collateral Agent pursuant to any Security
Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, (v) the value or the sufficiency of any
Collateral or (vi) the satisfaction of any condition set forth in ARTICLE IV or elsewhere in any
Loan Document, other than to confirm receipt of items expressly required to be delivered to such
Agent.  The Administrative Agent shall have no obligation to monitor whether any amendment or waiver to any Loan Document has properly become effective or is permitted hereunder or thereunder except to the extent expressly agreed to by the Administrative Agent in such amendment or waiver.  Borrower acknowledges that each Agent and each Lender and their affiliates may have economic interests that conflict with those of the Borrower.
Section 8.04Reliance by Administrative Agent and Collateral Agent.  Each of
the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed or sent or otherwise authenticated by the proper Person.  Each of the Administrative
Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper Person, and shall not incur any liability to the Lenders for relying thereon.  Each of the Administrative Agent and the
Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a
Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.
Section 8.05Delegation of Duties.  Each of the Administrative Agent and the
Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub-agents appointed by the Administrative Agent.  Each of the Administrative Agent and the Collateral
Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article
(and indemnification provisions of Section 9.03(c)) shall apply to any such sub-agent and to the
Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent.  Each party to this Agreement acknowledges and agrees that the Administrative Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the
Loan Documents and the notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of Borrower and the other Loan Parties.  No Agent shall be liable for any action taken or not taken by any such service provider.  The Agents shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
Section 8.06Resignation of Agents; Successor, Administrative Agent and
Collateral Agent.  The Administrative Agent and the Collateral Agent may at any time resign by giving thirty (30) days’ prior written notice of its resignation to the Lenders, the Issuing Banks and the Borrower.  If the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition of “Defaulting Lender” (for purposes of this Section 8.06, clause (d) of the definition of “Defaulting Lender” shall not include a direct or indirect parent company of the
Administrative Agent), either the Required Lenders or the Borrower may upon thirty (30) days’
prior notice remove the Administrative Agent or the Collateral Agent, as the case may be.  Upon receipt of any such notice of resignation or delivery of such removal notice, the Required
Lenders shall have the right, with the consent of the Borrower (provided that such consent shall not be unreasonably withheld or delayed and that such consent shall not be required at any time that an Event of Default under Section 7.01(a), (h) or (i) shall have occurred and be continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30)
days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation or the delivery of such removal notice, then (a) in the case of a retirement, the retiring
Administrative Agent may on behalf of the Lenders and the Issuing Banks, appoint a successor
Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above (including the consent of the Borrower) or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent or
Collateral Agent, as applicable, meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the
Required Lenders notify the Borrower that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other
Loan Documents (except that in the case of any collateral security held by the Administrative
Agent or the Collateral Agent, as applicable, on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall continue to hold such collateral security, as bailee, until such time as a successor Administrative Agent or Collateral Agent, as applicable, is appointed and, with respect to its rights and obligations under the Loan Documents, until such rights and obligations have been assigned to and assumed by the successor Administrative Agent or Collateral Agent), (ii) all
payments, communications and determinations provided to be made by, to or through the
Administrative Agent shall instead be made by or to each Lender and each of the Issuing Banks directly (and each Lender and each of the Issuing Banks will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the
Borrower, as applicable, appoint a successor Administrative Agent, as provided for above in this
Section 8.06 and (iii) the Borrower and the Lenders agree that in no event shall the retiring
Administrative Agent or Collateral Agent or any of their respective Affiliates or any of their respective officers, directors, employees, agents advisors or representatives have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the failure of a successor Administrative Agent or
Collateral Agent to be appointed and to accept such appointment.  Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Article).  The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After any retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this ARTICLE VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, its sub-agents and their respective Related
Parties in respect of any actions taken or omitted to be taken by any of them while the retiring
Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral
Agent.
Section 8.07Non-Reliance on Agents and Other Lenders.  Each Lender and
each of the Issuing Banks acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.  Each Lender and each of the Issuing Banks acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, conducted its own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries and made its own credit analysis and decision to enter into this Agreement.  Each Lender further represents and warrants that it has reviewed each document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof
(including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto).  Each Lender and each of the Issuing Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished thereunder.
Section 8.08No Other Duties.  Notwithstanding anything herein to the contrary, none of the Agents, Closing Date Joint Lead Arrangers, Joint Lead Arrangers or Joint
Bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under any Loan Document, except in its capacity, as applicable, as an Administrative Agent,
Collateral Agent, a Lender or an Issuing Bank hereunder.
Section 8.09Collateral and Guaranty Matters.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required
Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  Each of the Lenders, the Lender Counterparties and the Issuing Banks irrevocably authorize each of the
Administrative Agent and the Collateral Agent:
(a)to release any Lien on any property granted to or held by the
Administrative Agent or the Collateral Agent (or any sub-agent thereof) under any Loan
Document (or to acknowledge that a Lien does exist on any property): (i) upon the Termination

Date, (ii) that is (A)  Securitization Assets or Receivables Assets sold or transferred (other than to a Loan Party) in connection with or as part of a Qualified Securitization Financing or a
Receivables Facility (including any related bank accounts or collection accounts related thereto), in each case permitted pursuant to the terms of this Agreement or (B) sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted hereunder or under any other Loan Document to a Person other than another Loan Party, in connection with any other sale or disposition resulting in any Collateral becoming Excluded Property, or in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (iii)
that constitutes Excluded Property or other assets not required to be Collateral pursuant to the applicable Collateral Document (with respect to Holdings and Foreign Subsidiaries), (iv) if the property subject to such Lien is owned by a Loan Party, upon the release of such Loan Party from the applicable Guaranty otherwise in accordance with the Loan Documents, (v) as to the extent, if any, provided in the Security Documents or (vi) if approved, authorized or ratified in writing in accordance with Section 9.02;
(b)to release any Loan Party from its obligations under the applicable
Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded
Subsidiary) as a result of a transaction or designation permitted hereunder;
(c)to subordinate any Lien on any property granted to or held by the
Administrative Agent or the Collateral Agent under any Loan Document to the holder of any
Lien on such property that is permitted under Section 6.02(d) and Section 6.02(e);
(d)to enter into subordination or intercreditor agreements with respect to
Indebtedness to the extent the Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement, including any Pari Passu Intercreditor
Agreement or Second Lien Intercreditor Agreement; and
(e)to enter into and sign for and on behalf of the Lenders as Secured Parties the Security Documents for the benefit of the Lenders and the other Secured Parties.
Upon request by the Administrative Agent or the Collateral Agent at any time, the Required
Lenders (or such greater number of Lenders as may be required pursuant to Section 9.02(b)(v) or
(vi)) will confirm in writing the Administrative Agent’s or the Collateral Agent’s, as the case may be, authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Guaranty pursuant to this
Section 8.09.  In each case as specified in this Section 8.09, the Administrative Agent and the
Collateral Agent will (and each Lender hereby authorizes the Administrative Agent and the
Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Loan Party from its obligations under the applicable Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.09.

Section 8.10Secured Swap Agents and Secured Cash Management Agents.  No
Lender Counterparty that obtains the benefits of the Security Agreement, the Guaranty or any
Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this
ARTICLE VIII to the contrary, neither the Administrative Agent nor the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Swap Obligations or Secured Cash Management Obligations arising under Secured Swap Agreements or Secured Cash Management Agreements with Lender
Counterparties unless the Administrative Agent has received written notice of such Secured
Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender Counterparty.
Section 8.11Withholding Tax.  To the extent required by any applicable law (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax.  If the IRS or any other Governmental Authority of any jurisdiction asserts a claim that an Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed or because such Lender failed to notify the Administrative
Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective) or is otherwise required to pay any Indemnified Tax attributable to such Lender, any Excluded Tax attributable to such Lender or any Tax attributable to such
Lender’s failure to comply with its obligations relating to the maintenance of a Participant
Register, such Lender shall indemnify the Administrative Agent (to the extent that the
Administrative Agent has not already been reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so) fully for, and shall make payable in respect thereof within ten (10) days after demand therefor, all amounts paid, directly or indirectly, by the
Administrative Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.
A certificate as to the amount of such payment or liability delivered to any Lender by the
Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such
Lender under this Agreement or any other Loan Document against any amount due the
Administrative Agent under this Section 8.11.  The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.  For purposes of this Section 8.11, the term
“Lender” includes any Issuing Bank.
Section 8.12Administrative Agent and Collateral Agent May File Proofs of
Claim.  In case of the pendency of any receivership, examinership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment or composition under any Debtor Relief

Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent and the Collateral Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent or the Collateral Agent shall have made any demand on the
Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposures and all other Obligations, in each case, that are owing and unpaid by such Loan Party and to file such other documents as may be necessary or advisable in order to have such claims of the Lenders, the Issuing Banks, the Administrative
Agent and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks, the Administrative Agent and the
Collateral Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks, the Administrative Agent and the Collateral Agent under Section 2.12 and
Section 9.03 which are payable by such Loan Party) allowed in such judicial proceeding;
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(c)any custodian, receiver, interim receiver, receiver-manager, examiner, assignee, trustee, liquidator, sequestrator, examiner or other similar official in any such judicial proceeding is hereby authorized by each Lender and each of the Issuing Banks to make such payments to the Administrative Agent and, if the Administrative Agent shall consent, to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the
Administrative Agent (and Lenders and Issuing Banks, as applicable) any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section
2.12 and Section 9.03 in each case reimbursable or payable by such Loan Party.
Nothing contained herein shall be deemed to authorize the Administrative Agent or the Collateral
Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent or the
Collateral Agent to vote in respect of the claim of any Lender or any Issuing Bank or in any such proceeding, in each case subject to Section 14(d) of the Security Agreement.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the
Administrative Agent, its agents and counsel, and any other amounts due the Administrative
Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Section 8.13Lender ERISA Representations.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the
Administrative Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section
3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the
Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE
84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE
96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this
Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified
Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such
Qualified Professional Asset Manager made the investment decision on behalf of such
Lender to enter into, participate in, administer and perform the Loans, the Letters of
Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments
and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of
PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection
(a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the
Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause
(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative
Agent and the Joint Lead Arrangers and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the
Administrative Agent, the Joint Lead Arrangers nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the
Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 8.14Erroneous Payments.
(a)Each Lender and each Issuing Bank (and each Participant of any of the foregoing, by its acceptance of a Participation) hereby acknowledges and agrees that if the Administrative
Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender or
Issuing Bank (any of the foregoing, a “Payment Recipient”) from the Administrative
Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such
Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such
Payment as to which such a demand was made. A notice of the Administrative Agent to any Payment Recipient under this Section 8.14 shall be conclusive, absent manifest error.
(b)Without limitation of clause (a) above, each Payment Recipient further acknowledges and agrees that if such Payment Recipient receives a Payment from the Administrative Agent
(or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Payment Recipient agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the
Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.
(c)Any Payment required to be returned by a Payment Recipient under this Section 8.14 shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the

Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Payment Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.
(d)The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous
Payment (or portion thereof) is not recovered from any Lender that has received such
Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any
Obligations owed by the Borrower or any other Loan Party except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous
Payment that is, comprised of funds of the Borrower or any other Loan Party.
(e)Each party’s obligations, agreements and waivers under this Section 8.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the
Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE IX
Miscellaneous
Section 9.01Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(a)if to the Borrower or any Loan Party, to it (a) at GoodRx, Inc., 2701
Olympic Blvd, Santa Monica, California 90404, Attention of Karsten Voermann (E-mail:      ),
(b) c/o Francisco Partners, One Letterman Drive, Building C, Suite 410, San Francisco, CA
94120, Attention of Chris Adams (E-mail:      ), Adam Solomon (E-mail:      ) and Megan Karlen
(E-mail:      ) and copies to Kirkland & Ellis LLP, 2049 Century Park East, Suite 3700, Los
Angeles, CA 90067, Attention: Brian R. Ford, P.C. (Facsimile No.:      ) and (c) c/o Silver Lake
Partners, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025, Attention: Andrew J. Schader
(E-mail:      ) and copies to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston,
MA 02199-3600, Attention: Byung Choi (Facsimile No.:      );

(b)if to the Administrative Agent, to it at the following address:
Name:Barclays Bank PLC
Street Address: 400 Jefferson Park
City, State, Zip Code: Whippany, NJ 07987
Attn: Grace Pascocello
Phone:
Fax:
E-Mail Address:
with copy to:
(c)if to an Issuing Bank, to it at the address or facsimile number set forth separately in writing and delivered to the Borrower and the Administrative Agent;
(d)if to the Swingline Lender, to it at the address or facsimile number set forth separately in writing and delivered to the Borrower and the Administrative Agent; and
(e)if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  Subject to Section 9.15, notices and other communications to the Lenders and the Issuing Banks hereunder may also be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites)
pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to ARTICLE II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  All notices and other communications given to any party hereto in accordance with the provisions of this
Agreement shall be deemed to have been given on the date of receipt.
Section 9.02Waivers; Amendments.  (a) No failure or delay by the
Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders
hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan
Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any
Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may
have had notice or knowledge of such Default at the time.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b)Except as provided in Section 2.20 with respect to any Incremental Credit
Facility Amendment, in Section 2.21 with respect to any Refinancing Amendment, in Section
2.24 with respect to an Extension Offer, in connection with the Term Loan Exchange Notes, in
Section 9.02(d) with respect to any amendment in respect of Replacement Term Loans and in
Section 9.02(i), in Section 9.16 or as otherwise specifically provided below or otherwise provided herein or in a Loan Document, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto
(except as otherwise expressly provided therein), in each case with the consent of the Required
Lenders (other than with respect to any amendment, modification or waiver contemplated in clauses (i), (ii) (iii), (vii), (viii), (ix) and (x) of this Section 9.02(b), which shall require only the consent of the Lenders expressly set forth therein and not the Required Lenders); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent in Section 4.01 or
Section 4.02 of this Agreement or the waiver of any covenant, Default, Event of Default or mandatory prepayment or reductions shall not constitute an increase of any Commitment of a
Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement owed to a
Lender or, subject to Section 2.14 and the proviso in the definition of “Term SOFR”, reduce the rate of interest thereon owed to such Lender, or reduce any fees or premiums payable hereunder owed to such Lender, without the written consent of such Lender directly and adversely affected thereby; provided that any waiver of any Default or Event of Default or default interest, waiver of a mandatory prepayment or any modification, waiver or amendment to the financial covenant definitions or financial ratios or any component thereof in this Agreement shall not constitute a reduction or forgiveness in the interest rates or the fees or premiums for purposes of this clause
(ii), (iii) except as otherwise provided hereunder, including pursuant to Refinancing
Amendments or Section 2.24, postpone the scheduled maturity of any Loan, or the date of any scheduled repayment (but not prepayment) of the principal amount of any Term Loan under
Section 2.10 or the applicable Incremental Credit Facility Amendment, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest, fees or premiums payable hereunder, or reduce or forgive the amount of, waive or excuse any such repayment (but not prepayment), or postpone the scheduled date of expiration of any
Commitment, without the written consent of each Lender directly and adversely affected thereby
(it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, covenant, Default, Event of Default, waiver of default interest, mandatory prepayment or mandatory reduction of the Commitments shall constitute a postponement of any date scheduled for the payment of principal or interest or an extension of the final maturity of any Loan or the scheduled termination date of any Commitment),
(iv) change any of the provisions of this Section 9.02(b) or reduce the percentage set forth in the definition of the term “Required Lenders” or reduce the percentage in any other provision of any
Loan Document specifying the number or percentage of Lenders (or Lenders of any Class)
required (including pursuant to clause (z) of the proviso to definition of “Required Lenders”) to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender directly and adversely affected thereby
(or each Lender of such Class directly and adversely affected thereby, as the case may be) (it being understood that, other than as specifically provided in this Agreement, including pursuant to (v) the Term Loan Exchange Notes, (w) Section 9.02(d) with respect to Replacement Term
Loans, (x) any Incremental Credit Facility Amendment (the consent requirements for which are set forth in Section 2.20), (y) a Refinancing Amendment (the consent requirements for which are set forth in Section 2.21) and (z) an Extension Offer pursuant to Section 2.24, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders or a particular Class of Lenders on substantially the same basis as the Term Loans and Revolving Commitments on the Closing
Date), (v) release all or substantially all of the value of the Guarantees under the Guaranties
(except as provided herein or in the applicable Loan Document), without the written consent of each Lender, (vi) release all or substantially all the Collateral from the Liens of the Security
Documents (except as provided herein or in the applicable Loan Document), without the written consent of each Lender (it being understood that any subordination of a lien permitted hereunder shall not constitute a release of a lien under this Section and the granting of any pari passu liens in connection with the incurrence of debt or the granting of liens otherwise permitted hereunder from time to time (including pursuant to amendments) shall not constitute a release of liens),
(vii) [reserved], (viii) amend, waive or otherwise modify (w) any provision of Section 6.11 or
Section 7.04, (x) solely for purposes of Section 6.11, the definition of “First Lien Net Leverage
Ratio” or any defined term used in such definition, (y) solely for purposes of Section 7.04, the definition of “Cure Right”, “Cure Amount” or any other defined term used in such provisions or
(z) the conditions precedent to any Borrowings or other Credit Event, including issuances of
Letters of Credit, under the Revolving Credit Facility, in each case, without the written consent of the Required Revolving Lenders, (ix) decrease the amount of any mandatory prepayment to be received by the 2024 Term Loan Lenders hereunder in a manner disproportionately adverse to the interests of such Class in relation to the Lenders of any other Class of Term Loans, in each case without the written consent of Lenders holding more than 50% of the 2024 Term Loans, or
(x) in connection with an amendment that addresses solely a re-pricing transaction in which any
Class of Term Loans is refinanced with a replacement Class of term loans bearing (or is modified in such a manner such that the resulting term loans bear) a lower Yield (a “Permitted Repricing
Amendment”), only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as Lenders in respect of the repriced tranche of Term
Loans or modified Term Loans; provided, further, that no such agreement shall directly adversely amend or modify the rights or duties of the Administrative Agent, the Collateral
Agent, the Swingline Lender or the Issuing Banks without the prior written consent of the
Administrative Agent, the Collateral Agent, the Swingline Lender or the Issuing Banks, as the
case may be.  In the event an amendment to this Agreement or any other Loan Document is effected without the consent of the Administrative Agent or the Collateral Agent (to the extent permitted hereunder) and to which the Administrative Agent or the Collateral Agent is not a
party, the Borrower shall furnish a copy of such amendment to the Administrative Agent.
Notwithstanding the foregoing, no Lender consent is required to effect any amendment, modification or supplement to any intercreditor agreement or arrangement permitted under this
Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Incremental Term Loan or Incremental Revolving
Loan, any Additional Debt, any Other Term Loan, Other Revolving Loan or Other Revolving
Commitments, Extended Term Loans, Extended Revolving Loans, or any Term Loan Exchange
Notes and Permitted First Priority Replacement Debt or Permitted Second Priority Replacement
Debt, for the purpose of adding the holders of such Indebtedness (or their senior representative)
as a party thereto and otherwise causing such Indebtedness to be subject thereto, in each case as contemplated by the terms of such intercreditor agreement or arrangement permitted under this
Agreement, as applicable, together with any immaterial changes and other modifications, in each case, in form and substance reasonably satisfactory to the Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations).
(c)In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders (and, to the extent any
Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause
(iv), (ix) or (x) of paragraph (b) of this Section 9.02, the consent of a majority in interest of the outstanding Loans and unused Commitments of such Class) (or, in the case of a consent, waiver or amendment involving directly and adversely affected Lenders, at least 50.1% of such directly and adversely affected Lenders) to such Proposed Change is obtained, but the consent to such
Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section 9.02 being referred to as a “Non-Consenting Lender”), then, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, (i) require such Non-
Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this
Agreement to an assignee that shall assume such obligations (which assignee may be another
Lender, if a Lender accepts such assignment); provided that (a) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), plus, if the Non-Consenting
Lender is a Lender with Term Loans being required to assign Term Loans under this Section
9.02(c) due solely to its failure to waive, postpone or reduce the prepayment premium set forth in
Section 2.11(a), the payment by the assignee of such prepayment premium as if such Term Loans subject to such assignment were subject to a Repricing Transaction, (b) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in clause (b)(ii) of Section 9.04 and (c) such assignee shall have consented to the Proposed

Change or (ii) terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (1) in the case of a Lender (other than an Issuing Bank), repay all Obligations of the
Borrower due and owing to such Lender relating to the Loans and participations held by such
Lender as of such termination date and (2) in the case of an Issuing Bank, repay all Obligations of the Borrower owing to such Issuing Bank relating to the Loans and participations held by such
Issuing Bank as of such termination date and cancel or backstop on terms satisfactory to such
Issuing Bank any Letters of Credit issued by it; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders and terminated Lenders after giving effect hereto) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents.
(d)Notwithstanding anything in this Agreement or any other Loan Document to the contrary, in connection with Section 2.21, this Agreement may be amended (or amended and restated) solely with the written consent of the Administrative Agent, the Holding
Companies, the Borrower and the Lenders providing the relevant Replacement Term Loans (as such term is defined below) to permit the refinancing of all or any portion of any Class of Term
Loans outstanding as of the applicable date of determination (the “Refinanced Term Loans”)
with a replacement term loan tranche hereunder (the “Replacement Term Loans”), provided that
(i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus premiums, accrued interest, fees and expenses in connection therewith, (ii) the Applicable Margin for such Replacement
Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, unless the any such higher Applicable Margin applies after the Term Loan Maturity Date, (iii)
the Weighted Average Life to Maturity and final maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity and final maturity of such Refinanced
Term Loans at the time of such refinancing (without giving effect to nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable
Refinanced Term Loans), (iv) the mandatory prepayment and optional prepayment provisions of the Replacement Term Loans shall not require more than pro rata payments and may permit optional prepayments and mandatory prepayments to be paid in respect of the Term Loans not constituting Refinanced Term Loans, and (v) the covenants, events of default and guarantees shall be not materially more restrictive (taken as a whole) (as determined in good faith by the
Borrower) to the Lenders providing such Replacement Term Loans than the covenants, events of default and guarantees applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants, events of default and guarantees applicable to any period after the maturity date in respect of the Refinanced Term Loans in effect immediately prior to such refinancing.
(e)The Lenders, the Swingline Lender and the Issuing Banks, and all other
Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the
Loan Parties on any Collateral shall, at the sole cost and expense of the Borrower, be automatically released (i) upon the occurrence of the Termination Date of this Agreement,
(ii) upon the sale or other disposition of such Collateral (as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Loan Party, in connection with any other sale or disposition resulting in any Collateral becoming Excluded

Property, or in connection with the designation of any Restricted Subsidiary as an Unrestricted
Subsidiary, in each case, to the extent such sale or other disposition is made in compliance with the terms of this Agreement, (iii) to the extent such Collateral is comprised of property leased to a Loan Party, (iv) if the release of such Lien is approved, authorized or ratified in writing by the
Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 9.02), (v) to the extent such property constitutes Excluded Property or other assets not required to be Collateral pursuant to the applicable Collateral Document (with respect to Holdings and Foreign Subsidiaries), (vi) to the extent the property constituting such
Collateral is owned by any Loan Party, upon the release of such Loan Party from its obligations under the Guaranty (in accordance with the following sentence) to the extent such release of a
Loan Party is made in compliance with the terms of this Agreement and (vii) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the
Collateral Agent pursuant to the Loan Documents.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon
(or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent comprised of Excluded Property or other assets not required to be Collateral pursuant to the applicable Collateral Document (with respect to Holdings and Foreign Subsidiaries) or otherwise released in accordance with the provisions of the Loan Documents.  Additionally, the Lenders, the Issuing Banks, and all other Secured
Parties, hereby irrevocably agree that each Loan Party shall be released from the Guaranty upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary.  The Lenders, the Issuing Banks, and all other Secured Parties, hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Loan Party’s Guarantee under the Guaranty or its Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any
Lender, Issuing Bank or other Secured Party.
(f)No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the
Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Section 9.02(b)(v) or 9.02(b)(vi) or each directly and adversely affected Lender pursuant to Section 9.02(b)(ii) or 9.02(b)(iii), shall, in each case, require the consent of such
Defaulting Lender.
(g)Notwithstanding anything in this Agreement or any other Loan Document to the contrary, in connection with Section 2.24, this Agreement may be amended (or amended and restated) solely with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan

Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.  Further, the LC Sublimit may be increased with the consent of the Required Revolving Lenders, each of the Issuing Banks and the Administrative
Agent.
(h)In connection with the issuance of Replacement Term Loans or any replacement credit facility, then, the Borrower may, at its sole expense and effort, upon notice to any applicable Lender and the Administrative Agent, (i) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations; provided that (a) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the
Borrower (in the case of all other amounts) and (b) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in clause (b)(ii) of
Section 9.04 or (ii) terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (1) in the case of a Lender (other than an Issuing Bank), repay all Obligations of the
Borrower due and owing to such Lender relating to the Loans and participations held by such
Lender as of such termination date and (2) in the case of an Issuing Bank, repay all Obligations of the Borrower owing to such Issuing Bank relating to the Loans and participations held by such
Issuing Bank as of such termination date and cancel or backstop on terms satisfactory to such
Issuing Bank any Letters of Credit issued by it.
(i)Notwithstanding the foregoing, this Agreement and any other Loan
Document may be amended solely with the consent of the Administrative Agent and the
Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to correct or cure (x) ambiguities, errors, omissions or defects, (y) to effect administrative changes of a technical or immaterial nature or (z) incorrect cross-references or similar inaccuracies in this Agreement or the applicable Loan Document.  Guarantees, collateral documents, security documents, intercreditor agreements, and related documents executed in connection with this Agreement may be in a form reasonably determined by the Administrative
Agent or the Collateral Agent, as applicable, and may be amended, modified, terminated or waived, and consent to any departure therefrom may be given by the Administrative Agent or the
Collateral Agent, as applicable, without the consent of any Lender.  The Borrower and the
Administrative Agent may, without the consent of any other Lender, effect amendments to this
Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the
Borrower and the Administrative Agent to effect the provisions of Section 2.20, Section 2.21 and
Section 2.24.
(j)Subject to the provisos of this paragraph, for purposes of any amendment, modification, waiver or consent (other than pursuant to Sections 9.02(b)(i), (ii), (iii), (iv) or any amendment, modification, waiver or consent that directly and adversely affects any Affiliated
Lender in its capacity as a Lender disproportionately in relation to other affected Lenders) under any Loan Document, any Loans held by an Affiliated Lender (other than any Affiliated
Institutional Lender) shall be automatically deemed to be voted in the same proportion as all other Lenders who are not Affiliated Lenders; provided that (a) in the event that any proceeding under the Bankruptcy Code shall be instituted by or against the Borrower, each Affiliated Lender
(other than any Affiliated Institutional Lender) shall acknowledge and agree that they are each
“insiders” under Section 101(31) of the Bankruptcy Code and, as such, the claims associated with the Loans and Commitments owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of Section 1129(a)(10) of the Bankruptcy Code; (b) alternatively, to the extent that the foregoing designation is deemed unenforceable for any reason, each Affiliated Lender (other than any Affiliated Institutional Lender) shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Affiliated
Lenders, except to the extent that any plan of reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such
Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not
Affiliated Lenders and (c) for purposes of this paragraph, for the avoidance of doubt, Affiliated
Lenders shall be deemed to not include Affiliated Institutional Lenders (and the foregoing limitations shall not apply in respect of Affiliated Institutional Lenders).
(k)Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or consent hereunder, in no event shall Affiliated Institutional
Lenders exclusively constitute Required Lenders in and of themselves.
Section 9.03Expenses; Indemnity; Damage Waiver.  (a) The Borrower shall cause to be paid within thirty (30) days after receipt of reasonably detailed documentation therefor, (i) all reasonable and documented out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit, (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the
Collateral Agent, the Issuing Banks, the Closing Date Joint Lead Arrangers, the Joint Lead
Arrangers and the Lenders (and each of their respective Affiliates and controlling persons and other representatives of each of the foregoing and their respective successors (other than
Excluded Affiliates)) (but limited, in the case of legal fees and expenses, to the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent, the Collateral
Agent, the Issuing Banks, the Closing Date Joint Lead Arrangers, the Joint Lead Arrangers, the
Lenders, and other Secured Parties (in addition to, if reasonably necessary, a single local counsel in each relevant jurisdiction, and in the event an actual or perceived conflict of interest arises, one additional primary counsel (plus local counsel in each relevant jurisdiction) to the similarly affected parties (taken as a whole))) in connection with the enforcement or protection of any rights under this Agreement or any other Loan Documents, including rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral
Agent, the Issuing Banks. the Closing Date Joint Lead Arrangers and the Joint Lead Arrangers,
(but limited, in the case of legal fees and expenses, to the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent, the Issuing Banks, the Closing
Date Joint Lead Arrangers and the Joint Lead Arrangers (in addition to a single local counsel in each relevant jurisdiction and, in the event an actual or perceived conflict of interest arises, one additional primary counsel to the similarly affected parties (taken as a whole))) in connection with the syndication, preparation, execution, delivery and administration of the Loan Documents and any amendment, modification or waiver with respect thereto.
(b)Without duplication of the expense reimbursement obligations pursuant to paragraph (a) above, the Borrower shall jointly and severally indemnify the Administrative
Agent, the Collateral Agent, the other Agents, the Closing Date Joint Lead Arrangers, the Joint
Lead Arrangers, the Joint Bookrunners, the Swingline Lender, each of the Issuing Banks, and each Lender (and each of their respective Affiliates and controlling persons and their respective officers, directors, employees, partners, advisors and agents and other representatives of each of the foregoing and their respective successors, each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all reasonable and documented out-of-
pocket costs, actual losses, disputes, claims, damages, investigations, litigation, proceedings actual liabilities and related expenses, excluding in any event lost profits, but (x) limited, in the case of legal fees and expenses, to the reasonable and documented fees, charges and disbursements of a single counsel for the Indemnitees (in addition to one local counsel in each relevant jurisdiction and, in the event an actual or perceived conflict of interest arises, one additional counsel (plus local counsel in each relevant jurisdiction) to the similarly affected
Indemnitees (taken as a whole)) and (y) including those arising from or relating to any actual presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any Subsidiaries or any Environmental Liability related in any way to the Borrower or any Subsidiaries incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan
Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, whether or not any such Indemnitee shall be designated as a party or a potential party thereto and whether or not such matter is initiated by any Holding Company, the Borrower or any of their respective Affiliates or shareholders, and any fees or expenses incurred by Indemnitees in enforcing this indemnity (collectively, the
“Indemnified Liabilities”); provided that, no Indemnitee will be indemnified (a) for its (or any of its Related Parties) willful misconduct, bad faith or gross negligence (to the extent determined in a final non-appealable order of a court of competent jurisdiction), (b) for its (or any of its Related
Parties) material breach of its obligations under the Loan Documents (to the extent determined in a final non-appealable order of a court of competent jurisdiction), (c) for any dispute among
Indemnitees that does not involve an act or omission by any Holding Company, the Borrower or any Restricted Subsidiary (other than any claims against an Agent, a Closing Date Joint Lead
Arranger, a Joint Lead Arranger or a Joint Bookrunner in their capacity as such and subject to clause (a) above) or (d) any settlement effected without the Borrower’s prior written consent, but if settled with the Borrower’s prior written consent (not to be unreasonably withheld or delayed)
or if there is a final judgment against an Indemnitee in any such proceedings, the Borrower will indemnify and hold harmless each Indemnitee from and against any and all actual losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section.

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Swingline Lender or the Issuing
Banks under paragraph (a) or (b) of this Section, and without limiting the Borrower’s obligation to do so, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent,
the Swingline Lender, or the Issuing Banks, as the case may be, such Lender’s pro rata share
(determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Swingline Lender or any Issuing
Bank in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon (i) in the case of unpaid amounts owing to the Administrative Agent, its share of the aggregate Revolving Exposures and unused Revolving Commitments at the time, (ii)
in the case of unpaid amounts owing to the Administrative Agent, its share of the outstanding
Term Loans and unused Term Commitments at the time and (iii) in the case of unpaid amounts owing to any Issuing Bank in respect of any Letter of Credit, its share of the aggregate Revolving
Exposure and unused Revolving Commitments at such time.  The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).
(d)To the extent permitted by applicable law, none of the Holding
Companies, the Borrower, any Agent, any Lender, the Swingline Lender, any Issuing Bank, any
other party hereto or any Indemnitee shall assert, and each such Person hereby waives and releases, any claim against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement)
arising out of, in connection with, as a result of, or in any way related to, this Agreement or any or any agreement or instrument contemplated hereby or referred to herein, the use or proposed used of the proceeds thereof, the transactions contemplated hereby or thereby, or any act or omission or event occurring in connection therewith, and each such Person further agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that the foregoing shall in no event limit the
Borrower’s indemnification obligations under clause (b) above.
(e)In case any proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Borrower of the commencement of any proceeding; provided, however, that the failure to do so will not relieve the Borrower from any liability that it may have to such
Indemnitee hereunder, except to the extent that the Borrower is materially prejudiced by such failure.
(f)Notwithstanding anything to the contrary in this Agreement, no party hereto or any Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online), in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of this Agreement or the other Loan Documents by, such
Indemnitee (or its officers, directors, employees, Related Parties or Affiliates).
(g)Except to the extent otherwise expressly provided herein, all amounts due under this Section 9.03 shall be payable within thirty (30) days after receipt by the Borrower of reasonably detailed documentation therefor.
(h)This Section 9.03 shall not apply to Taxes, except for Taxes which represent costs, losses, claims, etc. with respect to a non-Tax claim.
Section 9.04Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby
(including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) except as otherwise permitted herein, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer by the Borrower without such consent shall be null and void)
and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04 (and any attempted assignment or transfer by such Lender otherwise shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of
Credit), Participants (solely to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative
Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the express conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably conditioned, withheld or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required for (x) an assignment of (i) all or any portion of a Revolving Loan or Revolving
Commitment to a Revolving Lender and (ii) all of any portion of a Term Loan to a Lender, an
Affiliate of a Lender or an Approved Fund (as defined below), or (y) if an Event of Default under
Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and is continuing, any other assignee, and provided that the Borrower shall be deemed to have consented to any such assignment of
Term Loans unless the Borrower shall object thereto by written notice to the Administrative
Agent within ten (10) Business Days after a Responsible Officer of the Borrower having received written notice thereof, (B) the Administrative Agent; provided that no consent of the
Administrative Agent shall be required for an assignment of all or any portion of a Term Loan or
Term Commitment to a Lender, an Affiliate of a Lender, any Affiliated Lender or an Approved
Fund (or any Holding Company, the Borrower or each other Restricted Subsidiary) or pursuant to Section 2.11(i) and (C) in the case of any assignment of a Revolving Commitment, each of the
Issuing Banks and the Swingline Lender; provided that no consent of any Issuing Bank or the
Swingline Lender shall be required for any assignment of a Term Loan.
(ii)Assignments shall be subject to the following additional express conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or to an Affiliated Lender (or any Holding Company, the Borrower or
each other Restricted Subsidiary), or pursuant to Section 2.11(i), an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption (or Affiliated
Lender Assignment and Assumption Agreement) with respect to such assignment is delivered to the Administrative Agent) shall be in an amount of an integral multiple of
$1,000,000, in the case of a Term Commitment or Term Loan, or $5,000,000, in the case of a Revolving Loan or Revolving Commitment, unless the Borrower and the
Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of
Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and is continuing,
(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or
Loans, (C) the parties to each assignment shall (1) execute and deliver to the
Administrative Agent an Assignment and Assumption (or Affiliated Lender Assignment
and Assumption Agreement), via an electronic settlement system acceptable to the
Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and
Assumption (or Affiliated Lender Assignment and Assumption Agreement), together with a processing and recordation fee of $3,500 (which fee (x) may be waived or reduced in the sole discretion of the Administrative Agent and (y) shall be waived with respect to assignments by GS Bank); provided that assignments made pursuant to Section 2.19,
Section 9.02(c) or Section 9.02(h) shall not require the signature of the assigning Lender to become effective and (D) the assignee, if it shall not be a Lender or Affiliated Lender
(or any Holding Company, the Borrower or each other Restricted Subsidiary), shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee designates one or more credit contacts to whom all syndicate-level information
(which may contain material non-public information about the Loan Parties and their
Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and any tax forms required by Section
2.17(e).
For purposes of paragraph (b) of this Section, the term “Approved Fund” has the following meaning:

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (i) such Lender, (ii) an Affiliate of such Lender or (iii) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(v)
of this Section, from and after the effective date specified in each Assignment and
Assumption (or Affiliated Lender Assignment and Assumption Agreement), the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such
Assignment and Assumption (or Affiliated Lender Assignment and Assumption
Agreement), have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such
Assignment and Assumption (or Affiliated Lender Assignment and Assumption
Agreement), be released from its obligations under this Agreement (and, in the case of an
Assignment and Assumption (or Affiliated Lender Assignment and Assumption
Agreement) covering all of the assigning Lender’s rights and obligations under this
Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.17 and Section 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid).
(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and
Assumption (or Affiliated Lender Assignment and Assumption Agreement) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the
Commitment of, and principal and related interest amounts of the Loans and LC
Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the
“Register”).  The entries in the Register shall be conclusive absent manifest error, and the
Holding Companies, the Borrower, the Administrative Agent, the Issuing Banks and the
Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the
Issuing Banks and, with respect to its own interests only, any Lender, at any reasonable time and from time to time upon reasonable prior notice.  This Section 9.04(b)(iv) shall be construed so that the Loans and unreimbursed LC Disbursements are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and
881(c)(2) of the Code.
(v)Upon its receipt of a duly completed Assignment and Assumption (or
Affiliated Lender Assignment and Assumption Agreement) executed by an assigning
Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e), as applicable (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section (to the extent required) and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption (or Affiliated Lender Assignment and Assumption Agreement) and
record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(vi)The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or Affiliated Lender Assignment and Assumption
Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the
Federal Electronic Signatures in Global and National Commerce Act, the New York State
Electronic Signatures and Records Act or any other similar state laws based on the
Uniform Electronic Transactions Act.
(vii)Notwithstanding anything to the contrary contained in this Agreement, but subject in all respects to the last paragraph of this Section 9.04(b), any assignment pursuant to this Section 9.04 by a Lender of its Loans or Commitments to any Affiliated
Lender or any Holding Company, Borrower or each other Restricted Subsidiary (and, in the case of clause (D)(I) below, to any Affiliated Institutional Lender) (it being understood that with respect to purchases pursuant to Section 2.11(i), this Section shall not be applicable) shall be subject to the following additional conditions:
(A)the assigning Lender and Affiliated Lender purchasing such
Lender’s Loans and/or Commitments shall execute and deliver to the
Administrative Agent an Affiliated Lender Assignment and Assumption
Agreement;
(B)any Loans or Commitments acquired by any Holding Company, the Borrower or any other Restricted Subsidiary (x) no Default or Event of
Default shall have occurred and be continuing at the time of and immediately after giving effect to the acquisition of such Loans and (y) shall be retired and cancelled immediately upon the acquisition thereof;
(C)each Affiliated Lender hereby agrees that notwithstanding anything to the contrary herein, it may not (A) attend (including by telephone) any meeting or discussions (or portion thereof) among any Agent or any Lender to which representatives of the Borrower are not invited or then present, or (B) have access to the Platform or receive any information or material prepared by any
Agent or any Lender or any communication by or among any Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant hereto);

(D)(I) Revolving Commitments and Revolving Loans may not be
assigned to any Affiliated Lenders, any Holding Company, the Borrower or any
other Restricted Subsidiary, or Affiliated Institutional Lenders or Persons who
will become Affiliated Lenders or Affiliated Institutional Lenders upon completion of the relevant assignment, and no Affiliated Lender, any Holding
Company, the Borrower or any other Restricted Subsidiary or Affiliated
Institutional Lenders or Person who will become an Affiliated Lender or an
Affiliated Institutional Lender upon completion of the relevant assignment shall be permitted to purchase any Revolving Commitments or Revolving Loans, (II)
no proceeds of Revolving Commitments or Revolving Loans may be used by any
Affiliated Lender or Person who will become an Affiliated Lender upon completion of the relevant assignment or by any Holding Company, the Borrower or each other Restricted Subsidiary to effect any permitted assignments to it or purchase such commitments or loans, (III) the maximum aggregate principal amount of Term Loans and Commitments held by all Affiliated Lenders at the time of the proposed assignment (after giving effect thereto) may not exceed 25%
of the aggregate principal amount of Term Loans then outstanding and (IV)
without limiting the foregoing, Affiliated Lenders and Persons who will become
Affiliated Lenders upon completion of the relevant assignment may (but are not required to) acquire Term Loans through Auctions conducted pursuant to Section
2.11(i) as if it were an Auction Party thereunder (provided that Term Loans acquired by Affiliated Lenders and Persons who will become Affiliated Lenders upon completion of the relevant assignment through an Auction do not need to be canceled in accordance with Section 2.11(i) unless contributed to the Borrower in accordance with subsection (E) below);
(E)any Affiliated Lender may, with the consent of the Borrower and with written notice to the Administrative Agent, contribute any of its Term Loans to Holdings, the Borrower or any of their respective Restricted Subsidiaries and, to the extent agreed with the Borrower, may in return receive loans or Qualified
Equity Interests of any Holding Company (to the extent not constituting a Change in Control) or, the extent not prohibited to be issued pursuant to Article VI hereunder, Holdings, the Borrower or any of its Restricted Subsidiaries.  Any
Term Loans so contributed pursuant to this subsection shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by the Borrower), for all purposes of this
Agreement and all other Loan Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this
Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document.  In connection with any Term Loans so cancelled pursuant to this subsection, the
Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.  Any gains from the cancellation of such Term

Loans shall not increase the Available Amount, Consolidated EBITDA or Excess
Cash Flow for any purpose hereunder.  The cancellations contemplated by this subsection shall be deemed to be voluntary prepayments by the Borrower pursuant to Section 2.11(a), and the principal amount of any such Term Loans so cancelled shall be applied to the Term Loans of the Lender from whom they were purchased as directed by the Borrower; and
(F)none of the Borrower, any Sponsor nor any of their respective
Affiliates shall be required to make any representation that it is not in possession of material nonpublic information with respect to Holdings, the Borrower, any of their respective subsidiaries or their respective securities.
(viii)Notwithstanding the foregoing, (i) in no event shall the Administrative
Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an
Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders, (ii) in no event shall any
Affiliated Institutional Lender be required to comply with (or otherwise be subject to) the terms of this clause (vii) and (iii) no Affiliated Lender shall be required to make a representation that it is not in possession of material nonpublic information with respect to Holdings, the Borrower, any of their respective Subsidiaries or their respective securities.  Each Affiliated Lender (other than any Affiliated Institutional Lenders) agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days)
if it acquires any Person who is also a Lender, and each Lender agrees to notify the
Administrative Agent promptly (and in any event within 10 Business Days) if it becomes an Affiliated Lender (other than any Affiliated Institutional Lenders).  Such notice shall contain the type of information required and be delivered to the same addressee as set forth in an Affiliated Lender Assignment and Assumption Agreement.
(c)Any Lender may, without the consent of the Borrower, the Sponsors, the
Administrative Agent, the Swingline Lender or the Issuing Banks, sell participations to any
Person (other than a natural person, Holdings and its Subsidiaries, an Affiliated Institutional
Lender, any Defaulting Lender, any Excluded Affiliate or any Disqualified Lender) (a
“Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement
(including all or a portion of its Commitment and the Loans owing to it); provided that (A) such
Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C)
the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Person shall not be entitled to exercise any rights of a Lender under the Loan Documents.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the

Participant, agree to any amendment, modification or waiver described in clause (ii), (iii), (iv),
(v), (vi) or (vii) of the first proviso to Section 9.02(b) that directly or adversely affects such
Participant.  Subject to the paragraph below, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15 and Section 2.17 (subject to the limitations and requirements of such Sections, including Section 2.17(e) (it being understood that the documentation required under Section 2.17(e) shall be delivered to the participating Lender) and
Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the
“Participant Register”); provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Loan Document)
to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any Loans are in registered form for U.S. federal income tax purposes.  The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each person whose name is recorded in the
Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  This Section shall be construed so that the Loan
Documents are at all times maintained in “registered form” within the meaning of Sections
163(f), 871(h)(2) and 881(c)(2) of the Code.
A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section
2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent the right to a greater payment results from a Change in Law after the Participant becomes a Participant or the sale of the participation to such Participant is made with the Borrower’s prior written consent.
(d)Any Lender may, without the consent of the Borrower or the
Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank and including any pledge or assignment to any holders of obligations owed, or securities issued, by such
Lender (including to any trustee for, or any other representative of, such holders) (such holders, each a “Lender Financing Source”), and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)Notwithstanding anything to the contrary contained herein, any Lender (a
“Granting Lender”) may grant to a special purpose funding vehicle organized and administered by such Granting Lender (an “SPV”), identified as such in writing from time to time by the
Granting Lender to the Administrative Agent and the Borrower, the option to provide to the
Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any
State thereof; provided that each Lender designating any SPV hereby agrees to indemnify and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPV during such period of forbearance.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may
(i) with notice to, but without the prior written consent of, the Borrower and the Administrative
Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent), other than Disqualified Lenders, providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and
(ii) subject to Section 9.13, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV other than any Disqualified Lender.  The
Borrower agrees that each SPV shall be entitled to the benefits of Section 2.15 and Section 2.17
(subject to the limitations and requirements of such Sections, including Section 2.17(e), and
Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04.  An SPV shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Granting Lender would have been entitled to receive with respect to the interest granted to such SPV, except to the extent the right to a greater payment results from a Change in Law after the date of the grant to such
SPV, or the grant to such SPV is made with the Borrower’s prior written consent.
(f)No such assignment shall be made (A) to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), or (B) to a natural person.
(g)In connection with any assignment of rights and obligations of any
Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other express conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender
hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable
Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(h)Disqualified Lenders. Notwithstanding anything to the contrary herein, the
Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to
Disqualified Lenders.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
(i)The Borrower may require any Lender to assign its Loans and
Commitments in accordance with Section 2.21.
Section 9.05Survival.  All representations and warranties made by the Loan
Parties herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan
Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the
Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any
Default or incorrect representation or warranty at the time any credit is extended hereunder.
Section 9.06Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Holding Companies, the Borrower, the
Administrative Agent, nor any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission (including Adobe pdf file) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor
Relief Laws, as determined in good faith by the Administrative Agent or the Issuing Banks, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 9.08Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank (and each of their respective Affiliates) is hereby authorized at any time and from time to time, after obtaining the prior written consent of the
Administrative Agent and the Required Lenders, to set off and apply any and all deposits
(general or special, time or demand, provisional or final, in whatever currency, but not any tax accounts, trust accounts, withholding or payroll accounts) at any time held and other obligations
(in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement held by such Lender or such Issuing Bank, but only to the extent then due and payable; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the
Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (ii) the
Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and each of the Issuing Banks under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such
Issuing Bank may have.  Each Lender and each of the Issuing Banks agree promptly to notify the
Borrower and the Administrative Agent of such setoff and application made by such Lender or
Issuing Bank; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 9.08.  None of any Agent, any
Lender or any Issuing Bank shall be under any obligation to marshal any assets in favor of any
Loan Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Loan Party makes a payment or payments to Administrative Agent, Issuing Bank or Lenders (or to Administrative Agent, on behalf of Lenders or Issuing Bank), or any Agent,
Issuing Bank or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 9.09Governing Law; Jurisdiction; Consent to Service of Process.
(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state; provided, however, that the laws of the State of Delaware shall govern in determining (1) the interpretation of a Parent Material Adverse Effect and whether an Parent Material Adverse Effect shall have occurred, (2) the accuracy of any Specified Recapitalization Agreement Representation and
whether as a result of any inaccuracy thereof the Borrower or any Affiliate thereof has the right
(without regard to any notice requirement) to terminate its obligations under the Recapitalization
Agreement and (3) whether the Closing Date Recapitalization has been consummated in accordance with the terms of the Recapitalization Agreement (in each case, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware).
(b)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New
York sitting in New York County and of the United States District Court of the Southern District
of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document (other than with respect to any Security Document to the extent expressly provided otherwise therein), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court
(other than with respect to any Security Document to the extent expressly provided otherwise therein).  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Notwithstanding the foregoing, nothing in any Loan Document shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may
otherwise have to bring any action or proceeding relating to any Loan Document against the
Holding Companies, the Borrower or their respective property in the courts of any jurisdiction.
(c)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section 9.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.10WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT

IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR
INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE
TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT,
TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO
REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS
REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD
NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER
AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE
BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS,
THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
Section 9.11Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12Confidentiality.  Each of the Administrative Agent, the other
Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the
Information (as defined below), except that Information may be disclosed (a) to its and its
Affiliates’ directors, trustees, officers, employees and agents, including accountants, legal counsel, other advisors, and any numbering, administration or settlement service providers on a
“need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such
Information confidential, provided that the relevant Lender shall be responsible for such compliance and non-compliance), (b) to the extent requested by any regulatory authority
(including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that prior notice shall have been given to the Borrower, to the extent practicable and permitted by applicable laws or regulations other than with respect to ordinary course filings, (d) to any other party to this
Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, in each case, except to any Excluded Affiliate or Disqualified
Lender, or (ii) any actual or prospective Lender Counterparty to any Secured Swap Agreement
relating to any Loan Party and its obligations under the Loan Documents, in each case, except to any Excluded Affiliate or Disqualified Lender, (g) with the written consent of the Borrower, (h)
to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any other Agent, an Issuing
Bank or any Lender on a nonconfidential basis from a source other than the Borrower (provided that the source is not actually known (after due inquiry) by such disclosing party or other confidentiality obligations owed to the Borrower or its Affiliates, to be bound by an agreement containing provisions substantially the same as those contained in this confidentiality provision),
(i) on a confidential basis to (x) any rating agency in connection with rating the Borrower or the facilities hereunder or (y) the CUSIP Service Bureau, Clearpar or Loanserv or any similar agency in connection with the issuance and monitoring of CUSIP numbers, settlement of assignments or other general administrative functions with respect to the facilities or (j) to any Lender Financing
Source (it being understood that such Lender Financing Source to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such
Information confidential, provided that the applicable Lender shall be responsible for such compliance and non-compliance or (k) to industry trade organizations where such information with respect to the Credit Facilities is customarily included in league table measurements).  For the purposes of this Section the term “Information” means all information received from or on behalf of the Borrower relating to Holdings, the Borrower or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the
Administrative Agent, any other Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower.  Any Person required to maintain the confidentiality of
Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each Lender acknowledges that Information furnished to it pursuant to this
Agreement may include material non-public information concerning the Loan Parties and their respective Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All Information, including requests for waivers and amendments, furnished by the
Borrower or the Administrative Agent pursuant to, or in the course of administering, this
Agreement will be syndicate-level Information, which may contain material non-public information about the Loan Parties and their respective Related Parties or their respective securities.  Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive
Information that may contain material non-public information in accordance with its compliance procedures and applicable law.
Section 9.13Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC
Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively, the
“Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or LC
Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disbursement or participation therein but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or LC Disbursement or participation therein or periods shall be increased (but not above the Maximum Rate therefor)

until such cumulated amount, together with interest thereon at the NYFRB to the date of repayment, shall have been received by such Lender.
Section 9.14USA Patriot Act.  Each Lender and each of the Issuing Banks that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot
Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender, such Issuing Bank or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Patriot Act and Beneficial Ownership Regulations.
Section 9.15Direct Website Communication.  The Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as
“Communications”), by (i) posting such documents, or providing a link thereto, on the
Borrower’s website, (ii) such documents being posted on the Borrower’s behalf on an Internet or
Intranet website, if any, to which the Administrative Agent has access (whether a commercial third-party website or a website sponsored by the Administrative Agent) or (iii) by transmitting the Communications in an electronic/soft medium to the Administrative Agent at an email address provided by the Administrative Agent from time to time; provided that (i) promptly following written request by the Administrative Agent, the Borrower shall continue to deliver paper copies of such documents to the Administrative Agent for further distribution to each
Lender until a written request to cease delivering paper copies is given by the Administrative
Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the
Administrative Agent of the posting of any such documents.  Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
Nothing in this Section 9.15 shall prejudice the right of the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Loan
Document in any other manner specified in such Loan Document.
The Administrative Agent agrees that the receipt of the Communications by the Administrative
Agent at its e-mail address in Section 9.01 shall constitute effective delivery of the
Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees (A) to notify the
Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.  Unless the
Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-
mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-
mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
Each of the Borrower, the Administrative Agent and each of the Issuing Banks may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and each of the Issuing Banks.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
Section 9.16Intercreditor Agreement Governs.
(a)Each Lender and Agent (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement entered into pursuant to the terms hereof, including, without limitation, the Second Lien Intercreditor Agreement, (b)
hereby authorizes and instructs the Collateral Agent to enter into the Second Lien Intercreditor
Agreement and any other intercreditor agreement entered into pursuant to the terms hereof and to subject the Liens securing the Secured Obligations to the provisions thereof and (c) hereby authorizes and instructs the Collateral Agent to enter into any intercreditor agreement that includes, or to amend any than existing intercreditor agreement to provide for, the terms described in the definition of the terms “Additional Debt,” “Permitted First Priority Replacement
Debt”, “Permitted Second Priority Replacement Debt” or “First Lien Senior Secured Note”, as
applicable, or as otherwise provided for by the terms of this Agreement, including any Pari Passu
Intercreditor Agreement or Second Lien Intercreditor Agreement.
(b)Notwithstanding anything to the contrary in this Agreement or in any other Loan Document:  (a) the Liens granted to the Collateral Agent in favor of the Secured
Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the Second Lien Intercreditor Agreement, (b) in the event of any conflict between the express terms and provisions of this Agreement or any other
Loan Document, on the one hand, and of the Second Lien Intercreditor Agreement, on the other hand, the terms and provisions of the Second Lien Intercreditor Agreement shall control, and (c)
each Lender and, by its acceptance of the benefit of the Security Documents, each other Loan
Party, authorizes the Administrative Agent and/or the Collateral Agent to execute the Second
Lien Intercreditor Agreement on behalf of such Lender, and such Lender agrees to be bound by the terms thereof.

Section 9.17Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with the normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the
Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the
“Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or the relevant Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or the relevant Lender may in accordance with the normal banking procedures purchase the Agreement Currency with the Judgment Currency.
If the amount of the Agreement Currency so purchased is less than the sum originally due to the
Administrative Agent or such Lender from the Borrower in the Agreement Currency, the
Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, or the Person to whom such obligation was owing against such loss.
If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such
Lender agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
Section 9.18No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the other Agents, the Closing Date Joint Lead Arrangers, the Joint Lead Arrangers and the Joint
Bookrunners and the making of the Loans and Commitments by the Lenders are arm’s-length commercial transactions between the Borrower and its respective Affiliates, on the one hand, and the Administrative Agent, the other Agents, the Lenders the Closing Date Joint Lead Arrangers
and the Joint Lead Arrangers and the Joint Bookrunners, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and express conditions of the transactions contemplated hereby and by the other
Loan Documents; (ii) (A) the Administrative Agent, each other Agent, each Closing Date Joint
Lead Arranger, each Joint Lead Arranger, each Joint Bookrunner and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the
Borrower or any of its respective Affiliates, or any other Person and (B) none of the
Administrative Agent, any other Agent, any Closing Date Joint Lead Arranger, any Joint Lead
Arranger, any Joint Bookrunner, or any Lender has any obligation to the Borrower or any of their
Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the other
Agents, the Closing Date Joint Lead Arrangers, the Joint Lead Arrangers, the Joint Bookrunners,

the Lenders, and the respective Affiliates of each of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its
Affiliates, and none of the Administrative Agent, any other Agent, any Closing Date Joint Lead
Arrangers, any Joint Lead Arrangers, any Joint Bookrunner or any Lender has any obligation to disclose any of such interests to the Borrower or any of its Affiliates.  To the fullest extent permitted by law, the Borrower hereby agrees not to assert any claims that it may have against the Administrative Agent, the other Agents, the Closing Date Joint Lead Arrangers, the Joint
Lead Arrangers, the Joint Bookrunners or the Lenders with respect to any alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 9.19Acknowledgement and Consent to Bail-In of Affected Financial
Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial
Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 9.20Acknowledgement Regarding Any Supported QFCs.
(a)To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC
Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal
Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act
(together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the
State of New York or of the United States or any other state of the United States):
(b)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered
Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such
Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported
QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such
QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit
Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the
Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the
United States.
(c)As used in this Section 9.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

EXHIBIT B
AMENDED AND RESTATED SCHEDULES 3.05, 3.13, 6.01, 6.02, 6.04, 6.05 AND 6.07